    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2000.



                                                      REGISTRATION NO. 333-42310

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                   EGL, INC.

             (Exact name of registrant as specified in its charter)

              TEXAS                              4731                            76-0094895
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)            Identification No.)

                              15350 VICKERY DRIVE
                              HOUSTON, TEXAS 77032
                                 (281) 618-3100
              (Address, including ZIP code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 JAMES R. CRANE
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                           AND CHAIRMAN OF THE BOARD
                                   EGL, INC.
                              15350 VICKERY DRIVE
                              HOUSTON, TEXAS 77032
                                 (281) 618-3100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

                  GENE J. OSHMAN                                      JOHN F. SEEGAL
                  JOHN D. GEDDES                                        MARIA GRAY
                BAKER BOTTS L.L.P.                          ORRICK, HERRINGTON & SUTCLIFFE LLP
               3000 ONE SHELL PLAZA                                 400 SANSOME STREET
            HOUSTON, TEXAS 77002-4995                        SAN FRANCISCO, CALIFORNIA 94111
                  (713) 229-1234                                      (415) 392-1122

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 9, 2000


[EGL LOGO]                                                         [CIRCLE LOGO]


                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

    EGL, Inc. and Circle International Group, Inc. have agreed on a merger transaction involving our two companies. We believe the merger will create a global leader in the domestic and international transportation, logistics and customs brokerage businesses. Before we can complete the merger, we must obtain the approval of our companies' stockholders. We are sending you this joint proxy statement/prospectus to ask you to vote in favor of the merger transaction and related matters.


    In the merger, stockholders of Circle will be entitled to receive one EGL common share in return for each Circle common share they currently own. Outstanding EGL common shares will remain unchanged in the merger. When the merger is completed, EGL stockholders will own approximately 62% and former Circle stockholders will own approximately 38% of the combined company's outstanding shares. As a result of the merger, Circle will become a wholly owned subsidiary of EGL. The EGL common shares, including the EGL common shares issued to stockholders of Circle as a result of the merger, will continue to be listed on the Nasdaq National Market under the trading symbol "EAGL."


    Circle will hold a special meeting of its stockholders to consider and vote on the merger proposal. EGL will hold a special meeting of its stockholders to consider and vote on four proposals. The first proposal is to approve the issuance of EGL common shares to Circle stockholders. The second proposal is to increase the authorized number of EGL common shares from 100,000,000 to 200,000,000. The third proposal is to approve an amendment to EGL's long-term incentive plan to increase the number of shares authorized for issuance under the plan by 3,000,000 shares. The fourth proposal is to approve an amendment to EGL's employee stock purchase plan to increase the number of shares authorized for issuance under the plan by 250,000 shares. Completion of the merger requires Circle stockholder approval of the merger proposal and EGL stockholder approval of the first proposal.

    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your special meeting, please take the time to vote by completing the enclosed proxy card and mailing it to us. The dates, times and places of the stockholders' meetings are as follows:


           FOR EGL STOCKHOLDERS:                     FOR CIRCLE STOCKHOLDERS:
        Monday, September 18, 2000                 Wednesday, September 20, 2000
          11:00 a.m., local time                      10:30 a.m., local time
          Corporate Headquarters                      Corporate Headquarters
            15350 Vickery Drive                         260 Townsend Street
           Houston, Texas 77032                   San Francisco, California 94107


    This joint proxy statement/prospectus gives you detailed information about the merger we are proposing, and it includes our merger agreement as Annex A. You can get more information about our companies from publicly available documents we have filed with the Securities and Exchange Commission. We encourage you to read carefully this entire document, including all its annexes, and WE ESPECIALLY ENCOURAGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 13.

    WE ENTHUSIASTICALLY SUPPORT THIS COMBINATION OF OUR COMPANIES, AND JOIN WITH THE OTHER MEMBERS OF OUR BOARDS OF DIRECTORS IN RECOMMENDING THAT YOU VOTE FOR THE MERGER AND ALL OF THE RELATED PROPOSALS.


/s/ JAMES R. CRANE                               /s/ PETER GIBERT
James R. Crane                                   Peter Gibert
President, Chief Executive Officer and           Interim Chairman and Chief Executive Officer
Chairman                                         Circle International Group, Inc.
EGL, Inc.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED AUGUST   , 2000, AND IS BEING
FIRST MAILED TO STOCKHOLDERS ON OR ABOUT AUGUST   , 2000.

                                 [CIRCLE LOGO]

                        CIRCLE INTERNATIONAL GROUP, INC.
                              260 TOWNSEND STREET
                        SAN FRANCISCO, CALIFORNIA 94107

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 20, 2000


To the Stockholders of Circle International Group, Inc.:


     A special meeting of stockholders of Circle International Group, Inc. will be held on Wednesday, September 20, 2000, at 10:30 a.m., local time, at Circle's corporate headquarters, 260 Townsend Street, San Francisco, California, for the following purposes:


     - To consider and vote on a proposal to approve and adopt the merger agreement among EGL, Inc., EGL Delaware I, Inc., which is a newly formed, wholly owned subsidiary of EGL, and Circle, and the transactions contemplated by the merger agreement, including the merger.

     - To transact any other business that may properly be brought before the special meeting and any adjournments or postponements thereof.


     Holders of record of Circle common shares at the close of business on August 2, 2000 will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting. A list of Circle stockholders entitled to vote will be available for inspection at Circle's headquarters during ordinary business hours for the ten-day period before the special meeting.


     THE CIRCLE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT ARE FAIR TO AND IN THE BEST INTERESTS OF CIRCLE AND ITS STOCKHOLDERS. ACCORDINGLY, THE CIRCLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, AT THE SPECIAL MEETING.

     Please take the time to vote by completing and mailing the enclosed proxy card. A postage-prepaid envelope has been provided for your convenience. If your shares are held in "street name" at a brokerage firm, you must instruct your broker how to vote your shares.

     IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR CIRCLE COMMON SHARES WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU DO NOT RETURN YOUR CARD, OR IF YOU DO NOT INSTRUCT YOUR BROKER HOW TO VOTE ANY CIRCLE COMMON SHARES HELD FOR YOU IN "STREET NAME," YOUR CIRCLE COMMON SHARES WILL NOT BE VOTED AT THE SPECIAL MEETING, AND THIS WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER.

     REGARDLESS OF THE NUMBER OF CIRCLE COMMON SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

                                          By Order of the Board of Directors


                                          /s/ ROBERT H. KENNIS

                                          Robert H. Kennis
                                          Senior Vice President, Secretary and
                                          General Counsel

San Francisco, California

August 9, 2000


         PLEASE DO NOT SEND ANY CIRCLE STOCK CERTIFICATES AT THIS TIME.

                                   [EGL LOGO]

                                   EGL, INC.
                              15350 VICKERY DRIVE
                              HOUSTON, TEXAS 77032

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 18, 2000


To the Stockholders of EGL, Inc.:


    A special meeting of stockholders of EGL, Inc. will be held on Monday, September 18, 2000, at 11:00 a.m., local time, at EGL's corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas, for the following purposes:


    - To consider and vote on a proposal to approve the issuance of EGL common shares to be received by stockholders of Circle International Group, Inc. pursuant to the merger agreement among Circle, EGL and a newly formed EGL subsidiary.

    - To consider and vote on a proposal to approve an amendment to EGL's second amended and restated articles of incorporation to increase the authorized number of EGL common shares from 100,000,000 to 200,000,000.

    - To consider and vote on a proposal to amend EGL's long-term incentive plan to increase the number of shares authorized for issuance under the plan by 3,000,000 shares.

    - To consider and vote on a proposal to amend EGL's employee stock purchase plan to increase the number of shares authorized for issuance under the plan by 250,000 shares.

    - To transact any other business that may properly be brought before the special meeting and any adjournments or postponements thereof.


    Holders of record of EGL common shares at the close of business on August 2, 2000 will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting. A list of EGL stockholders entitled to vote will be available for inspection at EGL's headquarters during ordinary business hours for the ten-day period before the special meeting.


    THE EGL BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT ARE FAIR TO AND IN THE BEST INTERESTS OF EGL AND ITS STOCKHOLDERS. THE EGL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AT THE SPECIAL MEETING TO APPROVE THE ISSUANCE OF EGL COMMON SHARES TO CIRCLE STOCKHOLDERS, THE AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, THE AMENDMENT TO EGL'S LONG-TERM INCENTIVE PLAN AND THE AMENDMENT TO EGL'S EMPLOYEE STOCK PURCHASE PLAN.

    Please take the time to vote by completing and mailing the enclosed proxy card. A postage-prepaid envelope has been provided for your convenience if you wish to vote by mail. If your shares are held in "street name" at a brokerage firm, you must instruct your broker how to vote your shares.

    IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR EGL COMMON SHARES WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU DO NOT RETURN YOUR CARD, OR IF YOU DO NOT INSTRUCT YOUR BROKER HOW TO VOTE ANY EGL COMMON SHARES HELD FOR YOU IN "STREET NAME," YOUR EGL COMMON SHARES WILL NOT BE VOTED AT THE SPECIAL MEETING.

    REGARDLESS OF THE NUMBER OF EGL COMMON SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

                                            By Order of the Board of Directors


                                            /S/ MICHAEL D. SLAUGHTER

                                            Michael D. Slaughter
                                            Vice President and Secretary
Houston, Texas

August 9, 2000


                 PLEASE DO NOT SEND ANY EGL STOCK CERTIFICATES.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE. SEE "WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE" BEGINNING ON PAGE 109 FOR A LISTING OF DOCUMENTS INCORPORATED BY REFERENCE. EGL DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST DIRECTED TO MICHAEL D. SLAUGHTER, VICE PRESIDENT OF INVESTOR RELATIONS AND SECRETARY, EGL, INC., 15350 VICKERY DRIVE, HOUSTON, TEXAS 77032, TELEPHONE (281) 618-3428, INVESTORS@EAGLEGL.COM. CIRCLE DOCUMENTS ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, UPON REQUEST DIRECTED TO CIRCLE INTERNATIONAL GROUP, INC., 260 TOWNSEND STREET, SAN FRANCISCO, CALIFORNIA 94107, TELEPHONE (415) 978-0551, INVESTORS@CIRCLEINTL.COM. TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST BY EGL STOCKHOLDERS SHOULD BE MADE BY SEPTEMBER 11, 2000 AND ANY REQUEST BY CIRCLE STOCKHOLDERS SHOULD BE MADE BY SEPTEMBER 13, 2000. THE EXHIBITS TO THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.


                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE
  MERGER...............................    1
SUMMARY................................    3
SELECTED HISTORICAL AND UNAUDITED PRO
  FORMA FINANCIAL INFORMATION..........    9
  Circle Selected Historical Financial
     Information.......................    9
  EGL Selected Historical Financial
     Information.......................   10
  Unaudited Pro Forma Condensed
     Combined Summary Financial
     Information.......................   11
UNAUDITED COMPARATIVE PER SHARE DATA...   12
RISK FACTORS...........................   13
  Risks Relating to the Merger.........   13
     The value of the EGL common shares
       to be received in the merger
       will fluctuate..................   13
     The price of EGL common shares may
       decline as a result of the
       merger..........................   13
     EGL may face difficulties in
       integrating the operations of
       Circle..........................   13
     Following the merger, EGL's
       Chairman is expected to own
       approximately 25.3% of the
       outstanding EGL common shares
       and will have the greatest
       influence of any EGL
       stockholder.....................   13
     Provisions of EGL's charter and
       bylaws and of Texas law may
       delay or prevent transactions
       that would benefit
       stockholders....................   14
  Risks Relating to EGL's Business
     Following the Merger..............   14
     EGL may not be successful in
       continuing its growth either
       internally or through
       acquisition.....................   14
     Events impacting the volume of
       international trade and
       international operations could
       adversely affect EGL's
       international operations........   15
     EGL's business could be adversely
       impacted by negative conditions
       in the United States economy or
       the industries of its principal
       customers following the
       merger..........................   15
     EGL's ability to serve its
       customers depends on the
       availability of cargo space from
       third parties...................   15
     EGL may lose business to
       competitors, particularly those
       with greater financial
       resources.......................   15
     EGL's success depends on the
       efforts of its founder and other
       key managers and personnel......   16
     EGL is subject to claims arising
       from its pickup and delivery
       operations......................   16
     EGL could incur additional
       expenses or taxes if the
       independent owners/operators it
       uses in connection with its
       local pickup and delivery
       operations are found to be
       "employees" rather than
       "independent contractors".......   16
     EGL's failure to comply with
       governmental permit and
       licensing requirements could
       result in substantial fines or
       revocation of its operating
       authorities, and changes in
       these requirements could
       adversely affect EGL............   16

     The U.S. Equal Employment
       Opportunity Commission charge
       against EGL and purported class
       action lawsuit could result in
       the payment by EGL of
       substantial amounts and subject
       EGL to significant non-monetary
       requirements....................   16
DISCLOSURE REGARDING FORWARD-LOOKING
  STATEMENTS...........................   17
THE SPECIAL MEETINGS...................   18
  Information About the Special
     Meetings and Voting...............   18
  Matters Relating to the Special
     Meetings..........................   18
     Time and Place of the Special
       Meetings........................   18
     Purpose of the Special Meetings Is
       to Vote on the Following
       Items...........................   18
     Record Date for the Special
       Meetings........................   18
     Outstanding Shares Held on Record
       Date............................   18
     Shares Entitled to Vote at the
       Special Meetings................   19
     Quorum Requirement for the Special
       Meetings........................   19
     Shares Beneficially Owned by EGL
       and Circle Directors and
       Executive Officers as of the
       Record Date.....................   19
     Votes Necessary at the Special
       Meetings to Approve EGL and
       Circle Proposals................   20
  Voting by Proxy......................   20
  Revoking Your Proxy..................   21
  Other Voting Matters.................   22
  Other Business; Adjournments and
     Postponements.....................   22
THE MERGER.............................   23
  Background of the Merger.............   23
  Circle's Reasons for the Merger......   27
  Recommendation of Circle's Board of
     Directors.........................   28
  EGL's Reasons for the Merger.........   29
  Recommendation of EGL's Board of
     Directors.........................   31
  Opinion of Circle's Financial
     Advisor...........................   31
  Opinion of EGL's Financial Advisor...   35
  Interests of Directors and Officers
     in the Merger That Are Different
     From Your Interests...............   41
  Exchange of Circle Stock Certificates
     for EGL Stock Certificates........   43
  Dividend Policy......................   43
  Conversion of Stock Options and
     Assumption of Stock Plans.........   44
  Accounting Treatment of the Merger...   44
  Material United States Federal Income
     Tax Consequences of the Merger....   45
  Regulatory Filings and Approvals
     Required to Complete the Merger...   46
  Restrictions on Sale of Shares by
     Affiliates........................   46
  Rights of Dissenting Stockholders....   46
  Listing on the Nasdaq National Market
     of EGL Common Shares to be Issued
     in the Merger.....................   46
THE MERGER AGREEMENT...................   47
  Merger Structure and Timing..........   47
  Merger Consideration.................   47
  Exchange Procedures..................   47
  Treatment of Circle Stock Options....   48
  Representations and Warranties.......   48
  Conduct of Business of Circle and EGL
     Before the Merger.................   49
  Competing Acquisition Proposals for
     Circle............................   51
  Competing Acquisition Proposals for
     EGL...............................   52
  Additional Agreements................   53
  Conditions to the Merger.............   55
  Termination..........................   57
  Expenses and Termination Fees........   58
  Amendment and Waiver.................   59
THE STOCK OPTION AGREEMENTS............   59
  Reciprocal Stock Option Agreements...   59
  Exercise of the Options..............   60
  Repurchase at the Option of
     Grantee...........................   60
  Right of First Refusal...............   60
  Registration Rights..................   61
  Profit Limitation....................   61
  Effect of Stock Option Agreements....   61
THE STOCKHOLDER AGREEMENTS.............   61
  General..............................   61
  Voting of Shares.....................   61
  Termination..........................   62
  Additional Agreements................   62
THE COMPANIES..........................   63
  Business of Circle...................   63
  Business of EGL......................   63
  Business of EGL Delaware.............   64

EGL AND CIRCLE MARKET PRICE AND
  DIVIDEND INFORMATION.................   65
UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL STATEMENTS.................   66
  Unaudited Pro Forma Condensed
     Combined Balance Sheet as of June
     30, 2000..........................   67
  Unaudited Pro Forma Condensed
     Combined Statement of Income for
     the Six Months Ended June 30,
     2000..............................   68
  Unaudited Pro Forma Condensed
     Combined Statement of Income for
     the Six Months Ended June 30,
     1999..............................   69
  Unaudited Pro Forma Condensed
     Combined Statement of Income for
     the Year Ended December 31,
     1999..............................   70
  Unaudited Pro Forma Condensed
     Combined Statement of Income for
     the Year Ended December 31,
     1998..............................   71
  Unaudited Pro Forma Condensed
     Combined Statement of Income for
     the Year Ended December 31,
     1997..............................   72
  Notes to Unaudited Pro Forma
     Condensed Combined Financial
     Statements........................   73
DESCRIPTION OF CAPITAL STOCK...........   74
  EGL Common Shares....................   74
  EGL Preferred Shares.................   74
  Special Meetings.....................   75
  Voting...............................   75
  Business Combination Law.............   76
  Limitation of Director Liability and
     Indemnification Arrangements......   76
  Registration Rights Agreement........   77
COMPARISON OF THE RIGHTS OF HOLDERS OF
  CIRCLE COMMON SHARES AND EGL COMMON
  SHARES...............................   77
  Authorized Capital...................   78
  Number of Directors; Classified
     Board; Removal; Vacancies.........   78
  Charter Amendments...................   79
  Bylaw Amendments.....................   80
  Advance Notice of Director
     Nominations and New Business......   80
  Special Meetings of Stockholders.....   81
  Cumulative Voting....................   81
  Stockholder Action Without a
     Meeting...........................   81
  Required Vote for Mergers and
     Dispositions of Assets............   81
  State Takeover Legislation...........   82
  Stockholder Rights Plans.............   84
  Indemnification of Directors and
     Officers..........................   84
  Limitation of Personal Liability of
     Directors and Officers............   85
  Appraisal Rights.....................   85
  Preemptive Rights....................   86
  Liquidation Rights...................   86
  Payment of Dividends; Repurchases and
     Redemptions.......................   87
  Inspection of Books and Records......   87
EGL'S PROPOSAL TO INCREASE ITS
  AUTHORIZED CAPITAL...................   88
EGL'S PROPOSAL TO INCREASE SHARES
  AUTHORIZED FOR ISSUANCE UNDER
  LONG-TERM INCENTIVE PLAN.............   89
  Summary of EGL's Long-Term Incentive
     Plan..............................   90
  Federal Income Tax Consequences......   91
  New Plan Benefits....................   92
  Recommendation of EGL's Board of
     Directors.........................   93
EGL'S PROPOSAL TO INCREASE SHARES
  AUTHORIZED FOR ISSUANCE UNDER
  EMPLOYEE STOCK PURCHASE PLAN.........   94
  Summary of EGL's Employee Stock
     Purchase Plan.....................   94
  Federal Income Tax Consequences......   96
  New Plan Benefits....................   96
  Recommendation of EGL's Board of
     Directors.........................   97
MANAGEMENT OF EGL......................   98
  Directors and Executive Officers.....   98
  Compensation of Non-Employee
     Directors.........................   99
  Board of Directors and Committees of
     the Board.........................  100
  Compensation of Executive Officers...  101
  Options/SAR Grants in Last Fiscal
     Year..............................  102
  Aggregated Option Exercises and
     Fiscal Year-End Option Values.....  102
  Compensation Committee Report on
     Executive Compensation............  102
  Section 162(m) of the Internal
     Revenue Code......................  105
  Employment Arrangements..............  105
  Compensation Committee Interlocks and
     Insider Participation.............  106

  Performance Graph....................  106
LEGAL MATTERS..........................  107
EXPERTS................................  107
FUTURE STOCKHOLDER PROPOSALS...........  108
  EGL..................................  108
  Circle...............................  108
WHERE YOU CAN FIND MORE INFORMATION AND
  INCORPORATION OF DOCUMENTS BY
  REFERENCE............................  109


Annex A   -- Agreement and Plan of Merger,
             dated as of July 2, 2000,
             among EGL, Inc., EGL Delaware
             I, Inc. and Circle
             International Group, Inc.
Annex B   -- Stock Option Agreement, dated
             as of July 2, 2000, between
             Circle International Group,
             Inc., as issuer, and EGL,
             Inc., as grantee
Annex C   -- Stock Option Agreement, dated
             as of July 2, 2000, between
             EGL, Inc., as issuer, and
             Circle International Group,
             Inc., as grantee
Annex D   -- Stockholder Agreement, dated
             as of July 2, 2000, among certain
             stockholders of Circle
             International Group, Inc. and
             EGL, Inc.
Annex E   -- Stockholder Agreement, dated
             as of July 2, 2000, between James
             R. Crane and Circle
             International Group, Inc.
Annex F   -- Opinion of Morgan Stanley &
             Co. Incorporated, dated July 2,
             2000
Annex G   -- Opinion of Donaldson, Lufkin &
             Jenrette Securities
             Corporation, dated July 2,
             2000
Annex H   -- EGL Long-Term Incentive Plan
Annex I   -- EGL Employee Stock Purchase
             Plan

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT WILL HAPPEN IN THE MERGER?

A: In the merger, Circle will become a wholly owned subsidiary of EGL. Circle stockholders will become EGL stockholders, and EGL stockholders will retain their EGL shares.

Q:   WHY ARE EGL AND CIRCLE PROPOSING THE
     MERGER?

A: We believe the merger offers the opportunity to create a global leader in the domestic and international transportation, logistics and customs brokerage businesses. We view the merger as a unique opportunity to combine EGL's strong domestic presence with Circle's internationally focused operations.

     Please read the more detailed description of our reasons for the merger on pages 27 through 31.

Q:   WHAT WILL THE COMBINED COMPANY BE CALLED
     AND WHERE WILL IT BE HEADQUARTERED?

A:   The combined company will be called
     "EGL, Inc." and will be headquartered in Houston, Texas.

Q:   WHAT WILL HAPPEN TO CIRCLE COMMON SHARES IN
     THE MERGER?

A: Circle stockholders will receive one EGL common share for each Circle common share they own.

     The EGL common shares received in the merger will be listed on the Nasdaq National Market under the ticker symbol "EAGL."

Q:   WHAT WILL HAPPEN TO EGL COMMON SHARES IN
     THE MERGER?

A: Nothing. Each EGL common share outstanding will remain outstanding as an EGL common share.

Q:   WILL I RECEIVE DIVIDENDS ON MY EGL COMMON
     SHARES AFTER THE MERGER?

A: EGL does not currently intend to pay dividends on its common shares.

Q:   WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, including the annexes, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at your special meeting. In order to assure that we obtain your vote, please return your completed proxy card even if you currently plan to attend your special meeting in person.

Q:   HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD
     IN "STREET NAME"?

A: You should contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you.

Q:   WHAT IF I PLAN TO ATTEND MY STOCKHOLDER MEETING IN PERSON?

A: We recommend that you send in your proxy anyway. You may still attend the meeting and vote in person.

Q:   WHAT VOTE DOES MY BOARD OF DIRECTORS
     RECOMMEND?

A: The Circle board of directors unanimously recommends that Circle stockholders vote FOR the merger agreement and the transactions contemplated by the merger agreement, including the merger.

     The EGL board of directors unanimously recommends that EGL stockholders vote FOR the issuance of EGL common shares in the merger. Approval of the issuance of these shares is a condition to the merger. The EGL board of directors also unanimously recommends that EGL stockholders vote FOR the amendment to EGL's second amended and restated articles of incorporation, FOR the increase in shares authorized for issuance under the long-term incentive plan and FOR the increase in shares authorized for issuance under the employee stock purchase plan. Approval of these three proposals is not a condition to the merger.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY
     PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting as follows:

     - You can revoke your proxy.

     - You can submit a new proxy.

     - If you are a holder of record, you can attend the special meeting and vote in person.

     If you choose the first or second method, you must submit your notice of revocation or your new proxy to the corporate secretary of EGL or Circle, as appropriate, before the special meeting. If your shares are held in an account at a brokerage firm, you should contact your brokerage firm to change your vote.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE
     COMPLETED?


A: We plan to complete the merger after all the conditions to the merger, including obtaining the approvals of our stockholders at the special meetings, are fulfilled. Fulfilling some of these conditions, including our receipt of governmental clearances or approvals, is not entirely within our control. We expect to complete the merger during the first week of October 2000.


Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send written instructions, including a letter of transmittal, that explain how to exchange Circle stock certificates for EGL stock certificates. Please do not send in any Circle stock certificates until you receive these written instructions and the letter of transmittal. EGL stockholders will keep their current share certificates.

Q:   IF I HAVE MORE QUESTIONS ABOUT THE MERGER OR
     THE TWO COMPANIES, WHERE CAN I FIND ANSWERS?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/ prospectus or the enclosed proxy card or voting instructions, you should contact:

      if you are an EGL stockholder,

      EGL, Inc.
      Michael D. Slaughter
      Vice President of Investor Relations and Secretary
      15350 Vickery Drive
      Houston, Texas 77032
      Telephone: (281) 618-3428
      e-mail: investors@eaglegl.com

      if you are a Circle stockholder,

      Circle International Group, Inc.
      Investor Relations
      260 Townsend Street
      San Francisco, California 94107
      Telephone: (415) 978-0551
      e-mail: investors@circleintl.com

     In addition, you can find more information about the merger and the two companies in our companies' filings with the Securities and Exchange Commission. Please see page 109.

                                    SUMMARY


     This summary highlights selected information from this document and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the merger and the other matters being submitted to stockholders. See "Where You Can Find More Information and Incorporation of Documents by Reference" beginning on page 109. Each item in this summary includes a page reference directing you to a more complete description of that item.


THE COMPANIES (PAGE 63)

CIRCLE INTERNATIONAL GROUP, INC.
260 Townsend Street
San Francisco, California 94107
(415) 978-0600

     Circle is a leader in providing transportation and integrated logistics services for the international movement of goods and the furnishing of value-added information, distribution and inventory management services to customers worldwide. Circle is principally engaged in international air and ocean freight forwarding, customs brokerage and logistics. Circle provides value-added services in addition to those customarily provided by traditional air freight forwarders, ocean freight forwarders and customs brokers. These services are designed to provide global logistics solutions for customers in order to streamline their supply chain, reduce their inventories, improve their logistics information, enhance their profitability and provide them with more efficient and effective international distribution strategies. Circle's global services are supplied through its network of over 300 offices, agents and distribution centers located in over 100 countries on six continents.

EGL, INC.
15350 Vickery Drive
Houston, Texas 77032
(281) 618-3100

     EGL is a leading provider of air freight forwarding and other transportation and logistics services. EGL has become one of the largest air freight forwarders in the United States as measured by domestic forwarding revenues largely as a result of its ability to work closely with its customers to provide customized freight shipping services on a price-competitive basis. EGL focuses on expedited deliveries. Over 62% of EGL's freight forwarding shipments were delivered on a next-day or second-day basis during the fiscal year ended September 30, 1999. EGL has expanded its freight forwarding terminal network from 37 domestic terminals in September 1995 to 68 domestic and 24 foreign terminals in June 2000.

EGL DELAWARE I, INC.
15350 Vickery Drive
Houston, Texas 77032
(281) 618-3100

     EGL Delaware is a wholly owned subsidiary of EGL recently formed for the purpose of effecting the merger.

THE SPECIAL MEETINGS (PAGE 18)

  Circle Stockholders


     The Circle special meeting of stockholders will be held on Wednesday, September 20, 2000, at 10:30 a.m., local time, at Circle's corporate headquarters, 260 Townsend Street, San Francisco, California. At the Circle special meeting, you will be asked to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.


  EGL Stockholders


     The EGL special meeting of stockholders will be held on Monday, September 18, 2000, at 11:00 a.m., local time, at EGL's corporate headquarters (located near George Bush Intercontinental Airport), 15350 Vickery Drive, Houston, Texas. At the EGL special meeting, you will be asked to approve:


     - the issuance of EGL common shares to Circle stockholders in connection with the merger,

     - an amendment to EGL's second amended and restated articles of incorporation to increase the number of authorized EGL common shares from 100,000,000 to 200,000,000,

     - an amendment to EGL's long-term incentive plan to increase the number of shares authorized for issuance under the plan by 3,000,000 shares, and

     - an amendment to EGL's employee stock purchase plan to increase the number of shares authorized for issuance under the plan by 250,000 shares.


RECORD DATE; VOTES NECESSARY (PAGES 18 AND 20)


  Circle Stockholders


     You can vote at the Circle special meeting if you owned Circle common shares at the close of business on August 2, 2000. On that date, there were 17,774,458 Circle common shares outstanding and entitled to vote. You can cast one vote for each Circle common share you then owned. Approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the approval of the holders of a majority of the Circle common shares outstanding on the record date.


     As of August 2, 2000, Circle directors and executive officers beneficially owned approximately 18.3% of the outstanding Circle common shares, including outstanding options. These individuals have indicated that they intend to vote in favor of the merger proposal. Mr. Peter Gibert, Circle's Interim Chairman and Chief Executive Officer, and Mr. Ray C. Robinson, Jr., as trustee, a director of Circle, have entered into a stockholder agreement with EGL that provides, among other things, that they will vote in favor of the merger proposal. Approximately 15.1% of the outstanding Circle common shares are covered by this agreement.


  EGL Stockholders


     You can vote at the EGL special meeting if you owned EGL common shares at the close of business on August 2, 2000. On that date, there were 28,568,680 EGL common shares outstanding and entitled to vote. You can cast one vote for each EGL common share you then owned.


     - Approval of the issuance of EGL common shares to Circle stockholders in connection with the merger requires the approval of the holders of a majority of the votes cast on the proposal.

     - Approval of the amendment to EGL's second amended and restated articles of incorporation increasing the number of authorized EGL common shares requires the approval of the holders of a majority of the EGL common shares outstanding on the record date.

     - Approval of the amendment to EGL's long-term incentive plan to increase the number of shares authorized for issuance under the plan requires the approval of the holders of a majority of the outstanding EGL common shares present or represented and entitled to vote at the meeting.

     - Approval of the amendment to EGL's employee stock purchase plan to increase the number of shares authorized for issuance under the plan requires the approval of the holders of a majority of the outstanding EGL common shares present or represented and entitled to vote at the meeting.


     As of August 2, 2000, EGL directors and executive officers beneficially owned approximately 42.3% of the outstanding EGL common shares, including outstanding options. These individuals have indicated that they intend to vote in favor of the EGL proposals. Mr. James R. Crane, EGL's President, Chief Executive Officer and Chairman of the Board, has entered into an agreement with Circle that provides, among other things, that he will vote in favor of the transactions contemplated by the merger agreement. Approximately 40.8% of the outstanding EGL common shares are covered by this agreement.


OUR RECOMMENDATIONS TO STOCKHOLDERS
(PAGES 28 AND 31)

     Circle Stockholders. The Circle board of directors believes that the merger is fair to you and in your best interests, and it unanimously recommends that you vote FOR the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

     EGL Stockholders. The EGL board of directors believes that the merger is fair to you and in your best interests, and it unanimously recommends that you vote FOR the proposal to issue EGL common shares in the merger. The EGL board also unanimously recommends that you vote FOR the proposals to amend EGL's second amended and restated articles of incorporation to increase the number of authorized EGL common shares, to increase the number of EGL common shares authorized for issuance under the long-term incentive plan, and to increase the number of EGL common shares authorized for issuance under the employee stock purchase plan. None of the last three proposals is a condition to completion of the merger.

OPINION OF CIRCLE'S FINANCIAL ADVISOR (PAGE 31)

     Morgan Stanley & Co. Incorporated, Circle's financial advisor, delivered a written opinion to the Circle board of directors as to the fairness, from a financial point of view, to the stockholders of Circle of the ratio to exchange Circle common shares for EGL common shares in the merger. We have attached this opinion, dated July 2, 2000, as Annex F to this document. You should read this opinion completely to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken.

OPINION OF EGL'S FINANCIAL ADVISOR (PAGE 35)

     Donaldson, Lufkin & Jenrette Securities Corporation, EGL's financial advisor, delivered a written opinion to the EGL board of directors as to the fairness, from a financial point of view, to EGL of the ratio to exchange Circle common shares for EGL common shares in the merger. We have attached this opinion, dated July 2, 2000, as Annex G to this document. You should read this opinion completely to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken.

OVERVIEW OF THE MERGER AGREEMENT (PAGE 47)

     The merger agreement is attached as Annex A to this document. Please carefully read the merger agreement. The merger agreement is the legal document that governs the merger.

  Merger Structure (page 47)

     We propose a merger transaction in which Circle will merge with EGL Delaware, a wholly owned subsidiary of EGL created for the purpose of effecting the merger. After the merger, Circle will be a wholly owned subsidiary of EGL, and Circle stockholders will become EGL stockholders.

  Exchange of Common Shares (page 47)

     Circle Stockholders. Each Circle common share will automatically be converted into the right to receive one EGL common share. Circle stockholders will own approximately 38% of the EGL common shares outstanding after the merger.



     EGL Stockholders. Each EGL common share will remain issued and outstanding as one EGL common share. EGL stockholders will own approximately 62% of the EGL common shares outstanding after the merger.


  Circle Stock Options (page 48)

     When we complete the merger, stock options to purchase Circle common shares granted to Circle employees and directors under Circle's stock option plans that are outstanding and not yet exercised immediately before completing the merger will become options to purchase EGL common shares. Except for options granted to non-employee directors, unvested options granted under Circle's stock option plans will accelerate and be fully vested and exercisable at the time of the merger.

  Conditions to Completion of the Merger
  (page 55)

     The completion of the merger depends on a number of conditions being met or waived. In addition to customary conditions relating to each company's compliance with the merger agreement, these conditions include the following:

     - approval of the merger agreement by Circle stockholders and approval of the common share issuance by EGL stockholders,

     - expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and foreign antitrust laws under some circumstances,

     - absence of any injunction or legal restraint prohibiting the completion of the merger,

     - absence of any proceedings by a governmental entity seeking to restrain or prohibit the completion of the merger,

     - receipt by each company of a letter from its independent accountant regarding "pooling of interests" treatment of the merger for financial accounting purposes,

     - receipt of governmental or regulatory consents or approvals,


     - authorization for listing of the EGL common shares to be issued to Circle stockholders on the Nasdaq National Market, and

     - absence of any event that has had or would be expected to have a material adverse effect on the other company.

  Termination of the Agreement (page 57)

     We can agree at any time to terminate the merger agreement without completing the merger, even if Circle stockholders have approved the merger and EGL stockholders have approved the common share issuance. Also, either of us can decide, without the consent of the other, to terminate the merger agreement in various circumstances, including the following:

     - if the merger has not been completed by February 15, 2001, unless the party seeking termination has failed to perform its obligations under the merger agreement in any material respect,

     - if Circle stockholders do not approve the merger or if EGL stockholders do not approve the common share issuance, or

     - if any governmental entity has issued a final and nonappealable order, or has taken any other final and nonappealable action, blocking the merger.

     In addition, Circle may, without the consent of EGL, terminate the merger agreement if the EGL board of directors withdraws or materially modifies, in a manner adverse to Circle, its approval or recommendation in favor of the issuance of EGL common shares in the merger, or if the EGL board of directors recommends a competing acquisition proposal for EGL by a third party.

     Similarly, EGL may, without the consent of Circle, terminate the merger agreement if the Circle board of directors withdraws or materially modifies, in a manner adverse to EGL, its approval or recommendation of the merger, or if the Circle board of directors recommends a competing acquisition proposal for Circle by a third party.

  Termination Fees (page 58)

     Circle must pay EGL a fee of $16 million in cash if the merger agreement is terminated after the announcement of a competing acquisition proposal for Circle due to the failure to obtain Circle stockholder approval of the merger or the withdrawal or material modification, in a manner adverse to EGL, by Circle's board of directors of its recommendation of the merger or if Circle's board of directors recommends a competing acquisition proposal. Please see pages 58 through 59.

     Similarly, EGL must pay Circle a fee of $16 million in cash if the merger agreement is terminated after the announcement of a competing acquisition proposal for EGL due to the failure to obtain EGL stockholder approval of the share issuance or the withdrawal or material modification, in a manner adverse to Circle, by EGL's board of directors of its recommendation of the share issuance or if EGL's board of directors recommends a competing acquisition proposal. Please see pages 58 through 59.

     Alternatively, each of us is required to pay the other party a fee of $3 million to reimburse it for its costs and expenses in connection with the transaction if the merger agreement is terminated due to the failure to obtain stockholder approval in circumstances where the $16 million fee is not triggered.

  "No Solicitation" Provisions (pages 51
  through 53)

     The merger agreement contains detailed provisions prohibiting either party from seeking an alternative transaction. These "no solicitation" provisions prohibit us from taking any action to solicit a competing acquisition proposal as described on pages 51 through 53. The merger agreement does not, however, prohibit either party or its respective board of directors from considering, and potentially recommending, an unsolicited written superior proposal from a third party as described on pages 51 through 53.

  Reciprocal Stock Option Agreements (page 59)

     Circle has granted EGL an option to purchase up to 10.1% of the outstanding Circle common shares, plus shares issuable pursuant to options or other rights, at a per share price in cash equal to the average of the closing prices of the EGL common shares as reported on the Nasdaq National Market during a specified period after EGL gives Circle notice of its intent to exercise the option. EGL can exercise this option if it becomes entitled to receive the $16 million termination fee under the merger agreement.

     Similarly, EGL has granted Circle an option to purchase up to 10.1% of the outstanding EGL common shares, plus shares issuable pursuant to options or other rights, at a per share price equal to the average of the closing prices of the Circle common shares as reported on the Nasdaq National Market during a specified period after Circle gives EGL notice of its intent to exercise the option. Circle can exercise this option if it becomes entitled to receive the $16 million termination fee under the merger agreement.

     Circle and EGL granted these options to each other to increase the likelihood that the merger would be completed. The reciprocal stock option agreements could discourage other companies from trying or proposing to combine with Circle or EGL before we complete the merger.

MANAGEMENT AND OPERATIONS AFTER THE MERGER (PAGE 98)

     After the merger, the EGL board of directors will continue to manage the business of EGL, which then will include the business of Circle as a wholly owned subsidiary. The company will continue to be called "EGL, Inc." and will be headquartered in Houston, Texas. Peter Gibert, Circle's Interim Chairman and Chief Executive Officer, will become a member of EGL's board of directors.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS
(PAGE 41)

     Some of Circle's directors and executive officers have interests in the merger that are different from Circle stockholders' interests:

     - vesting of options granted to officers will accelerate as a result of the merger,


     - Circle has entered into change of control agreements with three officers, and an employment arrangement with a fourth officer, which will provide severance benefits upon the termination of their employment in specified circumstances, and


     - Peter Gibert will become a member of EGL's board of directors following the merger.

     Our boards of directors knew about these interests, and considered them, in approving the merger and recommending that our stockholders approve the merger transaction.

RIGHTS OF DISSENTING STOCKHOLDERS (PAGE 46)

     Under Delaware law, Circle stockholders are not entitled to appraisal rights in connection with the merger.

     Under Texas law, EGL stockholders are not entitled to appraisal rights in connection with the merger.

ACCOUNTING TREATMENT (PAGE 44)

     We expect that the merger will qualify as a "pooling of interests," which means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 45)

     Circle Stockholders. We expect that, for U.S. federal income tax purposes, your exchange of Circle common shares for EGL common shares generally will not cause you to recognize any gain or loss for U.S. federal income tax purposes.

     EGL Stockholders. Because EGL common shares remain unchanged, the merger will not cause you to recognize any gain or loss for U.S. federal income tax purposes.

     THIS TAX TREATMENT MAY NOT APPLY TO SOME STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU MAY BE COMPLICATED. THESE CONSEQUENCES WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES FOR YOU.

DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS
(PAGE 77)

     The rights of Circle stockholders currently are governed by the Delaware General Corporation Law and the Circle charter and bylaws. The rights of EGL stockholders currently are governed by the

Texas Business Corporation Act and the EGL charter and bylaws. When the merger is completed, EGL stockholders and Circle stockholders will both be EGL stockholders, and your rights will be governed by the Texas Business Corporation Act and by the EGL charter and bylaws. See pages 77 to 87 for more specific information.

MARKET PRICE AND DIVIDEND INFORMATION (PAGE 65)


     EGL common shares and Circle common shares are both quoted on the Nasdaq National Market. On June 30, 2000, the last trading day before we announced the merger, EGL common shares closed at $30.750 per share and Circle common shares closed at $25.125 per share. On August 8, 2000, the most recent practicable date before the date of this document, EGL common shares closed at $29 3/16 per share and Circle common shares closed at $29 1/16 per share. The market price of EGL common shares will fluctuate prior to and after the merger, but the exchange ratio is fixed. You should obtain current stock price quotations for EGL common shares and Circle common shares.


REGULATORY APPROVALS (PAGE 46)


     The merger is subject to antitrust laws. Under the Hart-Scott-Rodino Act, we may not complete the merger unless we make various filings with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and certain waiting periods expire or are terminated. On July 20, 2000, we submitted the required filings to the Antitrust Division and the Federal Trade Commission. The waiting period under the Hart-Scott-Rodino Act was terminated effective July 28, 2000. The Antitrust Division or the Federal Trade Commission may challenge the merger at any time before or after its completion.


     In addition, the laws of some foreign nations may require that we make various filings with these nations' antitrust regulatory authorities and that these authorities approve the merger. We expect that the merger will not violate any foreign antitrust laws and that all the foreign antitrust regulatory authorities whose approval we must seek will approve the merger.

       SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

CIRCLE SELECTED HISTORICAL FINANCIAL INFORMATION


     We have derived the following selected historical financial information of Circle from the information Circle included in its previous annual reports on Form 10-K, except for the information for the six months ended June 30, 2000 and 1999, which is derived from Circle's quarterly reports on Form 10-Q filed for the periods ended June 30, 2000 and 1999 and is unaudited. You should read this financial information in conjunction with the information in those reports by Circle and in conjunction with the other information incorporated by reference in this document. See "Where You Can Find More Information and Incorporation of Documents by Reference" beginning on page 109.



                                            SIX MONTHS ENDED
                                                JUNE 30,                     FISCAL YEAR ENDED DECEMBER 31,
                                          ---------------------   ----------------------------------------------------
                                            2000         1999       1999       1998       1997       1996       1995
                                               (UNAUDITED)        (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
STATEMENT OF INCOME DATA:
  Revenues..............................  $453,201     $378,068   $814,077   $737,678   $716,989   $645,630   $580,633
  Freight consolidation costs...........   277,413      220,451    482,085    435,998    438,945    387,172    349,010
                                          --------     --------   --------   --------   --------   --------   --------
  Net revenue...........................   175,788      157,617    331,992    301,680    278,044    258,458    231,623
  Salaries and related costs............    95,584       84,773    173,431    158,382    147,931    141,828    126,887
  Operating, selling and administrative
    expenses(1).........................    66,116       64,867    131,348    119,469     97,740     86,919     78,240
                                          --------     --------   --------   --------   --------   --------   --------
  Total other costs and expenses........   161,700      149,640    304,779    277,851    245,671    228,747    205,127
                                          --------     --------   --------   --------   --------   --------   --------
  Income from operations(1).............    14,088        7,977     27,213     23,829     32,373     29,711     26,496
  Total other income, net...............     1,116        2,566      9,342      7,616      8,537      5,278      3,347
                                          --------     --------   --------   --------   --------   --------   --------
  Income before taxes...................    15,204       10,543     36,555     31,445     40,910     34,989     29,843
  Taxes on income.......................     5,504        3,848     13,343     12,930     14,578     13,272     11,684
                                          --------     --------   --------   --------   --------   --------   --------
  Net income(1).........................  $  9,700     $  6,695   $ 23,212   $ 18,515   $ 26,332   $ 21,717   $ 18,159
                                          ========     ========   ========   ========   ========   ========   ========
  Basic net income per share(1).........  $   0.55     $   0.39   $   1.35   $   1.09   $   1.57   $   1.30   $   1.08
  Diluted net income per share(1).......      0.55         0.39       1.34       1.07       1.53       1.28       1.07
  Dividends per share...................     0.135        0.135       0.27       0.27       0.27       0.24       0.22
OPERATING DATA:
  Gross margin..........................      38.8%        41.7%      40.8%      40.9%      38.8%      40.0%      39.9%



                                                  AS OF JUNE 30,                    AS OF DECEMBER 31,
                                                  --------------   ----------------------------------------------------
                                                       2000          1999       1998       1997       1996       1995
                                                   (UNAUDITED)                        (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital...............................     $125,710      $107,641   $ 93,428   $100,271   $ 73,570   $ 73,650
  Total assets..................................      561,589       545,392    493,729    434,399    409,253    348,256
  Long-term indebtedness, less current
    portion.....................................       43,435        35,613     21,558     27,702     29,014     30,183
  Stockholders' equity..........................      249,062       240,975    219,712    200,972    182,777    166,387


---------------

(1) 1998 includes special charges of $10.7 million, or $8.1 million net of tax ($0.47 per diluted share).

EGL SELECTED HISTORICAL FINANCIAL INFORMATION


     We have derived the following selected historical financial information of EGL from the information EGL included in its previous annual reports on Form 10-K, except for the information for the nine months ended June 30, 2000 and 1999, which is derived from EGL's quarterly reports on Form 10-Q for the periods ended June 30, 2000 and 1999 and is unaudited. You should read this financial information in conjunction with the information in those reports by EGL and in conjunction with the other information incorporated by reference in this document. See "Where You Can Find More Information and Incorporation of Documents by Reference" beginning on page 109. EGL has not declared any cash dividends since the completion of its initial public offering in December 1995.



                                         NINE MONTHS ENDED
                                             JUNE 30,                       FISCAL YEAR ENDED SEPTEMBER 30,
                                      -----------------------   --------------------------------------------------------
                                         2000         1999         1999         1998        1997       1996       1995
                                            (UNAUDITED)           (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
STATEMENT OF INCOME DATA:
  Revenues..........................  $  589,855   $  428,424   $  595,173   $  417,083   $291,767   $185,445   $126,214
  Cost of transportation............     346,695      243,455      340,090      233,257    163,616    103,312     72,366
                                      ----------   ----------   ----------   ----------   --------   --------   --------
  Net revenues......................     243,160      184,969      255,083      183,826    128,151     82,133     53,848
  Personnel costs...................     128,605       93,955      128,942       97,584     67,813     41,619     27,939
  Other selling, general and
    administrative expenses.........      77,106       59,411       81,149       54,022     34,639     22,665     13,704
                                      ----------   ----------   ----------   ----------   --------   --------   --------
  Operating expenses................     205,711      153,366      210,091      151,606    102,452     64,284     41,643
                                      ----------   ----------   ----------   ----------   --------   --------   --------
  Operating income..................      37,449       31,603       44,992       32,220     25,699     17,849     12,205
  Nonoperating income...............       1,745        1,934        2,473        1,776      1,693        934        319
                                      ----------   ----------   ----------   ----------   --------   --------   --------
  Income before income taxes........      39,194       33,537       47,465       33,996     27,392     18,783     12,524
  Provision for income taxes........      15,495       12,961       18,967       12,964     10,594      7,302      5,017
                                      ----------   ----------   ----------   ----------   --------   --------   --------
  Net income(1).....................  $   23,699   $   20,576   $   28,498   $   21,032   $ 16,798   $ 11,481   $  7,507
                                      ==========   ==========   ==========   ==========   ========   ========   ========
  Basic earnings per share(2).......  $     0.83   $     0.73   $     1.01   $     0.75   $   0.63   $   0.46   $   0.37
  Diluted earnings per share(2).....        0.79         0.71         0.98         0.72       0.60       0.44       0.34
OPERATING DATA:
  Gross margin......................        41.2%        43.2%        42.9%        44.1%      43.9%      44.3%      42.7%
  Same terminal revenue growth(3)...        33.7%        36.2%        35.0%        25.0%      48.7%      29.3%      29.1%
  Air freight terminals at period
    end.............................          92           78           78           71         60         47         37
  Local delivery locations at
    period end......................          77           67           67           64         44         28         11
  Freight forwarding shipments......   1,681,328    1,006,094    1,407,917    1,048,795    832,704    524,685    382,583
  Average weight (lbs) per freight
    forwarding shipment.............         604          675          683          623        521        576        608



                                                    AS OF JUNE 30,                  AS OF SEPTEMBER 30,
                                                    --------------   --------------------------------------------------
                                                         2000          1999       1998       1997      1996      1995
                                                     (UNAUDITED)                       (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital.................................     $ 92,415      $105,836   $ 87,908   $ 60,638   $41,487   $ 6,852
  Total assets....................................      243,785       208,991    157,413    106,871    71,729    24,468
  Long-term indebtedness, less current portion....        3,321             0          0          0         0     8,474
  Stockholders' equity............................      166,764       143,627    119,046     80,504    50,442     1,699


---------------

(1) Net income for the fiscal years ended September 30, 1996 and 1995 includes a pro forma charge of $945 and $3,682, respectively, which represents the estimated federal income taxes that would have been reported had EGL been a C corporation prior to December 4, 1995.

(2) Net income per share for the fiscal years ended September 30, 1996 and 1995 is computed by dividing net income by the weighted average number of common shares outstanding during the period, adjusted to include the following: (a) the retroactive restatement giving effect to the 2-for-1 stock split in August 1996; (b) the retroactive restatement giving effect to the 3-for-2 stock split in August 1999; (c) the weighted average of EGL common share equivalents issuable upon exercise of EGL stock options, less the number of shares that could have been repurchased with the exercise proceeds using the treasury stock method; and (d) the number of shares required to be sold by EGL to fund S corporation stockholder distributions upon closing of the initial public offering. The computation for the year ended September 30, 1996 also includes the number of shares that EGL's Chairman of the Board received upon the closing of the initial public offering in connection with EGL's acquisition of interests in subsidiaries.

(3) Percentage increase in revenues for terminals open as of the beginning of the prior fiscal period.

UNAUDITED PRO FORMA CONDENSED COMBINED SUMMARY FINANCIAL INFORMATION

     We have included the following unaudited pro forma condensed combined summary financial information only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger between EGL and Circle had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined company will be.


     In July 2000, EGL determined to change its fiscal year end to December 31 and will file its first annual report on that basis for the year ending December 31, 2000. Prior to this determination, EGL's fiscal years ended on September 30. The pro forma statement of income data below has been prepared by combining EGL's results of operations for the years ended September 30, 1999, 1998 and 1997 to Circle's results of operations for the years ended December 31, 1999, 1998 and 1997, respectively. The periods have been labeled year ended December 31 to be more consistent with the combined company's future year-end. EGL's results of operations for the six months ended June 30, 2000 and 1999 have been combined with Circle's results of operations for the six months ended June 30, 2000 and 1999, respectively. Accordingly, EGL's results of operations for the three months ended December 31, 1999 have been omitted from the information presented. EGL's revenues, net revenues, net income and basic and diluted earnings per share for the period October 1, 1999 through December 31, 1999 were $187,365,000, $78,170,000, $9,960,000, $0.35 and $0.33, respectively.



     You should read this unaudited pro forma condensed combined summary financial information in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto beginning on page 66. This unaudited pro forma condensed combined statement of income data does not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the merger or any future merger-related restructuring or integration expenses.



                                       SIX MONTHS ENDED
                                           JUNE 30,               YEAR ENDED DECEMBER 31,
                                      -------------------   ------------------------------------
                                        2000       1999        1999         1998         1997
                                      --------   --------   ----------   ----------   ----------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
  Revenues..........................  $855,691   $661,616   $1,409,250   $1,154,761   $1,008,756
  Net revenues......................   340,778    279,263      587,075      485,506      406,195
  Net income........................    23,439     19,523       51,710       39,547       43,130
  Basic earnings per share..........  $   0.51   $   0.43   $     1.14   $     0.88   $     0.99
  Diluted earnings per share........  $   0.49   $   0.42   $     1.11   $     0.85   $     0.95



                                       JUNE 30,
                                         2000
                                    --------------
                                    (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital.................     $208,375
  Total assets....................      805,374
  Long-term indebtedness, less
     current portion..............       46,756
  Stockholders' equity............      406,076

                      UNAUDITED COMPARATIVE PER SHARE DATA

     We have set forth below information concerning net income per share, cash dividends declared and book value per share data for Circle and EGL on both historical and pro forma bases and on a per share equivalent pro forma basis for Circle. We have derived the pro forma net income per share from the "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 66. Pro forma cash dividends declared per share reflect Circle cash dividends per share declared in the periods indicated. EGL has not declared any cash dividends since the completion of its initial public offering in December 1995. EGL's management does not expect to pay cash dividends for the foreseeable future after the completion of the merger and, therefore, the pro forma cash dividends per share presented below are not reflective of cash dividends per share that will be paid in the future. Book value per share for the pro forma presentation is based upon outstanding EGL common shares, adjusted to include the estimated number of EGL common shares to be issued in the merger for outstanding Circle common shares at the time the merger is completed. The per share equivalent pro forma data for Circle common shares is based on the assumed conversion of each of the Circle common shares into one EGL common share.


     In July 2000, EGL determined to change its fiscal year end to December 31 and will file its first annual report on that basis for the year ending December 31, 2000. Prior to this determination, EGL's fiscal years ended on September 30. The pro forma per share data below has been prepared by combining EGL's per share data for the years ended September 30, 1999, 1998 and 1997 to Circle's per share data for the years ended December 31, 1999, 1998 and 1997, respectively. The periods have been labeled year ended December 31 to be more consistent with the combined company's future year-end. EGL's per share data for the six months ended June 30, 2000 and 1999 have been combined with Circle's per share data for the six months ended June 30, 2000 and 1999, respectively, and accordingly, EGL's per share data for the three months ended December 31, 1999 have been omitted from the information presented. EGL's basic and diluted earnings per share were $0.35 and $0.33, respectively, for the period October 1, 1999 through December 31, 1999.



     You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of EGL and Circle incorporated by reference and the "Unaudited Pro Forma Condensed Combined Financial Statements" and the notes thereto beginning on page 66. See "Where You Can Find More Information and Incorporation of Documents by Reference" beginning on page 109.



                                                        SIX MONTHS
                                                      ENDED JUNE 30,     YEAR ENDED DECEMBER 31,
                                                      ---------------   -------------------------
                                                       2000     1999     1999      1998     1997
                                                      ------   ------   -------   ------   ------
CIRCLE HISTORICAL DATA:
  Basic earnings per share..........................  $ 0.55   $ 0.39   $ 1.35    $1.09    $1.57
  Diluted earnings per share........................    0.55     0.39     1.34     1.07     1.53
  Cash dividends per share..........................   0.135    0.135     0.27     0.27     0.27
  Book value per share..............................   14.09       --    13.83       --       --
EGL HISTORICAL DATA:
  Basic earnings per share..........................  $ 0.83   $ 0.73   $ 1.01    $0.75    $0.63
  Diluted earnings per share........................    0.79     0.71     0.98     0.72     0.60
  Cash dividends per share..........................      --       --       --       --       --
  Book value per share..............................    5.84       --     5.05       --       --
PRO FORMA COMBINED DATA:
  Basic earnings per share..........................  $ 0.51   $ 0.43   $ 1.14    $0.88    $0.99
  Diluted earnings per share........................    0.49     0.42     1.11     0.85     0.95
  Cash dividends per share..........................   0.135    0.135     0.27     0.27     0.27
  Book value per share..............................    8.78       --     8.39       --       --
PRO FORMA CIRCLE EQUIVALENT DATA:
  Basic earnings per share..........................  $ 0.55   $ 0.39   $ 1.35    $1.09    $1.57
  Diluted earnings per share........................    0.55     0.39     1.34     1.07     1.53
  Cash dividends per share..........................   0.135    0.135     0.27     0.27     0.27
  Book value per share..............................   14.09       --    13.83       --       --

                                  RISK FACTORS

     In addition to the other information contained in this document and the documents incorporated by reference, you should carefully consider the following risk factors before you decide how to vote on the proposed transactions.

RISKS RELATING TO THE MERGER

  The value of the EGL common shares to be received in the merger will fluctuate.

     The merger agreement does not contain any provisions for adjustment of the exchange ratio and does not provide for rights of termination by either party based upon fluctuations in the per share price of EGL common shares prior to the completion of the merger. Because no adjustment will be made to the exchange ratio, the value of the consideration to be received by Circle's stockholders in connection with the merger cannot presently be determined and will vary based upon the market price of EGL common shares at the time the merger is completed. Variations may be the result of:

     - changes in the business or results of operations of EGL or Circle,
     - the prospects for the post-merger operations of EGL,
     - the timing of the merger,
     - regulatory considerations,
     - general market and economic conditions, and
     - other factors beyond the control of EGL or Circle.

     Circle's stockholders are urged to obtain current market quotations for their shares and for EGL common shares.

  The price of EGL common shares may decline as a result of the merger.

     Assuming the merger is approved by EGL's and Circle's stockholders and is completed, the number of issued and outstanding EGL common shares will increase by approximately 62%. As a result of the issuance of this large number of additional shares, the market price of EGL common shares may experience volatility or decline unrelated to the financial performance of EGL.

  EGL may face difficulties in integrating the operations of Circle.


     Circle and EGL have previously operated separately. EGL's management team does not have experience with the combined business and does not have experience managing international operations of a scope comparable to that of Circle. EGL may not be able to integrate the operations of Circle without a loss of key officers, employees, agents, joint venturers, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In particular, EGL may experience difficulties integrating its information technology systems with Circle's financial and operational information technology systems. EGL may also experience difficulties with obtaining required governmental licenses and approvals. In addition, EGL may not be able to realize any operating efficiencies, synergies or other benefits expected from the merger. Any costs or delays incurred in connection with integrating the operations of Circle could have an adverse effect on EGL's business, results of operations or financial condition. EGL expects to incur a substantial charge to earnings relating to these restructuring and related expenses. The amount of this charge has not yet been determined. In addition, following the merger, the combined company may experience the difficulties associated with being a larger entity, including increased difficulties of coordination, complexities concerning the integration of information systems, difficulties relating to increased size and scale and increased risk of unionization of workforce.



  Following the merger, EGL's Chairman is expected to own approximately 25.3% of the outstanding EGL common shares and will have the greatest influence of any EGL stockholder.


     Following the merger, James R. Crane is expected to own approximately 25.3% of the outstanding EGL common shares. Based on the ownership positions of current stockholders of EGL and Circle, his ability to influence matters submitted to a vote of stockholders would be greater than any other stockholder.

  Provisions of EGL's charter and bylaws and of Texas law may delay or prevent transactions that would benefit stockholders.

     EGL's articles of incorporation and bylaws and Texas law contain provisions that may have the effect of delaying, deferring or preventing a change of control of EGL. These provisions, among other things:

     - authorize EGL's board of directors to set the terms of preferred stock,


     - provide that any stockholder of EGL who wishes to propose any business or to nominate a person or persons for the election as director at any meeting of stockholders may do so only if advance notice is given to the corporate secretary of EGL,


     - restrict the ability of stockholders to take action by written consent, and

     - restrict EGL's ability to engage in transactions with some 20% stockholders.

     Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with EGL's board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for EGL's stockholders to benefit from transactions that are opposed by an incumbent board of directors.

     See "Description of Capital Stock" beginning on page 74 and "Comparison of the Rights of Holders of Circle Common Shares and EGL Common Shares" beginning on page 77.

RISKS RELATING TO EGL'S BUSINESS FOLLOWING THE MERGER

  EGL may not be successful in continuing its growth either internally or through acquisition.


     EGL has experienced significant growth, primarily through increases in sales at existing terminals and opening new terminals and a limited number of small acquisitions. Following the merger, EGL anticipates that its growth strategy will primarily focus on internal growth in EGL's domestic and international freight forwarding, local pickup and delivery, customs brokerage and truck brokerage business and could also include acquisitions. EGL's ability to continue its growth will depend on a number of factors, including:


     - existing and emerging competition,

     - EGL's ability to open new terminals,

     - EGL's ability to maintain profit margins in the face of competitive pressures,

     - the continued recruitment, training and retention of operating and management employees,

     - the strength of demand for EGL's services,

     - the availability of capital to support EGL's growth, and

     - the ability to identify, negotiate and fund acquisitions when appropriate.

     Acquisitions involve risks, including those relating to:

     - the integration of acquired business, including different information systems,

     - the retention of prior levels of business,

     - the retention of employees,

     - the diversion of management attention,

     - the amortization of acquired intangible assets, and

     - unexpected liabilities.

     EGL cannot assure you that it will be successful in implementing any of its business strategy or plans for future growth.

  Events impacting the volume of international trade and international operations could adversely affect EGL's international operations.


     EGL's international operations will be directly related to and dependent on the volume of international trade, particularly trade between the United States and foreign nations. This trade, as well as EGL's international operations, are influenced by many factors, including:


     - economic and political conditions in the United States and abroad,

     - major work stoppages,

     - exchange controls, the Euro conversion and currency fluctuations,

     - wars and other armed conflicts, and

     - United States and foreign laws relating to tariffs, trade restrictions, foreign investment and taxation.

     Trade-related events beyond EGL's control, like a failure of various nations to reach or adopt international trade agreements or an increase in bilateral or multilateral trade restrictions, could have a material adverse effect on EGL's international operations. EGL's operations will also depend on carriers that provide cargo space for international operations.

     Because Circle's operations are primarily international, EGL's current stockholders will experience additional exposure to those risks as a result of the merger.

  EGL's business could be adversely impacted by negative conditions in the United States economy or the industries of its principal customers following the merger.

     Demand for EGL's services could be adversely impacted by negative conditions in the United States economy or the industries of its customers. Following the merger, a substantial number of EGL's principal customers will be the personal computer, electronics, telecommunications and related industries. These customers collectively accounted for a substantial percentage of EGL's pro forma revenues set forth in this document. Adverse conditions in the industries of EGL's customers could cause it to lose a significant customer or experience a decrease in the shipment volume of EGL's customers. Either of these events could negatively impact EGL's financial results. EGL expects that demand for its services, and consequently its results of operations, will be sensitive to domestic and global economic conditions and other factors beyond EGL's control.

     Because EGL's current operations are primarily domestic, Circle's stockholders will experience additional exposure to the risk of negative conditions in the United States economy as a result of the merger.

  EGL's ability to serve its customers depends on the availability of cargo space from third parties.

     EGL's ability to serve its customers depends on the availability of cargo space, including space on passenger and cargo airlines and ocean carriers that service the transportation lanes EGL will use following the merger. Shortages of cargo space are most likely to develop around holidays and in especially heavy transportation lanes. In addition, available cargo space could be reduced as a result of decreases in the number of passenger airlines or ocean carriers serving particular transportation lanes at particular times. This could occur as a result of economic conditions, transportation strikes, regulatory changes and other factors beyond EGL's control. EGL's future operating results could be adversely affected by significant shortages of suitable cargo space and associated increases in rates charged by passenger airlines or ocean carriers for cargo space.

  EGL may lose business to competitors, particularly those with greater financial resources.

     Competition within the freight industry is intense. EGL will compete with fully integrated carriers, including BAX Global, Inc. and Emery Air Freight Corporation, that have substantially greater financial resources than EGL. Following the merger, EGL expects to encounter increased competition from those forwarders that have a predominantly international focus and have established international networks, including those based in the United States as well as Europe-based forwarders. EGL also expects to continue to encounter competition from other forwarders with nationwide networks, regional and local forwarders, passenger and cargo air carriers, trucking companies, cargo sales agents and brokers, and carriers and associations of shippers organized for the purpose of consolidating their members' shipments to obtain lower freight rates from carriers. EGL's inability to compete successfully in its industry could cause it to lose customers or lower the volume of its shipments.

  EGL's success depends on the efforts of its founder and other key managers and personnel.

     EGL's founder, James R. Crane, will continue to serve as President, Chief Executive Officer and Chairman of the Board following the merger. EGL believes that its success will be highly dependent upon the continuing efforts of Mr. Crane and EGL's other executive officers and key employees, including those of Circle, as well as EGL's ability to attract and retain other skilled managers and personnel. The loss of the services of any of EGL's key personnel could have a material adverse effect on EGL.


  EGL is subject to claims arising from its pickup and delivery operations.


     EGL uses the services of approximately 2,000 drivers in connection with its local pick-up and delivery operations. From time to time, these drivers are involved in accidents. Although most of these drivers are independent contractors, EGL could be held liable for their actions. EGL currently carries, or requires its independent owners/operators to carry, liability insurance of $1.0 million for each accident. However, claims against EGL may exceed the amount of coverage. A material increase in the frequency or severity of accidents, liability claims or workers' compensation claims, or unfavorable resolutions of claims, could materially affect EGL. In addition, significant increases in insurance costs as a result of these claims could reduce EGL's profitability.


  EGL could incur additional expenses or taxes if the independent owners/operators it uses in connection with its local pickup and delivery operations are found to be "employees" rather than "independent contractors."


     The Internal Revenue Service, state authorities and other third parties have at times successfully asserted that independent owner/operators in the transportation industry, including those of the type EGL uses in connection with its local pick-up and delivery operations, are "employees" rather than "independent contractors." Although EGL believes that the independent owners/operators it uses are not employees, the IRS, state authorities or others could challenge this position, and federal and state tax or other applicable laws, or interpretations of applicable laws, could change. If they do, EGL could incur additional employee benefit-related expenses and could be liable for additional taxes, penalties and interest for prior periods and additional taxes for future periods.

  EGL's failure to comply with governmental permit and licensing requirements could result in substantial fines or revocation of its operating authorities, and changes in these requirements could adversely affect EGL.

     EGL's operations are subject to various state, local, federal and foreign regulations that in many instances require permits and licenses. EGL's failure to maintain required permits or licenses, or to comply with applicable regulations, could result in substantial fines or revocation of EGL's operating authorities. Moreover, government deregulation efforts, "modernization" of the regulations governing customs clearance and changes in the international trade and tariff environment could require material expenditures or otherwise adversely affect EGL.


  The U.S. Equal Employment Opportunity Commission charge against EGL and purported class action lawsuit could result in the payment by EGL of substantial amounts and subject EGL to significant non-monetary requirements.



     The U.S. Equal Employment Opportunity Commission charge against EGL and purported class action lawsuit could result in the payment by EGL of substantial amounts and subject EGL to significant non-monetary requirements. These payments and non-monetary requirements could have a material adverse effect on EGL. For a description of these matters, see EGL's current report on Form 10-Q for the quarter ended June 30, 2000 and its other filings with the SEC.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This document and the documents incorporated by reference in this joint proxy statement/prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include the information concerning possible or assumed future results of operations of EGL and Circle, including statements about the following subjects:


     - business strategies,


     - benefits, reasons, effects or results of the transaction,


     - operating efficiencies or synergies,


     - growth opportunities,


     - competitive position,


     - market outlook,


     - expected financial position,


     - expected results of operations,


     - future cash flows,


     - future dividends,



     - financing plans,



     - budgets for capital and other expenditures,



     - timing and cost of completion of capital projects,



     - expected results of the transactions,



     - plans and objectives of management,



     - timing of the transactions,


     - tax treatment of the transactions,


     - accounting treatment of the transactions,


     - transaction-related expenses,


     - outcomes of legal proceedings,


     - compliance with applicable laws,


     - adequacy of insurance,


     - operations and results after the merger, and


     - any other statements regarding future growth, future cash needs, future terminals, future operations, business plans and future financial results, and any other statements that are not historical facts.


     Forward-looking statements in this joint proxy statement/prospectus are identifiable by use of the following words and other similar expressions, among others:


     - "anticipate,"



     - "believe,"



     - "budget,"



     - "could,"



     - "estimate,"



     - "expect,"



     - "forecast,"



     - "intend,"



     - "may,"



     - "might,"



     - "plan,"



     - "predict,"



     - "project," and



     - "should."



     The factors discussed in the section entitled "Risk Factors" as well as the following factors could affect the future results of operations of EGL or Circle and could cause those results to differ materially from those expressed in the forward-looking statements included in this document or incorporated by reference:


     - expansion and results of terminal networks,

     - plans for local delivery services and truck brokerage,

     - changes in information systems and logistic systems and services,

     - marketing results,

     - effects of litigation and governmental regulation or action,

     - margins, costs of transportation and other operating expenses,

     - any seasonality of business,

     - dividend plans,

     - retention of employees or management,

     - continued growth, acquisitions and implementation of business strategy,

     - expected sources of liquidity to support working capital and capital expenditure requirements, and

     - tax benefits of any stock option exercises.

     You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

                              THE SPECIAL MEETINGS

INFORMATION ABOUT THE SPECIAL MEETINGS AND VOTING

     The EGL board of directors is using this document to solicit proxies from EGL stockholders for use at the EGL special meeting of stockholders. The Circle board of directors is using this document to solicit proxies from Circle stockholders for use at the Circle special meeting of stockholders.

MATTERS RELATING TO THE SPECIAL MEETINGS

                     TIME AND PLACE OF THE SPECIAL MEETINGS


       EGL SPECIAL MEETING               CIRCLE SPECIAL MEETING
    Monday, September 18, 2000       Wednesday, September 20, 2000
      11:00 a.m., local time             10:30 a.m., local time
      Corporate Headquarters             Corporate Headquarters
       15350 Vickery Drive                260 Townsend Street
          Houston, Texas               San Francisco, California


       PURPOSE OF THE SPECIAL MEETINGS IS TO VOTE ON THE FOLLOWING ITEMS

            EGL SPECIAL MEETING                               CIRCLE SPECIAL MEETING
- A proposal to approve the issuance of EGL        - A proposal to approve and adopt the merger
  common shares in connection with the               agreement and the transactions
  merger.                                            contemplated by the merger agreement,
                                                     including the merger.
- A proposal to amend EGL's second amended
  and restated articles of incorporation to        - Any other matters that may properly come
  increase the number of authorized EGL            before the Circle special meeting, including
  common shares from 100,000,000 to                  the approval of any adjournment or
  200,000,000.                                       postponement of the Circle special
- A proposal to amend EGL's long-term                meeting.
  incentive plan to increase the number of
  shares authorized for issuance under the
  plan by 3,000,000 shares.
- A proposal to amend EGL's employee stock
  purchase plan to increase the number of
  shares authorized for issuance under the
  plan by 250,000 shares.
- Any other matters that may properly come
  before the EGL special meeting, including
  the approval of any adjournment or
  postponement of the EGL special meeting.

                      RECORD DATE FOR THE SPECIAL MEETINGS


            EGL SPECIAL MEETING                               CIRCLE SPECIAL MEETING
     Holders of record of EGL common shares        Holders of record of Circle common shares at
at the close of business on August 2, 2000         the close of business on August 2, 2000 will
will be entitled to vote.                          be entitled to vote.


                     OUTSTANDING SHARES HELD ON RECORD DATE


            EGL SPECIAL MEETING                               CIRCLE SPECIAL MEETING
     As of the record date, there were             As of the record date, there were 17,774,458
28,568,680 outstanding EGL common shares           outstanding Circle common shares that are
that are entitled to vote at the special           entitled to vote at the special meeting.
meeting.

                SHARES ENTITLED TO VOTE AT THE SPECIAL MEETINGS

            EGL SPECIAL MEETING                               CIRCLE SPECIAL MEETING

     Each EGL common share that you own as         Each Circle common share that you own as of
of the record date entitles you to one vote.       the record date entitles you to one vote.
     EGL will not be entitled to vote the          Circle will not be entitled to vote the
EGL common shares it owns.                         Circle common shares it owns.

                  QUORUM REQUIREMENT FOR THE SPECIAL MEETINGS

            EGL SPECIAL MEETING                               CIRCLE SPECIAL MEETING

     A quorum of EGL stockholders is               A quorum of Circle stockholders is necessary
necessary to hold a valid EGL special              to hold a valid Circle special meeting.
meeting.                                           The presence in person or by proxy at the
     The presence in person or by proxy at         Circle special meeting of holders of a
the EGL special meeting of holders of a            majority of the Circle common shares
majority of the EGL common shares entitled         entitled to vote at the Circle special
to vote at the EGL special meeting is              meeting is necessary for a quorum.
necessary for a quorum. Abstentions and            Abstentions and broker non-votes count as
broker non-votes count as present for              present for establishing a quorum. Circle
establishing a quorum. EGL common shares           common shares held by Circle or its
held by EGL or its subsidiaries do not count       subsidiaries do not count toward a quorum.
toward a quorum.                                   A "broker non-vote" occurs when a
     A "broker non-vote" occurs when a             corporation submits a proposal for a
corporation submits a proposal for a               "non-routine" matter and a broker is not
"non-routine" matter and a broker is not           permitted to vote on that proposal without
permitted to vote on that proposal without         instruction from the beneficial owner of the
instruction from the beneficial owner of the       shares and no instruction is given. Circle's
shares and no instruction is given. Each of        proposal is considered to be a non-routine
EGL's proposals is considered to be a non-         matter.
routine matter, except the proposal to
increase the number of authorized EGL common
shares.

             SHARES BENEFICIALLY OWNED BY EGL AND CIRCLE DIRECTORS
                  AND EXECUTIVE OFFICERS AS OF THE RECORD DATE


            EGL SPECIAL MEETING                               CIRCLE SPECIAL MEETING

     EGL directors and executive officers          Circle directors and executive officers
beneficially own 12,251,640 EGL common             beneficially own 3,260,346 Circle common
shares, including outstanding options. These       shares, including outstanding options. These
shares represent approximately 42.9% of the        shares represent approximately 18.3% of the
EGL common shares outstanding as of the            Circle common shares outstanding as of the
record date.                                       record date.
     These individuals have indicated that         These individuals have indicated that they
they intend to vote their EGL common shares        intend to vote their Circle common shares in
in favor of the EGL proposals. Mr. James R.        favor of the merger proposal. Mr. Peter
Crane, EGL's President, Chief Executive            Gibert, Circle's Interim Chairman and Chief
Officer and Chairman of the Board, has             Executive Officer, and Mr. Ray C. Robinson,
entered into an agreement with Circle that         Jr., as trustee, a director of Circle, have
provides, among other things, that he will         entered into an agreement with EGL that
vote in favor of the merger agreement and          provides, among other things, that they will
the transactions contemplated thereby.             vote in favor of the merger agreement and
Approximately 40.8% of the outstanding EGL         the transactions contemplated thereby.
common shares are covered by this agreement.       Approximately 15.1% of the outstanding
                                                   Circle common shares are covered by this
                                                   agreement.

                   VOTES NECESSARY AT THE SPECIAL MEETINGS TO
                        APPROVE EGL AND CIRCLE PROPOSALS

            EGL SPECIAL MEETING                               CIRCLE SPECIAL MEETING

     Approval of the issuance of the EGL           Approval of the merger agreement and the
common shares requires the approval of the         transactions contemplated by the merger
holders of at least a majority of the votes        agreement, including the merger, requires
cast on the proposal.                              the approval of the holders of a majority of
     Approval of the amendment to EGL's            the Circle common shares outstanding as of
second amended and restated articles of            the record date.
incorporation increasing the authorized            Abstentions and broker non-votes will have
number of EGL common shares requires the           the same effect as votes against the merger
approval of the holders of a majority of the       proposal.
EGL common shares outstanding as of the
record date.
     Approval of the amendment to EGL's
long-term incentive plan to increase the
number of shares authorized for issuance
under the plan requires the approval of the
holders of a majority of the shares present
or represented and entitled to vote at the
meeting.
     Approval of the amendment to EGL's
employee stock purchase plan to increase the
number of shares authorized for issuance
under the plan requires the approval of a
majority of the shares present or
represented and entitled to vote at the
meeting.
     Abstentions on broker non-votes will be
treated as votes cast and will have the same
effect as votes against each of the
proposals.

     THE EGL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE:

     - FOR THE ISSUANCE OF EGL COMMON SHARES IN THE MERGER,

     - FOR THE AMENDMENT TO EGL'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF EGL COMMON SHARES FROM 100,000,000 TO 200,000,000,

     - FOR THE AMENDMENT TO EGL'S LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 3,000,000 SHARES, AND

     - FOR THE AMENDMENT TO EGL'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY 250,000 SHARES.

     THE CIRCLE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

     Approval of the issuance of EGL common shares by EGL stockholders and approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by Circle stockholders are conditions to completion of the merger.

VOTING BY PROXY

     You may vote in person at your special meeting or by proxy. We recommend you vote by proxy even if you plan to attend your special meeting. You can always change your vote at your special meeting.

     You may vote by completing and mailing the enclosed proxy card. If you properly submit your proxy to us in time to vote, one of the individuals named as your proxy will vote your common shares as you have directed. You may vote for or against the proposal or proposals submitted at your special meeting or abstain from voting.

     If you hold common shares through a broker or other custodian, please follow the voting instructions for the voting form used by that firm. If you submit your proxy but do not make specific choices, your proxy will follow your board of directors' recommendations and your shares will be voted for their recommendations.

     The following table shows the effect that a proxy without instructions, an abstention or, in the case of the proposals for non-routine matters, a "broker non-vote" will have on the votes on the proposals.

                                        PROXY WITHOUT
PROPOSALS                               INSTRUCTIONS     ABSTENTION     BROKER NON-VOTES
---------                               -------------    -----------    ----------------
CIRCLE
- Approval and adoption of merger           "FOR"          "AGAINST"(a)     "AGAINST"(a)
  agreement and related transactions,
  including the merger................
EGL
- Issuance of EGL common shares in the      "FOR"               None(b)          None(b)
  merger..............................
- Increase in number of authorized EGL      "FOR"          "AGAINST"(c)   Not Applicable
  common shares.......................
- Amendment of the long-term incentive      "FOR"          "AGAINST"(e)          None(d)
  plan................................
- Amendment of the employee stock           "FOR"          "AGAINST"(e)          None(d)
  purchase plan.......................

---------------

(a) An abstention or a broker non-vote on the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, has the effect of a vote "AGAINST" the proposal, because that proposal requires approval by a majority of the holders of all Circle common shares outstanding on the record date, whether voting or not.

(b) An abstention or a broker non-vote on the proposal to issue shares in the merger will be disregarded in calculating the percentage of votes in favor of the proposal.

(c) An abstention on the proposal to increase the number of authorized EGL common shares has the effect of a vote "AGAINST" the proposal, because that proposal requires approval by a majority of the holders of all EGL common shares outstanding on the record date, whether voting or not.

(d) A broker non-vote on these proposals will not affect the outcome of the voting on them because they require the approval of a majority of shares present or represented at the meeting and entitled to vote. A broker non-vote represents a share that is not present or represented and not entitled to vote on the matter.

(e) An abstention from voting on these proposals has the effect of a vote "AGAINST" the proposals. An abstention represents a share that is present or represented and entitled to vote.

REVOKING YOUR PROXY

     You may revoke your proxy before it is voted by:

     - submitting a new proxy with a later date,

     - notifying your company's corporate secretary in writing before your special meeting that you have revoked your proxy, or

     - voting in person at your special meeting.

OTHER VOTING MATTERS

     Voting in Person. If you plan to attend your special meeting and wish to vote in person, we will give you a ballot at your special meeting. However, if your common shares are held in the name of a brokerage firm or trustee, you must obtain from the firm or trustee an account statement, letter or other evidence of your beneficial ownership of the common shares.

     Proxy Solicitation. We will each pay our own costs of soliciting proxies. In addition to this mailing, EGL and Circle employees may solicit proxies personally, electronically or by telephone. Circle is paying Beacon Hill Partners a customary fee, plus expenses, to assist with the solicitation.

     The extent to which these proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted. You should submit your proxy without delay by mail. We also will reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

DO NOT SEND IN ANY CIRCLE STOCK CERTIFICATES WITH YOUR PROXY CARDS. THE EXCHANGE AGENT WILL MAIL TRANSMITTAL FORMS WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR CIRCLE COMMON SHARES AS SOON AS PRACTICABLE AFTER THE COMPLETION OF THE MERGER.

OTHER BUSINESS; ADJOURNMENTS AND POSTPONEMENTS

     We currently are not aware of any other business to be acted upon at either special meeting. If, however, other matters are properly brought before either special meeting, or any adjourned or postponed special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the special meeting.

     Adjournments or postponements of the special meetings may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In recent years, Circle's board of directors has devoted significant attention to the implications for Circle of changes in the industries in which Circle competes, including, among others:

     - the globalization of international trade,

     - the increased complexity inherent in the transition from freight forwarding and customs brokerage to integrated logistics,

     - the increasing level of investment in technology, information systems, distribution facilities and employee training required to keep pace with the increased complexity of Circle's business, and

     - the advantages associated with economies of scale and industry consolidation.


     These considerations caused Circle's board of directors to focus on the different strategic options available to Circle and particularly, on whether over the long term, Circle would be better positioned by combining with another company that would offer it additional resources, diversification and scale.



     In August 1994, Circle's board of directors established a strategic planning and mergers and acquisition committee. Among the functions of the strategic planning and mergers and acquisitions committee are to review and make recommendations to the Circle board concerning proposed or potential acquisitions, mergers, joint ventures or other business combinations, and to consult with management regarding acquisition strategy.


     Consistent with the foregoing, Circle has explored, for many years, the possibility of a strategic combination with other companies in and outside its industry.

     Since the time of its initial public offering in December 1995, EGL has considered opportunities to develop and expand its international capabilities. Initially, EGL began to establish an international network of agents. EGL recognized that it could accelerate this expansion through a transaction with an international logistics company. In early 1997, Mr. James R. Crane, EGL's President, Chief Executive Officer and Chairman of the Board, and Mr. Peter Gibert, who was then the Chairman and Chief Executive Officer of Circle, engaged in discussions about a possible business combination between the two companies. The discussions contemplated a stock-for-stock transaction. The parties exchanged both publicly available and confidential information and entered into confidentiality agreements with limited standstill provisions. The parties were not able to reach a common view on price or management of the combined company, and negotiations terminated by mid-April 1997.

     By the spring of 1999, EGL had expanded its international operations in part through acquisitions of United Kingdom and South American operations and a Hong Kong joint venture. Seeking to increase the pace of its international expansion, EGL renewed its interests in a combination with Circle. In early April 1999, Mr. Crane contacted Mr. Gibert, who at that time was a director of Circle, and David Beatson, who became Circle's Chief Executive Officer in July 1998 and Chairman of the Board in January 1999. The parties began discussions about a possible transaction and engaged in due diligence investigations of public and confidential information regarding both companies. EGL began consulting with Donaldson, Lufkin & Jenrette Securities Corporation as financial advisor at this time.


     Later in April 1999, Mr. Crane attended a Circle board meeting, at which he presented information about EGL and described some of the benefits of a combination between the two companies. Following this board meeting, Mr. Crane and a representative of Donaldson, Lufkin & Jenrette held discussions with members of Circle's board regarding a possible transaction and possible exchange ratios. Based on direction provided by the Circle board, after consultation with its financial and legal advisors, the representatives of Circle explained that they would only be willing to pursue discussions of a transaction that afforded Circle stockholders a significant premium to then market prices. In particular, the Circle representatives informed EGL that, given the restructuring program that had recently been initiated by Mr. Beatson, they were particularly reluctant to engage in a merger transaction at that time unless it involved a substantial premium.

     In the weeks following Mr. Crane's meeting with the Circle board, the parties continued discussions and due diligence investigations. Circle engaged Morgan Stanley & Co. Incorporated to act as its financial advisor as of May 10, 1999. Thereafter, members of the management of both companies, representatives of Morgan Stanley and Donaldson, Lufkin & Jenrette and Ron Franklin, EGL's general counsel, met in Denver. EGL representatives subsequently informed Circle that they did not wish to pursue any further discussions for a transaction at a significant premium. By mid-June 1999, the parties broke off negotiations and formally terminated discussions.


     During the remainder of 1999 and 2000, EGL continued to execute its international expansion plan, including acquisitions in Canada and Chile.

     On May 12, 2000, David Beatson notified the Circle board of directors of his resignation as Chief Executive Officer, President and Chairman of the Board. On May 14, the Circle board announced the appointment of Peter Gibert as Interim Chairman and Chief Executive Officer.

     EGL management again studied the possibility of a combination with Circle. Mr. Crane discussed the possible transaction with several executives, including Elijio Serrano, EGL's Chief Financial Officer, and Kim Wertheimer, EGL's Executive Vice President International, who is a former Circle executive.


     On May 30, 2000, James R. Crane, EGL's Chairman and Chief Executive Officer, contacted Mr. Gibert to suggest that Circle consider a stock-for-stock business combination of the two companies. Mr. Gibert responded that, given the recent resumption of his duties at Circle, he did not then have the time to consider this matter but that he would respond to Mr. Crane's suggestion sometime in the future.



     On June 8, 2000, representatives of Donaldson, Lufkin & Jenrette contacted representatives of Morgan Stanley and discussed a possible transaction structured as a stock-for-stock "merger of equals" that would be a "market transaction" in which EGL common shares would be exchanged for Circle common shares at the prevailing market rate, without any premium. At that time, a transaction on these terms would have resulted in an exchange ratio of approximately .7 EGL common shares for each Circle common share. Representatives of Donaldson, Lufkin & Jenrette explained that the possible transaction contemplated representation on EGL's board by Circle directors that would be proportional to the percentage of EGL common shares issued to Circle stockholders. The Morgan Stanley representatives replied that they did not believe that Circle would be interested in a transaction on those terms.


     Following this conversation, EGL management again analyzed the combination with the assistance of Donaldson, Lufkin & Jenrette to determine if an increased exchange ratio was warranted.

     On June 14, 2000, Messrs. Crane, Serrano and Wertheimer discussed with Mr. Gibert the possible merger and related matters, including a price, during a flight to New York from Minneapolis. These discussions continued on a flight from New York to San Francisco on June 15, 2000.

     On June 16, EGL transmitted to Mr. Gibert a document describing the strategic and financial rationale for a combination of the two companies. The document included a nonbinding proposal for discussion with two transaction alternatives:

     - a cash offer of $27 per Circle share or

     - a share-for-share exchange of .9 EGL common shares for each Circle common share.


     The same day, Mr. Gibert had discussions with some of the members of the Circle board concerning the status of negotiations. The following day, Mr. Wertheimer met with Mr. Gibert to discuss possible synergies that could result from a combination of the two companies.

     On June 18, 19 and 20, representatives of Donaldson, Lufkin & Jenrette and Morgan Stanley had several conversations about the transaction. These discussions included possible exchange ratios and EGL's position with respect to various matters, including that:

     - one or two Circle directors would join EGL's board,

     - Mr. Crane would continue in his position as Chairman and CEO of EGL with responsibility for proposing the senior management team of the combined company, and

     - the transaction would include customary deal protection provisions.

     On June 19, 2000, Mr. Crane notified Mr. Gibert that he would now be willing to recommend to EGL's board an exchange ratio of one EGL common share for each Circle common share. Mr. Gibert informed Mr. Crane that he also would be willing to recommend this exchange ratio to Circle's board. Also during this time, Mr. Crane and Mr. Gibert and Circle's financial advisors talked individually to members of their respective boards of directors regarding the possible transaction. Following that meeting, Circle management authorized Morgan Stanley to conduct discussions with parties other than EGL regarding possible strategic alternatives for Circle. Morgan Stanley made preliminary inquiries with three parties other than EGL (two of which they had previously had similar discussions with in mid-1999). Additionally, Circle management contacted two parties other than EGL.

     On June 21, 2000, Messrs. Crane and Serrano and other members of EGL management accelerated the implementation of the transaction by holding a conference call with representatives of Donaldson, Lufkin & Jenrette, Ron Franklin, Baker Botts, EGL's outside counsel, and PricewaterhouseCoopers, its outside auditors. The parties discussed the structure terms, timing and issues relating to a possible transaction. Also, on June 21, 2000, Circle's outside directors retained the firm of Howard Rice Nemerovski Canady Falk & Rabkin to advise them concerning their duties.

     On June 23, 2000, Baker Botts sent confidentiality agreements to Circle covering confidential information disclosed by both parties and, in the case of the Circle confidentiality agreement, including customary standstill restrictions on EGL's ability to take actions with respect to Circle. Also that day, Baker Botts sent drafts of a merger agreement and related documents to Circle and its outside counsel, Orrick, Herrington & Sutcliffe LLP, and Mr. Wertheimer met in San Francisco with Peter Gibert, Ray Robinson, a Circle director, and other members of Circle management to discuss the possible organizational structure and integration of the combined company.


     On June 25, 2000, Messrs. Crane and Gibert met in San Francisco to discuss integration plans and management organization.


     On June 26, 2000, Messrs. Crane and Serrano, other members of EGL management and Mr. Franklin met in San Francisco with Circle management and representatives of both parties' financial advisors. The parties exchanged executed confidentiality agreements, and EGL then began a review of nonpublic Circle data.

     On June 27, 2000, EGL, Circle and their financial advisors met in Houston at the offices of Baker Botts. Circle representatives reviewed confidential data provided by EGL. The parties and their representatives engaged in due diligence sessions during which the managements of both companies presented information and answered questions about their respective companies.

     Late that afternoon, EGL held a board meeting at the offices of Baker Botts. EGL management reviewed with the board the background and status of negotiations with Circle. EGL management and Mr. Franklin gave reports on the status of their review regarding Circle. Donaldson, Lufkin & Jenrette then reviewed with the board information regarding the potential transaction and the two companies. Representatives of Baker Botts discussed documentation and timing considerations relating to the merger. Following the EGL board meeting, the parties and their representatives met to discuss possible synergies and benefits of the transaction.

     On the morning of June 28, 2000, Circle held a board meeting at which Mr. Gibert reviewed with the other members of the Circle board the status of negotiations, Circle management reviewed key elements of due diligence activities and Gil Serota, of Howard Rice, counsel to Circle's outside directors, discussed the duties of the directors to the Circle stockholders. Following this discussion, Orrick Herrington reviewed the terms of the proposed merger agreement and related stock option agreements, and Morgan Stanley discussed the economic terms of the proposed transaction with the Circle board and summarized its discussions with parties other than EGL regarding a possible transaction with Circle. Following this meeting, representatives of both companies and their respective financial advisors and outside counsel held a conference call, at which Circle gave its initial response to the draft merger agreement and related documents. Following this call, Circle also delivered more detailed written comments to these agreements.


     On the morning of June 29, 2000, representatives of Orrick Herrington and Robert Kennis, Circle's General Counsel, met with representatives of Baker Botts to begin a detailed negotiation of the merger agreement and related documents. Also on June 29, representatives of PricewaterhouseCoopers and EGL management met with Deloitte & Touche, Circle's outside auditors, regarding accounting issues relating to Circle, EGL and the proposed transaction. The parties also continued their due diligence investigations regarding each other.


     On June 30, 2000, the parties continued negotiations on the merger agreement and related documents. Later that morning, Circle's board held a meeting at which the Circle board continued its review and discussion of the terms of the transaction with its financial and legal advisors. Following a detailed discussion, the terms of the change of control agreements for certain officers of Circle were approved. Morgan Stanley made a presentation to Circle's board in which it discussed the terms of the proposed merger and presented the financial and comparative analysis performed by Morgan Stanley in connection with the merger. Morgan Stanley also summarized for the Circle board its contact with parties other than EGL regarding a possible transaction with Circle. After consideration of the responses to the preliminary inquiries and contacts made by Morgan Stanley and Circle management of parties other than EGL, Circle and its financial advisors decided not to pursue these efforts further.


     That afternoon, EGL's board met at EGL's offices. A representative of Baker Botts discussed the board's fiduciary duties in considering the proposed transactions and discussed the terms of the merger agreement and related agreements. Representatives of Donaldson, Lufkin & Jenrette presented to EGL's board a summary of its analyses on the strategic rationale for and financial analyses related to the proposed transaction.

     Following these board meetings and continuing on July 1 and July 2, 2000, the parties and their representatives continued their negotiations of the merger agreement and related documents and their due diligence reviews of the other party. On the afternoon of July 2, EGL's board held a telephonic meeting at which EGL management, its general counsel, Donaldson, Lufkin & Jenrette, and Baker Botts updated the board on the status of the merger agreement and related documents and the due diligence investigation. Donaldson, Lufkin & Jenrette then delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date based on and subject to the assumptions, limitations and qualifications in its written opinion, the exchange ratio was fair to EGL from a financial point of view. EGL's board of directors then approved the merger agreement and related agreements and the transaction contemplated by those agreements and resolved to recommend that EGL stockholders approve those transactions.


     On July 2, 2000, the Circle board held a telephonic meeting, which was also attended by their financial and legal representatives. During this meeting, Morgan Stanley delivered its opinion that, as of the date of its opinion, the exchange ratio pursuant to the merger agreement was fair to the holders of Circle common shares from a financial point of view. Circle's board then concluded its discussions of the merits of the transaction, approved the merger agreement and the transactions contemplated by the merger agreement and agreed to recommend the transaction to Circle's stockholders.


     Following the board meetings, the parties continued and then concluded their negotiations and executed the merger agreement and related documents on the night of July 2, 2000. A joint press release announcing the transaction was issued on the morning of July 3, 2000.

CIRCLE'S REASONS FOR THE MERGER

     Circle's board of directors has determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Circle and its stockholders. Accordingly, Circle's board of directors has approved the merger agreement and the completion of the merger and recommends that you vote for approval of the merger agreement and the merger.

     In reaching its decision, Circle's board of directors identified several potential benefits of the merger, the most important of which included:

     - Circle stockholders will have the opportunity to participate in the potential for growth of the combined company after the merger,

     - the combined company will be able to provide a full range of domestic and international transportation, logistics and customs brokerage services,

     - the combined company will benefit from an expanded blue chip customer base, as there is little overlap between their respective blue chip customers,

     - Circle's international expertise and EGL's domestic freight forwarding strengths will generate significant cross-selling opportunities for the combined company,

     - EGL's sales and marketing strengths could be a significant advantage to Circle's business,

     - the exchange ratio in the merger represented a premium of approximately 49.5% over the average exchange ratio for the 30-day trading period preceding July 2, 2000, the date of the signing of the merger agreement, and

     - by combining with EGL, Circle stockholders will alleviate the difficulty of increasing Circle's public stock price due to limited public float, and limited daily trading volume, and be afforded substantially increased trading liquidity for their investment.

     Circle's board of directors consulted with Circle's senior management, as well as its legal counsel, independent accountants and financial advisers, in reaching its decision to approve the merger. Among the factors considered by Circle's board of directors in its deliberations were the following:

     - historical information concerning EGL's and Circle's respective financial performance, results of operations, assets, liabilities, operations, technology, management and competitive position, including public reports covering the most recent fiscal year and fiscal quarter for each company filed with the Securities and Exchange Commission,

     - the complementary nature of the companies' services and possible synergies from combining EGL and Circle, and the benefits to Circle's customers created by the combination of the domestic and international services offered by each company,

     - Circle's management's view of the financial condition, results of operations, assets, liabilities, businesses and prospects of EGL and Circle after giving effect to the merger,

     - current market conditions and historical trading information with respect to EGL and Circle common shares,

     - the terms and conditions of the merger agreement, including the expected tax-free treatment to Circle stockholders,


     - the analysis prepared by Morgan Stanley and presented to Circle's board of directors, Morgan Stanley's discussion of its contacts with parties other than EGL regarding a possible transaction with Circle and the written opinion of Morgan Stanley that, as of the date Circle and EGL signed the merger agreement, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to holders of Circle common shares, as described more fully in the text of the entire opinion attached to this document as Annex F,


     - the expectation that the merger will be accounted for as a pooling of interests,

     - EGL's track record and the strength of its management team, which has demonstrated an ability to compete in the domestic transportation market, and


     - the ability of Circle's board of directors to enter into discussions with another party in response to an unsolicited superior offer to the merger if Circle's independent directors believed in good faith that such action was required in order to comply with its fiduciary obligations.


     In the course of deliberations, Circle's board of directors also considered the fairness to Circle of the terms of the merger agreement and the stock option agreement, copies of which are attached to this document as Annexes A and B, which were the product of extensive arm's-length negotiations. In particular, Circle's board of directors considered the stock option granted to EGL, the events triggering payment of the termination fee and the limitations on the ability of Circle to negotiate with other companies regarding an alternative transaction, and the potential effect these provisions would have on Circle receiving alternative proposals that could be superior to the merger. Because Circle's board of directors conducted a review of its strategic alternatives prior to entering into the merger agreement, and because these provisions were required by EGL for it to enter into the merger agreement, Circle's board of directors determined that the value for Circle's stockholders represented by the merger justified these requirements.


     Circle's board of directors also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including, but not limited to:

     - the risk to Circle stockholders that the value to be received in the merger could decline significantly due to the fixed exchange ratio,

     - the loss of control over the future operations of Circle following the merger,


     - the impact of the loss of Circle's status as an independent company on Circle stockholders, employees and clients,



     - the risk that the potential benefits sought in the merger might not be fully realized, and


     - the possibility that the merger might not be consummated and the potential adverse effects of the public announcement of the merger on:

      - Circle's sales and operating results,

      - Circle's ability to attract and retain key employees, and

      - Circle's overall competitive position.


     After due consideration, Circle's board of directors believed that Circle could avoid or mitigate some of these risks and that, overall, the risks associated with the proposed merger were outweighed by the potential benefits of the merger.


     Circle's board of directors does not intend the foregoing discussion of information and factors to be exhaustive but believes the discussion to include all of the material factors that it considered. In view of the complexity and wide variety of information and factors, both positive and negative, that it considered, Circle's board of directors did not find it practical to quantify or otherwise assign relative or specific weights to the factors considered. However, after taking into consideration all of the factors described above and the advice of its outside counsel and financial advisor, Circle's board of directors concluded that the merger agreement and merger were fair to, and in the best interests of, Circle and its stockholders and that Circle should proceed with the merger.

RECOMMENDATION OF CIRCLE'S BOARD OF DIRECTORS


     The Circle board of directors believes that the terms of the merger are fair to and in the best interests of Circle's stockholders and recommends that the stockholders vote to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

EGL'S REASONS FOR THE MERGER

     The EGL board of directors believes that the merger offers an opportunity to create a global leader in the domestic and international transportation, logistics and customs brokerage businesses. The board views the merger as a unique opportunity to combine EGL's strong domestic presence with Circle's internationally focused operations. EGL's board of directors believes the following are key specific reasons that the merger will be beneficial to EGL and in the best interest of its stockholders:


     - Acceleration of International Expansion. In recent years, EGL had begun to focus on expanding its international operations through arrangements with international cargo agents, opening new terminals and a limited number of small acquisitions, and had planned to continue this growth. By adding Circle's 245 international locations, the merger will allow EGL to achieve a global reach in one transaction that could have otherwise taken many years to achieve if done through more limited expansion efforts.


     - Global Logistics Solution. As a result of the merger, EGL's and Circle's complimentary service offerings would enable the combined company to offer its customers a one-stop global logistics solution that includes the following services:

      - international and domestic air and ocean freight forwarding services,

      - air charter services,

      - customs brokerage,

      - logistics management, and

      - line-haul and local pickup and delivery.

     - Complementary Skills. The combined company would blend EGL's marketing strengths with Circle's strong international operating capabilities. The EGL board believed that this combination of complementary skills would enhance EGL's market position and present additional opportunities for growth.

     - Strong Management Team. The EGL board of directors considered the experience and accomplishments of Peter Gibert and the other members of Circle's management team, particularly in the international freight forwarding market, and the service of Mr. Gibert as a director of the combined company.

     - Earnings Per Share Accretive. The EGL board of directors and EGL's management believed that the proposed merger would be immediately accretive to earnings per share.

     - Expanded Blue Chip Customer Base and Cross-Selling
       Opportunities. Although both EGL and Circle have many blue chip customers, there is relatively little overlap. As a result, the combined company will benefit from an expanded blue chip customer base. EGL believes that its domestic freight forwarding strengths and Circle's international expertise will generate significant cross-selling opportunities for the combined company.

     - Increased Capitalization and Market Float. The combined company would have a significantly increased market capitalization and public float, which could benefit both companies' stockholders through increased trading liquidity.

     - Stronger Financial Position. After the merger, EGL would have increased working capital, book value and cash flow.

     In connection with its approval of the merger, its determination that the merger is fair to and in the best interest of EGL's stockholders and its recommendation that stockholders vote for the issuance of EGL common shares in connection with the merger, the board of directors of EGL consulted with members of management as well as its financial and legal advisors and independent accountants. The EGL board also considered the following material information and factors in reaching its determination to approve the merger, to conclude that the merger is fair to and in the best interest of EGL's stockholders, and to recommend that stockholders vote for the issuance of EGL common shares in connection with the merger:

     - the reasons described above under "-- EGL's Reasons for the Merger,"


     - the exchange ratio being used in the merger and the resulting continuing 62% ownership interest in EGL by EGL's stockholders,


     - the expected accounting treatment of the transaction as a "pooling of interests,"

     - the analyses and presentation of Donaldson, Lufkin & Jenrette on the financial aspects of the proposed merger, and their written opinion, as more fully described below under "-- Opinion of EGL's Financial Advisor," to the effect that, as of July 2, 2000, and based on and subject to the assumptions, limitations and qualifications in its opinion, the exchange ratio of one EGL common share for one Circle common share was fair from a financial point of view to EGL,

     - the expected tax treatment of the merger for U.S. federal income tax purposes,


     - presentations by senior members of EGL's management regarding the strategic advantages of combining with Circle, operational aspects of the transaction and the results of management's operational and due diligence review,



     - historical information concerning EGL's and Circle's respective businesses, financial performance and condition, operations, technology, management, competitive position and stock performance,


     - EGL management's view as to the financial condition, results of operations and businesses of EGL and Circle before and after giving effect to the merger based on management's due diligence, publicly available earnings estimates and opportunities for operating efficiencies,

     - the opportunities and alternatives available to EGL if the merger were not to be undertaken, including pursuing international expansion through the acquisition of or joint venture with entities other than Circle, and the risks, uncertainties and expense of that strategy,


     - the terms and conditions of the merger agreement, stock option agreements and stockholder agreements, including the fact that the exchange ratio is fixed, the limitations on the interim business operations of each of EGL and Circle, the conditions to completion of the merger, the right of the parties to the merger agreement, under specified circumstances, to respond to, evaluate and negotiate with respect to other business combination proposals, the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination, and the grant of reciprocal options to purchase common shares by each company,


     - the likelihood that the merger will be completed, including the likelihood that the merger will receive the necessary regulatory approvals, and

     - the interests of the officers and directors of Circle in the merger, including the matters described under "-- Interests of Directors and Officers in the Merger That Are Different From Your Interests," and the impact of the merger on EGL's stockholders, customers and employees.

     The EGL board also considered the potential adverse consequences of other factors on the proposed merger, including, but not limited to:

     - the challenges of combining the businesses, assets and workforces of the two companies and the risks of not achieving the expected operating efficiencies, growth and other benefits,

     - the risk that the combination with Circle, which has historically had a lower stock price to earnings multiple, could result in a lower earnings multiple than EGL would have on a stand-alone basis,

     - the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger, and

     - the risk that the merger will not be completed.

     This discussion of the information and factors considered by the EGL board is not intended to be exhaustive, but includes the material factors considered. The EGL board did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, individual members of the EGL board may have given different weight to different factors. The EGL board considered all these factors as a whole, and overall considered them to be favorable to and to support its determination.

RECOMMENDATION OF EGL'S BOARD OF DIRECTORS


     The EGL board of directors believes that the terms of the merger are fair to and in the best interest of EGL's stockholders and recommends that the stockholders vote to approve the issuance of EGL common shares in the merger.


OPINION OF CIRCLE'S FINANCIAL ADVISOR

     Circle retained Morgan Stanley to provide it with various financial advisory services, including providing a financial fairness opinion in connection with the merger. The Circle board of directors selected Morgan Stanley to act as Circle's financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the business and affairs of Circle. At a telephonic meeting of the Circle board of directors on July 2, 2000, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of July 2, 2000, and based upon and subject to the various considerations, limitations and qualifications set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of Circle common shares.


     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY, DATED JULY 2, 2000, IS ATTACHED AS ANNEX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS. IT SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION. CIRCLE STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.


     MORGAN STANLEY'S OPINION IS DIRECTED TO THE CIRCLE BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF CIRCLE COMMON SHARES OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT AS OF THE DATE OF THE OPINION. CIRCLE STOCKHOLDERS SHOULD NOTE THAT THE OPINION DOES NOT
ADDRESS:

     - ANY OTHER ASPECT OF THE MERGER,

     - CIRCLE'S UNDERLYING BUSINESS DECISIONS TO PURSUE THE MERGER, OR

     - THE PRICE AT WHICH EGL COMMON SHARES WILL TRADE FOLLOWING THE MERGER OR ANY OTHER TIME.


     FURTHER, THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CIRCLE COMMON SHARES OR EGL COMMON SHARES AS TO HOW TO VOTE AT EITHER THE CIRCLE OR EGL STOCKHOLDER MEETINGS HELD IN CONNECTION WITH THE MERGER.


     THE SUMMARY OF THE OPINION OF MORGAN STANLEY IN THIS DOCUMENT IS QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE WRITTEN OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed publicly available financial statements and other information of Circle and EGL,

     - reviewed internal financial statements and other financial and operating data concerning Circle and EGL,

     - reviewed financial projections prepared by the managements of Circle and EGL,

     - discussed the past and current operations and financial condition and the prospects of Circle and EGL, including information relating to strategic, financial and operational benefits anticipated from the merger, with senior executives of Circle and EGL,


     - reviewed the pro forma impact of the merger on EGL's earnings per share,

     - reviewed the reported prices and trading activity for Circle common shares and EGL common shares,


     - compared the financial performance of Circle and EGL and the prices and trading activity of Circle common shares and EGL common shares with that of selected other comparable publicly traded companies and their securities,


     - reviewed the financial terms, to the extent publicly available, of selected comparable acquisition transactions,

     - participated in discussions and negotiations among representatives of Circle and EGL and their financial and legal advisors,

     - reviewed the draft merger agreement and certain related documents, and

     - performed other analyses and considered other factors as Morgan Stanley has deemed appropriate.


     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of this opinion. With respect to the financial projections and other operating data and discussions relating to strategic, financial and operational benefits anticipated from the merger provided by Circle and EGL, Morgan Stanley assumed that they were reasonably prepared on the bases reflecting the best currently available estimates and judgments of the future financial performance of Circle and EGL.



     Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Circle, nor was Morgan Stanley furnished with any appraisals. Furthermore, Morgan Stanley assumed that the merger will be accounted for as a "pooling of interests" business combination in accordance with U.S. generally accepted accounting principles and the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the draft merger agreement.


     Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. It should be understood that subsequent developments or changes in the conditions may affect the opinion and Morgan Stanley does not have any obligation to update, revise or reaffirm the opinion.

     The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated July 2, 2000. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  Exchange Ratio Analysis

     Morgan Stanley reviewed the ratios determined by dividing the closing prices of Circle common shares by the closing prices of EGL common shares over various periods from June 27, 1998 to June 27, 2000. Morgan Stanley observed the following:

                                                         PERIOD AVERAGE
PERIOD ENDED JUNE 27, 2000                               EXCHANGE RATIO
--------------------------                               --------------
Prior 10 Day Average..................................       0.691x
Prior 30 Day Average..................................       0.660
Prior 60 Day Average..................................       0.833
Prior 90 Day Average..................................       0.939
Prior 6 Month Average.................................       0.849
Prior 12 Month Average................................       0.824
Prior 2 Year Average..................................       1.001

     In addition, Morgan Stanley reviewed the implied exchange ratios that resulted when using:


     - Circle's and EGL's per share value determined using a comparable company analysis (described below),


     - Circle's per share value using comparable company analysis and EGL's present value of publicly available research analyst price targets (described below), and

     - Circle's and EGL's per share value determined using a discounted cash flow analysis (described below).

                                                            IMPLIED
                                                           EXCHANGE
                                                             RATIO
                                                          -----------
Comparable Company Analysis............................     0.891x
Analyst Price Target Analysis..........................      0.724
Discounted Cash Flow Analysis..........................   0.758-0.814

Morgan Stanley noted that the exchange ratio implied by the terms of the merger agreement compared favorably to the implied and period average exchange ratios listed above.

     Per Share Value Using Comparable Company Analysis


     Morgan Stanley calculated Circle's and EGL's per share value using a comparable company analysis. In this analysis, Morgan Stanley compared various financial information of Circle and EGL with publicly available information for various freight forwarders and non-asset-based logistics companies, including Expeditors International Washington Inc., Fritz Companies Inc., Hub Group Inc.-class A, Landstar System Inc. and C.H. Robinson Worldwide Inc. For this analysis, Morgan Stanley examined a range of publicly available estimates of various financial ratios for these companies based on securities research analysts.


     The following table presents, as of June 27, 2000, the representative ranges for each of the following ratios with respect to all the companies for which Morgan Stanley reviewed estimates:

                                                              LOW   MEDIAN   HIGH
                                                              ---   ------   ----
Aggregate Value to LTM EBITDA...............................  6.3x    7.5x   18.9x
Aggregate Value to LTM EBIT.................................  6.0    15.1    23.0
Share price to 2000 Est. Earnings Per Share.................  8.5    15.7    33.8
Share price to 2001 Est. Earnings Per Share.................  6.8    11.6    27.5


     Based on an analysis of the estimates that Morgan Stanley reviewed, and the corresponding information for Circle and EGL, based on management estimates, Morgan Stanley estimated per share values for Circle ranging from $21 to $29 and per share values for EGL ranging from $24 to $32.


     No company utilized in the comparable company analysis is identical to Circle or EGL. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Circle or EGL, including the impact of competition on the business of Circle or EGL and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Circle or EGL or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

     Per Share Value Using Analyst Price Targets Analysis

     Morgan Stanley calculated EGL's present value of publicly available research analysts price targets by reviewing the 12-month price targets of selected securities research analysts for EGL common shares and discounted those prices to their present values. The range for the present value of analyst price targets, as of June 27, 2000, was $29 to $40.

     Per Share Value Using Discounted Cash Flow Analysis


     Morgan Stanley calculated Circle's and EGL's per share value using a discounted cash flow analysis. In this analysis, Morgan Stanley performed a discounted cash flow analysis of Circle and EGL based on financial projections provided by the managements of Circle and EGL. Morgan Stanley calculated unlevered free cash flow as the after-tax operating earnings, excluding any interest income and interest expense plus depreciation and amortization, plus deferred taxes, plus or minus net changes in non-cash working capital, minus capital expenditures. Morgan Stanley calculated terminal year values by applying a range of Exit EBITDA multiples of 6.0x to 9.0x for Circle and a range of Exit EBITDA multiples of 9.0x to 12.0x for EGL. The cash flow streams and terminal values were then discounted to present values using a range of discount rates of 10% to 12% for both Circle and EGL. This analysis implied a range of values for Circle common shares of $25 to $36 and for EGL common shares of $32 to $44.



  Pro Forma Analysis of the Merger


     Morgan Stanley analyzed the pro forma impact of the merger on EGL's projected earnings per share for the fiscal years ending 2000 through 2003. The analysis was performed assuming completion of the merger at the beginning of this period, utilizing stand-alone earnings estimated for the years ending 2000 through 2003 for Circle and EGL based on various financial projections and publicly available estimates from securities research analysts for Circle and EGL, including the value of any synergies estimated by the management of each company. This analysis indicated that the estimated earnings per EGL common share would be accretive in each year during the period.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of its analyses without considering all analyses would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Circle or EGL.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Circle or EGL. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. These analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the exchange ratio to the holders of Circle common shares pursuant to the merger agreement and were conducted in connection with the delivery of the Morgan Stanley opinion dated July 2, 2000 to the Circle board of directors. The analyses do not purport to be appraisals of value or to reflect the prices at which Circle or EGL might actually be sold or the price at which their securities might actually trade. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the Circle board of directors in making its determination to approve the merger. The exchange ratio and other terms of the merger agreement were determined through arm's-length negotiations between Circle and EGL and were approved by the Circle board of directors. Morgan Stanley did not recommend any specific consideration or exchange ratio to Circle or that any specific consideration or exchange ratio constituted the only appropriate consideration or exchange ratio for the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Circle board of directors with respect to the value of Circle or of whether the Circle board of directors would have been willing to agree to a different consideration or exchange ratio.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking and financial advisory business, Morgan Stanley is continuously involved in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its trading brokerage and financing activities, Morgan Stanley or its affiliates may, at any time, hold long or short positions in, and buy and sell the debt or equity securities or senior loans of, Circle or EGL for its account or the account of its customers. Morgan Stanley and its affiliates have, in the past, provided financial advisory and/or financing services to Circle and EGL and have received fees for the rendering of these services. Morgan Stanley may also provide investment banking services to the combined entity in the future.


     Under the engagement letter dated May 10, 1999 and as amended on June 22, 2000, Morgan Stanley agreed to provide financial advisory services and the fairness opinion in connection with the merger, and Circle agreed to pay Morgan Stanley the following:

     - an advisory fee if the merger is not completed, based primarily on the amount of time spent on the engagement by Morgan Stanley, and


     - a transaction fee if the merger is completed equal to 0.70% of the value of the consideration paid in the merger for Circle common shares (including shares that would be outstanding upon exercise of any in-the-money options, convertible debt, convertible preferred stock or warrants) plus the value of any debt (defined as the sum of Circle's short term debt and long term debt and bank debt owed to third parties), capital lease, and preferred stock obligations of Circle assumed, retired or canceled in connection with the merger, against which any advisory fees paid will be credited.


     In addition, Circle has agreed to reimburse Morgan Stanley for any reasonable expenses incurred by Morgan Stanley in connection with its engagement and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against various liabilities and expenses, including various liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

OPINION OF EGL'S FINANCIAL ADVISOR

     EGL asked Donaldson, Lufkin & Jenrette, in its role as financial advisor to EGL, to render an opinion to the EGL board of directors as to the fairness, from a financial point of view, to EGL of the exchange ratio in the merger. On July 2, 2000, Donaldson, Lufkin & Jenrette delivered to the EGL board of directors its oral opinion, subsequently confirmed in writing as of the same date, to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the exchange ratio in the merger was fair to EGL from a financial point of view. The full text of Donaldson, Lufkin & Jenrette's opinion is attached as Annex G to this joint proxy statement/prospectus.


     EGL and Circle determined the exchange ratio in arm's-length negotiations, in which Donaldson, Lufkin & Jenrette advised EGL.


     Donaldson, Lufkin & Jenrette expressed no opinion as to the price at which EGL common shares would actually trade at any time. Donaldson, Lufkin & Jenrette's opinion did not address the relative merits of the merger and the other business strategies considered by the EGL board nor did it address the EGL board's decision to proceed with the merger. Donaldson, Lufkin & Jenrette's opinion did not constitute a recommendation to any EGL stockholder as to how that stockholder should vote on the merger.

     In arriving at its opinion, Donaldson, Lufkin & Jenrette:

     - reviewed the draft dated June 23, 2000 of the agreement and plan of merger, the draft dated June 23, 2000 of the stock option agreement and the draft dated June 26, 2000 of the stockholder agreement and assumed the final forms of these agreements would not vary in any respect material to Donaldson, Lufkin & Jenrette's analysis,

     - reviewed financial and other information that was publicly available or furnished to it by EGL and Circle, including information provided during discussions with their respective managements and financial projections and other information relating to the business, operations, financial condition and prospects of each company,

     - compared financial and securities data of EGL and Circle with various other companies whose securities are traded in public markets,

     - reviewed prices paid in selected business combinations,

     - evaluated the relative contribution of financial measures of EGL and Circle,

     - reviewed the historical stock prices and trading volumes of EGL common shares and Circle common shares, and

     - conducted other financial studies, analyses and investigations as Donaldson, Lufkin & Jenrette deemed appropriate for purposes of its opinion.


     In rendering its opinion, Donaldson, Lufkin & Jenrette relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by EGL, Circle, and their respective representatives, or that Donaldson, Lufkin & Jenrette otherwise reviewed. Included in the information provided during discussions with the respective managements were:


     - financial projections of EGL for the period beginning April 1, 2000 and ending December 31, 2002,

     - financial projections of Circle for the period beginning April 1, 2000 and ending December 31, 2001 prepared by the management of Circle,

     - guidance from Circle management with respect to trends in Circle's expected operating results for the period beginning January 1, 2002 and ending December 31, 2002, and

     - guidance from EGL's management with respect to trends in the expected operating results of EGL and Circle for the period beginning January 1, 2003 and ending December 31, 2005.

     With respect to the financial projections of EGL and Circle supplied to Donaldson, Lufkin & Jenrette, Donaldson, Lufkin & Jenrette relied on representations that the projections were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of EGL and Circle as to the future operating and financial performance of EGL and Circle, respectively. With respect to the financial projections based on guidance from the managements of EGL and Circle, Donaldson, Lufkin & Jenrette relied on representations that the projections do not materially differ from the best estimates and judgments of the managements of EGL and Circle as to the future operating and financial performance of EGL and Circle, respectively. Donaldson, Lufkin & Jenrette expressed no opinion with respect to these financial projections or the assumptions on which they were based. Donaldson, Lufkin & Jenrette did not assume any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information Donaldson, Lufkin & Jenrette reviewed. Donaldson, Lufkin & Jenrette relied as to certain legal matters on advice of counsel to EGL.

     Donaldson, Lufkin & Jenrette necessarily based its opinion on economic, market, financial and other conditions as they existed on, and on the information made available to Donaldson, Lufkin & Jenrette as of, the date of its opinion. Donaldson, Lufkin & Jenrette states in its opinion that, although subsequent developments may affect the conclusion reached in its opinion, it does not have any obligation to update, revise or reaffirm its opinion.

     EGL selected Donaldson, Lufkin & Jenrette as its financial advisor because Donaldson, Lufkin & Jenrette is an internationally recognized investment banking firm that has substantial experience providing strategic advisory services and is familiar with EGL and its industry. Donaldson, Lufkin & Jenrette was not retained as an advisor or agent to the stockholders of EGL or any other person. As part of its investment banking business, Donaldson, Lufkin & Jenrette is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. EGL did not impose any restrictions or limitations upon Donaldson, Lufkin & Jenrette with respect to the investigations made or the procedures followed.

  Summary of Financial Analyses Performed by Donaldson, Lufkin & Jenrette


     The following is a summary of the financial analyses Donaldson, Lufkin & Jenrette presented to the EGL board of directors on June 30, 2000 in connection with the preparation of Donaldson, Lufkin & Jenrette's opinion. No company or transaction Donaldson, Lufkin & Jenrette used in the analyses described below is directly comparable to Circle, EGL or the contemplated transaction. In addition, mathematical analysis like determining the mean or median is not in itself a meaningful method of using selected company or transaction data. The analyses Donaldson, Lufkin & Jenrette performed are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. The information summarized in the tables that follow should be read in conjunction with the accompanying text.


     Trading History of Common Shares

     Donaldson, Lufkin & Jenrette examined the historical closing prices of Circle common shares from June 25, 1999 to June 28, 2000. During this time period, Circle common shares reached a high of $27.64 per share and a low of $16.63 per share. Donaldson, Lufkin & Jenrette also examined the historical closing prices of EGL common shares from June 25, 1999 to June 28, 2000. During this time period, EGL common shares reached a high of $47.84 per share and a low of $21.00 per share.

     Historical Exchange Ratio Analysis

     Donaldson, Lufkin & Jenrette reviewed the historical exchange ratios implied by the daily closing prices per Circle common share divided by those per EGL common share for the period beginning on June 25, 1999 and ending on June 28, 2000. This analysis showed that the average historical exchange ratios during the period ending on June 28, 2000 were as follows:

                                                              HISTORICAL
                                                               EXCHANGE
                 PERIOD ENDED JUNE 28, 2000                     RATIO
                 --------------------------                   ----------
1 year......................................................     0.822x
90 trading days.............................................     0.945
60 trading days.............................................     0.924
30 trading days.............................................     0.741
20 trading days.............................................     0.660
10 trading days.............................................     0.683
Proposed Exchange Ratio.....................................     1.000x

     Analysis of Circle

     Comparable Publicly Traded Company Analysis. Donaldson, Lufkin & Jenrette analyzed the market values and trading multiples of selected publicly traded companies that Donaldson, Lufkin & Jenrette believed were reasonably comparable to Circle. These comparable companies were:

     - EGL, Inc.,

     - Fritz Companies, Inc.,

     - Expeditors International of Washington, Inc., and

     - C. H. Robinson Worldwide Inc.

     In examining these comparable companies, Donaldson, Lufkin & Jenrette calculated the enterprise value of each company as a multiple of its respective:

     - LTM revenues,

     - LTM EBITDA, and

     - LTM EBIT.


     The enterprise value of a company is equal to the value of its fully diluted common equity plus debt and the liquidation value of outstanding preferred shares, if any, minus cash and the value of selected other assets, including minority interests in other entities. LTM means the last twelve-month period for which financial data for the company at issue has been reported. EBITDA means earnings before interest expense, taxes, depreciation and amortization. EBIT means earnings before interest expense and taxes. Donaldson, Lufkin & Jenrette also calculated the P/E ratio based on projected 2000 and 2001 EPS. P/E ratio means the multiple of stock price divided by EPS, or earnings per share. All historical data was derived from publicly available sources and all projected EPS estimates for the comparable companies were obtained from First Call Consensus Estimates published by First Call Corp. Projected EPS estimates for EGL and Circle were provided by management of each company. Donaldson, Lufkin & Jenrette's analysis of the comparable companies yielded the following multiple ranges:


                                                                     PROJECTED
                                                                      CY2000     PROJECTED CY2001
                               LTM REVENUE   LTM EBITDA   LTM EBIT   P/E RATIO      P/E RATIO
                               -----------   ----------   --------   ---------   ----------------
High.........................     1.6x         19.8x       24.2x       33.8x          27.7x
Low..........................     0.3x          7.1x       13.5x       18.0x          15.2x
Average......................     1.0x         15.2x       19.2x       26.4x          21.6x
Median.......................     1.1x         17.0x       19.4x       26.9x          21.9x

     Based on an analysis of this data and Circle's projected results for comparable periods, Donaldson, Lufkin & Jenrette derived implied exchange ratios using the estimated valuation of Circle common shares and based on a closing price per EGL common share on June 28, 2000 of $32.0625. The implied exchange ratios ranged from 1.100x to 1.300x EGL common shares for each Circle common share compared to the proposed exchange ratio of 1.000x EGL common share for each Circle common share to be used in the merger.

     Precedent Merger and Acquisition Transaction Analysis. Donaldson, Lufkin & Jenrette reviewed selected acquisitions involving companies in the freight forwarding and logistics industry that Donaldson, Lufkin & Jenrette believed are reasonably comparable to the merger. These transactions consisted of:

     - Deutsche Post AG's acquisition of Air Express International,

     - C. H. Robinson Worldwide's acquisition of American Backhaulers, Inc.,

     - Ocean Group's acquisition of Mark VII,

     - Deutsche Post AG's acquisition of Danzas Holding,

     - USFreightways' acquisition of Golden Eagle Group,

     - Geologistics Corp.'s acquisition of Caribbean Air Services,

     - Golden Eagle Group's acquisition of Columbia Shipping Group, and

     - Kitty Hawk Inc.'s acquisition of Kalitta Flying Service Inc.

     In examining these acquisitions, Donaldson, Lufkin & Jenrette calculated the enterprise value of the acquired company implied by each of these transactions as a multiple of LTM EBITDA. Donaldson, Lufkin & Jenrette's analysis of these comparable acquisitions yielded the following multiple ranges:

                                                          LTM EBITDA
                                                          ----------
High....................................................    25.9x
Low.....................................................     6.5x
Average.................................................    12.0x
Median..................................................    12.0x

     Based on these results, Donaldson, Lufkin & Jenrette derived implied exchange ratios ranging from 0.900x to 1.100x EGL common shares for each Circle common share, compared to the proposed exchange ratio of 1.000x based on a closing price per EGL common share on June 28, 2000, of $32.0625.

     Discounted Cash Flow Analysis. Donaldson, Lufkin & Jenrette performed a DCF analysis of the projected cash flows of Circle for the six months ending December 31, 2000 and the fiscal years ending December 31, 2001 through December 31, 2005, using projections, assumptions and guidance provided by the managements of EGL and Circle. DCF means discounted cash flow. The DCFs were estimated using discount rates ranging from 12.0% to 18.0% for EGL and 11.0% to 17.0% for Circle based on estimates related to the following:

     - the weighted average costs of capital of EGL and Circle, and

     - terminal multiples of estimated EBITDA for the year ending December 31, 2005 ranging from 9.0x to 15.0x for EGL and 9.5x to 12.5x for Circle.

Based on these results, Donaldson, Lufkin & Jenrette derived implied exchange ratios ranging from 0.700x to 0.900x EGL common shares for each Circle common share, compared to the proposed exchange ratio of 1.000x based on a closing price per EGL common share on June 28, 2000, of $32.0625.


     Contribution Analysis. Donaldson, Lufkin & Jenrette analyzed the relative contributions of EGL and Circle to the pro forma combined company for the LTM period ended March 31, 2000 and for the years 2000, 2001 and 2002 based on selected financial data, assuming no anticipated cost savings or related expenses. Donaldson, Lufkin & Jenrette analyzed the respective contributions of each company's projected revenues, EBITDA, EBIT and net income for each of the periods listed above based on estimates provided by the managements of EGL and Circle.

     The implied percent of equity value and implied exchange ratio in the table below denotes each company's share of pro forma equity, and the resulting exchange ratio assuming a stock-for-stock pooling merger, based on its contribution to enterprise value, accounting for the debt contributed by each of EGL and Circle:


                                                CIRCLE IMPLIED % OF   EGL IMPLIED % OF   IMPLIED EXCHANGE
                                                   EQUITY VALUE         EQUITY VALUE          RATIO
                                                -------------------   ----------------   ----------------
LTM ACTUAL
  Revenues....................................         55.0%                45.0%             2.072x
  EBITDA......................................         45.1                 54.9              1.389
  EBIT........................................         37.4                 62.6              1.012
  Net Income..................................         41.4                 58.6              1.198
2000 ESTIMATED
  Revenues....................................         52.4%                47.6%             1.862x
  EBITDA......................................         47.0                 53.0              1.505
  EBIT........................................         41.2                 58.8              1.186
  Net Income..................................         43.5                 56.5              1.302
2001 ESTIMATED
  Revenues....................................         47.8%                52.2%             1.549x
  EBITDA......................................         41.7                 58.3              1.210
  EBIT........................................         38.2                 61.8              1.045
  Net Income..................................         41.4                 58.6              1.198
2002 ESTIMATED
  Revenues....................................         45.1%                54.9%             1.393x
  EBITDA......................................         37.5                 62.5              1.015
  EBIT........................................         35.1                 64.9              0.917
  Net Income..................................         38.3                 61.7              1.052

     Pro Forma Financial Impact Analysis. Using projections provided by the management of EGL and Circle, Donaldson, Lufkin & Jenrette compared the projected EPS of EGL for 2000, 2001 and 2002 on a stand-alone basis to the projected pro forma EPS for 2000, 2001 and 2002 of the combined company after the merger. EPS means earnings per share. The analysis was also performed including the $10 million and $20 million of pretax operating synergies anticipated by EGL management to be realizable during 2001 and 2002, respectively. The actual results achieved by the combined company may vary from projected results, and the variations may be material. This analysis showed that, with and without anticipated operating synergies, the merger would have the following effects:

                                                                  EPS           EPS
                                                                WITHOUT        WITH
                                                               SYNERGIES     SYNERGIES
                                                              -----------   -----------
2000........................................................     $1.28         $1.28
                                                              (accretive)   (accretive)
2001........................................................     $1.63         $1.76
                                                              (accretive)   (accretive)
2002........................................................     $2.03         $2.29
                                                              (accretive)   (accretive)

     The summary set forth above does not purport to be a complete description of the analyses performed by Donaldson, Lufkin & Jenrette but describes the material elements of the oral presentation that Donaldson, Lufkin & Jenrette made to the EGL Board on June 30, 2000 in connection with the preparation of Donaldson, Lufkin & Jenrette's fairness opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description.

     Donaldson, Lufkin & Jenrette conducted each of the analyses in order to provide a different perspective on the transaction and to add to the total mix of information available. Donaldson, Lufkin & Jenrette did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Donaldson, Lufkin & Jenrette considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Donaldson, Lufkin & Jenrette did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Donaldson, Lufkin & Jenrette has indicated to EGL that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying its opinion. The analyses Donaldson, Lufkin & Jenrette performed are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.

  Engagement Letter

     Pursuant to the terms of an engagement agreement dated June 29, 2000, EGL has agreed to pay a fee equal to 0.45% of the value of the outstanding Circle common shares, determined based on the last sales price of the EGL common shares on the trading day before completion of the merger. If the merger is not completed, EGL has agreed to pay a fee equal to $750,000 for the fairness opinion plus an additional $750,000 for each update of Donaldson, Lufkin & Jenrette's fairness opinion. If the merger is not completed and EGL is entitled to receive the $16 million termination fee, EGL has agreed to pay Donaldson, Lufkin & Jenrette a fee of $2.4 million less any amounts paid as described in the preceding sentence. In addition, EGL agreed to reimburse Donaldson, Lufkin & Jenrette, upon Donaldson, Lufkin & Jenrette's request from time to time, for all out-of-pocket expenses, including the reasonable fees and expenses of counsel, Donaldson, Lufkin & Jenrette incurred in connection with its engagement and to indemnify Donaldson, Lufkin & Jenrette and related persons against specified liabilities in connection with its engagement, including liabilities under federal and state securities laws. Donaldson, Lufkin & Jenrette and EGL negotiated the terms of the fee arrangement.

  Other Relationships

     In the ordinary course of business, Donaldson, Lufkin & Jenrette and its affiliates may own or actively trade the securities of EGL and Circle for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in EGL or Circle securities. Donaldson, Lufkin & Jenrette has performed investment banking and other services for EGL in the past and has been compensated for these services.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS

  Circle Directors and Executive Officers

     In considering the recommendation of the Circle board of directors with respect to the merger, Circle stockholders and EGL stockholders should be aware that some Circle directors and executive officers have interests in the merger that are in addition to, and that may be different from, the interests of Circle stockholders generally.

     Circle's board of directors was aware of these interests and considered the following matters, among others, in approving the merger.

     - Assumption and acceleration of stock options. Pursuant to the merger agreement, EGL will assume each outstanding stock option under Circle's stock option plans -- the 1982 Stock Option Plan, 1990 Stock Option Plan, Stock Option Plan for Non-Employee Directors, 1994 Omnibus Equity Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors, 1999 Non-Qualified Stock Option Plan, 2000 Non-Qualified Stock Option Plan and 2000 Stock Option Plan for Non-Employee Directors -- and under Circle's stock purchase plans -- Employee Stock Purchase Plan, Singapore Employee Stock Purchase Plan and U.K. Sharesave Scheme.

       Under the pre-existing terms of option agreements entered into under Circle's stock option plans with the executive officers of Circle listed below, the completion of the merger will cause the vesting of the outstanding options granted to accelerate. This will allow each of these officers to exercise these options as of the effective time of the merger. As of the record date, the following executive officers held stock options subject to accelerated vesting:

                                                                 NUMBER OF OPTIONS
                                                                    AS TO WHICH
NAME AND POSITION                                             VESTING WILL ACCELERATE
-----------------                                             -----------------------
Peter Gibert
  Interim Chairman and Chief Executive Officer..............           52,468
Janice Kerti
  Senior Vice President, Chief Financial Officer and
     Treasurer..............................................           28,747
Cynthia A. Stoddard
  Senior Vice President and Chief Information Officer.......           38,749
Robert H. Kennis
  Senior Vice President, Secretary and General Counsel......           19,996
Rae Fawcett
  Senior Vice President, Human Resources and Quality........            9,374
                                                                      -------
          Total:............................................          149,334


     - Change in Control Agreements. In early July 2000, Ms. Kerti, Mr. Kennis and Ms. Fawcett entered into change of control agreements with Circle whereby, upon the effectiveness of the merger, these individuals would become eligible to receive severance benefits if their employment with the combined company is terminated under specified circumstances. These benefits include cash and the ability to continue to participate in specified employee benefit plans of the combined company for 24 months following termination.



     - Employment Arrangement. In July 1998, Mr. Gibert stepped down as Chief Executive Officer of Circle and was replaced by Mr. David I. Beatson. Mr. Gibert subsequently relocated to Spain. In connection with these matters, in January 1999 Mr. Gibert entered into a three-year consulting agreement and a noncompetition agreement with Circle under which he agreed to provide strategic planning, sales, marketing, acquisition, training and other assistance as reasonably requested by Circle wherever Circle has operations, other than in the United States, Spain and Portugal. The consulting agreement provides for annual compensation in the first year of $375,000 and annual compensation in each of the second and third years of $275,000.



       Mr. Beatson resigned as Chief Executive Officer of Circle in May 2000. On May 16, 2000, Mr. Gibert agreed to serve as Interim Chief Executive Officer and Chairman of Circle, and he and Circle agreed to negotiate a mutually acceptable agreement for Mr. Gibert's services. Mr. Gibert and Circle have entered into an at-will employment arrangement providing for the following:



      - the payment to Mr. Gibert, effective as of May 16, 2000, of a monthly base salary of $60,000 and up to $4,500 per month for rental expenses incurred by Mr. Gibert for his residence in San Francisco,



      - the suspension of the consulting agreement, effective as of May 16, 2000, until the termination of Mr. Gibert's employment, and



      - a severance payment to Mr. Gibert upon termination of employment in an amount equal to one month's base salary for each month of service under the employment agreement up to a maximum of $360,000.

     Any payments previously paid to Mr. Gibert for services rendered under the consulting agreement after May 16, 2000 will be credited toward payment required to be made under the employment arrangement.


     - Board of Directors. Peter Gibert will become a member of the board of directors of the combined company after the merger.

     - Directors' and Officers' Indemnification and Insurance. Under the merger agreement, for a period of six years after the completion of the merger, EGL and Circle will indemnify the present and former officers and directors of Circle in respect of acts or omissions occurring before the completion of the merger to the fullest extent permitted under applicable law. In addition, EGL and Circle will maintain, for a period of six years, policies of directors' and officers' liability insurance on terms comparable to those currently maintained by Circle. However, neither Circle nor EGL will be required to pay an aggregate premium for this coverage in excess of 250% of the annual premiums that Circle currently pays.


     Circle directors and executive officers beneficially owned, as of the record date, approximately 18.3% of the outstanding Circle common shares, including Circle common shares subject to outstanding stock options.


     EGL Directors and Executive Officers

     EGL does not believe that any of the EGL directors or executive officers have interests in the merger that are different from the interests of EGL stockholders generally.


     EGL directors and executive officers beneficially owned, as of the record date, approximately 42.9% of outstanding EGL common shares, including those EGL common shares subject to outstanding stock options.



EXCHANGE OF CIRCLE STOCK CERTIFICATES FOR EGL STOCK CERTIFICATES


     Each Circle common share outstanding immediately before the time of the merger will be converted into the right to receive one EGL common share at the time of the merger. To allow holders of Circle common shares to exchange their certificates for certificates of EGL common shares, EGL will deposit with an exchange agent certificates representing EGL common shares (plus cash in lieu of fractional shares and unpaid distributions, if any) that will be issued in exchange for the Circle certificates. The exchange agent will then mail to each holder of Circle common shares a transmittal form that will contain instructions for the surrender of Circle stock certificates to be exchanged in the merger. Circle stockholders who surrender to the exchange agent their Circle common shares, along with the transmittal form, will receive a certificate representing the number of whole EGL common shares that they are entitled to receive. These Circle stockholders will also receive a check representing cash in lieu of any fractional shares and any unpaid dividends and distributions that the stockholder may have a right to receive.

     The surrendered Circle certificates will be canceled. If any Circle certificates are presented to EGL or the exchange agent after the merger, then those certificates will be canceled and exchanged for certificates representing the EGL common shares (plus cash in lieu of fractional shares, if any) that the holder of the Circle certificates is entitled to receive under the merger agreement.

     None of EGL, the exchange agent or any other person will be liable to any former Circle stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

DIVIDEND POLICY

     EGL intends to retain all available earnings generated by its operations for the development and growth of EGL's business. Since EGL's initial public offering, EGL has not paid cash dividends. EGL does not anticipate paying any cash dividends on EGL common shares in the foreseeable future. Subject to Texas law,

EGL's board of directors will have broad discretion to make any future determination as to dividend policy. Any determination will depend on a number of factors, including

     - future earnings,

     - capital requirements,

     - financial condition,

     - business factors,

     - restrictions contained in EGL's debt agreements, and

     - any other factors EGL's board of directors deems relevant.

CONVERSION OF STOCK OPTIONS AND ASSUMPTION OF STOCK PLANS

     All options under the stock option plans and stock purchase plans of Circle that are outstanding at the time of the merger will remain outstanding after the merger and be assumed by EGL. The following stock option plans and stock purchase plans of Circle will be assumed by EGL:

     - 1982 Stock Option Plan,

     - 1990 Stock Option Plan,

     - Stock Option Plan for Non-Employee Directors,

     - 1994 Omnibus Equity Incentive Plan, as amended,

     - 1995 Stock Option Plan for Non-Employee Directors,

     - Employee Stock Purchase Plan,

     - Singapore Employee Stock Purchase Plan,

     - U.K. Sharesave Scheme,

     - 1999 Non-Qualified Stock Option Plan,

     - 2000 Non-Qualified Stock Option Plan, and

     - 2000 Stock Option Plan for Non-Employee Directors.

     Except for options granted to non-employee directors, each unvested option assumed by EGL under the stock option plans will be accelerated and fully vested and exercisable at the time of the merger. Each option for Circle common shares under the stock option plans will be exercisable for the right to receive the same number of EGL common shares. The option price for each EGL common share will be the amount of the option price for each Circle common share. The merger agreement provides that options for Circle common shares outstanding under the Employee Stock Purchase Plan, Singapore Employee Stock Purchase Plan and the U.K. Sharesave Scheme will be exercisable for the right to receive EGL common shares and EGL common shares will be substituted for Circle common shares after the effective time of the merger for purposes of determining the option price.

ACCOUNTING TREATMENT OF THE MERGER

     The merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded historical cost basis of the assets and liabilities of EGL and Circle will be carried forward to the operations of the combined company at recorded amounts, results of operations of the combined company will include income of EGL and Circle for the entire fiscal period in which the combination occurs, and the historical results of operations of the separate companies for fiscal years prior to the merger will be combined and reported as the results of operations of the combined company.

     It is a condition to the consummation of the merger that EGL receive from PricewaterhouseCoopers LLP, EGL's independent accountants, a letter to the effect that they concur with the conclusions of EGL's management that no conditions exist which would preclude accounting for the merger as a pooling of interests. The receipt by Circle of a letter from Deloitte & Touche LLP indicating that no conditions exist that would preclude Circle from being eligible to be a party to a pooling of interests relative to the merger for financial accounting purposes is also a condition to the completion of the merger. For information concerning the restrictions to be imposed on the transferability of EGL common shares held or to be received by affiliates of EGL and Circle in order, among other things, to ensure the availability of pooling of interests accounting treatment, see the section titled "-- Restrictions on Sale of Shares by Affiliates" on page 46.


     Representatives of PricewaterhouseCoopers LLP are expected to be present at the EGL special meeting and representatives of Deloitte & Touche LLP are expected to be present at the Circle special meeting and to be available to respond to appropriate questions, and will have an opportunity to make a statement if they desire to do so.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a description of the material federal income tax consequences of the merger to holders of Circle common shares who are citizens or residents of the United States or domestic corporations. It does not discuss all the tax consequences that may be relevant to Circle stockholders in special tax situations, including:

     - insurance companies,

     - financial institutions,

     - dealers in securities,

     - holders who hold their Circle common shares as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment comprised of Circle common shares and one or more other investments,


     - tax-exempt organizations,


     - non-United States holders, or

     - holders who acquired their Circle common shares pursuant to the exercise of employee stock options or warrants, pursuant to an employee stock purchase plan or otherwise as compensation.

The following description also does not discuss tax consequences to holders of outstanding Circle stock options.

     Neither EGL nor Circle has requested a ruling from the Internal Revenue Service with regard to any of the federal income tax consequences of the merger, and the opinion of counsel to EGL as to the federal income tax consequences of the merger set forth below will not be binding on the Internal Revenue Service or a court.

     Baker Botts L.L.P., counsel to EGL, is of the opinion that, under present United States federal income tax law, and based upon (1) certain representations of EGL and Circle and (2) the assumptions that the merger and related transactions will take place as described in the merger agreement and that the representations referred to in clause (1) remain true as of the closing date of the merger,

     - the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code,

     - no gain or loss will be recognized by a Circle stockholder on the exchange of a Circle common share for an EGL common share pursuant to the terms of the merger,

     - the tax basis of each EGL common share received in the merger will be the same as the basis of the Circle common share surrendered in exchange for that share, and

     - the holding period of each EGL common share received in the merger will include the period that the Circle common share surrendered in exchange therefor was held by the holder, provided the surrendered share was held as a capital asset of the holder.

     THE DISCUSSION SET FORTH ABOVE IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE INTERNAL REVENUE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. NO

INFORMATION IS PROVIDED WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE AND LOCAL LAWS. CIRCLE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE POSSIBLE EFFECT OF ANY PROPOSED OR RECENT CHANGES IN THE TAX LAWS.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER


     The merger is subject to antitrust laws. Under the Hart-Scott-Rodino Act, we may not complete the merger unless we make various filings with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and certain waiting periods expire or are terminated. On July 20, 2000, we submitted the required filings to the Antitrust Division and the Federal Trade Commission. The waiting period under the Hart-Scott-Rodino Act was terminated effective July 28, 2000.



     At any time before or after the completion of the merger, the Federal Trade Commission or the Antitrust Division could take any action under the antitrust laws as either deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Circle or EGL. Circle and EGL believe that the completion of the merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.


     Under the laws of some foreign nations, we may not complete the merger unless we make various filings with these nations' antitrust regulatory authorities and these authorities approve the merger. We expect that the merger will not violate any foreign antitrust laws and that all of the foreign antitrust regulatory authorities whose approval we must seek will approve the merger.

RESTRICTIONS ON SALE OF SHARES BY AFFILIATES


     All EGL common shares that Circle stockholders will receive in the merger will be freely transferable, except for EGL common shares that are received by persons who are deemed to be "affiliates" of Circle under the Securities Act of 1933, as amended, at the time of the Circle special meeting. These affiliates may resell the EGL common shares they receive in the merger only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Circle for these purposes generally include individuals or entities that control, are controlled by or are under common control with Circle, including directors and executive officers of Circle.


     The merger agreement requires Circle to cause each of its affiliates to deliver to EGL a written agreement to the effect that the affiliate will not dispose of any of the EGL common shares issued to him or her in the merger in violation of the Securities Act or the related SEC rules. In addition, the merger agreement requires Circle and EGL to cause each affiliate to sign a written agreement to the effect that he or she will not sell or in any other way reduce his or her risk relative to any Circle common shares or EGL common shares until financial results, including combined sales and net income, covering at least 30 days of post-merger operations have been published, except as permitted by SEC rules.

RIGHTS OF DISSENTING STOCKHOLDERS

     Circle Stockholders. Circle stockholders will not be entitled to any appraisal rights under the Delaware General Corporation Law or any other applicable law in connection with the merger.

     EGL Stockholders. EGL stockholders will not be entitled to appraisal rights under the Texas Business Corporation act or any other applicable law in connection with the merger.

LISTING ON THE NASDAQ NATIONAL MARKET OF EGL COMMON SHARES TO BE ISSUED IN THE MERGER

     It is a condition to the merger that the EGL common shares issuable pursuant to the merger be authorized for listing on the Nasdaq National Market, subject to official notice of issuance. EGL common shares are traded on the Nasdaq National Market under the symbol "EAGL."

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference. This summary is qualified by reference to the merger agreement. You should read the merger agreement because it, and not this document, is the legal document that governs the merger.

MERGER STRUCTURE AND TIMING

     At the effective time of the merger, EGL Delaware will merge with and into Circle, which will be the surviving corporation in the merger and become a wholly owned subsidiary of EGL.


     The closing date of the merger will occur on the first business day following the date on which all conditions to the merger have been satisfied or waived, unless we agree on another time. As promptly as possible on the closing date of the merger, we will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the merger will be the time we file the certificate of merger with the Secretary of State or at a later time as we may agree and specify in the certificate of merger. We currently anticipate that we will complete the merger during the first week of October 2000, assuming our stockholders approve the merger at the special meetings and all other conditions to the merger have been satisfied or waived.


MERGER CONSIDERATION

     Exchange Ratio. At the effective time of the merger, each Circle common share issued and outstanding immediately before the effective time of the merger (other than Circle common shares held by Circle, which will be canceled and retired) will be converted into one EGL common share.

     Fractional Shares. Certificates for fractional EGL common shares will not be issued in the merger. Circle stockholders that would otherwise receive fractional shares will, instead, be entitled to receive a cash payment equal to the value of these fractional share interests, determined based on the average of the per share closing price of EGL common shares for the 20 consecutive trading days ending on the fifth trading day prior to the closing date of the merger.

EXCHANGE PROCEDURES

     As soon as reasonably practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal to each holder of record of Circle stock certificates. This letter of transmittal must be used in surrendering Circle stock certificates to the exchange agent for cancellation. Upon surrender of a Circle stock certificate for cancellation, together with a duly executed letter of transmittal, the holder of the Circle stock certificate will be entitled to receive in exchange:

     - an EGL certificate representing the whole number of EGL common shares that the holder has the right to receive,

     - a check representing the amount of cash payable in lieu of any fractional EGL common shares, if any, and

     - unpaid dividends and distributions, if any, that the holder has the right to receive pursuant to the merger agreement, after giving effect to any required withholding tax.

     Circle stockholders should not send in their Circle stock certificates until they receive the letter of transmittal.

     After the effective time of the merger, each Circle stock certificate, until surrendered and exchanged, will represent only the right to receive a certificate representing EGL common shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any. Holders of Circle stock certificates will not be entitled to receive any dividends or other distributions declared or made by EGL having a record date on or after the effective time of the merger until the Circle stock certificates are surrendered for exchange. Subject to applicable law, following surrender of the Circle stock certificates, dividends and distributions, if any, will be paid without interest and less the amount of any required withholding taxes.

TREATMENT OF CIRCLE STOCK OPTIONS

     At the effective time of the merger, each outstanding stock option granted or issued under Circle stock option plans in effect on the date of the merger agreement will be converted into a stock option to acquire EGL common shares, with appropriate adjustments to reflect the exchange ratio.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties by each of EGL, EGL Delaware and Circle relating to, among other things:

     - the organization, good standing and foreign qualification of these parties and their respective subsidiaries,

     - the authorization, execution, delivery and enforceability of the merger agreement, the stock option agreements, the stockholder agreements and related matters, including the nonapplicability of antitakeover statutes,

     - each of their capital structures and outstanding voting securities,

     - their respective subsidiaries,

     - violations of law and noncompliance with permits,


     - conflicts with, violations of or defaults under the charters or bylaws of each party, or any material agreement or applicable law, which results from the execution or delivery of the merger agreement, the stock option agreements or the completion of the transactions contemplated by these agreements,


     - the documents and reports filed by them with the SEC, their financial statements, the accuracy of the information contained in these documents and intercompany amounts in Circle's accounting records,

     - litigation or decrees against each party,


     - material events, changes in accounting or tax practice, dividends or establishment of benefit plans since March 31, 2000,


     - taxes,

     - retirement and other employee plans and benefit arrangements and matters relating to the Employee Retirement Income Security Act of 1974, as amended,

     - labor matters,

     - environmental matters,

     - intellectual property matters,

     - insurance matters,

     - customs broker and other licenses and approvals,

     - brokerage and similar fees,

     - receipt of fairness opinions,

     - beneficial ownership of the other party's common shares,

     - qualification of the merger as a reorganization for federal income tax purposes,

     - qualification of the merger as a pooling of interests for financial accounting purposes,

     - the stockholder vote required in connection with the merger agreement and the other matters described in this joint proxy statement/prospectus,

     - that party's material and noncompetition contracts, and

     - with respect to Circle, amendments to its share purchase rights plan.

CONDUCT OF BUSINESS OF CIRCLE AND EGL BEFORE THE MERGER

     Circle has agreed that, before the effective time of the merger, it will:

     - conduct its business in the ordinary course in substantially the same manner as previously conducted,

     - use its commercially reasonable efforts to preserve its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory business relationships,

     - not amend its certificate of incorporation or bylaws,

     - promptly notify EGL of any material change in its condition or business or any material litigation or material governmental complaints, investigations or hearings, or the material breach of any of its representations and warranties in the merger agreement,

     - promptly deliver to EGL any SEC filings made after the date of the merger agreement,

     - not issue any shares of its capital stock, effect any stock split or otherwise change its capitalization, except upon exercise of options, warrants and other rights existing on the date of the merger agreement or permitted to be issued by the merger agreement,

     - not grant any new options, warrants or other rights not existing on the date of the merger agreement to acquire shares of its capital stock, except for automatic grants to nonemployee directors under existing plans and a specified number of grants to new employees,

     - not amend or modify any options, warrants or other rights to acquire shares of capital stock,


     - not increase the compensation or benefits of any employee, officer or director, except for increases consistent with past practice and in the ordinary course of business, or enter into or amend any employment agreement with any employee, officer or director, except with new employees consistent with past practice and in the ordinary course of business,


     - not adopt any new employee benefit plan or materially amend any existing employee benefit plan,

     - not terminate any executive officer without cause or permit circumstances to exist that would allow any executive officer to terminate his employment and receive enhanced separation payments upon completion of the merger,


     - not declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, or redeem, purchase or otherwise acquire any shares of its capital stock, except for the declaration and payment of regular, semiannual dividends, consistent with past practice, not to exceed $0.135 per share of Circle common shares per semiannual payment,


     - not sell, lease or otherwise dispose of any material assets, except in the ordinary course of business or in transactions with entities wholly owned by Circle,

     - not acquire or agree to acquire any material business, entity, assets or securities for an aggregate consideration in excess of $500,000,

     - not change any material accounting principle or practice except as required by a change in law, generally accepted accounting principles or SEC rules and regulations,

     - use commercially reasonable efforts to maintain insurance in amounts and against risks and losses customary for it,

     - not make or rescind any material tax election, settle or compromise any material tax liability or materially change its methods of reporting income or deductions for federal income tax purposes except as may be required by applicable law,

     - not incur any indebtedness for borrowed money, except for working capital borrowings under existing facilities in timing and amount in accordance with recent practices, refinancings of existing debt and other immaterial borrowings, or guarantee any indebtedness for borrowed money or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others,

     - not enter into any material lease or create any material encumbrance on any of its property in connection with any indebtedness, except in the ordinary course of business,

     - not make capital expenditures in excess of 5% over its fiscal 2000 capital budget,

     - not purchase any EGL common shares or Circle common shares,


     - not take any action likely to delay materially or affect adversely the ability of any of the parties to obtain required consents, authorizations, orders or approvals of governmental or other regulatory authorities,



     - not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party, and use commercially reasonable efforts to enforce the provisions of these agreements, including obtaining injunctions to prevent any breaches of these agreements and enforce specifically the terms and provisions of these agreements, and


     - not take any action inconsistent with the foregoing.

     EGL has agreed that, before the effective time of the merger, it will:

     - use its commercially reasonable efforts to preserve its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory business relationships,

     - not amend its articles of incorporation or bylaws,

     - promptly notify Circle of any material change in its condition or business or any material litigation or material governmental complaints, investigations or hearings, or the material breach of any of its representations and warranties in the merger agreement,

     - promptly deliver to Circle any SEC filings made after the date of the merger agreement,


     - not declare, set aside or pay any dividends on, or make other distributions in respect of, any of its capital stock, or redeem, purchase or otherwise acquire any shares of its capital stock,


     - not change any material accounting principle or practice, except for any change of its fiscal year or as required by a change in law, generally accepted accounting principles or SEC rules and regulations,

     - use commercially reasonable efforts to maintain insurance in amounts and against risks and losses customary for it,

     - not purchase any EGL common shares or Circle common shares,


     - not take any action likely to delay materially or affect adversely the ability of any of the parties to obtain required consents, authorizations, orders or approvals of governmental or other regulatory authorities, and


     - not take any action inconsistent with the foregoing.

     The merger agreement does not prohibit the actions described above to the extent contemplated by the merger agreement, the stock option agreements or the stockholder agreements, or to the extent that the other party has otherwise consented in writing.

COMPETING ACQUISITION PROPOSALS FOR CIRCLE


     Circle has agreed not to, directly or indirectly, solicit, initiate or encourage, including by way of furnishing material non-public information, or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer with respect to a competing acquisition proposal for Circle or cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a competing acquisition proposal for Circle. Circle has also agreed not to authorize or permit any of its officers, directors, employees, agents or representatives to engage in these activities and, on becoming aware of these activities, has agreed to stop that person from continuing these activities. In addition, Circle has agreed to immediately terminate any existing negotiations with any parties with respect to a competing acquisition proposal for Circle. However, nothing contained in the merger agreement prevents Circle or its officers, directors, employees, agents or representatives from:


     - complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to a competing acquisition proposal for Circle, or

     - before the date Circle's stockholders approve the merger, providing information to or engaging in any negotiations or discussions with any person or group who has made an unsolicited written competing acquisition proposal for Circle with respect to all the outstanding capital stock of Circle or all or substantially all the assets of Circle that, in the good faith judgment of a committee composed solely of the outside directors of Circle, taking into account the likelihood of financing and all other legal, regulatory and other aspects of the proposal, and based on the written advice of a financial advisor of recognized national reputation, is superior to the merger, if the Circle board, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations.

     Circle has also agreed that it will, through its board of directors, recommend approval of the merger and use its best efforts to solicit from its stockholders proxies in favor of the merger. However, before the date Circle's stockholders approve the merger, the Circle board may withdraw, modify or change its recommendation regarding the merger or recommend a competing acquisition proposal for Circle that is determined to be superior to the merger as described in the preceding bullet point if, in the good faith judgment of a committee composed solely of the outside directors of Circle, after consultation with its outside legal counsel, the failure to take that action would be reasonably likely to be inconsistent with its fiduciary duties.


     Any information provided to a person or group in connection with a competing acquisition proposal for Circle is required to be provided pursuant to a confidentiality agreement in reasonably customary form with terms relating to confidentiality at least as favorable to Circle as the terms in the confidentiality agreement between EGL and Circle and with no terms that prevent Circle from complying with its obligations described above.


     For purposes of the description of the merger agreement in this joint proxy statement/prospectus, "competing acquisition proposal for Circle" means

     - any purchase of, or similar transaction involving, any of the assets of Circle or any of Circle's voting securities if, as a result of that transaction or series of transactions, another person or group, or the stockholders of that person or group, would acquire 15% or more of the assets, net revenues or net income of Circle on a consolidated basis or 10% or more of any class of capital stock of Circle,

     - any tender or exchange offer involving any of Circle's voting securities, or

     - any merger, consolidation, dissolution, recapitalization, business combination or similar transaction involving Circle.

     Before taking any action in connection with a competing acquisition proposal for Circle, if Circle intends to participate in any discussions or negotiations or provide any information to any third party, Circle is required to give prompt prior oral and written notice to EGL of each of those actions. Circle is required to immediately notify EGL orally and in writing of any requests for information or the receipt of any competing acquisition proposal for Circle or any inquiry with respect to, including any inquiry as to Circle's willingness or ability to entertain offers, proposals or engage in discussions or negotiations, or which could reasonably be expected to lead to, a competing acquisition proposal for Circle, including the identity of the person or group engaging in the discussions or negotiations, requesting the information or making the competing acquisition proposal for Circle, and the material terms and conditions of any competing acquisition proposal for Circle. Circle is required to:

     - keep EGL fully informed on a timely basis of the status, including any material changes or proposed changes to the terms and conditions or status, of any of these requests, competing acquisition proposals for Circle or inquiries, and

     - provide EGL as soon as practicable with copies of all correspondence and other written material containing or relating to the terms and conditions of any competing acquisition proposals for Circle.

COMPETING ACQUISITION PROPOSALS FOR EGL


     EGL has agreed not to, directly or indirectly, solicit, initiate or encourage, including by way of furnishing material non-public information, or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer with respect to a competing acquisition proposal for EGL or cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a competing acquisition proposal for EGL. EGL has also agreed not to authorize or permit any of its officers, directors, employees, agents or representatives to engage in these activities and, on becoming aware of these activities, has agreed to stop that person from continuing these activities. In addition, EGL has agreed to immediately terminate any existing negotiations with any parties with respect to a competing acquisition proposal for EGL. However, nothing contained in the merger agreement prevents EGL or its officers, directors, employees, agents or representatives from:


     - complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to a competing acquisition proposal for EGL, or

     - before the date EGL's stockholders approve the issuance of EGL common shares pursuant to the merger, providing information to or engaging in any negotiations or discussions with any person or group who has made an unsolicited written competing acquisition proposal for EGL with respect to all the outstanding capital stock of EGL or all or substantially all the assets of EGL that, in the good faith judgment of a committee composed solely of the outside directors of EGL, taking into account the likelihood of financing and all other legal, regulatory and other aspects of the proposal, and based on the written advice of a financial advisor of recognized national reputation, is superior to the merger, if the EGL board, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations.

     EGL has also agreed that it will, through its board of directors, recommend approval of the issuance of EGL common shares pursuant to the merger and use its best efforts to solicit from its stockholders proxies in favor of the merger. However, before the date EGL's stockholders approve the merger, the EGL board may withdraw, modify or change its recommendation regarding the issuance of EGL common shares pursuant to the merger or recommend a competing acquisition proposal for EGL that is determined to be superior to the merger as described in the preceding bullet point if, in the good faith judgment of a committee composed solely of the outside directors of EGL, after consultation with its outside legal counsel, the failure to take that action would be reasonably likely to be inconsistent with its fiduciary duties.


     Any information provided to a person or group in connection with a competing acquisition proposal for EGL is required to be provided pursuant to a confidentiality agreement in reasonably customary form with terms relating to confidentiality at least as favorable to EGL as the terms in the confidentiality agreement between Circle and EGL and with no terms that prevent EGL from complying with its obligations described above.

     For purposes of the description of the merger agreement in this joint proxy statement/prospectus, "competing acquisition proposal for EGL" means:

     - any purchase of, or similar transaction involving, any of the assets of EGL or any of EGL's voting securities if, as a result of that transaction or series of transactions, another person or group, or the stockholders of that person or group, would acquire a majority of the assets, net revenues or net income of EGL on a consolidated basis or a majority of the voting securities of EGL,

     - any tender or exchange offer involving a majority of EGL's voting securities, or

     - any merger, consolidation, dissolution, recapitalization, business combination or similar transaction involving EGL if, as a result of that transaction or series of transactions, the stockholders of EGL would not hold a majority of the voting securities of the surviving corporation or its ultimate parent.

     Before taking any action in connection with a competing acquisition proposal for EGL, if EGL intends to participate in any discussions or negotiations or provide any information to any third party, EGL is required to give prompt prior oral and written notice to Circle of each of those actions. EGL is required to immediately notify Circle orally and in writing of any requests for information or the receipt of any competing acquisition proposal for EGL or any inquiry with respect to, including any inquiry as to EGL's willingness or ability to entertain offers, proposals or engage in discussions or negotiations, or which could reasonably be expected to lead to, a competing acquisition proposal for EGL, including the identity of the person or group engaging in the discussions or negotiations, requesting the information or making the competing acquisition proposal for EGL, and the material terms and conditions of any competing acquisition proposal for EGL. EGL is required to:

     - keep Circle fully informed on a timely basis of the status, including any material changes or proposed changes to the terms and conditions or status, of any of these requests, competing acquisition proposals for EGL or inquiries, and

     - provide Circle as soon as practicable with copies of all correspondence and other written material containing or relating to the terms and conditions of any competing acquisition proposals for EGL.

ADDITIONAL AGREEMENTS

     EGL and Circle have also agreed that:


     - they will each call meetings of their respective stockholders to be held as promptly as practicable to consider and vote on (1) in the case of EGL, the issuance of EGL common shares pursuant to the merger and, in its discretion, amendments to its articles of incorporation and employee benefit plans described elsewhere in this joint proxy statement/prospectus and (2) in the case of Circle, the approval and adoption of the merger agreement and the merger,


     - they will recommend approval of the matters in the previous bullet point and use their best efforts to solicit stockholders' proxies in favor of these matters, but they may withdraw or modify any recommendation regarding these matters within a specified time period if they are advised by a committee of outside directors that the failure to declare advisable a competing acquisition proposal would be reasonably likely to be inconsistent with the fiduciary obligations of their boards of directors,

     - they will each afford to the other parties access to their respective officers, properties, records, files and other information as the other parties may reasonably request,

     - they will consult with the other parties and mutually agree on any press releases and other announcements regarding the merger,

     - they will prepare and EGL will file the registration statement of which this joint proxy statement/ prospectus is a part, and EGL will use its commercially reasonable efforts to have the registration statement declared effective as promptly as practicable and to obtain all necessary state securities laws or "blue sky" permits and approvals,

     - EGL will prepare and submit to the Nasdaq National Market a listing application covering the EGL common shares issuable in the merger, and will use its commercially reasonable efforts to obtain, before the effective time of the merger, approval for the listing of those shares, subject to official notice of issuance,


     - they will each provide the other a list of persons who may be its "affiliates" for purposes of Rule 145 under the Securities Act of 1933, and Circle will use its commercially reasonable efforts to obtain from each of its affiliates an undertaking not to transfer EGL common shares issued to that person pursuant to the merger except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements under the Securities Act of 1933, and Circle and EGL will each use its best efforts to cause each affiliate to agree not to sell or in any other way reduce that person's risk with respect to EGL common shares and Circle common shares for a specified period before and after the effective time of the merger (see "The Merger -- Restrictions on Sale of Shares by Affiliates"),


     - each party will pay its own expenses incurred in connection with the merger and the transactions contemplated by the merger agreement, except as provided in the merger agreement,

     - EGL and the surviving corporation in the merger will indemnify the officers and directors of Circle and its subsidiaries and divisions and will maintain directors' and officers' liability insurance for those officers and directors for six years after the effective time of the merger (see "The Merger -- Interests of Directors and Officers in the Merger That Are Different From Your Interests"),

     - EGL will (1) cause the surviving corporation in the merger to continue the employment of all employees of Circle initially at the same salaries and wages as in effect immediately before the merger and (2) take specified actions under its benefit plans designed to provide benefits to Circle's employees,

     - Circle will take specified actions, including those requested by EGL, under Circle's U.K. Sharesave Scheme so that no Circle common shares will be issued or issuable under the scheme,

     - they will not knowingly take any action or fail to take any reasonable action that would cause the merger not to qualify as a reorganization under Section 368(a) of the Internal Revenue Code,

     - they will not knowingly take any action or fail to take any reasonable action that would prevent the treatment of the merger as a pooling of interests for financial accounting purposes,

     - Circle will take appropriate action to prevent the merger or any other transaction contemplated by the merger agreement, the stock option agreements or the stockholder agreements from causing the rights issued pursuant to the Circle share purchase rights plan to be exercised, and will not take any other action to terminate the share purchase rights plan, amend the share purchase rights plan in a manner adverse to EGL, redeem any of the rights or cause any person not to trigger the issuance of rights, and

     - Circle will use its commercially reasonable efforts to enter into employment agreements with key individuals identified by EGL.

     In addition, EGL and Circle have agreed to:

     - promptly make their respective filings and thereafter make any other required submissions under the Hart-Scott-Rodino Act and non-United States antitrust laws with respect to the merger,

     - use their commercially reasonable efforts to cooperate with one another in (1) determining which filings are required to be made before the effective time of the merger with, and which consents, approvals, permits or authorizations are required to be obtained before the effective time of the merger from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of the merger agreement and the completion of the merger and the transactions contemplated by the merger agreement and
       (2) timely making all of these filings and timely seeking all of these consents, approvals, permits or authorizations without causing a material adverse effect on EGL or Circle,

     - promptly notify and provide copies to each other of any communication concerning the merger agreement or the merger from any governmental authority and permit the other party to review in advance any proposed communication concerning the merger agreement or the merger to any governmental entity,

     - not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning the merger agreement or the merger unless it consults with the other party in advance and, to the extent permitted by that governmental authority, gives the other party the opportunity to attend and participate at those meetings or discussions,

     - furnish the other with any necessary information and reasonable assistance as the other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including any filings necessary or appropriate under the provisions of the HSR Act and non-United States antitrust laws,

     - use all commercially reasonable efforts to take all actions necessary, proper or advisable to complete the merger, including resolving any objections of the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of other jurisdictions or any other person under relevant antitrust or competition laws, and

     - in connection with any filing or submission required or action to be taken by EGL or Circle to complete the merger or other transactions contemplated by the merger agreement, Circle is not permitted, without EGL's prior written consent, to recommend, suggest or commit to any divestiture of assets or businesses of Circle.

CONDITIONS TO THE MERGER

  Conditions to Each Party's Obligation to Effect the Merger

     The respective obligations of each party to effect the merger are subject to the satisfaction of the following conditions at or before the closing date of the merger:

     - the approval of the merger agreement and the merger by the affirmative vote of the holders of a majority of the issued and outstanding Circle common shares entitled to vote on the matter,

     - the approval of the issuance of the EGL common shares pursuant to the merger by the affirmative vote of a majority of the total votes cast on the matter by holders of EGL common shares,

     - the expiration or termination of the waiting period applicable to the completion of the merger under (1) the Hart-Scott-Rodino Act and (2) any mandatory waiting period under any applicable foreign competition or antitrust law or regulation where the failure to observe that waiting period referred to in this clause (2) has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on EGL or Circle,

     - the absence of any law, regulation, decree, order or injunction prohibiting the completion of the merger,

     - the declaration of effectiveness of the registration statement of which this joint proxy statement/ prospectus is a part and the absence of a no stop order concerning the registration statement,

     - the approval for listing of the EGL common shares to be issued pursuant to the merger on the Nasdaq National Market,

     - the receipt of all governmental approvals to complete the merger, other than approvals, the failure of which to obtain do not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on EGL or Circle,

     - the absence of pending or threatened governmental claims seeking to prohibit the merger,

     - the receipt of all consents from, and the making of all filings with, any U.S. or foreign governmental or regulatory authority required to complete the merger, except for the certificate of merger and any other consents that would not have a material adverse effect on EGL or Circle, and

     - the absence of pending or threatened governmental claims, proceedings or actions to restrain or prohibit the merger.

  Additional Conditions to Obligations of Circle to Effect the Merger

     The obligations of Circle to effect the merger are subject to the satisfaction of the following additional conditions at or before the closing date of the merger:

     - EGL must have performed in all material respects its covenants and agreements contained in the merger agreement required to be performed on or before the closing date of the merger, except for failures to perform that were inadvertent if EGL used its best efforts to cure those failures and they did not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on EGL or Circle,

     - the representations and warranties of EGL and EGL Delaware contained in the merger agreement and in any document delivered in connection with the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger, except for:

      - representations and warranties made as of a specified date, which need be true and correct only as of the specified date, and

      - breaches and inaccuracies that do not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on EGL,

     - Circle must have received from Deloitte & Touche LLP a letter indicating that no conditions exist that would preclude Circle from being eligible to be a party to a pooling of interests relative to the merger for financial accounting purposes, and


     - at any time after the date of the merger agreement, there must not have been any event or occurrence, or series of events or occurrences, that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on EGL.


     For purposes of the merger agreement, "material adverse effect" means a material adverse effect or change in:

     - the business, assets, liabilities, condition (financial or otherwise) or results of operations of a party and its subsidiaries on a consolidated basis, except for changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the respective industries in which EGL and Circle conduct their operations, as a result of the public announcement of the merger or the market price of the common shares of EGL or Circle, or

     - the ability of the party to complete the transactions contemplated by the merger agreement or fulfill the conditions to closing.

  Additional Conditions to Obligations of EGL and EGL Delaware to Effect the Merger

     The obligations of EGL and EGL Delaware to effect the merger are subject to the satisfaction of the following additional conditions at or before the closing date of the merger:

     - Circle must have performed in all material respects its covenants and agreements contained in the merger agreement required to be performed on or before the closing date of the merger, except for failures to perform that were inadvertent if Circle used its best efforts to cure those failures and they did not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on EGL or Circle,

     - the representations and warranties of Circle and EGL Delaware contained in the merger agreement and in any document delivered in connection with the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger, except for:

      - representations and warranties made as of a specified date, which need be true and correct only as of the specified date, and

      - breaches and inaccuracies that do not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Circle,

     - EGL must have received from PricewaterhouseCoopers LLP a letter indicating that the merger will be treated as a "pooling of interests" for financial accounting purposes,

     - At any time after the date of the merger agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Circle, and

     - EGL must have received agreements from affiliates of EGL and Circle not to dispose of their EGL common shares and Circle common shares during a specified period before and after the merger and not to dispose of EGL common shares received in the merger except in compliance with applicable securities laws.

TERMINATION

     The merger agreement may be terminated at any time before the effective time of the merger:

     - by the mutual consent of EGL and Circle, or

     - by EGL or Circle if:

      (1) the merger has not been completed by February 15, 2001, except that the right to terminate the merger agreement pursuant to this clause
          (1) is not available to any party whose failure to perform or observe in any material respect any of its obligations under the merger agreement in any manner is the cause of, or resulted in, the failure of the merger to occur on or before that date,

      (2) the required approval of Circle's stockholders is not obtained at a duly convened meeting or any adjournment,

      (3) the required approval of EGL's stockholders is not obtained at a duly convened meeting or any adjournment, or


      (4) a U.S. or foreign court or governmental, regulatory or administrative agency or commission has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger and that order, decree, ruling or other action has become final and nonappealable, except that the party seeking to terminate the merger agreement pursuant to this clause (4) must have used its commercially reasonable efforts to remove that injunction, order or decree, or


     - by Circle after consultation with its outside legal advisors, if:

      (1) EGL or EGL Delaware has breached any representation, warranty, covenant or agreement in the merger agreement or any representation or warranty of EGL or EGL Delaware has become untrue, in either case such that the related condition to closing would not be satisfied, and the breach is not curable, or, if curable, is not cured within 30 days after written notice of the breach is given to EGL by Circle, except that the right to terminate the merger agreement pursuant to this clause (1) is not available to Circle if it, at that time, is in material breach of any representation, warranty, covenant or agreement in the merger agreement so that the related condition to closing would not be satisfied, or

      (2) the EGL board has withdrawn or materially modified, in a manner adverse to Circle, its approval or recommendation of the issuance of EGL common shares pursuant to the merger or recommended a competing acquisition proposal for EGL, or resolved to do so, or


     - by EGL after consultation with its outside legal advisors, if:

      (1) Circle has breached any representation, warranty, covenant or agreement in the merger agreement or any representation or warranty of Circle has become untrue, in either case such that the related condition to closing would not be satisfied, and the breach is not curable, or, if curable, is not cured within 30 days after written notice of the breach is given by EGL to Circle, except that the right to terminate the merger agreement pursuant to this clause (1) is not available to EGL if it, at that time, is in material breach of any representation, warranty, covenant or agreement in the merger agreement so that the related condition to closing would not be satisfied, or

      (2) the Circle board has withdrawn or materially modified, in a manner adverse to EGL, its approval or recommendation of the merger or recommended a competing acquisition proposal for Circle, or resolved to do so.

EXPENSES AND TERMINATION FEES

     Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement are required to be paid by the party incurring those expenses except as expressly provided in the merger agreement.

     If the merger agreement is terminated

     - by EGL or Circle based on the failure of Circle's stockholders to approve the merger after the public announcement of a competing acquisition proposal for Circle, or

     - by EGL based on the Circle board's withdrawal or material modification, in a manner adverse to EGL, of its approval or recommendation of the merger or recommendation of a competing acquisition proposal for Circle after receipt by the Circle board or the public announcement of a competing acquisition proposal for Circle, then Circle is required to pay EGL a cash termination fee of $16 million at the time of termination. This termination fee is subject to reduction pursuant to the Circle stock option agreement described below.

     If the merger agreement is terminated

     - by EGL or Circle based on the failure of EGL's stockholders to approve the issuance of EGL common shares pursuant to the merger after the public announcement of a competing acquisition proposal for EGL, or

     - by Circle based on the EGL board's withdrawal or material modification, in a manner adverse to Circle, of its approval or recommendation of the merger or recommendation of a competing acquisition proposal for EGL after receipt by the EGL board or the public announcement of a competing acquisition proposal for EGL, then EGL is required to pay Circle a cash termination fee of $16 million at the time of termination. The termination fee is subject to reduction pursuant to the EGL stock option agreement described below.

     If the merger agreement is terminated because the stockholders of Circle do not approve the merger and there was no public announcement of a competing acquisition proposal for Circle before the stockholders' vote, then Circle is required to pay EGL a fee of $3 million to reimburse it for its costs and expenses incurred in connection with the merger agreement.

     If the merger agreement is terminated because the stockholders of EGL do not approve the issuance of EGL common shares pursuant to the merger and there was no public announcement of a competing acquisition proposal for EGL before the stockholders' vote, then EGL is required to pay Circle a fee of $3 million to reimburse it for its costs and expenses incurred in connection with the merger agreement.

AMENDMENT AND WAIVER

     The parties may amend the merger agreement, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the merger by the stockholders of the parties. However, after any stockholder approval, the parties may not amend the merger agreement if the law requires further approval by stockholders unless the parties obtain that further approval.

     At any time before the effective time of the merger, each party may by action taken by its board of directors, to the extent legally allowed:

     - extend the time for the performance of any of the obligations or other acts of the other parties,

     - waive any inaccuracies in the representations and warranties made to that party in the merger agreement or in any document delivered pursuant to the merger agreement, and

     - waive compliance with any of the agreements or conditions for the benefit of that party contained in the merger agreement.

                          THE STOCK OPTION AGREEMENTS

     The following is a summary of the material terms of the stock option agreements, which are attached as Annexes B and C to this document and are incorporated in this document by reference. This summary is qualified by reference to the stock option agreements. You should read the stock option agreements because they, and not this document, are the legal documents that govern the stock options.

RECIPROCAL STOCK OPTION AGREEMENTS

     In connection with the execution and delivery of the merger agreement, EGL and Circle entered into the following agreements:


     - a stock option agreement pursuant to which EGL granted to Circle an option to purchase up to a number of EGL common shares equal to 10.1% of the sum of the then-outstanding EGL common shares and the number of shares issuable upon exercise of outstanding options, warrants or other rights, at a price per share equal to the average market price of Circle's common shares over the 20 trading day period before the exercise, and



     - a stock option agreement pursuant to which Circle granted to EGL an option to purchase up to a number of Circle common shares equal to 10.1% of the sum of the then-outstanding Circle common shares and the number of shares issuable upon exercise of outstanding options, warrants or other rights, at a price per share equal to the average market price of EGL's common shares over the 20 trading day period before the exercise.


     The terms of the stock option agreements are substantially identical except with respect to:

     - the number of shares that may be purchased,

     - the exercise prices, and

     - the inclusion of rights on any Circle common shares issued to EGL that are at least as favorable as the share purchase rights issued to current Circle common shares.

     In the discussion below, "grantee" refers to the party entitled to purchase shares under the applicable stock option agreement and "issuer" refers to the party issuing the shares subject to the stock option agreement.

EXERCISE OF THE OPTIONS

     The option will be exercisable, in whole or in part, at any time and from time to time following the occurrence of any event giving rise to an obligation of the issuer to pay the grantee the $16 million fee pursuant to the merger agreement as described above under "The Merger Agreement -- Expenses and Termination Fees." The option will remain exercisable until the earliest to occur of:

     - the effective time of the merger,

     - April 15, 2001, and

     - the termination of the merger agreement in accordance with its terms unless the issuer is obligated to pay the $16 million fee referred to in the preceding sentence in connection with the termination.

     The closing date of the purchase and sale pursuant to the option will be extended to the tenth business day following the expiration or termination of any restriction imposed by the applicable law, regulation or order.

REPURCHASE AT THE OPTION OF GRANTEE

     At the request of the grantee made at any time and from time to time after the occurrence of an event that causes the option to become exercisable and before 120 days after the expiration of the option term, the issuer will, at the election of the grantee, repurchase from the grantee:


     - any unexercised portion of the option or any portion that has been exercised but as to which the closing has not occurred, and


     - all or any portion of the common shares purchased by the grantee pursuant to the stock option agreement that the grantee still owns.

     The aggregate price of the repurchase will be equal to the sum of:

     - the aggregate exercise price paid for any shares sold,

     - the excess of the applicable price over the exercise price paid by the grantee for each share sold multiplied by the number of shares sold, and

     - the excess, if any, of (1) the applicable price over (2) the exercise price multiplied by the number of shares subject to the unexercised portion of the option as to which the grantee is exercising the repurchase right.

     For purposes of the stock option agreements, "applicable price" means the highest of:

     - the highest purchase price per share paid pursuant to a third party's tender or exchange offer made for shares of the issuer's common shares,

     - the price per share to be paid by any third person for shares of the issuer's common shares pursuant to an agreement for specified business combination transactions, and

     - the average of the closing prices of the issuer's common shares during the 20 consecutive trading day period ending on and including the trading day immediately before the date of the repurchase.

RIGHT OF FIRST REFUSAL

     Subject to the repurchase rights described above, at any time before the second anniversary of the first purchase of shares pursuant to the option, if the grantee desires to transfer or dispose of shares acquired by it pursuant to the option, it is required to make an offer to the issuer on the same terms that the grantee is proposing to transfer those shares. If the issuer fails or refuses to purchase all of those shares, the grantee may sell those shares to the proposed transferee on terms no more favorable than those offered to the issuer. The right of first refusal does not apply to specified dispositions provided for in the stock option agreements.

REGISTRATION RIGHTS

     The grantee will have rights to require the registration under the securities laws with respect to shares purchased pursuant to the option if necessary for the grantee to be able to sell those shares.

PROFIT LIMITATION

     The stock option agreements limit the amount of aggregate profit that the grantee may receive pursuant to the option to $16 million, which is based on amounts received as a result of:

     - the repurchase of shares under the put feature of the option, less any amounts paid for such shares,

     - the sale of shares acquired upon exercise of the option, less any amounts paid for such shares, and

     - the amount of any termination fee paid or payable to the grantee.

EFFECT OF STOCK OPTION AGREEMENTS

     The stock option agreements are intended to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, some aspects of the stock option agreements may have the effect of discouraging persons who might now or before the effective time of the merger be interested in acquiring all of or a significant interest in either EGL or Circle from considering or proposing an acquisition, even if those persons were prepared to offer higher consideration per share for Circle common shares than that implicit in the exchange ratio for the merger or a higher price per share for EGL common shares than the market price. If an option becomes exercisable, the issuer under that option may become ineligible to participate in a transaction treated as a pooling of interests for financial accounting purposes.

                           THE STOCKHOLDER AGREEMENTS

     The following is a summary of the material terms of the stockholder agreements, which are attached as Annexes D and E to this document and are incorporated in this document by reference. This summary is qualified by reference to the stockholder agreements. You should read the stockholder agreements because they, and not this document, are the legal documents that govern the voting of shares subject to those agreements and the other matters discussed in those agreements.

GENERAL

     In connection with the execution and delivery of the merger agreement:

     - James R. Crane, EGL's Chairman of the Board, Chief Executive Officer and President, entered into a stockholder agreement with Circle, and

     - Peter Gibert, Circle's Interim Chairman and Chief Executive Officer, and Ray C. Robinson, Jr., a director of Circle acting as trustee of the Ray and Jo Robinson Trust, entered into a stockholder agreement with EGL.

VOTING OF SHARES

     The stockholder agreements obligate the parties to vote their shares:


     - in favor of the approval of the merger and each of the other transactions contemplated in the merger agreement,


     - in favor of the approval and adoption of the merger agreement, and

     - in favor of any actions required in furtherance of the merger.


     As of the date of this joint proxy statement/prospectus, Mr. Crane is obligated to vote 11,663,638 EGL common shares as provided above, representing approximately 40.8% of the outstanding EGL common shares, and Mr. Gibert and Mr. Robinson, as trustee, are obligated to vote 2,678,156 Circle common shares as provided above, representing approximately 15.1% of the outstanding Circle common shares.


TERMINATION

     The obligations to vote shares pursuant to the stockholder agreements terminate on the earlier of the effective time of the merger and the close of business on the date 45 days after the termination of the merger agreement, except that the termination date will be extended if a competing acquisition proposal for EGL (in the case of Mr. Crane's agreement) or Circle (in the case of Mr. Gibert's and the Trust's agreement) is pending, until the close of business on the third business day after the stockholder gives the other party notice of the completion, withdrawal or termination of that proposal if at that time no other competing acquisition proposal is pending. In no event will the stockholder agreements be extended beyond May 15, 2001.

ADDITIONAL AGREEMENTS

     The stockholders have also agreed that, except when acting in their capacities as officers or directors, they will not, directly or indirectly:

     - solicit, initiate or encourage, including by way of furnishing material non-public information, a competing acquisition proposal for EGL (in the case of Mr. Crane's agreement) or Circle (in the case of Mr. Gibert's and the Trust's agreement),

     - take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer, including any proposal or offer to stockholders, with respect to a competing acquisition proposal for EGL (in the case of Mr. Crane's agreement) or Circle (in the case of Mr. Gibert's and the Trust's agreement), or

     - cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a competing acquisition proposal.

     Each stockholder has also agreed not to authorize or permit any of its officers, directors, employees, agents or representatives to engage in these activities and, on becoming aware of it, has agreed on becoming aware of it to stop that person from continuing these activities. The stockholders will keep the other parties informed of the status of any requests, competing acquisition proposals or inquiries.

                                 THE COMPANIES

BUSINESS OF CIRCLE

     Circle is a leader in providing transportation and integrated logistics services for the international movement of goods and the furnishing of value-added information, distribution and inventory management services to customers worldwide. Circle is principally engaged in international air and ocean freight forwarding, customs brokerage and logistics. Circle provides value-added services in addition to those customarily provided by traditional air freight forwarders, ocean freight forwarders and customs brokers. These services are designed to provide global logistics solutions for customers in order to streamline their supply chain, reduce their inventories, improve their logistics information, enhance their profitability and provide them with more efficient and effective international distribution strategies.

     Circle's global array of services benefits customers by reducing overall international logistics costs and increasing the speed and reliability of the delivery of goods worldwide. These services include:

     - air and ocean export and import freight transportation,

     - worldwide customs brokerage, duty drawback, Free Trade Zone management and associated services,

     - global freight tracking,

     - other information management services, including electronic data interchange, electronic invoicing and purchase order management,

     - logistics management,

     - warehousing and distribution services,

     - inventory and materials management,

     - protective cargo packing,

     - bonded warehousing,

     - project cargo management,

     - global purchasing and trade finance services, and

     - marine insurance, including ocean and air coverage.


     Circle's global services are supplied through its network of over 300 offices, agents and distribution centers located in over 100 countries on six continents. These facilities are linked by Circle's real-time, online communications network that speeds the two-way flow of shipment data and related logistics information between origins and destinations around the world. In addition to its own operations, Circle utilizes a network of overseas agents for comprehensive, global coverage of major trade centers.


     At year-end 1999, Circle had 4,970 employees worldwide. Circle's headquarters are located at 260 Townsend Street, San Francisco, California 94107, and its telephone number is (415) 978-0600.


     Additional information concerning Circle and its subsidiaries is included in documents Circle has filed with the SEC, which are incorporated by reference in this document. See "Where You Can Find More Information and Incorporation of Documents by Reference" beginning on page 109.


BUSINESS OF EGL

     EGL is a leading provider of air freight forwarding and other transportation and logistics services. EGL has become one of the largest air freight forwarders in the United States as measured by domestic forwarding revenues largely as a result of its ability to work closely with its customers to provide customized freight shipping services on a price-competitive basis. EGL focuses on expedited deliveries. Over 62% of EGL's freight forwarding shipments were delivered on a next-day or second-day basis for the fiscal year ended September 30, 1999.

     Historically, EGL has grown primarily through the internal expansion of its air freight forwarding customer base and terminal network. Over the last several years, EGL has expanded its freight forwarding terminal network from 37 domestic terminals in September 1995 to 68 domestic and 24 foreign terminals in June 2000. As EGL has grown, it has significantly expanded its services beyond air freight forwarding to include:

     - local pickup and delivery,

     - truck brokerage,

     - customs brokerage,

     - air charter services,

     - ocean freight services,

     - computer-based shipping systems,

     - electronic data interchange,

     - custom shipping reports,

     - computerized tracking of shipments via the Internet,

     - warehousing, and

     - cargo assembly and protective packing and crating.

     As a result of its terminal network growth and increased services, EGL has expanded the scope of its potential customers and enhanced its ability to compete for high-revenue national accounts. Because of EGL's increasing shipment volumes, it has been able to command priority access to freight capacity from air carriers at peak times and at discount rates. The increasingly complex demands of freight transportation and the need for cost-effective distribution networks have placed a premium on the services of air freight forwarders, including EGL, that can offer reliable service over a broad network at competitive prices.

     At year-end 1999, EGL had approximately 2,900 employees worldwide. EGL's headquarters are located at 15350 Vickery Drive, Houston, Texas 77032, and its telephone number is (281) 618-3100.


     Additional information concerning EGL and its subsidiaries is included in the documents EGL has filed with the SEC, which are incorporated by reference in this document. See "Where You Can Find More Information and Incorporation of Documents by Reference" beginning on page 109.


BUSINESS OF EGL DELAWARE

     EGL Delaware is a newly formed, wholly owned subsidiary of EGL formed for the purpose of effecting the merger.

     EGL Delaware's headquarters are located at 15350 Vickery Drive, Houston, Texas 77032, and its telephone number is (281) 618-3100.

              EGL AND CIRCLE MARKET PRICE AND DIVIDEND INFORMATION

     The following table shows the high and low sales prices for EGL common shares and for Circle common shares for the periods shown in the table. It also shows the per share cash dividends declared in those periods by Circle. EGL has not declared any cash dividend since the completion of its initial public offering in December 1995.


     From November 30, 1995 until February 21, 2000, EGL common shares were listed and traded on the Nasdaq National Market under the symbol "EUSA." Since February 21, 2000, EGL common shares have been listed and traded on the Nasdaq National Market under the symbol "EAGL." From June 27, 1977 to May 14, 1997, Circle common shares were listed and traded on the Nasdaq National Market or in the over the counter market under the symbol "HARG." Since May 14, 1997, Circle common shares have been listed and traded on the Nasdaq National Market under the symbol "CRCL." The prices are as reported on the Nasdaq National Market. The EGL data has been adjusted to reflect a three-for-two stock split effected on August 30, 1999. As of August 2, 2000, the record date for determining holders of Circle common shares and EGL common shares entitled to notice of and to vote at the special meetings, there were 347 holders of record of Circle common shares and 116 holders of record of EGL common shares.



                                                                                                      CIRCLE
                                                                                       -------------------------------------
                                                                    EGL                                              CASH
                                                           ----------------------                                  DIVIDENDS
CALENDAR YEAR                                                HIGH          LOW           HIGH          LOW         DECLARED
-------------                                                ----          ---           ----          ---         ---------
1997
  First quarter..........................................    $22 43/64     $16 53/64     $24 1/8       $20          $   --
  Second quarter.........................................     21 11/64      11 1/2        28            21 3/8       0.135
  Third quarter..........................................     25 1/2        14 53/64      31 3/8        24 1/2          --
  Fourth quarter.........................................     24 1/4        16 37/64      34            22 3/4       0.135
1998
  First quarter..........................................    $21 5/64      $15 43/64     $29 5/8       $21          $   --
  Second quarter.........................................     24            16 53/64      29 1/4        23           0.135
  Third quarter..........................................     24 27/64       8            29            13 3/4          --
  Fourth quarter.........................................     16 37/64       8 19/64      25 5/8        12 7/8       0.135
1999
  First quarter..........................................    $21 43/64     $13 59/64     $23           $14          $   --
  Second quarter.........................................     32 1/2        21 21/64      22 7/8        13 3/4       0.135
  Third quarter..........................................     30            23 45/64      26 3/4        20              --
  Fourth quarter.........................................     49            28            25 15/16      18 3/4       0.135
2000
  First quarter..........................................    $46 3/4       $21 1/4       $30 1/4       $20 1/4      $   --
  Second quarter.........................................     32 1/8        20 3/8        27 5/8        16 9/16      0.135
  Third quarter (through August 8, 2000).................     31 1/4        26 3/4        30 5/16       25 7/8          --



     On June 30, 2000, the last full trading day before EGL and Circle announced the proposed merger, EGL common shares closed at $30.75 per share, and Circle common shares closed at $25.125 per share. On August 8, 2000, the most recent practicable date before the date of this document, EGL common shares closed at $29 3/16 per share and Circle common shares closed at $29 1/16 per share. Because the exchange ratio for the merger does not depend on and is not affected by market prices, and the market price of EGL common shares is subject to fluctuation, the market value of EGL common shares that Circle's stockholders will receive in connection with the merger may increase or decrease before or after the proposed merger. STOCKHOLDERS ARE ENCOURAGED TO OBTAIN RECENT STOCK QUOTES FOR EGL COMMON SHARES AND CIRCLE COMMON SHARES.


     EGL intends to file an application with the Nasdaq National Market to list the EGL common shares that Circle stockholders will receive in the merger.

     Following completion of the merger, EGL common shares will continue to trade on the Nasdaq National Market under the symbol "EAGL."

     In the merger agreement, Circle has agreed that prior to the effective time of the merger or when the merger agreement is terminated, Circle will not declare or pay any dividend or other distribution, except for regular semiannual dividends not in excess of $0.135 per Circle common share. On July 10, 2000, Circle announced that its board of directors had approved a semiannual dividend of $0.135 per Circle common share, payable on September 15, 2000 to stockholders of record as of August 15, 2000.

                                   EGL, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed combined financial statements give effect to the merger of EGL and Circle to be accounted for as a pooling of interests. The unaudited pro forma condensed combined balance sheet presents the combined financial position of EGL and Circle as of June 30, 2000 assuming that the proposed merger had occurred as of June 30, 2000. Such pro forma information is based upon the historical balance sheet data of EGL and Circle as of that date.



     The unaudited pro forma condensed combined statement of income gives effect to the proposed merger of EGL and Circle by combining the results of operations of EGL for the three years ended September 30, 1999 with the results of operations of Circle for the three years ended December 31, 1999. In July 2000, EGL determined to change its fiscal year end to December 31 and will file its first annual report on that basis for the year ending December 31, 2000. The periods have been labeled year ended December 31 to be more consistent with the combined company's future year-end. EGL's results of operations for the six months ended June 30, 2000 and 1999 have been combined with Circle's results of operations for the six months ended June 30, 2000 and 1999, respectively, and accordingly, EGL's operating results for the three months ended December 31, 1999 have been omitted from the information presented. EGL's revenues, net revenues, net income and basic and diluted earnings per share for the period October 1, 1999 through December 31, 1999 were $187,365,000, $78,170,000,
$9,960,000, $0.35 and $0.33, respectively.



     These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of EGL and Circle, which are incorporated by reference in this document. The unaudited pro forma financial statements are presented for illustration purposes only, in accordance with the assumptions set forth below, and are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed. Nor is it necessarily indicative of future operating results or the financial position of the combined enterprise. The unaudited pro forma condensed combined statements of income do not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the merger or any future merger-related restructuring or integration expenses.

                                   EGL, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF JUNE 30, 2000

                                 (IN THOUSANDS)


                                                                                        PRO FORMA
                                                    EGL       CIRCLE    ADJUSTMENTS     COMBINED
                                                  --------   --------   -----------     ---------
                                             ASSETS:

Current assets:
  Cash and cash equivalents.....................  $ 19,977   $ 52,490                   $ 72,467
  Short-term investments........................        --     11,260                     11,260
  Accounts receivable-trade, net................   134,447    292,369                    426,816
  Prepaid expenses and other assets.............     8,587     16,538                     25,125
                                                  --------   --------    --------       --------
          Total current assets..................   163,011    372,657                    535,668
Property and equipment, net.....................    38,481    105,761                    144,242
Investments in unconsolidated subsidiaries......        --     45,630                     45,630
Goodwill, net...................................    38,624     31,001                     69,625
Other assets....................................     3,669      6,540                     10,209
                                                  --------   --------    --------       --------
          Total assets..........................  $243,785   $561,589                   $805,374
                                                  ========   ========    ========       ========

                              LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable trade and accrued
     transportation costs.......................  $ 40,299   $196,146                   $236,445
  Other accrued liabilities.....................    30,297     50,801    $  9,750(a)      90,848
                                                  --------   --------    --------       --------
          Total current liabilities.............    70,596    246,947       9,750        327,293
Deferred income taxes...........................     3,104     12,820                     15,924
Long-term debt..................................     3,321     43,435                     46,756
                                                  --------   --------    --------       --------
          Total liabilities.....................    77,021    303,202       9,750        389,973
Minority interest...............................        --      9,325                      9,325
Stockholders' equity:
  Preferred stock, $0.001 par value (EGL).......        --         --                         --
  Preferred stock, $1.00 par value (Circle).....        --         --                         --
  Common stock, $0.001 par value (EGL)..........        30         --          18(b)          48
  Common stock, $1.00 par value (Circle)........        --     40,918     (40,918)(b)         --
  Additional paid-in capital....................    92,462         --      40,900(b)     133,362
  Unearned compensation.........................    (1,592)        --                     (1,592)
  Retained earnings.............................   101,328    227,737      (9,750)(a)    319,315
  Accumulated other comprehensive income
     (loss).....................................      (912)   (19,593)                   (20,505)
  Treasury stock................................   (24,552)        --                    (24,552)
                                                  --------   --------    --------       --------
                                                   166,764    249,062      (9,750)       406,076
                                                  --------   --------    --------       --------
          Total liabilities and stockholders'
            equity..............................  $243,785   $561,589    $     --       $805,374
                                                  ========   ========    ========       ========


   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                                   EGL, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                        PRO FORMA
                                                    EGL       CIRCLE    ADJUSTMENTS     COMBINED
                                                  --------   --------   -----------     ---------
Revenues........................................  $402,490   $453,201                   $855,691
Cost of transportation..........................   237,500    277,413                    514,913
                                                  --------   --------    --------       --------
Net revenue.....................................   164,990    175,788                    340,778
Operating expenses:
  Personnel costs...............................    88,484     95,584                    184,068
  Other selling, general and
     administrative expenses....................    54,730     66,116                    120,846
                                                  --------   --------    --------       --------
Operating income................................    21,776     14,088                     35,864
Interest and other income, net..................     1,090      1,116                      2,206
                                                  --------   --------    --------       --------
Income before provision for income
  taxes.........................................    22,866     15,204                     38,070
Provision for income taxes......................     9,127      5,504                     14,631
                                                  --------   --------    --------       --------
Net income......................................  $ 13,739   $  9,700                   $ 23,439
                                                  ========   ========    ========       ========
Basic earnings per share........................  $   0.48   $   0.55                   $   0.51
Basic weighted-average shares
  outstanding...................................    28,719     17,574      (c)            46,293
Diluted earnings per share......................  $   0.46   $   0.55                   $   0.49
Diluted weighted-average shares
  outstanding...................................    29,728     17,741      (d)            47,469


   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                                   EGL, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1999

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                          PRO FORMA
                                                       EGL       CIRCLE    ADJUSTMENTS    COMBINED
                                                     --------   --------   -----------    ---------
Revenues...........................................  $283,548   $378,068                  $661,616
Cost of transportation.............................   161,902    220,451                   382,353
                                                     --------   --------     -------      --------
Net revenue........................................   121,646    157,617                   279,263
Operating expenses:
  Personnel costs..................................    62,726     84,773                   147,499
  Other selling, general and
     administrative expenses.......................    39,487     64,867                   104,354
                                                     --------   --------                  --------
Operating income...................................    19,433      7,977                    27,410
Interest and other income, net.....................     1,402      2,566                     3,968
                                                     --------   --------     -------      --------
Income before provision for income
  taxes............................................    20,835     10,543                    31,378
Provision for income taxes.........................     8,007      3,848                    11,855
                                                     --------   --------     -------      --------
Net income.........................................  $ 12,828   $  6,695                  $ 19,523
                                                     ========   ========     =======      ========
Basic earnings per share...........................  $   0.45   $   0.39                  $   0.43
Basic weighted-average shares
  outstanding......................................    28,238     17,130      (c)           45,368
Diluted earnings per share.........................  $   0.44   $   0.39                  $   0.42
Diluted weighted-average shares
  outstanding......................................    29,187     17,218      (d)           46,405


   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                                   EGL, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              YEAR ENDED
                                       YEAR ENDED          YEAR ENDED                      DECEMBER 31, 1999
                                   SEPTEMBER 30, 1999   DECEMBER 31, 1999                      PRO FORMA
                                          EGL                CIRCLE         ADJUSTMENTS        COMBINED
                                   ------------------   -----------------   -----------    -----------------
Revenues.........................       $595,173            $814,077                          $1,409,250
Cost of transportation...........        340,090             482,085                             822,175
                                        --------            --------         --------         ----------
Net revenue......................        255,083             331,992                             587,075
Operating expenses:
  Personnel costs................        128,942             173,431                             302,373
  Other selling, general and
     administrative expenses.....         81,149             131,348                             212,497
                                        --------            --------         --------         ----------
Operating income.................         44,992              27,213                              72,205
Interest and other income, net...          2,473               9,342                              11,815
                                        --------            --------         --------         ----------
Income before provision for
  income taxes...................         47,465              36,555                              84,020
Provision for income taxes.......         18,967              13,343                              32,310
                                        --------            --------         --------         ----------
Net income.......................       $ 28,498            $ 23,212                          $   51,710
                                        ========            ========         ========         ==========
Basic earnings per share.........       $   1.01            $   1.35                          $     1.14
Basic weighted-average shares
  outstanding....................         28,291              17,213           (c)                45,504
Diluted earnings per share.......       $   0.98            $   1.34                          $     1.11
Diluted weighted-average shares
  outstanding....................         29,116              17,365           (d)                46,481

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                                   EGL, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            YEAR ENDED
                                      YEAR ENDED          YEAR ENDED                     DECEMBER 31, 1998
                                  SEPTEMBER 30, 1998   DECEMBER 31, 1998                     PRO FORMA
                                         EGL                CIRCLE         ADJUSTMENTS       COMBINED
                                  ------------------   -----------------   -----------   -----------------
Revenues........................       $417,083            $737,678                         $1,154,761
Cost of transportation..........        233,257             435,998                            669,255
                                       --------            --------         --------        ----------
Net revenue.....................        183,826             301,680                            485,506
Operating expenses:
  Personnel costs...............         97,584             158,382                            255,966
  Other selling, general and
     administrative expenses....         54,022             119,469                            173,491
                                       --------            --------         --------        ----------
Operating income................         32,220              23,829                             56,049
Interest and other income,
  net...........................          1,776               7,616                              9,392
                                       --------            --------         --------        ----------
Income before provision for
  income taxes..................         33,996              31,445                             65,441
Provision for income taxes......         12,964              12,930                             25,894
                                       --------            --------         --------        ----------
Net income......................       $ 21,032            $ 18,515                         $   39,547
                                       ========            ========         ========        ==========
Basic earnings per share........       $   0.75            $   1.09                         $     0.88
Basic weighted-average shares
  outstanding...................         28,101              17,040           (c)               45,141
Diluted earnings per share......       $   0.72            $   1.07                         $     0.85
Diluted weighted-average shares
  outstanding...................         29,061              17,260           (d)               46,321

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                                   EGL, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            YEAR ENDED
                                      YEAR ENDED          YEAR ENDED                     DECEMBER 31, 1997
                                  SEPTEMBER 30, 1997   DECEMBER 31, 1997                     PRO FORMA
                                         EGL                CIRCLE         ADJUSTMENTS       COMBINED
                                  ------------------   -----------------   -----------   -----------------
Revenues........................       $291,767            $716,989                         $1,008,756
Cost of transportation..........        163,616             438,945                            602,561
                                       --------            --------         --------        ----------
Net revenue.....................        128,151             278,044                            406,195
Operating expenses:
  Personnel costs...............         67,813             147,931                            215,744
  Other selling, general and
     administrative expenses....         34,639              97,740                            132,379
                                       --------            --------         --------        ----------
Operating income................         25,699              32,373                             58,072
Interest and other income,
  net...........................          1,693               8,537                             10,230
                                       --------            --------         --------        ----------
Income before provision for
  income taxes..................         27,392              40,910                             68,302
Provision for income taxes......         10,594              14,578                             25,172
                                       --------            --------         --------        ----------
Net income......................       $ 16,798            $ 26,332                         $   43,130
                                       ========            ========         ========        ==========
Basic earnings per share........       $   0.63            $   1.57                         $     0.99
Basic weighted-average shares
  outstanding...................         26,688              16,823           (c)               43,511
Diluted earnings per share......       $   0.60            $   1.53                         $     0.95
Diluted weighted-average shares
  outstanding...................         28,023              17,191           (d)               45,214

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                                   EGL, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     On July 2, 2000, EGL, EGL Delaware and Circle entered into a merger agreement. Under the merger agreement, EGL Delaware would merge with and into Circle, and Circle, as the surviving corporation, would become a wholly owned subsidiary of EGL. Under the terms of the merger, each Circle common share issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one EGL common share. The business combination will be accounted for using the pooling of interests method of accounting. There are no material adjustments necessary to conform the accounting policies of EGL and Circle.

     Because the transaction has not been completed, costs of the merger can only be estimated at this time. The pro forma condensed combined statements of income exclude:

     - the positive effects of potential cost savings and synergies that may be achieved upon combining the resources of the companies, and

     - estimated transaction costs of approximately $9.75 million (net of related income tax benefits of $0.75 million), including investment banking, legal and accounting fees and contractual executive severance payments.


     Additionally, EGL and Circle are developing a plan to integrate the operations of EGL and Circle after the merger. In connection with that plan, EGL anticipates that significant non-recurring charges will be incurred in connection with the integration, including, among other things, severance costs, office and facility relocation costs and costs to convert to common information systems. EGL cannot factually identify the timing, nature and amount of these charges as of the date of this joint proxy statement/prospectus. However, any charge could affect EGL's results of operations in the period in which charges are recorded. The unaudited pro forma condensed combined financial statements do not reflect any integration charges related to the merger.


2. PRO FORMA ADJUSTMENTS

     There were no intercompany transactions that required elimination from the pro forma condensed combined balance sheet or statements of income.


     (a) Other accrued liabilities -- The pro forma adjustment reflects the expected incurrence of approximately $9.75 million (net of related income tax benefits of $0.75 million) for one-time, estimated transaction costs directly related to the merger that will be expensed at the time the merger is completed as required under the pooling of interests accounting method. These charges represent estimated direct merger costs, which include financial advisor fees of approximately $6.6 million, outside legal and accounting fees and filing costs of approximately $1.5 million, contractual executive severance payments totalling approximately $1.9 million that will be directly attributable to the consummation of the merger and various other costs and filing fees of $0.5 million.



     (b) Stockholders' equity -- The capital accounts have been adjusted to give effect to the anticipated issuance of 17,679,890 EGL common shares in exchange for all the outstanding Circle common shares. The excess of the par value of Circle common shares exchanged over the par value of EGL common shares issued has been credited to additional paid-in capital. The number of EGL common shares to be issued in the merger will be based upon the actual number of Circle common shares outstanding at that time.


     (c) Shares used in per share calculations -- Pro forma combined weighted-average common shares outstanding for all periods presented are based upon EGL's and Circle's combined historical weighted-average shares outstanding in accordance with Statement of Financial Accounting Standards No. 128. As each Circle common share will be exchanged for one EGL common share, no adjustment of Circle's historical weighted-average common share data is considered necessary.

     (d) Shares used in per share calculations -- Pro forma combined weighted-average common shares outstanding used in the fully diluted calculation have been adjusted to assume a dilutive effect related to common share equivalents of the combined companies in accordance with Statement of Financial Accounting Standards No. 128. As each Circle common share and common share equivalent will be exchanged for one EGL common share and common share equivalent, no adjustment of Circle's historical weighted-average fully diluted common share data is considered necessary.

                          DESCRIPTION OF CAPITAL STOCK


     EGL's authorized capital stock currently consists of 100,000,000 EGL common shares, par value $.001 per share, and 10,000,000 EGL preferred shares, par value $.001 per share, issuable in series. As of August 2, 2000, EGL's issued and outstanding capital stock consisted of 28,568,680 EGL common shares. EGL had approximately 116 stockholders of record, including brokerage firms and other nominees, of EGL common shares as of August 2, 2000. No EGL preferred shares are currently outstanding. As of August 2, 2000, 1,318,190 EGL common shares remain unissued but authorized for issuance under EGL's long-term incentive plan, 62,500 EGL common shares remain unissued but authorized for issuance under EGL's non-employee director plan and 258,686 shares remain unissued but authorized for issuance under EGL's employee stock purchase plan. At the special meeting, EGL stockholders will consider proposals to increase the number of authorized common shares, the number of shares authorized under EGL's long-term incentive plan and the number of shares authorized under EGL's employee stock purchase plan.


     The following is a summary of some of the provisions of EGL's articles of incorporation and bylaws. Copies of these documents are filed as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part and are incorporated into this joint proxy statement/prospectus by reference. This summary is qualified in its entirety by EGL's articles of incorporation and bylaws. For information on how to obtain a copy of EGL's articles and bylaws, see "Where You Can Find More Information and Incorporation of Documents by Reference" beginning on page 109.

EGL COMMON SHARES

     Holders of EGL common shares are entitled to one vote per share with respect to all matters required by law to be submitted to EGL's stockholders. Holders of EGL common shares have no preemptive rights to purchase or subscribe for EGL's securities, and the EGL common shares are not convertible or subject to redemption by EGL.

     The holders of EGL common shares are entitled to dividends that may be declared by EGL's board of directors from time to time out of funds legally available for dividends. Stockholders' rights to dividends are subject to the dividend and liquidation rights of any EGL preferred shares that may be issued and to any dividend restrictions that may be contained in debt agreements. In the event of EGL's liquidation, holders of EGL common shares will share pro rata in any assets that remain after payment of debts and satisfaction of any liquidation preference on any outstanding EGL preferred shares.

     Computershare Trust Company, Inc. (formerly American Securities Transfer & Trust, Inc.) is the registrar and transfer agent for the EGL common shares.

EGL PREFERRED SHARES

     EGL's board of directors, without further action by the stockholders, is authorized to issue up to 10,000,000 EGL preferred shares in one or more series and to fix and determine as to any series all the relative rights and preferences of shares in that series, including:

     - preferences, limitations or relative rights with respect to redemption rights,

     - conversion rights,

     - voting rights,

     - dividend rights, and

     - preferences on liquidation.

     EGL has no present intention to issue any EGL preferred shares, but may determine to do so in the future.

     The issuance of EGL preferred shares, or the issuance of rights to purchase the shares, could adversely affect the voting power of the EGL common shares, discourage an unsolicited acquisition proposal or make it more difficult for a third party to gain control of EGL.

     For instance, the issuance of a series of EGL preferred shares might impede a business combination by including class voting rights that would enable the holder to block the transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under particular circumstances, the issuance of EGL preferred shares could adversely affect the voting power of the holders of the EGL common shares. Although the EGL board of directors is required to make any determination to issue the shares based on its judgment as to the best interests of the stockholders, the EGL board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock. The EGL board of directors does not at present intend to seek stockholder approval before any issuance of currently authorized stock, unless otherwise required by law.

SPECIAL MEETINGS

     Special meetings of our stockholders may be called by the chief executive officer, the president, the EGL board of directors or by stockholders holding not less than 50% of EGL's outstanding voting stock.

VOTING

     Holders of EGL common shares are entitled to cast one vote per share on matters submitted to a vote of stockholders and do not have cumulative voting rights. Each director will be elected annually. Any director may be removed, with or without cause, at any meeting of stockholders called expressly for that purpose, by a vote of the holders of a majority of the outstanding shares. Because the EGL common shares do not have cumulative voting rights, the holders of more than 50% of the shares may, if they choose to do so, elect all of the directors, and the holders of the remaining shares will not be able to elect any directors.

     Subject to any additional voting rights that may be granted to holders of future classes or series of stock, EGL's articles of incorporation require the affirmative vote of holders of a majority of the outstanding shares entitled to vote to approve any of the following for which a vote is required by the Texas Business Corporation Act:

     - merger, consolidation or share exchange,

     - sale of all or substantially all of our assets,

     - dissolution, or

     - amendment to the articles of incorporation.

     Approval of other matters not described above that are submitted to the stockholders generally requires the affirmative vote of the holders of a majority of the EGL common shares represented at the meeting. The holders of a majority of the shares entitled to vote will constitute a quorum at meetings of stockholders.

     EGL's bylaws provide that stockholders who wish to nominate directors or to bring business before a stockholders' meeting must notify EGL and provide specified pertinent information at least 80 days before the meeting date or within ten days after public announcement under the bylaws of the meeting date, if the meeting date has not been publicly announced at least 90 days in advance.

BUSINESS COMBINATION LAW

     Part Thirteen of the Texas Business Corporation Act applies to EGL and is commonly known as the Business Combination Law. The Business Combination Law generally prevents an "affiliated shareholder" or its affiliates or associates from entering into or engaging in a "business combination" with an "issuing public corporation" during the three-year period immediately following the affiliated shareholder's acquisition of shares unless specific conditions are satisfied. The three-year restriction does not apply if either:

     - before the date a person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares made by the affiliated stockholder on that date, or

     - not less than six months after the date a person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates.

An affiliated shareholder is defined generally as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares.

     The business combinations subject to the restriction generally include:

     - mergers or share exchanges,

     - dispositions of assets having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding EGL common shares or representing 10% or more of the earning power or net income of the corporation,

     - specified stock issuances or transactions by the corporation that would increase the affiliated shareholder's proportionate interest in the corporation,

     - specified liquidations or dissolutions, and

     - the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a stockholder of the corporation.

     The Business Combination Law does not apply to a business combination with an affiliated shareholder that was the beneficial owner of 20% or more of the outstanding voting shares of the issuing public corporation on December 31, 1996, and has continued to own those voting shares until the announcement date of the business combination. As a result, the restrictions of the Business Combination Law would not apply to Mr. Crane, who has been the beneficial owner of more than 20% of EGL's outstanding EGL common shares continuously since before December 31, 1996.

     In discharging the duties of a director under the Business Combination Law or otherwise, a director, in considering the best interests of EGL, may consider the long-term as well as the short-term interests of EGL and EGL's stockholders, including the possibility that those interests may be best served by EGL's continued independence.

LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION ARRANGEMENTS

     EGL's articles of incorporation contain a provision that limits the liability of its directors as permitted by the Texas Miscellaneous Corporation Laws Act. The provision eliminates the personal liability of directors to EGL and EGL's stockholders for monetary damages for breach of directors' fiduciary duty of care. The provision does not change the liability of a director for:

     - breach of the duty of loyalty to EGL or to its stockholders,

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     - an act or omission for which the liability of a director is expressly provided for by an applicable statute, or

     - any transaction from which a director received an improper personal benefit.

     Under the articles of incorporation, the liability of directors will be further limited or eliminated without action by stockholders if Texas law is amended to further limit or eliminate the personal liability of directors.

     EGL's bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. EGL has also entered into indemnification agreements with each of its directors and some of its officers. These agreements contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of these benefits.

     EGL has purchased directors' and officers' liability insurance policies for its directors and officers. In addition, the bylaws and these agreements with directors and officers provide for indemnification for amounts:

     - in respect of the deductibles for any insurance policies,

     - that exceed the liability limits of any insurance policies, and

     - in respect of these types of insurance policies that are available, were available or that become available to EGL or which are generally available to comparable companies but that EGL's officers or directors determine are inadvisable for EGL to purchase, given the cost involved.

     This type of indemnification relating to director and officer insurance may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the bylaws or individual agreements.

REGISTRATION RIGHTS AGREEMENT

     EGL and James R. Crane are parties to a stockholders' agreement dated as of October 1, 1994 that provides Mr. Crane with registration rights with respect to EGL common shares held by him on the date of the agreement or purchased by him from EGL after that date. Mr. Crane may require EGL to effect six registrations of his securities and may require EGL to include his shares in other registrations EGL makes. To date, Mr. Crane has effected one registration of his securities. Registration of Mr. Crane's shares under the Securities Act results in those shares becoming freely tradable without restriction under the Securities Act in the hands of purchasers, except for shares purchased by our affiliates.

          COMPARISON OF THE RIGHTS OF HOLDERS OF CIRCLE COMMON SHARES
                             AND EGL COMMON SHARES

     As a result of the merger, Circle stockholders will become holders of EGL common shares. Circle is a Delaware corporation and EGL is a Texas corporation. The rights of Circle stockholders are currently governed by the Circle charter, the Circle bylaws and the laws of Delaware. Following the merger, the rights of all former holders of Circle common shares will be governed by the EGL charter, the EGL bylaws and the laws of Texas.

     The following is a summary comparison of some material differences between the rights of holders of Circle common shares and holders of EGL common shares. These differences arise in part from the differences between Delaware and Texas law. Additional differences arise from the charter and bylaws of the two companies. This summary is qualified by reference to the charter and bylaws of the two companies. For information on how to obtain a copy of the charter and bylaws of the two companies, see "Where You Can Find More Information and Incorporation of Documents by Reference" beginning on page 109.

     In addition, the description of the differences between Delaware law and Texas law is a summary only, is not a complete description of the differences between Delaware law and Texas law and is qualified by reference to Delaware and Texas law.

                               AUTHORIZED CAPITAL

                   CIRCLE                                              EGL
The total number of authorized shares of           The total number of authorized shares of
capital stock of Circle is 41,000,000,             capital stock of EGL is 110,000,000,
consisting of 40,000,000 Circle common             consisting of 100,000,000 EGL common shares,
shares, par value $1.00 per share, and             par value $.001 per share, and 10,000,000
1,000,000 Circle preferred shares, par value       EGL preferred shares, par value $.001 per
$1.00 per share.                                   share.
                                                   The EGL board is submitting to a vote of the
                                                   EGL stockholders at the EGL special meeting
                                                   a proposal to amend EGL's charter to
                                                   increase the number of authorized EGL common
                                                   shares from 100,000,000 shares to
                                                   200,000,000 shares. See "EGL's Proposal to
                                                   Increase Its Authorized Capital" beginning
                                                   on page 88.

           NUMBER OF DIRECTORS; CLASSIFIED BOARD; REMOVAL; VACANCIES

                   CIRCLE                                              EGL
Number of Directors. Delaware law permits          Number of Directors. Texas law permits the
the charter or the bylaws of a corporation         charter or the bylaws of a corporation to
to govern the number and terms of directors.       govern the number of directors, as long as
If the number of directors is fixed in the         the charter fixes the number constituting
charter, a change in the number of directors       the initial board of directors. The number
may not be made without amending the               of directors may be increased or deceased
charter. The Circle charter provides that          from time to time by amendment to or as
the number of directors will be specified in       provided in the charter or the bylaws.
the bylaws and further provides that any           The EGL charter provides that the number of
amendment to the bylaws relating to an             directors will be fixed by or as provided in
increase or decrease in the authorized             the EGL bylaws. The EGL bylaws provide that
number of directors will require approval by       the number of directors will be determined
the majority of the board or by at least 75%       by resolution of the EGL board or by
of the stockholders then entitled to vote if       election by the stockholders. There are
the amendment is made by the stockholders.         currently seven directors serving on the EGL
The Circle bylaws require that there be at         board. If the merger is completed, the EGL
least three directors at any time on the           board will be expanded to eight members and
Circle board and that the Circle board will        Peter Gilbert, a current Circle director,
fix the number of directors. The number of         will fill the additional seat.
directors is currently fixed at six.               Classified Board. Texas law permits the
Classified Board. Delaware law permits the         charter or bylaws of a corporation to
charter or bylaws of a corporation to              provide that directors be divided into up to
provide that directors be divided into up to       three classes, with the term of office of
three classes, with the term of office of          each class of directors expiring in
each class of directors expiring in                successive years. Neither the EGL charter
successive years. The Circle charter               nor the EGL bylaws provide for the EGL board
provides for three classes of directors,           to be divided into classes.
each to consist as nearly as practicable of
an equal number of directors. Each director
serves for a term ending on the date of the
third annual meeting of stockholders
following the annual meeting at which that
director was elected. In the event of any
change in the authorized number of
directors, each director then serving will

                   CIRCLE                                              EGL
continue as a director of the same class
until his term expires. The board will
equally apportion the newly created or
eliminated directorships resulting from any
increase or decrease among the three classes
Removal. Under Delaware law, except in the         Removal. Under Texas law, the bylaws or
case of a corporation with a classified            charter of a Texas corporation may provide
board or with cumulative voting, the holders       that at any meeting of stockholders called
of a majority of the shares entitled to vote       expressly for that purpose, the holders of a
at any election of directors may remove any        majority of the shares then entitled to vote
director or the entire board, with or              at an election of directors may vote to
without cause.                                     remove any director, unless the director was
The Circle charter provides for a classified       specially elected by one class or series, or
board and prohibits removal of any director        the entire board, with or without cause,
by vote or other action by stockholders or         subject to further restrictions on removal
otherwise, except for cause.                       that the bylaws may contain.
                                                   The EGL bylaws provide that any director may
                                                   be removed, with or without cause, by the
                                                   affirmative vote of the majority of the
                                                   shares entitled to vote, at any special
                                                   meeting of stockholders called expressly for
                                                   the purposes of removal.
Vacancies. Under Delaware law, a majority of       Vacancies. Under Texas law, the stockholders
the directors then in office may fill              or a majority of the remaining directors may
vacancies and newly created directorships.         fill any vacancy occurring in the board of
In some cases of vacancies of a majority of        directors. A directorship to be filled by
the board, stockholders may petition a court       reason of an increase in the number of
to fill vacancies.                                 directors may be filled by the stockholders
The Circle charter provides that any vacancy       or by the board of directors for a term of
should be filled by majority vote of the           office continuing only until the next
remaining directors of the class in which          election of one or more directors by the
the vacancy occurs, or by the majority vote        stockholders. However, the board of
of the members of the remaining classes if         directors may not fill more than two new
no director of the same class remains.             directorships during the period between any
Circle stockholders have no right to take          two successive annual meetings of
action to fill vacancies.                          stockholders.
                                                   The EGL bylaws provide that any vacancy or
                                                   directorship to be filled by reason of an
                                                   increase in the number of directors may be
                                                   filled by election at a special or annual
                                                   meeting of stockholders or by the
                                                   affirmative vote of a majority of the
                                                   remaining directors.


                               CHARTER AMENDMENTS


                   CIRCLE                                              EGL
Under Delaware law, the board and                  Under Texas law, the board and stockholders
stockholders may amend the corporation's           may amend the corporation's charter if:
charter if:                                        - the board sets forth the proposed
- the board sets forth the proposed                amendment in a resolution and directs that
  amendment in a resolution, declares the            it be submitted to a vote at a meeting of
  advisability of the amendment and directs          stockholders, and
  that it be submitted to a vote at a              - the holders of at least two-thirds of the
  meeting of stockholders, and                       outstanding shares entitled to vote on the
- the holders of at least a majority of              amendment approve it by affirmative vote,
  shares of stock entitled to vote on the            unless the charter otherwise requires the
  amendment and the holders of a majority of         vote of a different number of shares.
  the outstanding shares of each class
  entitled to vote on the amendment as a

                   CIRCLE                                              EGL
  class approve the amendment, unless the          In addition, each class or series of stock
  charter requires the vote of a greater           affected, even if that class or series would
  number of shares.                                not otherwise have these rights, must
In addition, Delaware law provides that each       approve by at least a two-thirds majority
class or series of stock affected, even if         vote amendments that make changes relating
that class or series would not otherwise           to that class or series by increasing or
have these rights, must approve by a               decreasing the par value or the aggregate
majority vote amendments that make changes         number of authorized shares of that class or
relating to that class or series by                series, or otherwise adversely affecting the
increasing or decreasing the par value or          rights of that class or series.
the aggregate number of authorized shares of       The EGL charter requires only a majority of
that class or series, or otherwise adversely       the outstanding shares entitled to vote on
affecting the rights of that class or              the amendment to approve an amendment to the
series.                                            EGL charter. If any class or series of
Circle's charter provides that it may be           shares is entitled to vote as a class on the
amended in accordance with and as prescribed       amendment, the EGL charter requires a
by Delaware law. However, the charter              majority of the outstanding shares within
specially provides that any amendment to the       each class or series of shares entitled to
provisions of the charter regarding number,        vote as a class in addition to a majority of
classification and terms of directors will         the outstanding shares otherwise entitled to
require an affirmative vote of at least 75%        vote on the amendment.
of the shares then entitled to vote on that
amendment.

                                BYLAW AMENDMENTS


                   CIRCLE                                              EGL
Under Delaware law, the stockholders may           Under Texas law, a board of directors may
adopt, amend or repeal the bylaws. A               amend or repeal a corporation's bylaws, or
corporation's charter may also grant this          adopt new bylaws, unless:
power to the board of directors. However, if       - the charter reserves that power
the power to adopt, amend and repeal the           exclusively to the stockholders, or
bylaws is granted to the directors, the            - the stockholders, in adopting, amending or
stockholders still hold the power to adopt,          repealing a particular bylaw provision,
amend or repeal the bylaws. The Circle               expressly provide that the board may not
charter grants the Circle board concurrent           amend or repeal that bylaw.
power with the stockholders to adopt, amend        In all cases, Texas law provides
or repeal the Circle bylaws.                       stockholders the power to adopt, amend or
                                                   repeal the bylaws unless the charter or a
                                                   bylaw adopted by stockholders provides
                                                   otherwise. The EGL charter and the EGL
                                                   bylaws do not provide otherwise nor do they
                                                   restrict the board of directors from
                                                   amending or repealing the bylaws.


            ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

                   CIRCLE                                              EGL
Neither the Circle charter nor the Circle          The EGL bylaws provide that stockholders
bylaws contain any provisions regarding            wishing to nominate one or more persons for
advance notice of nominations of persons for       election to the EGL board or to propose a
election to the Circle board or submission         matter at an annual or special meeting must
of other businesses to be considered at a          provide written notice of the nomination or
meeting of the Circle stockholders.                proposal to the board:
                                                   - if the date of the meeting was announced
                                                   90 days before the meeting date, at least 80
                                                     days in advance of the meeting, or
                                                   - if notice was not so made, the tenth day
                                                   following the announcement of the meeting
                                                     date.

                        SPECIAL MEETINGS OF STOCKHOLDERS

                   CIRCLE                                              EGL
Delaware law provides that the board of            Texas law provides that, in addition to the
directors or any person authorized in the          board of directors, the president or other
corporations's charter or bylaws may call a        persons authorized in the corporation's
special meeting of stockholders. The Circle        charter or bylaws and holders of not less
bylaws provide that a special meeting of the       than 10% of all the shares entitled to vote
stockholders for any purpose may be called         at the meeting have the right to call a
by the chairman of the board, the president,       special stockholder meeting, unless the
the board or by written request of the             charter provides for a higher percentage not
stockholders owning at least 10% of the            greater than 50%. The EGL charter and bylaws
voting power of the corporation.                   provide that special stockholder meetings
                                                   may be called by the chairman, the board of
                                                   directors or the president or upon the
                                                   written request by holders of not less than
                                                   50% of all the shares entitled to vote. The
                                                   request must state the purpose of and
                                                   matters to be acted upon at the proposed
                                                   meeting.

                               CUMULATIVE VOTING

                   CIRCLE                                              EGL
Delaware law permits cumulative voting for         Texas law permits cumulative voting for the
the election of directors if provided by the       election of directors unless the charter
charter. The Circle charter does not so            expressly prohibits cumulative voting. The
provide.                                           EGL charter expressly prohibits cumulative
                                                   voting.

                      STOCKHOLDER ACTION WITHOUT A MEETING

                   CIRCLE                                              EGL
Under Delaware law, unless the charter             Under Texas law, stockholders may take any
provides otherwise, stockholders may take          action without a meeting, without prior
any action without a meeting, without prior        notice and without a vote if all
notice and without a vote, if the holders of       stockholders entitled to vote on the matter
outstanding stock, having not less than the        consent to the action in writing. If a
minimum number of votes that would be              corporation's charter so provides,
necessary to authorize that action at a            stockholders may take any action under Texas
meeting at which all shares entitled to vote       law by a consent signed by the holders of
on the matter were present and voted, sign a       outstanding stock having not less than the
written consent setting forth the action           minimum number of votes that would be
taken. The Circle charter does not provide         necessary to authorize or take this action
otherwise.                                         at a meeting. The EGL charter does not
                                                   provide for stockholder consent by less than
                                                   unanimous written consent.

              REQUIRED VOTE FOR MERGERS AND DISPOSITIONS OF ASSETS

                   CIRCLE                                              EGL
Required Vote for Mergers. Under Delaware          Required Vote for Mergers. Under Texas law,
law, a merger involving a Delaware                 a merger requires a two-thirds vote of the
corporation must be approved by a majority         outstanding shares entitled to vote on the
of the outstanding stock of the corporation        merger, unless the charter otherwise
entitled to vote on the merger. Circle's           requires the vote of a different number of
charter does not contain a provision               shares. EGL's charter requires approval of
regarding the vote required for mergers.           mergers by the affirmative vote of a
                                                   majority of the outstanding shares, or
                                                   classes of shares, entitled to vote on the
                                                   merger.

                   CIRCLE                                              EGL
Absence of Required Vote for Some Mergers.         Absence of Required Vote for Some Mergers.
Unless a corporation's charter requires            Unless a corporation's charter requires
otherwise, Delaware law does not require a         otherwise, Texas law does not require a vote
vote of the stockholders of the surviving          of the stockholders of the surviving
corporation of a merger in limited                 corporation of a merger in limited
circumstances, including a merger where the        circumstances, including a merger where the
number of shares issued by a corporation in        voting power of the number of voting shares
the merger does not exceed 20% of the shares       outstanding immediately after the merger,
outstanding immediately before the merger.         plus the voting power of the number of
                                                   voting shares of the corporation that will
                                                   be issued in the merger, if any, does not
                                                   exceed by more than 20% the voting power of
                                                   the total number of voting shares
                                                   outstanding immediately before the merger.
Required Vote for Disposition of                   Required Vote for Dispositions of
Assets. Under Delaware law, a corporation          Assets. Under Texas law, a sale, lease,
may sell, lease or exchange all, or                exchange or other disposition of all, or
substantially all, of its property and             substantially all, the property and assets
assets if authorized by the holders of a           of a corporation does not require a
majority of the outstanding stock entitled         stockholder vote when the disposition is
to vote on the disposition. Circle's charter       made in the usual and regular course of
does not contain a provision regarding the         business. If this disposition is not made in
vote required for dispositions of property         the usual and regular course of business,
and assets.                                        then a vote of at least two-thirds of the
                                                   outstanding shares of the corporation
                                                   entitled to vote on the disposition is
                                                   required unless the charter otherwise
                                                   requires the vote of a different number of
                                                   shares. EGL's charter requires approval of
                                                   dispositions by the affirmative vote of a
                                                   majority of the outstanding shares, or
                                                   classes of shares, entitled to vote on a
                                                   disposition.

                           STATE TAKEOVER LEGISLATION

                   CIRCLE                                              EGL
Delaware law prohibits a corporation from          Texas law generally prevents an "affiliated
engaging in a "business combination" with an       shareholder" or its affiliates or associates
interested stockholder who, together with          from entering into or engaging in a
his associates and affiliates, owns, or if         "business combination" with an a corporation
the person is an affiliate of the                  during the three-year period immediately
corporation and did own within the last            following the affiliated shareholder's
three years, 15% or more of the outstanding        acquisition of shares unless specific
voting stock of the corporation, for a             conditions are satisfied. The three-year
period of three years following the time           restriction does not apply if either:
that the person became an interested               - before the date a person became an
stockholder, unless:                               affiliated shareholder, the board of
- prior to the time the stockholder became           directors of the corporation approves the
  an interested stockholder, the board of            business combination or the acquisition of
  directors of the corporation approved the          shares made by the affiliated stockholder
  business combination or the transaction            on that date, or
  which resulted in the stockholder becoming       - not less than six months after the date a
  an interested stockholder,                       person became an affiliated shareholder, the
- upon completion of the transaction that            business combination is approved by the
  resulted in the stockholder becoming an            affirmative vote of holders of at least
  interested stockholder, the interested             two-thirds of the corporation's
  stockholder owned at least 85% of the              outstanding voting shares not beneficially
  voting stock of the corporation,                   owned by the affiliated shareholder or its
  outstanding at the time the transaction            affiliates or associates.
  commenced, subject to specified                  An "affiliated shareholder" is defined
  adjustments, or                                  generally as a

                   CIRCLE                                              EGL
- on or after the date of the business             person that is or was within the preceding
  combination, the board of directors and          three-year period the beneficial owner of
  the holders of at least 66 2/3% of the           20% or more of a corporation's outstanding
  outstanding voting stock not owned by the        voting shares.
  interested stockholder approve the
  business combination.
Delaware law defines a "business                   The "business combinations" subject to the
combination" generally as:                         restriction generally include:
- a merger or consolidation with the               - mergers or share exchanges,
  interested stockholder or with any other         - dispositions of assets having an aggregate
corporation or other entity if the merger or       value equal to 10% or more of the market
  consolidation is caused by the interested          value of the assets or of the outstanding
  stockholder,                                       common shares or representing 10% or more
- a sale or other disposition to or with the         of the earning power or net income of the
  interested stockholder of assets with an           corporation,
  aggregate market value equal to 10% or           - specified stock issuances or transactions
  more of either the aggregate market value        by the corporation that would increase the
  of all assets of the corporation or the            affiliated shareholder's proportionate
  aggregate market value of all of the               interest in the corporation,
  outstanding stock of the corporation,            - specified liquidations or dissolutions,
- with some exceptions, any transaction            and
  resulting in the issuance or transfer by         - the receipt of tax, guarantee, loan or
the corporation or any majority-owned              other financial benefits by an affiliated
  subsidiary of any stock of the corporation         shareholder other than proportionately as
  or subsidiary to the interested                    a stockholder of the corporation.
  stockholder,                                     Texas law does not apply to a business
- any transaction involving the corporation        combination with an affiliated shareholder
  or a majority-owned subsidiary that has          that was the beneficial owner of 20% or more
  the effect of increasing the proportionate       of the outstanding voting shares of the
  share of the stock of the corporation or         corporation on December 31, 1996, and has
  subsidiary owned by the interested               continued to own those voting shares until
  stockholder, or                                  the announcement date of the business
- any receipt by the interested stockholder        combination. As a result, these restrictions
  of the benefit of any loans or other             would not apply to Mr. Crane, who has been
  financial benefits provided by the               the beneficial owner of more than 20% of
  corporation or any majority-owned                EGL's outstanding common shares continuously
  subsidiary.                                      since before December 31, 1996.
Delaware law applies to business                   In discharging the duties of a director
combinations involving Circle, including the       under Texas law, a director, in considering
merger. In connection with the merger, in          the best interests of EGL, may consider the
approving the merger agreement and the             long-term as well as the short-term
transactions contemplated by the merger            interests of EGL and EGL's stockholders,
agreement, the Circle board satisfied the          including the possibility that those
prior approval requirement under Delaware          interests may be best served by EGL's
law. As a result, Delaware law will not            continued independence.
restrict the merger or any of the other
transactions contemplated by the merger
agreement.

                            STOCKHOLDER RIGHTS PLANS

                   CIRCLE                                              EGL
In 1994, the board of directors of Circle          EGL does not have a stockholder rights plan.
adopted a stockholder rights plan providing
for the distribution of one preferred share
purchase right for each Circle common share
outstanding. The rights become exercisable
only in the event, with specified
exceptions, that an acquiring party
accumulates 20% or more of the outstanding
Circle common shares or a party announces an
offer to acquire 20% or more of the
outstanding Circle common shares. The rights
will not become exercisable as a result of
the merger because of an amendment made to
the rights plan at the time of the approval
of the merger. The rights initially have an
exercise price of $53 per one hundredth of a
preferred share and expire on October 24,
2004.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


                   CIRCLE                                              EGL
Scope. Under Delaware law, a corporation is        Scope. Texas law permits a corporation to
permitted to provide indemnification or            provide indemnification or advancement of
advancement of expenses against judgments,         expenses, against judgments, penalties,
fines, expenses and amounts paid in                fines, settlements and reasonable expenses
settlement actually and reasonably incurred        actually incurred by the person in
by the person in connection with a                 connection with the proceeding if:
proceeding if he acted in good faith and in        - the person conducted himself or herself in
a manner he reasonably believed to be in or        good faith,
not opposed to the best interest of the            - in the case of conduct in his or her
corporation and, with respect to any               official capacity, the person reasonably
criminal action or proceeding, if he had no          believed that his or her conduct was in
reasonable cause to believe his conduct was          the corporation's best interest,
unlawful. However, no indemnification is           - in all other cases, the person reasonably
permitted if the person is adjudged to be          believed that his or her conduct was not
liable to the corporation, unless the Court          opposed to the corporation's best
of Chancery determines that the person is            interests, and
entitled to indemnity.                             - in the case of a criminal proceeding, the
The Circle charter provides that Circle will       person had no reasonable cause to believe
indemnify directors and officers of Circle           his or her conduct was unlawful.
to the full extent permitted by Delaware           However, if the person is found liable to
law.                                               the corporation, or if the person is found
                                                   liable on the basis that he received an
                                                   improper personal benefit, indemnification
                                                   under Texas law is limited to the
                                                   reimbursement of reasonable expenses
                                                   actually incurred by the person in
                                                   connection to the proceeding. No
                                                   indemnification will be available if the
                                                   person is found liable for willful or
                                                   intentional misconduct.
                                                   The EGL bylaws require that EGL will provide
                                                   indemnification and advancement of expenses
                                                   to the fullest extent allowed by Texas law.

                   CIRCLE                                              EGL
Determinations. Delaware law provides that         Determinations. Texas law provides that any
any of the following can determine that            of the following can determine that
indemnification is appropriate under               indemnification is appropriate under Texas
Delaware law:                                      law:
- a majority vote of directors who are not         - a majority vote of a quorum consisting of
  party to the proceeding, or a committee of         directors who are not party to the
  those directors designated by a majority           proceeding,
  vote of those directors, even though, in         - if a quorum cannot be obtained, a special
  both cases, less than a quorum,                    committee of the board of directors
- if there are no directors who are not a            consisting of at least two directors not
  party to the proceeding, or if those               party to the proceeding,
  directors so direct, independent legal           - special legal counsel, or
counsel, or                                        - a stockholder vote excluding shares held
- a stockholder vote.                              by directors party to the proceeding.
Mandatory Indemnification. Delaware law            Mandatory Indemnification. Under Texas law,
requires indemnification with respect to any       indemnification by the corporation is
claim, issue or matter on which the director       mandatory only if the director is wholly
is successful on the merits or otherwise, in       successful on the merits or otherwise, in
the defense of the proceeding.                     the defense of the proceeding.

           LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

                   CIRCLE                                              EGL
Delaware law provides that a corporation's         Under Texas law, a corporation's charter may
charter may include a provision limiting the       eliminate all monetary liability of each
personal liability of a director to the            director to the corporation or its
corporation or its stockholders for monetary       stockholders for conduct in the performance
damages for breach of a fiduciary duty as a        of the director's duties. However, Texas law
director. However, Delaware law does not           does not permit any limitation of liability
have any limitation of liability of a              of a director for:
director for:                                      - breaching the duty of loyalty to the
- any breach of the director's duty of             corporation or its stockholders,
  loyalty to the corporation or its                - failing to act in good faith,
  stockholders,                                    - engaging in intentional misconduct or a
- acts or omissions not in good faith or           known violation of law,
  that involve intentional misconduct or a         - obtaining an improper personal benefit
  knowing violation of the law,                    from the corporation, or
- paying a dividend or approving a stock           - violating applicable statutes that
  repurchase that was illegal under                expressly provide for the liability of a
  applicable law, or                                 director.
- any transaction from which the director          The EGL charter eliminates the monetary
  derived an improper personal benefit.            liability of EGL's directors to the fullest
The Circle charter eliminates the monetary         extent permitted by law.
liability of directors to the fullest extent
permitted by law.

                                APPRAISAL RIGHTS

                   CIRCLE                                              EGL
Generally, under Delaware law, stockholders        Generally, under Texas law, a stockholder
have the right to demand and receive payment       has the right to dissent from and receive
in cash of the fair value of their stock, as       the appraised value of his shares in
appraised pursuant to judicial proceedings,        connection with any plan of merger or
in lieu of the consideration stockholders          exchange or disposition of all or
would otherwise receive in a merger or             substantially all of the corporation's
consolidation if the terms of an agreement         assets if Texas law requires a stockholder
of merger or consolidation require the             vote.
stockholder to                                     However, a stockholder does not have the
                                                   right to

                   CIRCLE                                              EGL
accept in exchange for his shares anything         dissent from any plan of merger in which
other than:                                        there is a single surviving or new domestic
- shares of stock of the corporation               or foreign corporation, or from any plan of
  surviving or resulting from the merger or        exchange, if:
  consolidation,                                   - the shares held by the stockholder are
- shares of any other corporation that at          listed on a national securities exchange,
  the effective date of the merger or                listed on the Nasdaq Stock Market,
  consolidation will be either listed on a           designated a national market security by
  national securities exchange or designated         the NASD or held of record by not less
  as a national market system security by            than 2,000 holders,
  the NASD or held of record by more than          - the stockholder is not required by the
  2,000 stockholders, or                           terms of the plan of merger or exchange to
- cash in lieu of fractional shares.                 accept for his shares any consideration
However, a stockholder does not have               that is different than the consideration to
appraisal rights in connection with a merger       be provided to any other holder of shares of
or consolidation if:                               the same class or series, and
- the shares of the corporation are listed         - the stockholder is not required by the
  on a national securities exchange,               terms of the plan of merger or exchange to
  designated as a national market system             accept for his shares any consideration
  security by the NASD or held of record by          other than (1) shares of the corporation
  more than 2,000 stockholders, or                   that, immediately after the effective date
- the corporation will be the surviving              of the merger, will be listed or
  corporation of the merger and Delaware law         authorized for listing upon official
  does not require a vote of the                     notice of issuance, on a national
  stockholders of the surviving corporation          securities exchange, approved for
  to approve the merger.                             quotation as a national market security by
                                                     the NASD held of record by not less than
                                                     2,000 holders or (2) cash in lieu of
                                                     fractional shares that the stockholder is
                                                     otherwise entitled to receive.

                                PREEMPTIVE RIGHTS

                   CIRCLE                                              EGL
Under Delaware law, a stockholder does not         Under Texas law, a stockholder has
have preemptive rights unless the                  preemptive rights, unless the charter limits
corporation's charter specifically grants          those rights. The EGL charter expressly
those rights. The Circle charter does not          denies any preemptive rights.
grant stockholder preemptive rights.

                               LIQUIDATION RIGHTS


                   CIRCLE                                              EGL
Under Delaware law, a dissolved corporation        Under Texas law, a corporation liquidating
or successor entity must pay claims against        its assets must satisfy all its debts and
the corporation, followed by unpaid                liabilities followed by distributions to its
dividends to the holders of preferred stock,       stockholders, according to their respective
before distributions to the holders of             rights and interests.
common stock.

Circle's charter provides that, upon               EGL's charter provides that, upon
liquidation, dissolution or winding up of          liquidation, dissolution or winding up of
the corporation, after distribution in full        the corporation, after distribution or
of the preferential amounts, if any, to be         setting aside of the amounts to be
distributed to the holders of Circle               distributed to the holders of capital stock
preferred shares, the holders of Circle            ranking senior to the EGL common shares, the
common shares are entitled to receive all of       holders of EGL common shares are entitled to
the remaining assets of Circle available for       receive, pro rata, all of the remaining
distribution to its stockholders.                  assets of the corporation available for
                                                   distribution to its stockholders.

               PAYMENT OF DIVIDENDS; REPURCHASES AND REDEMPTIONS

                   CIRCLE                                              EGL
Under Delaware law, a board of directors may       Under Texas law, a board of directors may
authorize a corporation to make                    authorize a corporation to make
distributions to its stockholders, subject         distributions to its stockholders out of its
to any restrictions in its charter, either         surplus, subject to any restriction in its
out of surplus or, if there is no surplus,         charter. Texas law does not permit
out of net profits for the fiscal year in          distributions if the amount of the
which the board declares the dividend and/or       distribution exceeds the surplus of the
the preceding fiscal year. Delaware law does       corporation or would render the corporation
not permit distributions out of net profits,       insolvent. The EGL charter does not further
however, if, following the distribution, the       restrict the ability of the EGL board to
corporation's capital is less than the             declare dividends.
aggregate amount of capital represented by         Under Texas law, a corporation has the power
the issued and outstanding stock of all            to repurchase or redeem its own stock,
classes having a preference upon the               except when the corporation would be
distribution of assets. The Circle charter         insolvent, the distribution effected by the
does not further restrict the ability of the       repurchase or redemption exceeds the
Circle board to declare dividends.                 corporation's surplus or the charter
Under Delaware law, a corporation has the          provides otherwise. The EGL charter does not
power to repurchase or redeem its own stock,       further restrict the ability of EGL to
except when the capital of the corporation         repurchase or redeem shares.
is impaired or would become impaired.

                        INSPECTION OF BOOKS AND RECORDS

                   CIRCLE                                              EGL
Under Delaware law, any stockholder of a           Under Texas law, any stockholder who holds
Delaware corporation making a written demand       at least 5% of all of the outstanding shares
may examine the list of stockholders and may       of a corporation or that has held his shares
inspect any other corporate books and              for at least six months immediately
records for any purpose reasonably related         preceding his demand will have the right to
to the stockholder's interest as a                 examine at any reasonable time, for any
stockholder.                                       proper purpose, the relevant books and
                                                   records of account, minutes and share
                                                   transfer records of the corporation.

               EGL'S PROPOSAL TO INCREASE ITS AUTHORIZED CAPITAL

     The EGL board of directors has unanimously approved an amendment to EGL's second amended and restated articles of incorporation to increase the authorized number of EGL common shares from 100,000,000 to 200,000,000, and recommends that EGL stockholders approve and adopt the amendment. The proposed amendment would replace the first sentence of Article Four of EGL's second amended and restated articles of incorporation with the following:


         The aggregate number of shares that the corporation shall have the authority to issue is 210,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.


     The additional EGL common shares for which authorization is sought would have the same rights and privileges as the EGL common shares currently outstanding. Holders of EGL common shares have no preemptive rights to subscribe for any additional EGL common shares.


     As of August 2, 2000, 100,000,000 EGL common shares were authorized, of which:



     - 28,568,680 EGL common shares were issued and outstanding,


     - 1,391,834 EGL common shares were issued and held in treasury,


     - 4,521,697 EGL common shares were reserved for issuance upon the exercise of stock options granted by EGL,



     - 1,380,690 EGL common shares remain unissued but authorized for issuance under EGL's outside director stock option plan and EGL's long-term incentive plan,


     - 258,686 EGL common shares remain unissued but authorized for issuance under EGL's employee stock purchase plan,


     - 17,774,458 shares were expected to be issued in the merger,


     - 1,456,683 EGL common shares were expected to be reserved for issuance pursuant to the exercise of Circle options assumed by EGL in the merger,

     - 3,731,318 EGL common shares were reserved for issuance to Circle under the EGL stock option agreement,

     - 3,000,000 additional EGL common shares were authorized for issuance under EGL's long-term incentive plan, subject to EGL stockholder approval at the EGL special meeting as described in this joint proxy statement/prospectus, and

     - 250,000 additional EGL common shares were authorized for issuance under EGL's employee stock purchase plan, subject to EGL stockholder approval at the EGL special meeting as described in this joint proxy statement/prospectus.


     An indeterminate number of EGL common shares will be used to satisfy EGL's obligation to make "earn-out" payments relating to the January 2000 purchase of the Canadian operations of Commercial Transport Management Ltd. and related entities. A maximum of Canadian $8,625,000 in "earn-out" payments is payable in EGL common shares, with payments to be made in three annual installments based in each case upon the ten-day trading average of EGL common shares prices on September 5, 2000, 2001 and 2002. Based on an assumed exchange rate of US$0.67 for each Canadian Dollar and an assumed ten-day trading average of EGL common share prices of US$29.50, which was the closing price of EGL common shares on August 2, 2000, EGL would issue 195,890 EGL common shares in satisfaction of the "earn-out" payments.


     After taking into account the EGL common shares expected to be issued or reserved for issuance in connection with the merger, the long-term incentive plan proposal and the earn-out, and the current issued and outstanding, treasury, and reserved EGL common shares, only 37,470,064 authorized but unissued EGL common shares would be available for future use.


     Although EGL has no present plan, agreement or commitment for the issuance of additional EGL common shares, other than as described above, the EGL board of directors believes that the number of EGL common shares currently available for issuance may be insufficient to meet the future needs of EGL.

     The EGL board of directors believes that it is desirable to have additional authorized but unissued EGL common shares available for possible future stock dividends or splits, employee benefit programs, financing and acquisition transactions and other general corporate purposes. Like the presently authorized but unissued EGL common shares, the additional EGL common shares would be available for issuance without further action by EGL stockholders, unless further action is required by applicable law, the rules of the Nasdaq National Market or any other stock exchange on which EGL common shares may be listed in the future. The authorization of additional EGL common shares will enable EGL, as the need may arise, to take advantage of market conditions and favorable opportunities without the delay and expense associated with the holding of a special meeting of EGL stockholders.

     Although the increase in the number of authorized EGL common shares is not designed to deter or prevent a change in control, the additional authorized and unissued EGL common shares could be issued for the purpose of discouraging an unsolicited acquisition proposal or making it more difficult for a third party to gain control of EGL because the issuance of EGL common shares could be used to dilute the ownership or voting rights of the third party. Further, any of the authorized but unissued EGL common shares could be privately placed with purchasers who might support incumbent management, making a change in control of EGL more difficult to effect. Although the EGL board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of EGL, EGL's board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law.

     Under EGL's second amended and restated articles of incorporation, the affirmative vote of the holders of a majority of the EGL common shares outstanding on the record date is required for the approval of this amendment. FOR THE REASONS STATED ABOVE, THE EGL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EGL STOCKHOLDERS VOTE FOR THE AMENDMENT. Approval of the amendment is not a condition to the completion of the merger.

                  EGL'S PROPOSAL TO INCREASE SHARES AUTHORIZED
                  FOR ISSUANCE UNDER LONG-TERM INCENTIVE PLAN

     The EGL board of directors has unanimously approved an amendment to EGL's long-term incentive plan, subject to stockholder approval at this meeting, and recommends that EGL stockholders approve and adopt the amendment. EGL's long-term incentive plan was approved by EGL stockholders in September 1994 and amended and restated in July 2000. The plan currently authorizes for issuance 9,150,000 EGL common shares to EGL employees in the form of stock options, stock appreciation rights, restricted stock, performance awards and specified stock compensation. EGL considers the plan an essential element of total compensation, and believes the plan promotes the interests of EGL and its stockholders by:

     - attracting and retaining employees,

     - motivating employees by means of performance-related incentives, and

     - enabling employees to participate in EGL's long-term growth and financial success.


     As of August 2, 2000, 3,520,513 shares have been issued upon the exercise of options granted under the plan, 4,311,297 shares are subject to issuance upon exercise of outstanding options under the plan and 1,318,190 shares remain unissued but authorized for issuance under the plan.

     Following completion of the merger transaction, EGL's long-term incentive plan will be the plan for purposes of making any future stock-based awards to employees of the combined entity. Outstanding options under Circle plans will be assumed by EGL and become options to purchase EGL common shares, and any shares authorized for issuance under any Circle plans that have not been granted will no longer be available for grant.

     The proposed amendment would increase the number of EGL common shares that may be granted under EGL's long-term incentive plan by 3,000,000 shares, from 9,150,000 to 12,150,000. This increase would be used to offer equity compensation to the expanded number of eligible employees of the combined company. EGL has no current plans or proposals to award any specific portion of the additional options authorized under this proposal to any specific person or class of persons.

SUMMARY OF EGL'S LONG-TERM INCENTIVE PLAN

     A description of the long-term incentive plan appears below. Because the description of the long-term incentive plan in this joint proxy statement/prospectus is a summary, it does not contain all the information that may be important to you. The summary is qualified by reference to the long-term incentive plan. You should read carefully the entire copy of the long-term incentive plan attached as Annex H to this joint proxy statement/prospectus.

  Administration

     The long-term incentive plan is administered by the compensation committee of EGL's board of directors. Subject to the provisions of the long-term incentive plan, the compensation committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. In addition, the compensation committee has the exclusive power to interpret the long-term incentive plan and to adopt the rules and regulations that it may deem necessary or appropriate in keeping with the objectives of the long-term incentive plan. The compensation committee may delegate some of its duties under the long-term incentive plan to senior officers of EGL, except that the compensation committee may not delegate authority to grant awards to or take other action with respect to plan participants who are subject to Section 16 of the Securities Exchange Act of 1934.


     All of the members of the compensation committee are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and "outside directors" within the meaning of Section 162(m) of the U.S. Internal Revenue Code. EGL intends that the grant of awards under the long-term incentive plan, after approval by stockholders, will satisfy the requirements of
Section 162(m) of the code, as applicable to limitations on deductions of compensation expenses in excess of $1 million for executive officers.


  Purpose

     The purpose of the long-term incentive plan is to retain selected employees, independent contractors and consultants of EGL, reward them for making significant contributions to the success of EGL and provide them with a proprietary interest in the growth and performance of EGL.

  Eligible Employees and Types of Awards

     Pursuant to the long-term incentive plan, designated employees of EGL will be eligible to receive awards consisting of the following:

     - stock options,

     - stock appreciation rights,

     - restricted or nonrestricted stock,

     - cash, or

     - any combination of the foregoing.

     Stock options may be either incentive stock options with the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options. Stock options will have an exercise price as specified in the option agreement, but incentive stock options will have an exercise price not less than the fair market value of the EGL common shares on the date of grant. The compensation committee does not currently intend to grant options with an exercise price less than the fair market value on the date of grant to persons who would be covered executives under Section 162(m) of the Code. The exercise price of any stock options may, at the discretion of the compensation committee, be paid in cash or by surrendering EGL common shares or another award under the long-term incentive plan, valued at the fair market value on the date of exercise, or any combination thereof.

     Stock appreciation rights are rights to receive, without payment to EGL, cash or EGL common shares with a value determined by reference to the difference between the exercise or "strike" price of the stock appreciation right and the fair market value or other specified valuation of the EGL common shares at the time of exercise. Stock appreciation rights may be granted in tandem with stock options or separately.


     Stock awards may consist of EGL common shares or be denominated in units of EGL common shares. Stock awards may be subject to conditions established by the compensation committee, including vesting conditions based on achievement of specific business objectives, increases in specified indices and attaining specified growth rates. A stock award denominated in units may provide for dividend-equivalent rights.


     Cash awards may be denominated in cash with the amount of payment subject to conditions specified by the compensation committee, including service conditions and performance conditions.

     No participant may be granted awards consisting of stock options or stock appreciation rights exercisable for more than 620,000 EGL common shares, subject to adjustments provided for in the long-term incentive plan (i.e., 20% of the EGL common shares originally reserved for issuance under the long-term incentive plan, as previously adjusted). Payment of awards may be made in cash or EGL common shares or combinations thereof, as determined by the compensation committee. An award may provide for the granting or issuance of additional, replacement or alternative awards upon the occurrence of specified events, including the exercise of the original award.

  Amendment; Modification

     The EGL board of directors may amend, modify, suspend or terminate the long-term incentive plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that:

     - no amendment or alteration that would impair the rights under any award previously granted will be made without the award holder's consent, and

     - no amendment or alteration will be effective prior to approval by EGL's stockholders, to the extent the approval is then required by applicable laws, regulation, exchange or quotation system.

FEDERAL INCOME TAX CONSEQUENCES

  Nonqualified Stock Options

     The holder of a nonqualified stock option recognizes no taxable income as a result of the grant of the stock option. Upon the exercise of the stock option, however, the holder of a nonqualified stock option recognizes ordinary income in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise or purchase price and, correspondingly, EGL will be entitled to an income tax deduction for that amount.

  Incentive Stock Options

     Upon the exercise of an incentive stock option, the stock option holder generally does not recognize taxable income by reason of the exercise, although alternative minimum tax may apply, and EGL normally is not entitled to any income tax deduction in connection with the exercise. If the stock option holder disposes of the shares acquired upon the exercise of an incentive stock option after satisfaction of a minimum holding period, any gain realized is capital gain. If a stock option holder disposes of the shares acquired upon the exercise of an incentive stock option within the minimum holding periods, the stock option holder would recognize ordinary income, and EGL would be entitled to a commensurate income tax deduction, except with respect to post-exercise appreciation.

  Stock Appreciation Rights

     The grant of a stock appreciation right produces no U.S. federal tax consequences for the participant or EGL. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to EGL.

  Restricted Stock

     A participant under the long-term incentive plan who has been granted an award of restricted EGL common shares does not realize taxable income at the time of the grant, and EGL will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at that time over the amount, if any, paid for the shares. EGL will be entitled to a corresponding tax deduction. Dividends paid to the participant during the restriction period will also be compensation income to the participant and deductible as compensation income by EGL. The holder of a restricted stock award may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares, in which case:

     - EGL will be entitled to a deduction at the same time and in the same amount,

     - dividends paid to the participant during the restriction period will be taxable as dividends to the participant and not deductible by EGL, and

     - there will be no further federal income tax consequences when the restrictions lapse.

     This tax information is only a summary, does not purport to be complete and does not cover, among other things, foreign, state and local tax treatment of participation in the long-term incentive plan.

NEW PLAN BENEFITS

     No shares have been issued through the date of this joint proxy statement/prospectus under the long-term incentive plan out of the 3,000,000 additional shares authorized under the long-term incentive plan that stockholders are being asked to approve. The number of shares to be issued under the long-term incentive plan for the calendar year 2000 to the individuals or groups of individuals listed in the table below and the net values to be realized upon these issuances, are not determinable.

     The following table sets forth the number of stock options or other awards under the plan during the fiscal year ended September 30, 1999 and for the period from October 1, 1999 to August 2, 2000 to the persons and groups identified below.



                                                 FISCAL YEAR ENDED                PERIOD FROM OCTOBER 1, 1999
                                                 SEPTEMBER 30, 1999                    TO AUGUST 2, 2000
NAME AND POSITION                       ------------------------------------   ---------------------------------
-----------------                       OPTIONS GRANTED(#)   DOLLAR VALUE(1)   OPTIONS GRANTED(#)   DOLLAR VALUE
James R. Crane........................       0                    $0                0                   $0
  President, Chief Executive Officer
  and Chairman of the Board
Elijio V. Serrano.....................       0                    0                  54,000            $19,980
  Chief Financial Officer
Edward J. Bento.......................       0                    0                  29,000             $0
  Executive Vice President of Sales
  and Marketing
John C. McVaney.......................       0                    0                   4,000            $26,000
  Executive Vice President, Domestic
  Ground and Logistics
Douglas A. Seckel.....................       0                    0                   3,000            $19,500
  Treasurer
Ronald E. Talley......................       0                    0                   4,000            $26,000
  Chief Operating Officer
All current executive officers as a
  group...............................       0                    0                  94,000            $91,480
All current directors who are not
  executive officers as a group.......     60,000                $477,450         12,500               $36,750
All employees who are not executive
  officers as a group.................       811,125           $7,646,881           656,500           $934,856


---------------


(1) Determined by multiplying the number of options granted to the named individual or group by the difference between $29.50, the closing price of EGL common shares on the Nasdaq National Market on August 2, 2000, and the weighted-average exercise price of the options.


RECOMMENDATION OF EGL'S BOARD OF DIRECTORS

     The EGL board of directors unanimously believes that the amendment of the long-term incentive plan is in the best interest of EGL and its stockholders as it will assist EGL in achieving the purposes of the long-term incentive plan. THE BOARD THEREFORE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO EGL'S LONG-TERM INCENTIVE PLAN.

     Since the amendment will increase the number of shares that could be subject to awards that may be granted to all executive officers of EGL, these officers of EGL could be deemed to have an interest in and could benefit from the adoption of the amendment. The affirmative vote of a majority of the outstanding EGL common shares present or represented and entitled to vote at the special meeting is required for approval of the amendment to the long-term incentive plan.

                  EGL'S PROPOSAL TO INCREASE SHARES AUTHORIZED
                FOR ISSUANCE UNDER EMPLOYEE STOCK PURCHASE PLAN

     The EGL board of directors has unanimously approved an amendment to EGL's employee stock purchase plan, subject to stockholder approval, and recommends that EGL stockholders approve and adopt the amendment. EGL's employee stock purchase plan was approved by EGL stockholders in February 1998 and amended and restated in July 2000. The plan currently authorizes for issuance a maximum of 300,000 EGL common shares (as adjusted for a 3-for-2 stock split). After the merger, EGL will have more than twice the number of employees. In order to permit EGL to have sufficient stock available for issuance pursuant to the employee stock purchase plan, the EGL board of directors is asking the EGL stockholders to approve an amendment to EGL's employee stock purchase plan to increase the number of shares available for issuance under the plan by 250,000 shares.


     The EGL board of directors believes that the increase in the number of shares reserved under the employee stock purchase plan proposed by this amendment is necessary in order to enable EGL to continue to provide its employees, the number of which will increase substantially upon completion of the merger, the opportunity to purchase EGL common shares through payroll deductions and to encourage stock ownership by employee stock purchase plan participants, thereby aligning their interests with those of EGL's stockholders.


SUMMARY OF EGL'S EMPLOYEE STOCK PURCHASE PLAN

     A description of the employee stock purchase plan appears below. Because the description of the employee stock purchase plan in this joint proxy statement/prospectus is a summary, it does not contain all the information that may be important to you. The summary is qualified by reference to the employee stock purchase plan. You should read carefully the entire copy of the employee stock purchase plan attached as Annex I to this joint proxy statement/prospectus.

  Purpose

     The purpose of the employee stock purchase plan is to encourage and assist all employees of EGL, where permitted by applicable laws and regulations, to acquire an equity interest in EGL through the purchase of EGL common shares.

  Administration

     EGL's employee stock purchase plan is administered and interpreted by the compensation committee of EGL's board of directors. The compensation committee supervises the administration and enforcement of the employee stock purchase plan according to its terms and provisions and has all powers necessary to accomplish these purposes and discharge its duties under the plan.

  Eligible Employees

     Under the employee stock purchase plan, all full-time employees of EGL meeting the following eligibility criteria are eligible to participate in the employee stock purchase plan:

     - the employee must have completed at least six months of service,

     - the employee must be customarily employed for 20 or more hours per week or five or more months in any calendar year, and

     - the employee may not currently own, or upon enrollment in the plan hold options to acquire, 5% or more of the total combined voting power or value of the EGL common shares.


     As of August 2, 2000, approximately 3,300 employees of EGL were eligible to participate in the employee stock purchase plan. Participants in the employee stock purchase plan may purchase EGL common shares through payroll deductions on an after-tax basis over a six-month purchase period beginning on each January 1 and ending on the following June 30 and on each July 1 and ending on the following December 31 during the term of the employee stock purchase plan. A participant's right to participate in the employee stock purchase plan terminates immediately when a participant ceases to be employed by EGL. An employee may elect to participate in the employee stock purchase plan as of any January 1 or July 1 following the date he first meets the eligibility requirements. A participant may elect to make contributions each pay period in an amount not less than $10, subject to an annual limitation equal to $20,000. The contributions are held in trust during the purchase period and interest will be credited to the participant's account. Unless a participant elects otherwise, the dollar amount in the participant's account at the end of the purchase period will then be used to purchase as many whole EGL common shares as the funds in his account will allow.

  Shares Available for Issuance


     The shares to be issued pursuant to the employee stock purchase plan may be authorized but unissued shares or previously issued shares that have been reacquired and are held by EGL or shares purchased on the open market. On August 2, 2000, the last reported sales price of the EGL common shares on the Nasdaq National Market was $29.50 per share.


  Purchase Price


     The purchase price for the stock is the lesser of 85% of its fair market value on the first trading day of the purchase period or its fair market value on the last trading day of the purchase period. For purposes of the plan, fair market value is defined as the final closing sales price per share of EGL common shares on the Nasdaq National Market on the applicable date. Any dollars remaining in the participant's account will be carried over to the next purchase period. If the participant elects not to purchase EGL common shares at the end of the purchase period, the participant will receive his payroll deductions during the purchase period plus the interest that has accrued on his deductions. At the end of each purchase period, participants will receive a statement of their account balance, including interest earned and the number of whole EGL common shares purchased and in their account. Any dividends on shares held in a participant's account will be credited to his account.


  Withdrawal

     A participant may elect to withdraw his entire contributions for the current purchase period from the employee stock purchase plan by giving timely written notice to EGL. Any participant who so elects will receive his entire account balance, including interest and dividends, if any. A participant who suspends his payroll deductions or withdraws contributions cannot resume participation in the employee stock purchase plan during that purchase period and must re-enroll in the employee stock purchase plan the following purchase period in order to participate. A participant may also elect to withdraw stock at any time (without withdrawing from participation in the employee stock purchase plan) held in his account. However, a participant may withdraw stock held in his account for less than six months only if the compensation committee, in its sole discretion, approves the withdrawal or the participant terminates employment. In the event of a participant's death, amounts credited to his account, including interest and dividends, if applicable, will be paid in cash and a certificate for any shares will be delivered to his designated beneficiaries or other legal representative.

  Amendment; Termination

     The EGL board of directors may generally amend or terminate the employee stock purchase plan at any time, except that no amendment will be effective without subsequent approval of the amendment by EGL's stockholders to the extent approval is then required in order to cause the rights granted under the employee stock purchase plan to purchase EGL common shares to meet the requirements of Code Section 423. The employee stock purchase plan automatically terminates after all the EGL common shares covered by the employee stock purchase plan have been purchased, including any additional EGL common shares approved by stockholders, unless terminated earlier by the board of directors.

FEDERAL INCOME TAX CONSEQUENCES


     EGL's employee stock purchase plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under an employee stock purchase plan, no taxable income will be reportable by a participant, and no deductions will be allowable to EGL, as a result of the grant or exercise of the purchase rights issued under the employee stock purchase plan. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the employee stock purchase plan or in the event the participant should die while still owning the purchased shares.


     If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price for those shares or 15% of the fair market value of the shares on the date of commencement of such offering period. Any additional gain upon the disposition will be taxed as a capital gain.

     If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on the date of commencement of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

     If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then EGL will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of that sale or disposition. No deduction will be allowed in any other case.

NEW PLAN BENEFITS


     While it is not possible to determine the number of shares that may be purchased by each participant in the employee stock purchase plan, the maximum number of shares that an employee may purchase in an offering is limited in the manner described above.

     The following table sets forth the number of EGL common shares that were purchased under the employee stock purchase plan during the fiscal year ended September 30, 1999 and for the period from October 1, 1999 through August 2, 2000 by the persons and groups identified below.



                                                               SHARES PURCHASED      SHARES PURCHASED
                                                              DURING THE FISCAL     DURING THE PERIOD
                                                                  YEAR ENDED       FROM OCTOBER 1, 1999
NAME AND POSITION                                             SEPTEMBER 30, 1999    TO AUGUST 2, 2000
-----------------                                             ------------------   --------------------
James R. Crane..............................................       0                     0
  President, Chief Executive Officer and Chairman of the
     Board
Elijio V. Serrano...........................................       0                     0
  Chief Financial Officer
Edward J. Bento.............................................       0                     0
  Executive Vice President of Sales and Marketing
John C. McVaney.............................................       0                     0
  Executive Vice President, Domestic Ground and Logistics
Douglas A. Seckel...........................................       0                     0
  Treasurer
Ronald E. Talley............................................       0                     0
  Chief Operating Officer
All current executive officers as a group...................       0                     0
All current directors who are not executive officers as a
  group(1)..................................................       0                     0
All employees who are not executive officers as a group.....     15,200                26,114


---------------

(1) Outside directors cannot participate in EGL's employee stock purchase plan.

RECOMMENDATION OF EGL'S BOARD OF DIRECTORS

     The EGL board of directors unanimously believes that the amendment of the employee stock purchase plan is in the best interest of EGL and its stockholders as it will assist EGL in achieving the purposes of the employee stock purchase plan. The affirmative vote of the holders of a majority of the outstanding EGL common shares present or represented and entitled to vote at the special meeting is required to approve the amendment to the employee stock purchase plan. THE EGL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO EGL'S EMPLOYEE STOCK PURCHASE PLAN.

                               MANAGEMENT OF EGL

DIRECTORS AND EXECUTIVE OFFICERS


     The following table shows selected information concerning our directors and executive officers as of the date of this joint proxy statement/prospectus:



NAME                                    AGE                   POSITION
----                                    ---                   --------
James R. Crane........................   46    President, Chief Executive Officer and
                                                 Chairman of the Board
Elijio V. Serrano.....................   42    Chief Financial Officer and Director
Edward J. Bento.......................   37    Executive Vice President of Sales and
                                                 Marketing
John C. McVaney.......................   42    Executive Vice President, Domestic
                                                 Ground and Logistics
Douglas A. Seckel.....................   49    Treasurer
Ronald E. Talley......................   48    Chief Operating Officer
Frank J. Hevrdejs.....................   54    Director
Neil E. Kelley........................   41    Director
Norwood W. Knight-Richardson..........   52    Director
Rebecca A. McDonald...................   48    Director
William P. O'Connell..................   60    Director


     The backgrounds of each of EGL's directors and executive officers are as follows:


     James R. Crane has served as President and a director since he founded EGL in March 1984. Prior to the organization of EGL, Mr. Crane had been employed by other air freight forwarders. Mr. Crane has a total of 17 years experience in the transportation industry. Mr. Crane is also a director of HCC Insurance Holdings, Inc. and Source One Spares, Inc.



     Elijio V. Serrano joined EGL as Chief Financial Officer in October 1999 and was elected a director in February 2000. From 1998 to 1999, he served as Vice President and General Manager for a Geco-Prakla business unit at Schlumberger Limited, an international oilfield services company. From 1992 to 1998, Mr. Serrano served as controller for various Schlumberger business units. During 1982 to 1992, he served in various financial management positions within the Schlumberger organization.



     Edward J. Bento was appointed Executive Vice President of Sales and Marketing in February 1999. He joined EGL in February 1992 as an account executive. From March 1994 to December 1994, he served as a sales manager in Los Angeles, and from January 1995 to September 1997, he served as Regional Sales Manager (West Coast). From June 1994 to May 1995, he also served as station manager in Los Angeles. Prior to assuming his current position, Mr. Bento held the position of Vice President of Sales and Marketing.



     John C. McVaney was appointed Executive Vice President, Domestic Ground and Logistics in January 1998. He joined us in 1995 as a station manager and served most recently as Regional Vice President for our southeast region. From 1992 to 1995, he served as Regional Manager of the northeast United States and Canada for Nationsway Transport Service, Inc. From 1989 to 1992, Mr. McVaney served as National Account Manager for St. Johnsbury Trucking Company, Inc. During 1989, he was the President and sole owner of B&C of New Orleans, Inc., a trucking company. From 1987 to 1988, Mr. McVaney served as President of the Lindsay Division of Bulldog Trucking, Inc. and Regional Manager of Standard Trucking Company.



     Douglas A. Seckel has served as Treasurer since May 1991. Mr. Seckel served as Chief Financial Officer of EGL from April 1989 to October 1999 and as a director of EGL from May 1995 to October 1999. From 1984 through 1989, he served as finance director for the City of Bellaire, Texas. Mr. Seckel and Mr. Crane are first cousins.

     Ronald E. Talley was appointed Chief Operating Officer in December 1997. He joined us in 1990 as a station manager, and later served as a regional manager. In 1996, he served as a Senior Vice President of Eagle Freight Services, Eagle Transportation and Eagle Charter, and most recently he has served as Senior Vice President of Air and Truck Operations. Before joining EGL, Mr. Talley served as a station manager at Holmes Freight Lines from 1982 to 1990. From 1979 to 1982, Mr. Talley held a variety of management positions with Trans Con Freight Lines. From 1969 to 1979, Mr. Talley served in several management positions at Roadway Express.



     Frank J. Hevrdejs has served as a director since December 1995. Mr. Hevrdejs is a co-founder and a principal of The Sterling Group LP, a private financial organization engaged in the acquisition and ownership of operating businesses since 1982. He has served as President of The Sterling Group LP from 1982 to 1989 and from 1994 to the present. Since 1989, he has served as Chairman of First Sterling Ventures Corp. Mr. Hevrdejs also serves as a director for Mail-Well, Inc., Sterling Chemical, Inc., Chase Bank of Texas, N.A., Fibreglass Holdings, Inc. and Enduro Holdings, Inc.


     Neil E. Kelley has served as a director since September 1995. Mr. Kelley is the Chairman and Chief Executive Officer of Avista Energy, Inc., a national energy trading and marketing company. Previously, Mr. Kelley was the Vice Chairman and a senior partner of the Vitol Group of Companies, an international oil supply, trading and refining company, where he has served as an Executive Director from 1990 to 1998. Mr. Kelley is also an outside director of Quantum Energy Technologies, an energy technology development company based in Cambridge, Massachusetts.


     Norwood W. Knight-Richardson has served as a director since May 1998. Dr. Knight-Richardson has served as the Medical Director of and a practicing physician for CareMark Behavioral Health Services, a private behavioral health services company, since August 1998. He served as the President and Chief Medical Officer of Continuum Healthcare Services, Inc. from December 1997 to August 1998 and the Practicing Physician and Director of University Behavioral Health Services from 1996 to December 1997. Dr. Knight-Richardson was the Founder, President and Chief Executive Officer of the Richardson Clinics from 1992 to 1996. Before that time, Dr. Knight-Richardson held several positions, including that of Vice President in the International Division of Bank of America. Dr. Knight-Richardson has also held faculty positions at several medical schools and is currently clinical associate professor at Baylor College of Medicine in Houston, Texas as well as Division Chief of Corporate Psychiatry and Adjunct Professor of Oregon Health Services University.


     Rebecca A. McDonald was elected a director in 1999. Ms. McDonald has been Chairman and Chief Executive Officer of Enron Asia Pacific, Africa and China since July 1999. From February 1999 to July 1999, she served as Executive Managing Director of Enron International. She was President and CEO of Amoco Energy Development Company from 1994 to 1999. Before joining Amoco, Ms. McDonald was President of Tenneco Energy Services from 1991 to 1993 and was Vice President for Strategic Planning for Tenneco Gas Company during 1991. She is a member of the advisory boards of the Natural Gas Association of Houston and the New York Mercantile Exchange Natural Gas Futures. Ms. McDonald is a director of the Natural Gas Council and a founding member of the Mercosur Council. She also serves as an outside director for Granite Construction, Inc.

     William P. O'Connell has served as a director since May 1995. Mr. O'Connell has served as the President and Chief Executive Officer of AIM, Inc., a materials handling systems and equipment company, since 1988. He served as President and Chief Executive Officer of Westweld Supply, Inc. from 1990 to 1995. Mr. O'Connell also serves as a director of AIM, Inc. and the Parnell Group, Inc.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Directors not employed by EGL or any of its subsidiaries receive an annual retainer of $10,000. This amount was prorated to $7,500 for Ms. McDonald for the fiscal year ended September 30, 1999, because she was not a director for the full fiscal year. Directors who are also employees of EGL receive no payment for serving as directors. All directors are reimbursed for travel and lodging expenses of attending meetings.

     Under EGL's nonemployee director stock option plan, each current outside director was granted options to purchase 30,000 (as adjusted for the two-for-one stock split, effective August 1, 1996, and the three-for-two stock split, effective August 30, 1999) EGL common shares, generally on the date that person first became an outside director of EGL. The nonemployee director stock option plan currently provides that each additional outside director will also be automatically granted nonqualified options to purchase 30,000 EGL common shares upon joining the EGL board. In addition, the nonemployee director stock option plan currently provides that each outside director serving on the day after the date of the annual meeting of stockholders will automatically be granted options to purchase an additional 7,500 EGL common shares, subject to the availability for issuance of those shares under the nonemployee director stock option plan.

     EGL plans to amend the nonemployee director stock option plan to provide that the initial grants to outside directors will consist of nonqualified options to purchase 10,000 EGL common shares and the yearly grants to outside directors will consist of nonqualified options to purchase 2,500 EGL common shares. The amendment would also provide that the number of shares subject to subsequently granted options will not be adjusted for stock dividends or stock splits, but will be adjusted for stock combinations or reverse stock splits, although options outstanding at the time of such event will continue to be appropriately adjusted. Options under this plan become exercisable on the day before the annual meeting of stockholders following the date of grant.

     During the fiscal year ended September 30, 1999, options to purchase 7,500 shares were granted to each of Messrs. O'Connell, Kelley, Hevrdejs and Knight-Richardson at an exercise price per share of $19.21. During the fiscal year ended September 30, 1999, options to purchase 30,000 shares were granted to Ms. McDonald at an exercise price per share of $23.75.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  Meetings

     The board of directors of EGL held five meetings during the fiscal year ended September 30, 1999, and transacted business on four occasions during the fiscal year by unanimous written consent.

  Audit Committee

     EGL's board of directors has an audit committee consisting of Messrs. Hevrdejs, Kelley and O'Connell, Dr. Knight-Richardson and Ms. McDonald. The function of the audit committee is to meet with the internal financial staff of EGL and the independent public accountants engaged by EGL to review:

     - the scope and findings of the annual audit,

     - quarterly financial statements,

     - accounting policies and procedures and EGL's financial reporting, and

     - the internal controls employed by EGL.

     The audit committee also recommends to the board of directors the independent public accountants to be selected to audit EGL's annual financial statements and reviews the fees charged for audits and for any nonaudit engagements. The audit committee's findings and recommendations are reported to management and the board of directors for appropriate action. The audit committee met on two occasions during the fiscal year ended September 30, 1999.

  Compensation Committee

     EGL's board of directors has a compensation committee consisting of Messrs. Hevrdejs and O'Connell, Dr. Knight-Richardson and Ms. McDonald. The compensation committee considers and acts upon management's recommendations to the board of directors on salaries, bonuses and other forms of compensation for EGL's executive officers and other key employees and administers EGL's stock option plans. The compensa-tion committee did not meet during the fiscal year ended September 30, 1999 but acted by unanimous written consent during December 1999.

  Nominating Committee

     EGL's board of directors has a nominating committee consisting of Messrs. Hevrdejs and Kelley and Dr. Knight-Richardson. The nominating committee met on two occasions during the fiscal year ended September 30, 1999. The nominating committee makes non-binding recommendations to the EGL board with respect to the nomination of directors to serve on the EGL board and performs any other duties that may be assigned by EGL's board from time to time. Stockholders of EGL who wish to nominate persons for election to EGL's board of directors must comply with the provisions of the bylaws that are described more fully under "Future Stockholder Proposals."

  Attendance

     During the fiscal year ended September 30, 1999, each director attended at least 75% of the aggregate of the total number of board of directors' meetings and of meetings of committees of the board of directors on which that director served.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation for EGL's Chief Executive Officer and the other three persons serving as executive officers on September 30, 1999 who had an annual salary and bonus in excess of $100,000 (collectively, the "named executives"), as well as the total compensation paid to each named executive, for EGL's fiscal years ended September 30, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                        ANNUAL COMPENSATION                 AWARDS
                                             -----------------------------------------   ------------
NAME AND                            FISCAL                             OTHER ANNUAL         STOCK           ALL OTHER
PRINCIPAL POSITION                   YEAR    SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(#)    COMPENSATION($)(2)
------------------                  ------   ---------   --------   ------------------   ------------   ------------------
James R. Crane....................   1999    $521,066    $341,748          --                   --           $ 7,500
  President, Chief Executive         1998     521,066     235,518          --                   --             9,459
  Officer and Chairman of the        1997     521,066     407,976          --                   --            16,494
  Board of Directors
Ronald E. Talley..................   1999     200,000     262,915          --                   --             7,500
  Chief Operating Officer(3)         1998     182,000     128,978          --               75,000             7,500
John C. McVaney...................   1999     200,000     162,915          --                   --             7,500
  Executive Vice President(3)        1998     182,000      94,736          --               90,000             7,500
Douglas A. Seckel.................   1999     125,000     162,915          --                   --             7,500
  Treasurer(4)                       1998     125,000      67,915          --               75,000             7,500
                                     1997     125,000     113,106          --                   --             7,500

---------------

(1) For the fiscal years 1997, 1998 and 1999, the named executives did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each named executive during each of those fiscal years did not exceed the lesser of $50,000 or 10% or total salary and bonus reported for that named executive.

(2) For the fiscal year 1997, all other compensation consists of premiums of $6,610 paid by EGL under a life insurance policy and premiums of $2,384 under a disability insurance policy for Mr. Crane and contributions of $7,500 by EGL under its 401(k) Profit Sharing Plan for Messrs. Crane and Seckel. For the fiscal year 1998, all other compensation consists of premiums of $1,959 paid by EGL under a disability insurance policy for Mr. Crane and contributions of $7,500 by EGL under its 401(k) Profit

    Sharing Plan for each named executive. For the fiscal year 1999, all other compensation consists of contributions of $7,500 by EGL under its 401(k) Profit Sharing Plan for each named executive.

(3) Messrs. Talley and McVaney were named executive officers in fiscal 1998. Information for fiscal 1997 is omitted.

(4) Mr. Seckel served as Chief Financial Officer from April 1989 to October
    1999.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     No options were granted during the fiscal year ended September 30, 1999 to any of the named executives.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of stock options and the unexercised options to purchase EGL common shares held by the named executives at September 30, 1999:

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 SHARES                         OPTIONS AT                    OPTIONS AT
                                ACQUIRED      VALUE           FISCAL YEAR-END            FISCAL YEAR-END($)(2)
                                   ON        REALIZED   ---------------------------   ---------------------------
NAME                          EXERCISE(#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------    --------   -----------   -------------   -----------   -------------
James R. Crane..............         --            --         --              --              --             --
Douglas A. Seckel...........         --            --     15,000          60,000      $  157,800     $  631,200
Ronald E. Talley............     10,000      $255,450     96,491          73,500      $2,349,193     $  806,970
John C. McVaney.............         --            --     53,400         107,400      $  799,374     $1,375,704

---------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of EGL common shares on the date of exercise, multiplied by the number of shares underlying the options exercised.

(2) Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing market price of EGL common shares at fiscal year-end, multiplied by the number of shares underlying the options. The closing market price of EGL common shares, as reported on the Nasdaq National Market on September 30, 1999, was $29.94.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     EGL's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving both short- and long-term strategic EGL goals. The programs link each executive's compensation directly to individual and EGL performance. A significant portion of each executive's total compensation is variable and dependent upon the attainment of strategic and financial goals, individual performance objectives, and the appreciation in value of EGL common shares.

     There are three basic components to EGL's performance-based compensation system:

     - base pay,

     - annual incentive bonus, and

     - long-term equity-based incentive compensation.

     Each component is addressed in the context of individual and EGL performance and competitive conditions. In determining competitive compensation levels, EGL analyzes data that includes information regarding the general freight forwarding industry as well as other transportation companies. A comparison of EGL's financial performance with that of the companies and indices shown in the performance graph is only one of the many factors considered by the compensation committee to determine executive compensation.

     Actual individual awards and changes in remuneration to the individual executives are determined by the compensation committee. The Chief Executive Officer works with the compensation committee in the design of the plans and makes recommendations to the compensation committee regarding the salaries and bonuses of EGL employees that report directly to him. Grants or awards of stock, including stock options, are individually determined and administered by the compensation committee.

     Following the completion of EGL's initial public offering, the compensation committee in fiscal 1996 restructured the compensation arrangements with EGL's executive officers by adjusting the base salary for each executive officer to a level generally comparable to that of other companies in the freight industry and implementing the five-year executive incentive plan pursuant to which each executive officer is eligible to receive an annual cash bonus as described in more detail below. For the fiscal year ended September 30, 1999, awards to executive officers as a group reflected:

     - EGL's record revenues and earnings,

     - continued progress toward strategic goals such as continued market expansion and enhancements to EGL's management information systems,

     - the performance of EGL common shares, and

     - changes in EGL's operating margin.


     Base Pay. Base pay is designed to be competitive with salary levels for comparable executive positions at other freight forwarding service companies, and the compensation committee reviews such comparable salary information as one factor to be considered in determining the base pay for EGL's executive officers. Other factors the compensation committee considers in determining base pay for each of the executive officers are that officer's:


     - responsibilities,

     - experience,

     - leadership,

     - potential future contribution, and

     - demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, strengthening market share, expanding the markets for EGL's services, enhancement of EGL's management information systems and the attainment of certain financial objectives).

     The types and relative importance of specific financial and other business objectives vary among EGL's executives depending on their positions and the particular operations and functions for which they are responsible. EGL's philosophy and practice is to place a significant emphasis on the incentive components of compensation.

     Annual Incentive Bonus. To establish baseline criteria for use in calculating the amount of cash bonuses paid to executive officers, EGL established a five-year executive incentive plan in which each executive officer of EGL participates. Pursuant to this plan, each executive officer of EGL is eligible to receive an annual cash bonus, the "target" level of which is set with reference to EGL-wide managers' bonus program and competitive conditions. These target levels are intended to motivate EGL's executives by providing bonus payments for the achievement of financial and operational goals within EGL's business plan. An executive receives a percentage of his target bonus, depending primarily upon the extent to which that executive has achieved the specific sales and operating goals for that executive that have been set by the compensation committee and EGL's board of directors and included in the five-year executive incentive plan.

     Although the five-year executive incentive plan provides the compensation committee with specific criteria for use in determining bonuses, bonuses may exceed the target amount if EGL's performance in the judgment of the compensation committee exceeds the goals in that plan. Furthermore, the compensation committee may in its discretion consider business achievements and other criteria not in the five-year executive incentive plan in determining the final amount of the annual bonus to be paid to each executive officer. Based solely on the criteria in the five-year executive incentive plan, each of Messrs. Crane, McVaney, Seckel and Talley would have received 95% of their respective maximum "target" amounts. However, in determining the final amount of the annual bonuses paid, the compensation committee, at the suggestion of Mr. Crane, adjusted those amounts by reducing the amount paid to Mr. Crane by $100,000 and increasing the amount paid to Mr. Talley by the same amount to reward Mr. Talley for his performance during the fiscal year.

     Long-Term Equity-Based Compensation. Long-term equity-based compensation is tied directly to stockholder return. Under EGL's long-term incentive plan, long-term incentive compensation consists of stock options, which generally vest in 20% increments in each of the five years following the date of the grant, although vesting can be accelerated if deemed appropriate by the compensation committee. The exercise price of stock options granted is equal to the fair market value of EGL common shares on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of EGL common shares appreciates. Stock options are thus designed to align the interests of EGL's executives with those of its stockholders by encouraging executives to enhance the value of EGL and, hence, the price of EGL common shares and each stockholder's return.

     In determining whether to grant executive officers stock options under the plan, the compensation committee considers various factors, including:

     - the executive's current ownership stake in EGL,

     - the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance,

     - the likelihood that the grant of those options would encourage the executive to remain with EGL,

     - prior option grants (including the size of previous grants and the number of options held), and

     - the value of the executive's service to EGL.

     No options were granted to the named executives during the fiscal year ended September 30, 1999, because the compensation committee believed that the EGL common shares and stock options held by them effectively addressed the foregoing factors.

     Compensation of the Chief Executive Officer. In reviewing Mr. Crane's performance, the compensation committee focused primarily on EGL's performance during the fiscal year ended September 30, 1999, including:

     - a 43% sales increase,

     - a 7.6% operating margin, and

     - a 35% growth in earnings.

     The compensation committee compared these performance measures against the goals under the five-year executive incentive plan of 25% annual sales increases and a 10% operating margin. Under the five-year executive incentive plan, Mr. Crane's fiscal 1999 incentive multiple of 1.08%, when applied to fiscal 1999 operating income of $44,450,000 (which is net of the effect of acquisitions), would have allowed for a maximum incentive bonus of $480,060. The compensation committee, however, took into account the 7.6% operating margin in deciding to award Mr. Crane $326,748, which constituted 68% of the maximum amount. Mr. Crane also received $15,000 under EGL's profit sharing plan, which was the maximum amount granted under that plan to any senior executive of EGL during fiscal 1999.

     Mr. Crane's position as the founder of and a major stockholder in EGL provides an effective long-term performance incentive tied directly to stockholder return. Accordingly, he received no stock option awards.

     Executive compensation is an evolving field. The compensation committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the compensation committee reserves the right to alter its approach in response to changing conditions.

                                            The Compensation Committee

                                            William P. O'Connell
                                            Neil E. Kelley
                                            Frank J. Hevrdejs
                                            Norwood W. Knight-Richardson

                                            Dated: January 2000

SECTION 162(m) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. All options previously granted under EGL's long-term incentive plan qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

EMPLOYMENT ARRANGEMENTS

     During the fiscal year ended September 30, 1999, EGL was a party to employment agreements with each of the named executives. The following chart shows the annual salaries that the named executives will be paid by EGL pursuant to those agreements.

NAME AND POSITION                                             ANNUAL SALARY
-----------------                                             -------------
James R. Crane..............................................    $521,066
  President, Chairman and Chief Executive Officer
Douglas A. Seckel...........................................    $125,000
  Treasurer and Director
Ronald E. Talley............................................    $200,000
  Chief Operating Officer
John C. McVaney.............................................    $200,000
  Executive Vice President


     In addition to the annual salaries, EGL expects, subject to certain conditions, to pay the executives an annual cash bonus pursuant to the terms of the five-year executive incentive plan. The fiscal 2000 cash incentive under such plan, assuming all goals are met, is 0.97% of operating income for Mr. Crane and 0.32% of operating income for Mr. Seckel, Mr. Talley and Mr. McVaney, provided that the amount of the bonus under this plan will not exceed the executive's base salary. Each of the employment agreements provides that it continues in effect until terminated by either EGL or the executive pursuant to its terms. Both EGL and the executive have the right to terminate the agreement upon advance written notice specified in such agreement, and EGL has the right to terminate the agreement for cause immediately upon notice of such termination. Each agreement includes a covenant of the executive not to compete with EGL during the term of the agreement and for a period specified in such agreement following its termination. The employment agreements for Messrs. Crane, Seckel, Talley and McVaney continue in effect for fiscal 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the fiscal year ended September 30, 1999, the compensation committee of the board of directors was comprised of Messrs. O'Connell, Kelley and Hevrdejs and Dr. Knight-Richardson.

PERFORMANCE GRAPH

     The following graph presents a comparison of the yearly percentage change in the cumulative total return on EGL common shares over the period from November 30, 1995, the date of EGL's initial public offering, to September 30, 1999, with the cumulative total return of the S&P 500 Index and of the Dow Jones Air Freight/Couriers Index of publicly traded companies over the same period. The Dow Jones Air Freight/ Couriers Index consists of the following companies:

     - Air Express International Corporation,

     - Airborne Freight Corporation,

     - Atlas Air, Inc.,

     - Expeditors International of Washington, Inc.,

     - FDX Corporation, and

     - Pittston BAX Group (a tracking stock of the Pittston Company).

     The graph assumes that $100 was invested on December 1, 1995 in EGL common shares at its initial public offering price of $5.50 per share (as adjusted for subsequent two-for-one and three-for-two stock splits) and in each of the other two indices and the reinvestment of all dividends, if any.

     The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained in the graph, as past results are not necessarily indicative of future financial performance.

                COMPARISON OF 46-MONTH CUMULATIVE TOTAL RETURN*
   AMONG EGL, THE S&P 500 INDEX AND THE DOW JONES AIR FREIGHT/COURIERS INDEX

                                 [PERF. GRAPH]


--------------------------------------------------------------------------------
                             12/1/95     9/96       9/97       9/98       9/99
--------------------------------------------------------------------------------
 EGL, Inc.                     100        315        406        170        544
 S&P 500                       100        115        162        176        225
 Dow Jones Air
  Freight/Couriers             100        103        194        111        185


                                 LEGAL MATTERS

     Legal matters with respect to the validity of the EGL common shares to be issued pursuant to the terms of the merger agreement and certain federal income tax consequences of the merger will be passed upon for EGL by Baker Botts L.L.P.

                                    EXPERTS


     The consolidated financial statements of EGL, Inc. incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1999 have been so incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     The consolidated financial statements of Circle International Group, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          FUTURE STOCKHOLDER PROPOSALS

     Rule 14a-8 under the Securities Exchange Act of 1934 addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. In general, under Rule 14a-8 a proposal for a regularly scheduled annual meeting must be received at the company's principal executive offices not less than 120 calendar days before the date of the company's proxy statement released to stockholders in connection with the previous year's annual meeting. For a special meeting, the deadline is a reasonable time before the company begins to print and mail its proxy materials. In addition to complying with the applicable deadline, stockholder proposals must also be otherwise eligible for inclusion.

EGL

     EGL has already held its 2000 annual meeting. EGL's board recently determined to change its fiscal year from a year ending on September 30th to a year ending on December 31st. As a result of the change in fiscal year, EGL will likely hold its annual meeting during the second quarter of calendar year 2001 instead of during the first quarter of that year. The typical deadline under Rule 14a-8 does not apply when the date of an annual meeting has been changed by more than 30 days from the date of the previous year's meeting. Under those circumstances, the deadline for stockholder proposals is a reasonable time before the company begins to print and mail its proxy materials. EGL will publish the revised deadline for stockholder proposals in a quarterly report on Form 10-Q or otherwise communicate the revised deadline to stockholders. Proposals should be addressed to EGL at 15350 Vickery Drive, Houston, Texas 77032, Attention: Corporate Secretary.

     If a stockholder desires to bring a matter before an annual or special meeting and the proposal is submitted outside the process of Rule 14a-8, the stockholder must follow the procedures set forth in EGL's bylaws. EGL's bylaws provide generally that stockholders who wish to nominate directors or to bring business before a stockholders' meeting must notify EGL and provide certain pertinent information at least 80 days before the meeting date (or within 10 days after public announcement pursuant to the EGL bylaws of the meeting date, if the meeting date has not been publicly announced at least 90 days in advance).

CIRCLE

     Circle has already held its 2000 annual meeting. Circle will hold an annual meeting in the year 2001 only if the merger has not already been completed. If the annual meeting is held, any stockholder intending to present a proposal for action at Circle's 2001 annual meeting and wishing to have the proposal included in Circle's proxy statement must forward the proposal to Circle so that it is received on or before December 4, 2000. Proposals should be addressed to Circle at 260 Townsend Street, San Francisco, California 94107, Attention: Corporate Secretary.

     If a stockholder intends to submit a proposal at Circle's annual meeting in 2001, which proposal is not intended to be included in Circle's proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than February 15, 2001. If such a stockholder fails to submit the proposal by that date, Circle will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at Circle's annual meeting in 2001.

                    WHERE YOU CAN FIND MORE INFORMATION AND
                    INCORPORATION OF DOCUMENTS BY REFERENCE

     EGL and Circle file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that EGL and Circle file with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Reports, proxy statements and other information concerning EGL and Circle can also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735 K Street N.W., Washington, D.C. 20006.

     EGL has filed with the SEC a registration statement on Form S-4. This joint proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of EGL for the EGL common shares to be issued to Circle's stockholders in the merger. As allowed by the SEC rules, this joint proxy statement/ prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to EGL and the EGL common shares, you should consult the registration statement and its exhibits. Statements contained in this joint proxy statement/ prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

     The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

     This joint proxy statement/prospectus incorporates by reference the documents set forth below that EGL and Circle have previously filed with the SEC. These documents contain important business and financial information about EGL and Circle that is not included in or delivered with this joint proxy statement/ prospectus.


EGL FILINGS (FILE NO. 0-27288)                                    PERIOD
------------------------------                                    ------
Annual Report on Form 10-K...................  Fiscal Year ended September 30, 1999
Quarterly Reports on Form 10-Q...............  Quarters ended December 31, 1999, March 31,
                                                 2000 and June 30, 2000
Current Reports on Form 8-K..................  Filed on January 20, 2000, July 5, 2000 and
                                                 July 17, 2000
The description of EGL common stock set forth
  in the Registration Statement on Form
  8-A........................................  Filed on November 27, 1995 (as amended on
                                                 June 28, 1998)



CIRCLE FILINGS (FILE NO. 0-08664)                                 PERIOD
---------------------------------                                 ------
Annual Report on Form 10-K...................  Fiscal Year ended December 31, 1999
Amendment to Annual Report on Form 10-K......  Fiscal Year ended December 31, 1999
Quarterly Reports on Form 10-Q...............  Quarters ended March 31, 2000 and June 30,
                                               2000
Current Report on Form 8-K...................  Filed on May 16, 2000, July 3, 2000 and July
                                               6, 2000
The description of Circle common stock set
  forth in the Registration Statement on Form
  8-A........................................  Filed on April 26, 1978

     We also incorporate by reference additional documents that may be filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date of the EGL special meeting and the Circle special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can request a free copy of the above filings or any filings subsequently incorporated by reference into this joint proxy statement/prospectus by writing or calling:

                EGL, Inc.                      Circle International Group, Inc.
           15350 Vickery Drive                        260 Townsend Street
          Houston, Texas 77032               San Francisco, California 94107-1719
        Telephone: (281) 618-3428                  Telephone: (415) 978-0551
      E-mail: investors@eaglegl.com            E-mail: investors@circleintl.com
     Attention: Michael D. Slaughter             Attention: Investor Relations
      Vice President and Secretary


     In order to ensure timely delivery of these documents, you should make your request by September 11, 2000 if you are an EGL stockholder and by September 13, 2000 if you are a Circle stockholder.


     Neither EGL nor Circle has authorized anyone to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this joint proxy statement/prospectus or in the documents that EGL or Circle files publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this joint proxy statement/prospectus or in the documents that EGL or Circle files publicly with the SEC.

     If you live in a jurisdiction where it is unlawful to offer to exchange or sell, to ask for offers to exchange or buy, or to ask for proxies regarding the securities offered by this joint proxy statement/prospectus, or if you are a person to whom it is unlawful to direct those activities, the offer presented by this joint proxy statement/ prospectus is not extended to you.

     The information contained in this joint proxy statement/prospectus speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

     With respect to the information contained in this document, EGL has supplied the information concerning EGL and EGL Delaware, and Circle has supplied the information concerning Circle.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                                   EGL, INC.,

                              EGL DELAWARE I, INC.

                                      AND

                        CIRCLE INTERNATIONAL GROUP, INC.

                            DATED AS OF JULY 2, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    ARTICLE 1

                                    THE MERGER
SECTION 1.1     The Merger..................................................   A-1
SECTION 1.2     The Closing.................................................   A-2
SECTION 1.3     Effective Time..............................................   A-2
SECTION 1.4     Plan of Reorganization......................................   A-2

                                    ARTICLE 2

                     ARTICLES OF INCORPORATION OF PARENT AND
                     CERTIFICATE OF INCORPORATION AND BYLAWS
                           OF THE SURVIVING CORPORATION
SECTION 2.1     Articles of Incorporation of Parent.........................   A-2
SECTION 2.2     Certificate of Incorporation of the Surviving Corporation...   A-2
SECTION 2.3     Bylaws of the Surviving Corporation.........................   A-2

                                    ARTICLE 3

                          DIRECTORS AND OFFICERS OF THE
                         SURVIVING CORPORATION AND PARENT
SECTION 3.1     Directors of Surviving Corporation..........................   A-2
SECTION 3.2     Officers of Surviving Corporation...........................   A-2
SECTION 3.3     Board of Directors of Parent................................   A-3

                                    ARTICLE 4

                        CONVERSION OF COMPANY COMMON STOCK
SECTION 4.1     Conversion of Company Stock.................................   A-3
SECTION 4.2     Exchange of Certificates Representing Company Common
                Stock.......................................................   A-4
SECTION 4.3     Adjustment of Exchange Ratio................................   A-5
SECTION 4.4     Rule 16b-3 Approval.........................................   A-5

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 5.1     Existence; Good Standing; Corporate Authority...............   A-6
SECTION 5.2     Authorization, Validity and Effect of Agreements............   A-6
SECTION 5.3     Capitalization..............................................   A-6
SECTION 5.4     Subsidiaries................................................   A-7
SECTION 5.5     No Violation of Law.........................................   A-7
SECTION 5.6     No Conflict.................................................   A-8
SECTION 5.7     SEC Documents...............................................   A-8
SECTION 5.8     Litigation; Decrees.........................................   A-9
SECTION 5.9     Absence of Certain Changes..................................   A-9
SECTION 5.10    Taxes.......................................................   A-9
SECTION 5.11    Employee Benefit Plans......................................  A-10
SECTION 5.12    Labor Matters...............................................  A-11
SECTION 5.13    Environmental Matters.......................................  A-12
SECTION 5.14    Intellectual Property.......................................  A-12
SECTION 5.15    Insurance...................................................  A-12
SECTION 5.16    Customs Broker and Other Licenses and Approvals.............  A-13
SECTION 5.17    No Brokers..................................................  A-14
SECTION 5.18    Opinion of Financial Advisor................................  A-14

SECTION 5.19    Parent Stock Ownership......................................  A-14
SECTION 5.20    Reorganization..............................................  A-14
SECTION 5.21    Pooling.....................................................  A-14
SECTION 5.22    Vote Required...............................................  A-14
SECTION 5.23    Certain Contracts...........................................  A-14
SECTION 5.24    Amendment to the Company Rights Agreement...................  A-14

                                    ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB
SECTION 6.1     Existence; Good Standing; Corporate Authority...............  A-15
SECTION 6.2     Authorization, Validity and Effect of Agreements............  A-15
SECTION 6.3     Capitalization..............................................  A-15
SECTION 6.4     Subsidiaries................................................  A-16
SECTION 6.5     No Violation of Law.........................................  A-16
SECTION 6.6     No Conflict.................................................  A-16
SECTION 6.7     SEC Documents...............................................  A-17
SECTION 6.8     Litigation; Decrees.........................................  A-17
SECTION 6.9     Absence of Certain Changes..................................  A-18
SECTION 6.10    Taxes.......................................................  A-18
SECTION 6.11    Employee Benefit Plans......................................  A-19
SECTION 6.12    Labor Matters...............................................  A-20
SECTION 6.13    Environmental Matters.......................................  A-20
SECTION 6.14    Intellectual Property.......................................  A-20
SECTION 6.15    Insurance...................................................  A-21
SECTION 6.16    Customs Broker and Other Licenses and Approvals.............  A-21
SECTION 6.17    No Brokers..................................................  A-21
SECTION 6.18    Opinion of Financial Advisor................................  A-22
SECTION 6.19    Company Stock Ownership.....................................  A-22
SECTION 6.20    Reorganization..............................................  A-22
SECTION 6.21    Pooling.....................................................  A-22
SECTION 6.22    Vote Required...............................................  A-22
SECTION 6.23    Certain Contracts...........................................  A-22

                                    ARTICLE 7

                                    COVENANTS
SECTION 7.1     Conduct of Company Businesses...............................  A-22
SECTION 7.2     Conduct of Parent Businesses................................  A-24
SECTION 7.3     No Solicitation by the Company..............................  A-25
SECTION 7.4     No Solicitation by Parent...................................  A-26
SECTION 7.5     Meetings of Stockholders....................................  A-27
SECTION 7.6     Filings; Commercially Reasonable Efforts....................  A-28
SECTION 7.7     Inspection..................................................  A-29
SECTION 7.8     Publicity...................................................  A-29
SECTION 7.9     Registration Statement......................................  A-30
SECTION 7.10    Listing Application.........................................  A-30
SECTION 7.11    Letters of Accountants......................................  A-30
SECTION 7.12    Agreements of Rule 145 Affiliates...........................  A-31
SECTION 7.13    Expenses....................................................  A-31
SECTION 7.14    Indemnification and Insurance...............................  A-31
SECTION 7.15    Certain Benefits............................................  A-32

SECTION 7.16    Reorganization; Pooling.....................................  A-33
SECTION 7.17    Rights Agreement............................................  A-33
SECTION 7.18    Agreement with Employees....................................  A-33

                                    ARTICLE 8

                                    CONDITIONS
SECTION 8.1     Conditions to Each Party's Obligation to Effect the
                Merger......................................................  A-34
SECTION 8.2     Conditions to Obligation of the Company to Effect the
                Merger......................................................  A-34
SECTION 8.3     Conditions to Obligation of Parent and Merger Sub to Effect
                the Merger..................................................  A-35

                                    ARTICLE 9

                                   TERMINATION
SECTION 9.1     Termination by Mutual Consent...............................  A-36
SECTION 9.2     Termination by Parent or the Company........................  A-36
SECTION 9.3     Termination by the Company..................................  A-36
SECTION 9.4     Termination by Parent.......................................  A-37
SECTION 9.5     Effect of Termination.......................................  A-37
SECTION 9.6     Extension; Waiver...........................................  A-38

                                    ARTICLE 10

                                GENERAL PROVISIONS
SECTION 10.1    Nonsurvival of Representations, Warranties and Agreements...  A-38
SECTION 10.2    Notices.....................................................  A-38
SECTION 10.3    Assignment; Binding Effect; Benefit.........................  A-39
SECTION 10.4    Entire Agreement............................................  A-39
SECTION 10.5    Amendments..................................................  A-39
SECTION 10.6    Governing Law...............................................  A-39
SECTION 10.7    Counterparts................................................  A-39
SECTION 10.8    Headings....................................................  A-39
SECTION 10.9    Interpretation..............................................  A-39
SECTION 10.10   Waivers.....................................................  A-40
SECTION 10.11   Incorporation of Disclosure Letters.........................  A-40
SECTION 10.12   Severability................................................  A-40
SECTION 10.13   Enforcement of Agreement....................................  A-40
SECTION 10.14   Obligation of Parent........................................  A-40

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 2, 2000 is among EGL, Inc., a Texas corporation ("Parent"), EGL Delaware I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and Circle International Group, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, Parent and the Company have each determined to engage in a strategic business combination with the other;

     WHEREAS, in order to effect the business combination of Parent and the Company, the parties hereto desire to merge Merger Sub with and into the Company (the "Merger"), with the Company surviving as a direct, wholly owned subsidiary of Parent, pursuant to which each share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") will be converted into the right to receive one share of common stock, par value $.001 per share, of Parent (the "Parent Common Stock");

     WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company have determined the Merger, in the manner contemplated herein, to be desirable and in the best interests of their respective corporations, shareholders and stockholders, and to be consistent with, and in furtherance of, their respective business strategies and goals, and by resolutions duly adopted, have approved and adopted this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under U.S. generally accepted accounting principles;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and the Company are executing and delivering (i) a Stock Option Agreement dated the date hereof pursuant to which Parent has granted to the Company an option to purchase a certain number of shares of Parent Common Stock, and (ii) a Stock Option Agreement dated the date hereof pursuant to which the Company has granted to Parent an option to purchase a certain number of shares of Company Common Stock (such Stock Option Agreements being collectively referred to herein as the "Stock Option Agreements"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement,
(i) certain affiliates of the Company are entering into a Stockholder Agreement with Parent providing for, among other things, the voting of shares of Company Common Stock owned by such affiliates, and (ii) an affiliate of Parent is entering into a Stockholder Agreement with the Company providing for, among other things, the voting of shares of Parent Common Stock owned by such affiliate (such Stockholder Agreements being collectively referred to herein as the "Stockholder Agreements");

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified herein and in the Delaware General Corporation Law (the "DGCL").

     SECTION 1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled of the conditions set forth in Article 8 shall be fulfilled or, to the extent permitted by applicable law, waived in accordance herewith, or (b) at such other time, date or place as Parent and the Company may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 1.3 Effective Time. If all the conditions to the Merger set forth in Article 8 shall have been fulfilled or, to the extent permitted by applicable law, waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, Parent, Merger Sub and the Company shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time that the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the "Effective Time").

     SECTION 1.4 Plan of Reorganization. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury regulations.

                                   ARTICLE 2

                    ARTICLES OF INCORPORATION OF PARENT AND
                    CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

     SECTION 2.1 Articles of Incorporation of Parent. Subject to the approval by the holders of outstanding shares of Parent Common Stock as and to the extent required by the Texas Business Corporation Act and Parent's Articles of Incorporation and Bylaws, as of the Effective Time the authorized shares of Parent Common Stock shall be increased to 200,000,000 shares of Parent Common Stock.

     SECTION 2.2 Certificate of Incorporation of the Surviving Corporation. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

     SECTION 2.3 Bylaws of the Surviving Corporation. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                   ARTICLE 3

                         DIRECTORS AND OFFICERS OF THE
                        SURVIVING CORPORATION AND PARENT

     SECTION 3.1 Directors of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     SECTION 3.2 Officers of Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

     SECTION 3.3 Board of Directors of Parent. Parent will take such action as may be necessary to cause as of the Effective Time the election or appointment of Peter Gibert as a director of Parent.

                                   ARTICLE 4

                       CONVERSION OF COMPANY COMMON STOCK

     SECTION 4.1  Conversion of Company Stock.

     (a) At the Effective Time, each share of common stock, par value $.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

     (b) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) held in the Company's treasury or (ii) owned by Parent, Merger Sub or any other wholly owned Subsidiary (as defined in Section 10.9) of Parent or the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one validly issued, fully paid and nonassessable share of Parent Common Stock (the "Exchange Ratio").

     (c) As a result of the Merger and without any action on the part of the holder thereof, each share of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive, without interest, a certificate representing shares of Parent Common Stock and cash for fractional shares of Parent Common Stock in accordance with Sections 4.2(b) and 4.2(e) upon the surrender of such Certificate.

     (d) Each share of Company Common Stock issued and held in the Company's treasury, and each share of Company Common Stock owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent or the Company shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no stock of Parent or other consideration shall be delivered in exchange therefor.

     (e) (i) At the Effective Time, all options (individually, a "Company Option" and collectively, the "Company Options") then outstanding under the Company's 1982 Stock Option Plan, 1990 Stock Option Plan, Stock Option Plan for Non-Employee Directors, 1994 Omnibus Equity Incentive Plan, as amended by Amendment No. 1 thereto, 1995 Stock Option Plan for Non-Employee Directors, Employee Stock Purchase Plan, Singapore Employee Stock Purchase Plan, Sharesave Scheme 2000, 1999 Stock Option Plan, 2000 Stock Option Plan and 2000 Stock Option Plan for Non-Employee Directors (collectively, the "Company Stock Option Plans") shall remain outstanding following the Effective Time. At the Effective Time, the Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder of any Company Option, be assumed by Parent in such manner that Parent (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to any Company Option, would be such a corporation were
Section 424 of the Code applicable to such option. Each Company Option assumed by Parent shall, solely to the extent provided by the Company Stock Option Plans and the option agreements entered into pursuant thereto, be accelerated and fully vested and exercisable as of the Effective Time and shall otherwise be subject to the same terms and conditions as under the applicable Company Stock Option Plan and the applicable option agreement entered into pursuant thereto, except that (i) each Company Option shall be exercisable for that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time would be converted under Section 4.1(b), (ii) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded upward to the nearest full cent), and (iii) notwithstanding clause (i) and (ii) of this sentence, with respect to the Employee Stock Purchase Plan, the Singapore Employee Stock Purchase Plan and the Sharesave Scheme 2000, the adjustment to the option price shall reflect the application of the Exchange Ratio to the option price in effect at the beginning of the purchase period.

     (ii) Parent shall take all corporate action necessary to reserve for issuance a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of the Company Options assumed by Parent pursuant to this Section 4.1(e). From and after the date of this Agreement, no additional options shall be granted by the Company or its Subsidiaries under the Company Stock Option Plans or otherwise, except as provided in Section 7.1(f), and no action shall be taken by the Company or its Subsidiaries to provide for the acceleration of the exercisability of any Company Options in connection with the Merger other than as required under the terms of the Company Options and the Company Stock Option Plans. Promptly following the Effective Time, Parent shall file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 (as defined in Section 7.9)) covering all shares of Parent Common Stock to be issued upon exercise of Company Options and shall cause such registration statement to remain effective for as long as there are outstanding any Company Options.

     SECTION 4.2  Exchange of Certificates Representing Company Common Stock.

     (a) At or immediately following the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent, which shall be Parent's transfer agent for the Parent Common Stock or such other party reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 4, certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 and delivered pursuant to this Section 4.2 in exchange for outstanding shares of Company Common Stock.

     (b) Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Certificates (other than to holders of Company Common Stock that, pursuant to Section 4.1(d), are canceled without payment of any consideration therefor): (i) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Parent Common Stock and (B) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid with respect to the shares to be issued upon exchange of any Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

     (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the presented Certificates shall be canceled and exchanged for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person who is a Rule 145 Affiliate (as defined in Section 7.12) shall not be exchanged until Parent has received a written agreement from such person as provided in Section 7.12.

     (e) No fractional shares of Parent Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to Section 4.1(b), cash adjustments will be paid to holders in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the average of the per share closing prices of the Parent Common Stock as reported in the New York City edition of The Wall Street Journal (or, if not reported thereby, another authoritative source) for securities traded on the Nasdaq National Market for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to Parent. Any former stockholders of the Company who have not theretofore complied with this Article 4 shall thereafter look only to Parent for delivery of their shares of Parent Common Stock and cash in lieu of fractional shares and for unpaid dividends and distributions on the shares of Parent Common Stock deliverable to such former stockholder pursuant to this Agreement.

     (g) None of Parent, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided in Section 4.2(c), deliverable in respect thereof pursuant to this Agreement.

     SECTION 4.3 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of Company Common Stock or Parent changes the number of shares of Parent Common Stock, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Exchange Ratio and other items dependent thereon shall be appropriately adjusted.

     SECTION 4.4 Rule 16b-3 Approval. Parent and the Company each agree that its Board of Directors shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3

("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the transactions contemplated by Section 4.1 hereof and any other dispositions of Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) in the case of the Company is a director or officer of the Company and (b) in the case of Parent is, or at the Effective Time will become, a director or officer of Parent.

                                   ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure letter delivered to Parent concurrently with the execution hereof (the "Company Disclosure Letter"), the Company represents and warrants to Parent that:

     SECTION 5.1 Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 10.9). The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted, except where the failure to possess such power and authority does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Company's certificate of incorporation and bylaws previously made available to Parent are true and correct and contain all amendments as of the date hereof.

     SECTION 5.2 Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement, the Stock Option Agreements, the Stockholder Agreement to which it is a party and all other agreements and documents contemplated hereby and thereby. The consummation by the Company of the transactions contemplated hereby and by the Stock Option Agreements has been duly authorized by all requisite corporate action on behalf of the Company, other than the approvals referred to in Section
5.22. This Agreement, the Stockholder Agreement to which it is a party and the Stock Option Agreements constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (the "Enforceability Exceptions"). The Company has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to the Merger, this Agreement, the Stock Option Agreements, the Stockholder Agreements and the transactions contemplated hereby and thereby. No other U.S. or State takeover or business combination statute to which the Company or any of its Subsidiaries is subject applies or purports to apply to the Merger, this Agreement, the Stock Option Agreements, the Stockholder Agreements or the transactions contemplated hereby or thereby. There is no foreign takeover or business combination statute that applies or purports to apply to the Company or any of its Subsidiaries which would require any filing or the taking of any other action by the Company or its Subsidiaries as a result of the execution or delivery of this Agreement, the Stock Option Agreements, the Stockholder Agreements or the transactions contemplated hereby or thereby and which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect if such filing was not made or such action was not taken.

     SECTION 5.3 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share, of the Company (the "Company Preferred Stock"), and as of June 23, 2000, there were 17,645,417 shares of Company Common Stock issued and outstanding and 1,456,683 shares of Company Common Stock issuable upon exercise of outstanding Company Options and no shares of Company Preferred Stock issued and outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. One right to purchase

Series A Junior Participating Preferred Stock (each, a "Company Right") issued pursuant to the Rights Agreement, dated as of October 24, 1994 (the "Company Rights Agreement"), as amended, between the Company and Chemical Trust Company of California is associated with and attached to each outstanding share of Company Common Stock. As of the date of this Agreement, except as set forth in this Section 5.3 or in the Stock Option Agreements and except for any shares of Company Common Stock issued pursuant to Company Options outstanding as of June 23, 2000 or thereafter granted as permitted by this Agreement, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     SECTION 5.4 Subsidiaries. Each of the Company's Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing (where applicable) does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances ("Liens"), except such Liens as do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries own any shares of capital stock or other ownership interests in any corporation, partnership, limited liability company or other entity, except for shares of capital stock or other ownership interests in the Company's Subsidiaries.

     SECTION 5.5 No Violation of Law. Neither the Company nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation, U.S. or foreign, to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject (including, without limitation, those (a) applicable to indirect cargo carriers under the Federal Aviation Act, (b) adopted or promulgated by the Surface Transportation Board, including, without limitation, regulations applicable to motor carrier operations and truck brokerage operations, (c) safety regulations applicable to interstate motor carrier operations or indirect cargo carriers that have been prescribed by the Department of Transportation, (d) adopted or promulgated by the Federal Maritime Commission (the "FMC") and/or those otherwise relating to Non-Vessel Operating Common Carriers (as defined herein), (e) adopted or promulgated by the Customs Service of the Department of the Treasury ("Customs") and/or those otherwise relating to customs brokers, (f) adopted or promulgated by the Bureau of Alcohol, Tobacco and Firearms relating to the storage and transportation of certain commodities, (g) adopted or promulgated by the Department of Justice relating to the storage and transportation of gambling devices, (h) adopted or promulgated by the International Air Transport Association (the "IATA"), (i) adopted or promulgated by the Interstate Commerce Commission and (j) state or foreign laws, ordinances, governmental rules or regulations comparable to the foregoing (collectively, the "Specified Governmental Regulations")), except (1) as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (2) as pertains to laws, ordinances, governmental rules or regulations, U.S. or foreign, relating to taxes paid or payable by the Company or any of its Subsidiaries or with respect to any of their respective properties or assets, which matters are addressed in Section 5.10 hereof. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure so to hold does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The

Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no investigation by any governmental authority with respect to the Company or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 5.6  No Conflict.

     (a) Neither the execution and delivery by the Company of this Agreement or the Stock Option Agreements nor the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will: (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of the Company; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit (including, without limitation, any Company Permit), lease, contract, agreement, joint venture, sponsor agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except for such matters described in clause (ii) or (iii) as do not and are not likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) Neither the execution and delivery by the Company of this Agreement or the Stock Option Agreements or the Stockholder Agreement to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, U.S. or foreign (including, without limitation, under the Specified Governmental Regulations), other than (i) the filings provided for in Article 1 and (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any applicable non-U.S. competition, antitrust or premerger notification laws or regulations ("Non-U.S. Antitrust Laws"), the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities and "Blue Sky" laws ((i) and
(ii) collectively, the "Regulatory Filings"), and (iii) listing on the Nasdaq National Market of the Company Common Stock to be issued upon exercise of the option granted to Parent pursuant to the applicable Stock Option Agreement.

     SECTION 5.7 SEC Documents. The Company has made available to Parent each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by the Company with the SEC since December 31, 1999, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). As of their respective dates, the Company Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated income statements, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as reflected in such financial statements, including all notes thereto, and except for liabilities incurred in connection with this Agreement, the Stock Option Agreements or the transactions contemplated hereby or thereby, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than (i) liabilities and obligations arising in the ordinary course of business since the date of such financial statements and (ii) liabilities or obligations which do not have and would not reasonably be expected to have, individually or in the aggregate (together with those described in clause (i)), a Company Material Adverse Effect. As of December 31, 1999 and as of May 31, 2000, the intercompany suspense amounts (the difference between the intercompany payables and receivables) in the Company's accounting records represent in process transactions that will be completed in a subsequent accounting period. The Company has established reserves which management believes are appropriate to properly record the intercompany balance to its net realizable amount in all material respects.

     SECTION 5.8 Litigation; Decrees. There are no actions, suits or proceedings pending against the Company or any of its Subsidiaries or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against the Company or any of its Subsidiaries that have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except for such matters as do not and are not likely to have a Company Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against the Company or any Subsidiary of the Company that continues to be in effect that affects the ownership or operation of any of their respective assets, and (ii) no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against the Company or any Subsidiary of the Company.

     SECTION 5.9 Absence of Certain Changes. From March 31, 2000 through the date of this Agreement there has not been (i) any event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) any material change by the Company in its accounting methods, principles or practices or its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, except dividends on the Company Common Stock at a rate of not more than $0.135 per share per semiannual payment, or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     SECTION 5.10  Taxes.

     (a) Each of the Company, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it for all periods ended through the date hereof, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (b) (i) The federal income tax returns of the Company and each of its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) except to the extent being contested in good faith, all deficiencies asserted in writing as a result of such examinations and any other examinations of the Company and its Subsidiaries by any taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the Company Reports, except for deficiencies that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) except as adequately provided for in the Company Reports, no material federal, state, local or foreign income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state, local or foreign income or franchise taxes regarding the Company or any of its Subsidiaries, and no material deficiency for any such income or franchise taxes has been asserted or assessed in writing pursuant to such examination against the Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority with respect to any period; (iv) as of the date hereof, neither the Company nor any of its Subsidiaries has granted in writing any requests, agreements, consents or waivers (that remain in effect) to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of the Company or any of its Subsidiaries; and (v) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or similar agreement (other than agreements between the Company and its Subsidiaries).

     (c) Neither the Company nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any other taxing authority any material closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign income tax law that relates to the assets or operations of the Company or any of its Subsidiaries that would require payment of taxes after the Closing Date.

     (d) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

     (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

     SECTION 5.11 Employee Benefit Plans. For purposes of this Section 5.11, all references to the "Company" shall be deemed to refer to the Company and any trade or business, whether or not incorporated, that together with the Company would be (or, during the six years prior to the date of this Agreement, has been) deemed or treated as a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 414. Schedule 5.11 of the Company Disclosure Letter contains a list of all employee benefit plans and other benefit arrangements, including any stock purchase, stock option, pension, profit-sharing, retirement, bonus, deferred compensation, incentive compensation, commission, severance or termination pay, hospitalization, medical, dental, disability, life or other insurance, or supplemental unemployment benefits plan, policy, contract, practice or other arrangement, whether or not subject to ERISA or U.S. based and whether written or oral, that is, or within the six year period preceding the date hereof has been, sponsored, maintained or contributed to or required to be contributed to by the Company for the purpose of providing service- or employment-related compensation or benefits to any current or former officer, director, employee, retiree or independent contractor of the Company or members of their respective families (other than directors' and officers' liability policies), whether or not insured, including, without limitation, benefits that are required to be provided under applicable law (the

"Company Benefit Plans"). True and complete copies of the Company Benefit Plans and, if applicable, the most recent Form 5500, IRS determination letter, actuarial report, summary plan description, trust or other funding agreement and annual report for each such plan have been made available to Parent. The Company has no commitment or obligation to establish or adopt any new or additional plans or other arrangements that would constitute Company Benefit Plans if adopted, or to increase materially the benefits under any existing Company Benefit Plan. All applicable reporting and disclosure requirements have been met with respect to the Company Benefit Plans except for any noncompliance that does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the extent applicable, the Company Benefit Plans comply, and have been operated in compliance, in all material respects, with the requirements of all applicable laws, rules and regulations, including, without limitation, ERISA and the Code and the requirements of any applicable jurisdiction. With respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code (i) such plan has received a determination letter from the IRS stating that it is so qualified and, to the Company's knowledge, no event has occurred since the date of such letter that would adversely affect such determination or (ii) the remedial amendment period under Code Section 401(b) for such plan has not expired. The Company Benefit Plans have been maintained and operated, in all material respects, in accordance with their terms. To the Company's knowledge, there are no pending or anticipated claims against or otherwise involving any Company Benefit Plan and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material contributions required to be made as of the date hereof to the Company Benefit Plans have been made. Neither the Company nor any Company Benefit Plan provides for medical, life insurance or health benefits or other welfare benefits after a Company employee's termination of employment (including retirement) except for continuation coverage required pursuant to Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder or coverage mandated by applicable law outside the U. S., and the Company has not represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Company Benefit Plan is a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code. With respect to each Company Benefit Plan, the present value of accrued benefits under such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits or, to the extent the amount by which the present value of the accrued benefits exceeds the current value of plan assets, the financial statements of the Company and its Subsidiaries made available to Parent fairly reflect such liabilities in the aggregate. To the Company's knowledge, no prohibited transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any excise tax or other liability under the Code or ERISA. The Company does not contribute to, and has no obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA or any "employee pension benefit plan," as defined in Section 3(2) of ERISA, that is subject to the funding requirements of Title IV of ERISA or Section 412 of the Code. The Company has no actual or contingent obligation to make any payments that would be "excess parachute payments" under Section 280G of the Code. Neither the execution of this Agreement nor the performance of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any policy, arrangement, agreement or benefit plan, or any trust or loan, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or other compensation or obligations to fund benefits with respect to any employee or former employee of the Company.

     SECTION 5.12 Labor Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement with a labor union or labor organization, U.S. or foreign, and (ii) to the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

     SECTION 5.13 Environmental Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a) there are not any past or present conditions or circumstances relating to any substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substance Pollution Contingency Plan, 40 C.F.R. sec. 300.5, or defined as such by, or regulated as such under, any Environmental Law (as defined below) ("Hazardous Material") that interfere with the conduct of the business of the Company and each of its Subsidiaries in the manner now conducted or which interfere with compliance with any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation related to pollution or protection of human health or the environment ("Environmental Law");

          (b) there are not any past or present conditions or circumstances at, or arising out of, any current or former businesses, assets or properties of the Company or any Subsidiary of the Company, including but not limited to on-site or off-site disposal or release of any Hazardous Materials, which would reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation, disposal or corrective action ("Cleanup") under any Environmental Law, (ii) any fines or penalties or
     (iii) claims arising for personal injury, property damage or damage to natural resources;

          (c) neither the Company nor any of its Subsidiaries has (i) given or received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the Cleanup of any Hazardous Materials;

          (d) neither the Company nor any of its Subsidiaries have transported or arranged for the transportation (directly or indirectly) of any Hazardous Materials to any location which is listed or proposed for listing on the nationwide priorities list established under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar state list or to any location to which the transportation (directly or indirectly) of any Hazardous Materials violates any Environmental Law of any foreign state or jurisdiction; and

          (e) no oral or written notification of a release (as defined in 42 U.S.C. sec. 9601) of a Hazardous Materials has been filed by or on behalf of the Company or any of its Subsidiaries, and no property now or previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the nationwide priorities list established promulgated pursuant to CERCLA.

     SECTION 5.14 Intellectual Property. The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there are no pending proceedings challenging the validity of any of the foregoing which have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The conduct of the Company's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way which has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company's knowledge, there is no material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries which has or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 5.15 Insurance. The Company and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts which are appropriate for the businesses of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all premiums due and payable under all such policies and bonds have been paid, (b) the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and (c) the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 5.16  Customs Broker and Other Licenses and Approvals.

     (a) The Company and each of its Subsidiaries that is engaged in the Customs Business (as defined below) is a duly licensed Customs Broker (as defined below), and holds a valid permit in each location where it conducts Customs Business, under 19 U.S.C. sec. 1641 and applicable Customs regulations. Such licenses and permits are in full force and effect and have not been surrendered, suspended or revoked by operation of law or otherwise. The Company and each of its Subsidiaries that is engaged in the Customs Business maintains a licensed officer required under 19 C.F.R. sec. 111.11(c) in support of its corporate license and employs a licensed person in each Customs broker district as required under 19 C.F.R. sec. 111.19.

     (b) The Company and each of its Subsidiaries that is engaged in the Customs Business has complied in all respects with 19 U.S.C. sec. 1641 and 19 C.F.R.
Part III.

     (c) The Company and each separately incorporated branch office where the Company acts as an Ocean Freight Forwarder (as defined below) or a Non-Vessel Operating Common Carrier (as defined below) is duly licensed as an Ocean Transportation Intermediary (as defined below) by the FMC and is in full compliance with all laws and regulations applicable to Ocean Transportation Intermediaries. Such licenses are in full force and effect and have not been surrendered, suspended or revoked by operation of law or otherwise.

     (d) The Company and each of its Subsidiaries that is engaged in the Customs Business or as an Air Freight Forwarder (as defined below) or Ocean Transportation Intermediary is in compliance with the laws and regulations administered by Customs, the United States Department of Commerce, and the FMC. There are no claims pending against, or to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, by Customs, the United States Department of Commerce, or the FMC for duties, taxes, fees, penalties or liquidated damages in excess of $10,000 each or $300,000 in the aggregate.

     (e) The Company and each of its Subsidiaries that is engaged in the Customs Business or as an Air Freight Forwarder or Ocean Transportation Intermediary is not the subject of any investigation, audit, debarment, denial order, charging letter, or license revocation or suspension proceeding by Customs, the United States Department of Commerce, or the FMC.

     (f) "Customs Business" means those activities involving transactions with Customs concerning the entry and admissibility of merchandise, its classification and valuation, the payment of duties, taxes, or other charges assessed or collected by Customs upon merchandise by reason of its importation, or the refund, rebate, or drawback thereof, as well as the preparation of documents or forms in any format and the electronic transmission of documents, invoices, bills, or parts thereof, intended to be filed with Customs in furtherance of such activities, whether or not signed or filed by the preparer, or activities relating to such preparation. "Customs Broker" means any person granted a customs broker's license by the Secretary of the Treasury.

     (g) "Ocean Transportation Intermediary" means an Ocean Freight Forwarder or a Non-Vessel Operating Common Carrier. "Ocean Freight Forwarder" means a person that: (1) in the United States, dispatches shipments from the United States via a common carrier and books or otherwise arranges space for those shipments on behalf of shippers; and (2) processes the documentation or performs related activities incident to those shipments. "Non-Vessel Operating Common Carrier" means a common carrier that does not operate the vessels by which the ocean transportation is provided, and is a shipper in its relationship with an ocean common carrier.

     (h) "Air Freight Forwarder" means a person that dispatches shipments from the United States via an air carrier and books or otherwise arranges space for those shipments on behalf of shippers or acts as a shipper and processes the documentation or performs related activities incident to those shipments.

     SECTION 5.17 No Brokers. The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.

     SECTION 5.18 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

     SECTION 5.19 Parent Stock Ownership. Neither the Company nor any of its Subsidiaries owns any shares of capital stock of Parent or any other securities convertible into or otherwise exercisable to acquire capital stock of Parent.

     SECTION 5.20 Reorganization. Neither the Company nor any of its Subsidiaries has taken or failed to take any action, as a result of which the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code (and comparable provisions of applicable state or local laws).

     SECTION 5.21 Pooling. Neither the Company nor any of its Subsidiaries or Rule 145 Affiliates has taken or failed to take any action, as a result of which the Merger would not qualify as a "pooling of interests" for financial accounting purposes.

     SECTION 5.22 Vote Required. The only vote of the holders of any class or series of Company capital stock necessary to approve any transaction contemplated by this Agreement is the affirmative vote in favor of approval and adoption of the Merger and this Agreement and the transactions contemplated hereby by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

     SECTION 5.23 Certain Contracts. Neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), except as set forth in the Company Reports, or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current business of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, is conducted.

     SECTION 5.24 Amendment to the Company Rights Agreement. The Company has amended or taken other action under the Company Rights Agreement so that none of the execution and delivery of this Agreement, the Stock Option Agreements or the Stockholder Agreements, or the conversion of shares of Company Common Stock into the right to receive shares of Parent Common Stock in accordance with Article 4 of this Agreement, the issuance of shares of Company Common Stock upon exercise of the option granted to Parent pursuant to the applicable Stock Option Agreement, and the consummation of the Merger or any other transactions contemplated hereby or by the Stock Option Agreement or the Stockholder Agreements, will cause (i) the Company Rights to become exercisable under the Company Rights Agreement, (ii) Parent or any of its shareholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement),
(iii) any such event to be an event described in Sections 11(a)(ii) or 13 of the Company Rights Agreement or (iv) the "Shares Acquisition Date" or the "Distribution Date" (each as defined in the Company Rights Agreement) to occur upon any such event, and so that the Company Rights will expire immediately prior to the Effective Time. The Company has delivered to Parent a true and complete copy of the Company Rights Agreement, as amended to date.

                                   ARTICLE 6

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

     Except as set forth in the disclosure letter delivered to the Company concurrently with the execution hereof (the "Parent Disclosure Letter"), Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

     SECTION 6.1 Existence; Good Standing; Corporate Authority. Parent and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Parent is duly qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined in Section 10.9). Parent has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted, except where the failure to possess such power and authority does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The copies of Parent's articles of incorporation and bylaws previously made available to the Company are true and correct and contain all amendments as of the date hereof.

     SECTION 6.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, the Stock Option Agreements, the Stockholder Agreement to which it is a party and all other agreements and documents contemplated hereby and thereby. The consummation by each of Parent and Merger Sub of the transactions contemplated hereby and by the Stock Option Agreements has been duly authorized by all requisite corporate action on behalf of the Company, other than the approvals referred to in Section 6.22. This Agreement, the Stockholder Agreement to which it is a party and the Stock Option Agreements constitute the valid and legally binding obligations of each of Parent and Merger Sub to the extent it is a party, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. Parent has taken all action necessary to render the restrictions set forth in Part Thirteen of the Texas Business Corporation Act inapplicable to the Merger, this Agreement, the Stock Option Agreements, the Stockholder Agreements and the transactions contemplated hereby and thereby. No other U.S. or State takeover or business combination statute to which Parent or any of its Subsidiaries is subject applies or purports to apply to the Merger, this Agreement, the Stock Option Agreements, the Stockholder Agreements or the transactions contemplated hereby or thereby. There is no foreign takeover or business combination statute that applies or purports to apply to Parent or any of its Subsidiaries which would require any filing or the taking of any other action by Parent or its Subsidiaries as a result of the execution or delivery of this Agreement, the Stock Option Agreements, the Stockholder Agreements or the transactions contemplated hereby or thereby and which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect if such filing was not made or such action was not taken.

     SECTION 6.3 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share, of Parent ("Parent Preferred Stock"), and as of June 23, 2000, there were 28,573,881 shares of Parent Common Stock issued and outstanding and 4,638,547 shares of Parent Common Stock issuable upon exercise of outstanding Parent options and no shares of Parent Preferred Stock issued and outstanding. All such issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Parent Common Stock to be issued pursuant to the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. As of the date of this Agreement, except as set forth in this Section 6.3 or in the Stock Option Agreements and except for any shares of Parent Common Stock issued pursuant to Parent options outstanding as of June 23, 2000 or thereafter granted as permitted by this Agreement, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commit-ments which obligate Parent or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Parent or any of its Subsidiaries. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter.

     SECTION 6.4  Subsidiaries.

     (a) Each of Parent's Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing (where applicable) does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all Liens, except such Liens as do not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries own any shares of capital stock or other ownership interests in any corporation, partnership, limited liability company or other entity, except for shares of capital stock or other ownership interests in Parent's Subsidiaries.

     (b) All of the outstanding shares of capital stock of Merger Sub are owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

     SECTION 6.5 No Violation of Law. Neither Parent nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation, U.S. or foreign, to which Parent or any of its Subsidiaries or any of their respective properties or assets is subject (including, without limitation, the Specified Governmental Regulations), except (1) as does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, or (2) as pertains to laws, ordinances, governmental rules or regulations, U.S. or foreign, relating to taxes paid or payable by Parent or any of its Subsidiaries or with respect to any of their respective properties or assets, which matters are addressed in Section 6.10 hereof. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except where the failure so to hold does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent, no investigation by any governmental authority with respect to Parent or any of its Subsidiaries is pending or threatened, other than those the outcome of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 6.6  No Conflict.

     (a) Neither the execution and delivery by Parent or Merger Sub of this Agreement nor the execution and delivery by Parent of the Stock Option Agreements nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will: (i) conflict with or result in a breach of any provisions of the articles or certificate of incorporation or bylaws of Parent or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit (including, without limitation, any Parent Permit), lease, contract, agreement, joint venture, sponsor agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Parent or any of its Subsidiaries, except for such matters described in clause (ii) or (iii) as do not and are not likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) Neither the execution and delivery by Parent or Merger Sub of this Agreement nor the execution and delivery by Parent of the Stock Option Agreements or the Stockholder Agreement to which it is a party nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, U.S. or foreign (including, without limitation, under the Specified Governmental Regulations), other than Regulatory Filings and listing on the Nasdaq National Market of the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be issued upon exercise of the option granted to the Company pursuant to the applicable Stock Option Agreement.

     SECTION 6.7 SEC Documents. Parent has made available to the Company each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Parent with the SEC since September 30, 1999, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets of Parent included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income, cash flows and shareholders' equity of Parent included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders' equity, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as reflected in such financial statements, including all notes thereto, and except for liabilities incurred in connection with this Agreement, the Stock Option Agreements or the transactions contemplated hereby or thereby, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than (i) liabilities and obligations arising in the ordinary course of business since the date of such financial statements and
(ii) liabilities or obligations which do not have and would not reasonably be expected to have, individually or in the aggregate (together with those described in clause (i)), a Parent Material Adverse Effect.

     SECTION 6.8 Litigation; Decrees. There are no actions, suits or proceedings pending against Parent or any of its Subsidiaries or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, board, bureau, agency or instrumentality, that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Parent or any of its Subsidiaries that have had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except for such matters as do not and are not likely to have a Parent Material Adverse Effect, (i) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority has been issued or entered against Parent or any Subsidiary of the Parent that continues to be in effect that affects the ownership or operation of any of their respective assets, and
(ii) no
criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Parent or any Subsidiary of Parent.

     SECTION 6.9 Absence of Certain Changes. From March 31, 2000 through the date of this Agreement, there has not been (i) any event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (ii) any material change by Parent in its accounting methods, principles or practices or its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Parent or any redemption, purchase or other acquisition of any of its securities or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business.

     SECTION 6.10  Taxes.

     (a) Each of Parent, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis with appropriate governmental authorities all tax returns, statements, reports, declarations, estimates and forms required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all taxes required to be paid by it for all periods ended through the date hereof, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     (b) (i) The federal income tax returns of Parent and each of its Subsidiaries have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) except to the extent being contested in good faith, all deficiencies asserted in writing as a result of such examinations and any other examinations of Parent and its Subsidiaries by any taxing authority have been paid, fully settled or adequately provided for in the financial statements contained in the Parent Reports, except for deficiencies that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (iii) except as adequately provided for in the Parent Reports, no material federal, state, local or foreign income or franchise tax audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state, local or foreign income or franchise taxes regarding Parent or any of its Subsidiaries, and no material deficiency for any such income or franchise taxes has been asserted or assessed in writing pursuant to such examination against Parent or any of its Subsidiaries by any federal, state, local or foreign taxing authority with respect to any period; (iv) as of the date hereof, neither Parent nor any of its Subsidiaries has granted in writing any requests, agreements, consents or waivers (that remain in effect) to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of Parent or any of its Subsidiaries; and (v) neither Parent nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or similar agreement (other than agreements between Parent and its Subsidiaries).

     (c) Neither Parent nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any other taxing authority any material closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign income tax law that relates to the assets or operations of Parent or any of its Subsidiaries that would require payment of taxes after the Closing Date.

     (d) Neither Parent nor any of its Subsidiaries has made an election under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

     (e) Neither Parent nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     SECTION 6.11 Employee Benefit Plans. For purposes of this Section 6.11, all references to "Parent" shall be deemed to refer to Parent and any trade or business, whether or not incorporated, that together with Parent would be (or, during the six years prior to the date of this Agreement, has been) deemed or treated as a "single employer" within the meaning of Section 4001 of ERISA, or Code Section 414. Schedule 6.11 of the Parent Disclosure Letter contains a list of all employee benefit plans and other benefit arrangements, including any stock purchase, stock option, pension, profit-sharing, retirement, bonus, deferred compensation, incentive compensation, commission, severance or termination pay, hospitalization, medical, dental, disability, life or other insurance, or supplemental unemployment benefits plan, policy, contract, practice or other arrangement, whether or not subject to ERISA or U.S. based and whether written or oral, that is, or within the six year period preceding the date hereof has been, sponsored, maintained or contributed to or required to be contributed to by Parent for the purpose of providing service- or employment-related compensation or benefits to any current or former officer, director, employee, retiree or independent contractor of Parent or members of their respective families (other than directors' and officers' liability policies), whether or not insured, including, without limitation, benefits that are required to be provided under applicable law (the "Parent Benefit Plans"). True and complete copies of the Parent Benefit Plans and, if applicable, the most recent Form 5500, IRS determination letter, actuarial report, summary plan description, trust or other funding agreement and annual report for each such plan have been made available to the Company. Parent has no commitment or obligation to establish or adopt any new or additional plans or other arrangements that would constitute Parent Benefit Plans if adopted, or to increase materially the benefits under any existing Parent Benefit Plan. All applicable reporting and disclosure requirements have been met with respect to the Parent Benefit Plans except for any noncompliance that does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the extent applicable, the Parent Benefit Plans comply, and have been operated in compliance, in all material respects, with the requirements of all applicable laws, rules and regulations, including, without limitation, ERISA and the Code and the requirements of any applicable jurisdiction. With respect to any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code (i) such plan has received a determination letter from the IRS stating that it is so qualified and, to Parent's knowledge, no event has occurred since the date of such letter that would adversely affect such determination or (ii) the remedial amendment period under Code Section 401(b) for such plan has not expired. The Parent Benefit Plans have been maintained and operated, in all material respects, in accordance with their terms. To Parent's knowledge, there are no pending or anticipated claims against or otherwise involving any Parent Benefit Plan and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Benefit Plan activities) has been brought against or with respect to any such Parent Benefit Plan, except for any of the foregoing which does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All material contributions required to be made as of the date hereof to Parent Benefit Plans have been made. Neither Parent nor any Parent Benefit Plan provides for medical, life insurance or health benefits or other welfare benefits after a Parent employee's termination of employment (including retirement) except for continuation coverage required pursuant to
Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder or coverage mandated by applicable law outside the U.S., and Parent has not represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Parent Benefit Plan is a voluntary employee's beneficiary association within the meaning of Section 501(c)(9) of the Code. With respect to each Parent Benefit Plan, the present value of accrued benefits under such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits or, to the extent the amount by which the present value of accrued benefits exceeds the current value of plan assets, the financial statements of Parent and its Subsidiaries made available to the Company fairly reflect such liabilities in the aggregate. To the Parent's knowledge, no prohibited transaction has occurred with respect to any Parent Benefit Plan that would result in the imposition of any excise tax or other liability under the Code or ERISA. Parent does not contribute to, and has no obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a multiemployer plan within the meaning of
Section 3(37) of ERISA or any "employee pension benefit plan," as defined
Section 3(2) of ERISA, that is subject to the funding requirements of Title IV of ERISA or Section 412 of the Code. Parent has no actual or contingent obligation to make any payments that would be "excess parachute payments" under
Section 280G of the Code. Neither the execution of this Agreement nor the performance of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any policy, arrangement, agreement or benefit plan, or any trust or loan, that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or other compensation or obligations to fund benefits with respect to any employee or former employee of Parent.

     SECTION 6.12 Labor Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) neither Parent nor any of its Subsidiaries is a party to, or bound by any collective bargaining agreement, contract or other agreement with a labor union or labor organization, U.S. or foreign, and (ii) to Parent's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its Subsidiaries.

     SECTION 6.13 Environmental Matters. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

          (a) there are not any past or present conditions or circumstances relating to any Hazardous Material that interfere with the conduct of the business of Parent and each of its Subsidiaries in the manner now conducted or which interfere with compliance with any order of any court, governmental authority or arbitration board or tribunal, or any Environmental Law;

          (b) there are not any past or present conditions or circumstances at, or arising out of, any current or former businesses, assets or properties of Parent or any Subsidiary of Parent, including but not limited to on-site or off-site disposal or release of any Hazardous Material, which would reasonably be expected to give rise to: (i) liabilities or obligations for any Cleanup under any Environmental Law, (ii) any fines or penalties or
     (iii) claims arising for personal injury, property damage or damage to natural resources;

          (c) neither Parent nor any of its Subsidiaries has (i) given or received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the Cleanup of any Hazardous Materials;

          (d) neither Parent nor any of its Subsidiaries have transported or arranged for the transportation (directly or indirectly) of any Hazardous Materials to any location which is listed or proposed for listing on the nationwide priorities list established under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any similar state list or to any location to which the transportation (directly or indirectly) of any Hazardous Materials violates any Environmental Law of any foreign state or jurisdiction; and

          (e) no oral or written notification of a release (as defined in 42 U.S.C. sec. 9601) of a Hazardous Materials has been filed by or on behalf of Parent or any of its Subsidiaries, and no property now or previously owned or leased by Parent or any of its Subsidiaries is listed or proposed for listing on the nationwide priorities list established promulgated pursuant to CERCLA.

     SECTION 6.14 Intellectual Property. Parent and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no pending proceedings challenging the validity of any of the foregoing which have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The conduct of Parent's and its

Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way which has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To Parent's knowledge, there is no material infringement of any proprietary right owned by or licensed by or to Parent or any of its Subsidiaries which has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

     SECTION 6.15 Insurance. Parent and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts which are appropriate for the businesses of Parent and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) all premiums due and payable under all such policies and bonds have been paid, (b) Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds and (c) Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     SECTION 6.16  Customs Broker and Other Licenses and Approvals.

     (a) Parent and each of its Subsidiaries that is engaged in the Customs Business is a duly licensed Customs Broker, and holds a valid permit in each location where it conducts Customs Business, under 19 U.S.C. sec. 1641 and applicable Customs regulations. Such licenses and permits are in full force and effect and have not been surrendered, suspended or revoked by operation of law or otherwise. Parent and each of its Subsidiaries that is engaged in the Customs Business maintains a licensed officer required under 19 C.F.R. sec. 111.11(c) in support of its corporate license and employs a licensed person in each Customs broker district as required under 19 C.F.R. sec. 111.19.

     (b) Parent and each of its Subsidiaries that is engaged in the Customs Business has complied in all respects with 19 U.S.C. sec. 1641 and 19 C.F.R.
Part III.

     (c) Parent and each separately incorporated branch office where Parent acts as an Ocean Freight Forwarder or a Non-Vessel Operating Common Carrier is duly licensed as an Ocean Transportation Intermediary by the FMC and is in full compliance with all laws and regulations applicable to Ocean Transportation Intermediaries. Such licenses are in full force and effect and have not been surrendered, suspended or revoked by operation of law or otherwise.

     (d) Parent and each of its Subsidiaries that is engaged in the Customs Business or as an Air Freight Forwarder or Ocean Transportation Intermediary is in compliance with the laws and regulations administered by Customs, the United States Department of Commerce, and the FMC. There are no claims pending against, or to Parent's knowledge, threatened against or affecting Parent or any of its Subsidiaries, by Customs, the United States Department of Commerce, or the FMC for duties, taxes, fees, penalties or liquidated damages in excess of $10,000 each or $300,000 in the aggregate.

     (e) Parent and each of its Subsidiaries that is engaged in the Customs Business or as an Air Freight Forwarder or Ocean Transportation Intermediary is not the subject of any investigation, audit, debarment, denial order, charging letter, or license revocation or suspension proceeding by Customs, the United States Department of Commerce, or the FMC.

     SECTION 6.17 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company or Parent to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Donaldson, Lufkin & Jenrette Securities Corporation as its financial advisor, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

     SECTION 6.18 Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to Parent.

     SECTION 6.19 Company Stock Ownership. Neither Parent nor any of its Subsidiaries owns any shares of capital stock of the Company or any other securities convertible into or otherwise exercisable to acquire capital stock of the Company.

     SECTION 6.20 Reorganization. Neither Parent nor any of its Subsidiaries has taken or failed to take any action, as a result of which the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code (and comparable provisions of applicable state or local laws).

     SECTION 6.21 Pooling. Neither Parent nor any of its Subsidiaries or Rule 145 Affiliates has taken or failed to take any action, as a result of which the Merger would not qualify as a "pooling of interests" for financial accounting purposes.

     SECTION 6.22 Vote Required. The only vote of the holders of any class or series of Parent capital stock necessary to approve any transaction contemplated by this Agreement is (a) the affirmative vote of a majority of the total votes cast on such matter by the holders of shares of Parent Common Stock present in person or by proxy at the meeting to be held in accordance with Section 7.5 to approve the issuance of Parent Common Stock pursuant to the Merger, (b) the affirmative vote of the holders of at least a majority of the outstanding shares of Parent Common Stock entitled to vote thereon to approve the increase in the number of authorized shares of Parent Common Stock contemplated by this Agreement, and (c) the affirmative vote of the holders of at least a majority of shares of Parent Common Stock present or represented and entitled to vote at the meeting to be held in accordance with Section 7.5 to approve an increase in Parent Common Stock authorized for issuance pursuant to Parent's Long-Term Incentive Plan and the Employee Stock Purchase Plan.

     SECTION 6.23 Certain Contracts. Neither Parent nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), except as set forth in the Parent Reports, or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the current business of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, is conducted.

                                   ARTICLE 7

                                   COVENANTS

     SECTION 7.1 Conduct of Company Businesses. Prior to the Effective Time, except as set forth in the Company Disclosure Letter or as expressly contemplated by any other provision of this Agreement, the Stock Option Agreements or the Stockholder Agreement to which it is a party, unless Parent has consented in writing thereto, the Company:

          (a) shall, and shall use commercially reasonable efforts to cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) shall, and shall use its commercially reasonable efforts to cause each of its Subsidiaries to use its commercially reasonable efforts to, preserve intact their business organizations and goodwill, keep available the services of their officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) shall not amend its certificate of incorporation or bylaws;

          (d) shall promptly notify Parent of any material change in its condition (financial or otherwise) or business or any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (e) shall promptly deliver to Parent true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) except as provided in Section 7.18, shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or in connection with transactions permitted by Section 7.1(i), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except (A) automatic awards to non-employee directors pursuant to the 1995 Nonemployee Director Stock Option Plan of Parent, the 2000 Stock Option Plan for Non-Employee Directors of the Company and the 1999 Stock Option Plan for Non-Employee Directors of the Company and (B) grants of options to new employees consistent with past practice to purchase up to an aggregate of 5,000 shares of Company Common Stock, (iii) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof, (iv) increase any compensation, except as is consistent with past practice and in the ordinary course of business, or enter into or amend any employment agreement with any of its former, present or future employees, officers or directors, except with new employees consistent with past practice and in the ordinary course of business, or enter into or amend any employment agreement and, with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into or amend any employment agreement, (v) adopt any new employee benefit plan or arrangement (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan, including, without limitation, each of the Company Benefit Plans, in any material respect, except for changes which are less favorable to participants in such plans, or (vi) terminate any executive officer without cause or permit circumstances to exist that would give any executive officer a right to terminate employment if such termination would entitle the executive officer to receive enhanced separation payments upon consummation of the Merger;

          (g) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action, except for the declaration and payment of regular, semiannual dividends, consistent with past practice, not to exceed $0.135 per share of Company Common Stock per semiannual payment;

          (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material to the Company, individually or in the aggregate, except in the ordinary course of business or in connection with transactions with entities directly or indirectly wholly owned by the Company ("Company Intercompany Transactions");

          (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Company Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets or securities in each case for an aggregate consideration for all such acquisitions in excess of $500,000 (excluding acquisitions approved in writing by Parent);

          (j) except as may be required as a result of a change in law, generally accepted accounting principles or SEC rules and regulations, change any of the accounting principles or practices used by it;

          (k) shall, and shall use commercially reasonable efforts to cause any of its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material express or deemed election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except where such settlement or compromise will not materially and adversely affect it, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those expected to be employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law or except for such changes that are reasonably expected not to materially and adversely affect the Company and Subsidiaries taken as a whole;

          (m) shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for (A) Company Intercompany Transactions, (B) working capital under existing credit or commercial paper facilities in timing and amount in accordance with recent past practices, (C) refinancings of existing debt and (D) other immaterial borrowings that, in the case of (C) and (D), permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on its property or that of its Subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures in excess of 5% over the fiscal 2000 capital expenditures budget previously disclosed to Parent;

          (n) shall not purchase any shares of Parent Common Stock or Company Common Stock;

          (o) subject to Section 7.6, shall not take any action, or refuse to take any action reasonably requested by Parent, that is likely to delay materially (but in any event by more than 10 business days) or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body, U.S. or foreign, or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

          (p) during the period from the date of this Agreement through the Effective Time, shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party; and during such period shall use commercially reasonable efforts to enforce the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction; and

          (q) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

     SECTION 7.2 Conduct of Parent Businesses. Prior to the Effective Time, except as set forth in the Parent Disclosure Letter or as expressly contemplated by any other provision of this Agreement, the Stock Option Agreements or the Stockholder Agreement to which it is a party, unless the Company has consented in writing thereto, Parent:

          (a) shall, and shall use its commercially reasonable efforts to cause each of its Subsidiaries to use its commercially reasonable efforts to, preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (b) shall not amend its articles of incorporation or bylaws;

          (c) shall promptly notify the Company of any material change in its condition (financial or otherwise) or business or any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (d) shall promptly deliver to the Company true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (e) shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

          (f) except for any change of Parents' fiscal year or as may be required as a result of a change in law, generally accepted accounting principles or SEC rules and regulations, change any of the accounting principles or practices used by it;

          (g) shall, and shall cause any of its Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (h) shall not purchase any shares of Parent Common Stock or Company Common Stock;

          (i) subject to Section 7.6, shall not take any action, or refuse to take any action reasonably requested by the other party, that is likely to delay materially (but in any event by more than 10 business days) or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body, U.S. or foreign, or the expiration of any applicable waiting period required to consummate the transactions consummated by this Agreement; and

          (j) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

     SECTION 7.3  No Solicitation by the Company.

     (a) The Company agrees that (i) neither it nor any of its Subsidiaries shall, and shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries (the Company, its Subsidiaries and their officers, directors, employees, agents and representatives being the "Company Representatives")) to, or on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing material non-public information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to (A) any purchase of, or similar transaction involving, any of the assets of the Company or any of its Subsidiaries or any of the Company's voting securities if, as a result of such transaction or series of transactions, another person or group (or the stockholders of such person or group) would acquire 15% or more of the assets, net revenues or net income of the Company (including any ownership interest in any Subsidiary) on a consolidated basis or 10% or more of any class of capital stock of the Company, (B) any tender or exchange offer involving any of the Company's voting securities or (C) any merger, consolidation, dissolution, recapitalization, business combination or similar transaction involving the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as a "Company Acquisition Proposal") or cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a Company Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal; provided that nothing contained in this Agreement shall prevent the Company or the Company Representatives from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal, or (B) prior to the Company Cutoff Date, providing information (pursuant to a confidentiality agreement in reasonably customary form with terms relating to confidentiality at least as favorable to the Company as those set forth in the letter agreement dated June 22, 2000 from the Company to Parent (the "Company Confidentiality Agreement") and which does not contain terms that prevent the Company from complying with its obligations under this Section) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited written Company Acquisition Proposal with respect to all the outstanding capital stock of the Company or all or substantially all the assets of the Company that, in the good faith judgment of a committee composed solely of the outside directors of the Company, taking into account the likelihood of financing and all other legal, regulatory and other aspects of the proposal, and based on the written advice of a financial advisor of recognized national reputation, a copy of which shall be provided to Parent, is superior to the Merger (a "Company Superior Proposal"), if the Board of Directors of the Company, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 7.3(a), if the Company intends to participate in any such discussions or negotiations or provide any such information to any such third party, the Company shall give prompt prior oral and written notice to Parent of each such action. The Company will immediately notify Parent orally and in writing of any such requests for such information or the receipt of any Company Acquisition Proposal or any inquiry with respect to (including, without limitation, any inquiry as to the Company's willingness or ability to entertain offers, proposals or engage in discussions or negotiations), or which could reasonably be expected to lead to, a Company Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and the material terms and conditions of any Company Acquisition Proposal. The Company will (i) keep Parent fully informed on a timely basis of the status (including any material changes or proposed changes to such terms and conditions or status) of any such requests, Company Acquisition Proposals or inquiries and (ii) provide Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material containing or relating to the terms and conditions of such Company Acquisition Proposal sent or provided to the Company from any third party in connection with any Company Acquisition Proposal or sent or provided by the Company to any third party in connection with any Company Acquisition Proposal. Any written notice under this Section 7.3 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 7.3 shall permit the Company to enter into any agreement with respect to a Company Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person or group that provides for, or in any way facilitates, a Company Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to the Company as the Company Confidentiality Agreement and which does not contain terms that prevent the Company from complying with its obligations under this Section.

     (d) For purposes hereof, the "Company Cutoff Date" means the date the condition set forth in Section 8.1(a)(i) is satisfied.

     (e) Notwithstanding anything in this Agreement to the contrary, in the event of any inconsistency between this Section 7.3 and the terms of paragraph 7 of the Company Confidentiality Agreement (as defined below), the terms of this
Section 7.3 shall control.

     SECTION 7.4  No Solicitation by Parent.

     (a) Parent agrees that (i) neither it nor any of its Subsidiaries shall, and shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries (Parent, its Subsidiaries and their officers, directors, employees, agents and representatives being the "Parent Representatives")) to, or on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing material non-public information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to (A) any purchase of, or similar transaction involving, any of the assets of Parent or any of its Subsidiaries or any of Parent's voting securities if, as a result of such transaction or series of transactions, another person or group (or the stockholders of such person or group) would acquire a majority of the assets, net revenues or net income of Parent (including any ownership interest in any Subsidiary) on a consolidated basis or a majority of the voting securities of Parent, (B) any tender or exchange offer involving a majority of Parent's voting securities or (C) any merger, consolidation, dissolution, recapitalization, business combination or similar transaction involving Parent or any of its Subsidiaries if, as a result of such transaction or series of transactions, the shareholders of Parent would not hold more than a majority of the voting securities of the surviving corporation or its ultimate parent (any such proposal or offer being hereinafter referred to as a "Parent Acquisition Proposal") or cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a Parent Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal; provided that nothing contained in this Agreement shall prevent Parent or the Parent Representatives from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Parent Acquisition Proposal, or (B) prior to the Parent Cutoff Date, providing information (pursuant to a confidentiality agreement in reasonably customary form with terms relating to confidentiality at least as favorable to the Parent as those set forth in the letter agreement dated June 22, 2000 from Parent to the Company (the "Parent Confidentiality Agreement" and collectively with the Company Confidentiality Agreement, the "Confidentiality Agreements") and which does not contain terms that prevent Parent from complying with its obligations under this Section) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited written Parent Acquisition Proposal with respect to all the outstanding capital stock of the Parent or all or substantially all the assets of the Parent that, in the good faith judgment of a committee composed solely of the outside directors of the Parent, taking into account the likelihood of financing and all other legal, regulatory and other aspects of the proposal, and based on the written opinion (with only customary qualifications) of a financial advisor of recognized national reputation, a copy of which shall be provided to the Company, is superior to the Merger (a "Parent Superior Proposal"), if the Board of Directors of Parent, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 7.4(a), if Parent intends to participate in any such discussions or negotiations or provide any such information to any such third party, Parent shall give prompt prior oral and written notice to the Company of each such action. Parent will immediately notify the Company orally and in writing of any such requests for such information or the receipt of any Parent Acquisition Proposal or any inquiry with respect to (including, without limitation, any inquiry as to Parent's willingness or ability to entertain offers, proposals or engage in discussions or negotiations), or which could reasonably be expected to lead to, a Parent Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Parent Acquisition Proposal, and the material terms and conditions of any Parent Acquisition Proposal. Parent will (i) keep the Company fully informed on a timely basis of the status (including any material changes or proposed changes to such terms and conditions or status) of any such requests, Parent Acquisition Proposals or inquiries and (ii) provide to the Company as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material containing or relating to the terms and conditions of such Parent Acquisition Proposal sent or provided to Parent from any third party in connection with any Parent Acquisition Proposal or sent or provided by Parent to any third party in connection with any Parent Acquisition Proposal. Any written notice under this Section 7.4 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 7.4 shall permit Parent to enter into any agreement with respect to a Parent Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement, Parent shall not enter into any agreement with any person or group that provides for, or in any way facilitates, a Parent Acquisition Proposal, other than a confidentiality agreement in reasonably customary form with terms at least as favorable to the Parent as the Parent Confidentiality Agreement and which does not contain terms that prevent Parent from complying with its obligations under this Section.

     (d) For purposes hereof, the "Parent Cutoff Date" means the date the condition set forth in Section 8.1(a)(ii) is satisfied.

     SECTION 7.5  Meetings of Stockholders.

     (a) Each of Parent and the Company will take all action necessary in accordance with applicable law and its articles or certificate of incorporation and bylaws to convene a meeting of its shareholders or stockholders as promptly as practicable to consider and vote upon (i) in the case of Parent, (A) the approval of the issuance of the shares of Parent Common Stock pursuant to the Merger contemplated hereby and (B) at the discretion of the Parent, amendments to Parent's articles of incorporation and stock plans described in Section 6.22 and
(ii) in the case of the Company, the approval and adoption of this Agreement and the approval of the Merger. The Company and Parent shall coordinate and cooperate with respect to the timing of such meetings and shall use their commercially reasonable efforts to cause such meetings to occur on the same day. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, (A) the Company shall submit this Agreement and the Merger to its stockholders whether or not the Board of Directors of the Company withdraws, modifies or changes its recommendation and declaration regarding such matter and (B) Parent shall submit the issuance of the shares of Parent Common Stock pursuant to the Merger contemplated hereby to its shareholders whether or not the Board of Directors of Parent withdraws, modifies or changes its recommendation and declaration regarding such matter.

     (b) Each of the Company and Parent, through its Boards of Directors, shall recommend approval of such matters in Section 7.5(a)(i)(A) and Section 7.5(a)(ii) and use its best efforts to solicit from its stockholders proxies in favor of such matters; provided, however, that the Board of Directors of Parent or the Board of Directors of the Company may at any time prior to the Company Cut-Off Date or the Parent Cut-Off Date upon five business days' prior written notice to the Company or Parent, respectively, withdraw, modify or change any recommendation and declaration regarding such matters or recommend and declare advisable any Company Superior Proposal or Parent Superior Proposed, as the case may be, if in the good faith opinion of a committee of such Board of Directors composed solely of outside directors after consultation with its outside legal counsel the failure to so withdraw, modify or change its recommendation and declaration or to so recommend and declare advisable any Company Superior Proposal or Parent Superior Proposal, as the case may be, would be reasonably likely to be inconsistent with its fiduciary obligations.

     SECTION 7.6 Filings; Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, the Company and Parent shall:

          (a) promptly (but in not more than 20 business days from the date hereof) make their respective filings under the HSR Act and Non-U.S. Antitrust Laws to be made pursuant to Section 8.1(b) of this Agreement with respect to the Merger and thereafter shall promptly make any other required submissions under the HSR Act and Non-U.S. Antitrust Laws;

          (b) use their commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby, including, but not limited to, filings required by Specified Governmental Regulations; and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations without causing a Parent Material Adverse Effect or a Company Material Adverse Effect;

          (c) promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that party from any governmental or regulatory authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any such governmental or regulatory authority;

          (d) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental or regulatory authority, gives the other party the opportunity to attend and participate thereat;

          (e) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their respective affiliates and representatives, on the one hand, and any government or regulatory authority, or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby;

          (f) furnish the other party with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws; and

          (g) use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by Parent, the Company or any of their respective Subsidiaries to consummate the Merger or other transactions contemplated in this Agreement, the Company shall not, without Parent's prior written consent, recommend, suggest or commit to any divestiture of assets or businesses of the Company and its Subsidiaries.

          (h) Nothing in this Agreement shall require Parent to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the Company's assets or limits on the Company's freedom of action with respect to any of its businesses, whether prior to or after the Effective Time, or to agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger relating to the HSR Act, Non-US Antitrust Laws or other antitrust, competition or premerger notification or trade regulation law, regulation of order.

     SECTION 7.7 Inspection. From the date hereof to the Effective Time, each of the Company and Parent shall allow all designated officers, attorneys, accountants and other representatives of Parent or the Company, as the case may be, access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Parent and the Company and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 7.7 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Parent and the Company agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 7.7 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.7 shall be governed by the Confidentiality Agreements.

     SECTION 7.8 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     SECTION 7.9  Registration Statement.

     (a) Each of Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the shares of Parent Common Stock issuable pursuant to the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders of Parent and of the stockholders of the Company in connection with the transactions contemplated by this Agreement (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use its commercially reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the SEC as promptly as practicable. Parent shall use its commercially reasonable efforts to obtain, prior to the effective date of the Form S-4, all necessary foreign, state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     (b) Each of Parent and the Company will use its commercially reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to its stockholders as promptly as practicable after the date hereof.

     (c) Each of Parent and the Company agrees to ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Parent and of the Company, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective,
(i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     SECTION 7.10 Listing Application. Parent shall promptly prepare and submit to the Nasdaq National Market a listing application covering the shares of Parent Common Stock issuable pursuant to the Merger, and shall use its commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Parent Common Stock, subject to official notice of issuance.

     SECTION 7.11  Letters of Accountants.

     (a) The Company shall use its commercially reasonable efforts to cause to be delivered to Parent "comfort" letters of Deloitte & Touche LLP, the Company's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Parent with regard to certain financial information regarding the Company included in the Form S-4, in form reasonably satisfactory to Parent and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) Parent shall use its commercially reasonable efforts to cause to be delivered to the Company "comfort" letters of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to the Company, with regard to certain financial information regarding Parent included in the Form S-4, in form reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 7.12 Agreements of Rule 145 Affiliates. Prior to the Effective Time, the Company and Parent shall each cause to be prepared and delivered to the other a list identifying all persons who, at the time of the meetings of stockholders and shareholders pursuant to Section 7.5, the Company or Parent, as the case may be, believes may be deemed to be "affiliates" of the Company or Parent, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). Parent shall be entitled to place restrictive legends on any shares of Parent Common Stock received by such Rule 145 Affiliates pursuant to the Merger. The Company shall use its commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. The Company and Parent shall each use its best efforts to cause each person who is identified as a Rule 145 Affiliate in such list, to sign as soon as possible after the date hereof, but in any event on or prior to the thirtieth day prior to the Effective Time a written agreement, in the form to be approved by the Company and Parent that such party will not sell or in any other way reduce such party's risk relative to any shares of Parent Common Stock or Company Common Stock (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 (or any successor thereto) issued by the SEC.

     SECTION 7.13 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except
(a) that all expenses incurred in connection with the printing and mailing of the Proxy Statement/Prospectus and the Form S-4, as well as the filing fees related thereto, shall be shared equally by the Company, on the one hand, and Parent, on the other hand, and (b) as expressly provided herein or as otherwise agreed in writing by the parties.

     SECTION 7.14  Indemnification and Insurance.

     (a) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company (or any Subsidiary or division thereof) and each person who served at the request of the Company as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent and the Surviving Corporation shall pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent and the Surviving Corporation, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and upon receipt of any undertaking required by applicable law, and (ii) Parent and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further that Parent and the Surviving Corporation shall not be obligated pursuant to this Section
7.14 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

     (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any Action, in the certificate of incorporation and bylaws of the Company and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Action pending or asserted within such period shall continue until the disposition or resolution of such Action.

     (c) For a period of six years after the Effective Time, Parent and the Surviving Corporation shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who now are, or at any time prior to the date hereof were, covered by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided that Parent and the Surviving Corporation shall not be required to pay annual premiums in excess of 250% of the last annual premium paid by the Company prior to the date hereof (the amount of which premium is set forth in the Company Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

     (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under the DGCL or otherwise. The provisions of this Section 7.14 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

     (e) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.14.

     SECTION 7.15  Certain Benefits.

     (a) At the Effective Time, Parent will cause the Surviving Corporation and its Subsidiaries to continue the employment of all of the employees of the Company and its Subsidiaries initially at the same salaries and wages of such employees immediately prior to the Effective Time. Nothing in this Agreement shall be considered a contract between Parent, the Surviving Corporation, its Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee, and the Surviving Corporation and its Subsidiaries will have the right, in their discretion and subject to this Section 7.15, to alter the salaries, wages and terms of employment of such employees after the Effective Time.

     (b) With respect to each Affected Employee, Parent shall cause the Surviving Corporation to deem the period of employment with the Company and its Subsidiaries to have been employment and service with Parent for purposes of determining the Affected Employee's eligibility to join and vesting (but not benefit accrual) under all employee benefit plans, programs, policies or similar employment related arrangements to the extent service with Parent is recognized thereunder. Parent shall waive, and to the extent necessary to effect the terms hereof, shall use its best efforts to cause the relevant insurance carriers and other third parties to waive, any restrictions and limitations for medical conditions existing as of the Effective Time of those Affected Employees and their dependents who were covered immediately prior to the Effective Time under a group health plan maintained by the Company, but only to the extent that such medical condition would be covered by Parent's or the Surviving Corporation's group health plan if it were not a pre-existing condition and only to the extent that such limitations would not have applied under the Company's group health plan prior to the Effective Time. Further, Parent shall cause the Surviving Corporation to offer at the Effective Time to each Affected Employee coverage under a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the year during which the Effective Time occurs, with any applicable expenses already incurred during such year under the Company's group health plan.

     (c) Effective on or before January 1, 2002, Parent agrees to extend to the employees of the Surviving Corporation and its Subsidiaries who are based in the United States eligibility for the employee benefit plans and programs available to similarly situated employees of Parent.

     (d) The Company shall, as promptly as practicable after the date hereof, use its best efforts to clarify or amend the Sharesave Scheme 2000 or take other actions requested by Parent so that, on and after the Effective Time, no shares of Company Common Stock will be issued or issuable under such scheme.

     SECTION 7.16  Reorganization; Pooling.

     (a) From and after the date hereof and until the Effective Time, none of Parent, the Company, or any of their respective Subsidiaries shall knowingly take any action, or fail to take any reasonable action, as a result of which the Merger would fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provisions of applicable state or local law) or enter into any contract, agreement, commitment or arrangement to take or fail to take any such action.

     (b) From and after the date hereof and until the Effective Time, none of the Company, Parent or any of their respective Subsidiaries shall knowingly take any action, or fail to take any reasonable action, that would prevent the treatment of the Merger as a "pooling of interests" for financial accounting purposes or enter into any contract, agreement, commitment or arrangement to take or fail to take any such action. Each of the parties shall use its commercially reasonable efforts to obtain the letter from its independent public accountant referred to in Sections 8.2(c) and 8.3(c).

     (c) Following the Effective Time, neither Parent nor any of its Subsidiaries shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code (and any comparable provisions of applicable state or local law).

     SECTION 7.17 Rights Agreement. Prior to the Effective Time, the Board of Directors of the Company shall take any action (including, if necessary, amending or terminating (but with respect to termination, only as of immediately prior to the Effective Time) the Rights Agreement) necessary so that none of the execution and delivery of this Agreement or the Stock Option Agreements, the Stockholder Agreements, the conversion of shares of Company Common Stock into the right to receive shares of Parent Common Stock in accordance with Article 4 of this Agreement, the issuance of Company Common Stock upon exercise of the option granted to Parent pursuant to the applicable Stock Option Agreement, the consummation of the Merger, or any other transaction contemplated hereby, by the Stock Option Agreements or by the Stockholder Agreements will cause (i) the Company Rights to become exercisable under the Company Rights Agreement, (ii) Parent or any of its shareholders or Subsidiaries to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement), (iii) any such event to be an event described in Section 11(a)(ii) or 13 of the Company Rights Agreement or
(iv) the "Shares Acquisition Date" or the "Distribution Date" (each as defined in the Company Rights Agreement) to occur upon any such event, and so that the Company Rights will expire immediately prior to the Effective Time. Neither the Board of Directors of the Company nor the Company shall take any other action to
(a) terminate the Company Rights Agreement, (b) redeem the Company Rights, (c) amend the Company Rights Agreement in a manner adverse to Parent, or (d) cause any person not to be or become an "Acquiring Person."

     SECTION 7.18 Agreement with Employees. Prior to the Effective Time, the Company shall use its best efforts to enter into employment agreements with key individuals identified by Parent. The employment agreements shall contain such terms and conditions, including non-competition covenants, as the Parent shall reasonably require, and shall become effective at the Effective Time.

                                   ARTICLE 8

                                   CONDITIONS

     SECTION 8.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) (i) This Agreement and the Merger shall have been adopted and approved by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon; and

          (ii) the issuance of shares of Parent Common Stock pursuant to the Merger shall have been approved by the affirmative vote of the holders of a majority of the total votes cast on such matter by holders of shares of Parent Common Stock.

          (b) The waiting period applicable to the consummation of the Merger shall have expired or been terminated under (i) the HSR Act and (ii) any Non-U.S. Antitrust Laws where the failure to observe any such mandatory waiting period referred to in this clause (ii) has or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or a Company Material Adverse Effect.

          (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger; provided, however, that prior to invoking this condition each party agrees to comply with Section 7.6, and with respect to other matters not covered by Section 7.6 to use its commercially reasonable efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority, U.S. or foreign, which prohibits or makes unlawful the consummation of the Merger.

          (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

          (e) The shares of Parent Common Stock to be issued pursuant to the Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

          (f) Other than the filing of the Certificate of Merger provided for under Article 1, all consents, approvals, authorizations of, or filings or registrations with and notices to any governmental or regulatory authority, U.S. or foreign, required of Parent on the one hand and the Company on the other hand, or any of their Subsidiaries, to consummate the Merger and the other transactions contemplated hereby shall have been made and obtained except for any consent, approval or authorization the failure of which to obtain and for any filing, registration or notice the failure of which to make do not have and would not reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect or a Company Material Adverse Effect.

          (g) There shall not be pending or threatened in writing any governmental claim, proceeding or action seeking to restrain or prohibit the consummation of the Merger and the other transactions contemplated hereby.

     SECTION 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable law, waiver) at or prior to the Closing Date of the following conditions:

          (a) Parent shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, except for any such failure to perform as is both (1) inadvertent and for which Parent uses its best efforts to cure following the discovery of such failure to perform and (2) did not have and would not reasonably be expected to have, individually or in the aggregate with any other such failures, a Material Adverse Effect with respect to Parent or the Company, and the Company shall have received a certificate of Parent, executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all respects only as of the specified date), except as expressly contemplated by this Agreement and except for such breaches of representations and inaccuracies in warranties that do not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate of Parent, executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect. For purposes of this Section 8.2(b) only, in determining whether representations and warranties are true and correct in all respects, no effect shall be given to any exceptions or limitations contained in such representations and warranties relating to materiality or to a Parent Material Adverse Effect.

          (c) The Company shall have received from Deloitte & Touche LLP, the Company's independent public accountants, a letter, a copy of which shall be furnished to Parent, indicating that no conditions exist that would preclude the Company from being eligible to be a party to a "pooling of interests" relative to this transaction for financial accounting purposes.

          (d) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would reasonably be expected to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Parent Material Adverse Effect.

     SECTION 8.3 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment (or, to the extent permitted by applicable law, waiver) at or prior to the Closing Date of the following conditions:

          (a) The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, except for any such failure to perform as is both (1) inadvertent and for which the Company uses its best efforts to cure following the discovery of such failure to perform and (2) did not have and would not reasonably be expected to have, individually or in the aggregate with any other such failures, a Material Adverse Effect with respect to Parent or the Company, and Parent shall have received a certificate of the Company, executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all respects only as of the specified date), except as expressly contemplated by this Agreement and except for such breaches of representations and inaccuracies in warranties that do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Parent shall have received a certificate of the Company, executed on its behalf by its Chief Executive Officer, its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect. For purposes of this Section 8.3(b) only, in determining whether representations and warranties are true and correct in all respects, no effect shall be given to any exceptions or limitations contained in such representations and warranties relating to materiality or to a Company Material Adverse Effect.

          (c) Parent shall have received from PricewaterhouseCoopers LLP, Parent's independent public accountants, a letter, a copy of which shall be furnished to the Company, indicating that the Merger will be treated as a "pooling of interests" for financial accounting purposes.

          (d) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or would reasonably be expected to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Company Material Adverse Effect.

          (e) Parent shall have received from each Rule 145 Affiliate an agreement to the effect set forth in Section 7.12.

                                   ARTICLE 9

                                  TERMINATION

     SECTION 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

     SECTION 9.2 Termination by Parent or the Company. This Agreement may be terminated by action of the Board of Directors of Parent or of the Company if:

          (a) the Merger shall not have been consummated by February 15, 2001; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (b) the approval of the Company's stockholders required by Section 8.1(a)(i) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof;

          (c) the approval of Parent's shareholders required by Section 8.1(a)(ii) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof; or

          (d) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission, U.S. or foreign, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used its commercially reasonable efforts to remove such injunction, order or decree.

     SECTION 9.3 Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of the Company after consultation with its outside legal advisors, if:

          (a) (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Parent by the Company; provided, however, that the right to terminate this Agreement pursuant to Section 9.3(a) shall not be available to the Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) or 8.3(b) would not be satisfied; or

          (b) the Board of Directors of Parent shall have withdrawn or materially modified, in a manner adverse to the Company, its approval or recommendation of the issuance of shares of Parent Common Stock pursuant to the Merger or recommended a Parent Acquisition Proposal, or resolved to do so.

     SECTION 9.4 Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of Parent after consultation with its outside legal advisors, if:

          (a) (i) there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to the Company by Parent; provided, however, that the right to terminate this Agreement pursuant to Section 9.4(a) shall not be available to Parent if Parent or Merger Sub, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.2(a) or 8.2(b) would not be satisfied; or

          (b) the Board of Directors of the Company shall have withdrawn or materially modified, in a manner adverse to Parent, its approval or recommendation of the Merger or recommended a Company Acquisition Proposal, or resolved to do so.

     SECTION 9.5  Effect of Termination.

     (a) If this Agreement is terminated

          (i) by the Company or Parent pursuant to Section 9.2(b) [failure to obtain Company stockholders approval], after the public announcement of a Company Acquisition Proposal (whether or not the Company Acquisition Proposal is still pending or has been consummated); or

          (ii) by Parent pursuant to Section 9.4(b) [withdrawal of Company recommendation to stockholders], after the public announcement or receipt by the Company's Board of Directors of a Company Acquisition Proposal (whether or not the Company Acquisition Proposal is still pending or has been consummated);

then the Company shall pay Parent a fee of $16 million (subject to reduction pursuant to Section 7 of the applicable Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by Parent.

     (b) If this Agreement is terminated

          (i) by the Company or Parent pursuant to Section 9.2(c) [failure to obtain Parent shareholder approval], after the public announcement of a Parent Acquisition Proposal (whether or not the Parent Acquisition Proposal is still pending or has been consummated); or

          (ii) by the Company pursuant to Section 9.3(b) [withdrawal of Parent recommendation to shareholders], after the public announcement or receipt by Parent's Board of Directors of a Parent Acquisition Proposal (whether or not the Parent Acquisition Proposal is still pending or has been consummated);

then Parent shall pay the Company a fee of $16 million (subject to reduction pursuant to Section 7 of the applicable Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by the Company.

     (c) If this Agreement is terminated by the Company or Parent pursuant to
Section 9.2(b) other than in circumstances covered by Section 9.5(a), then the Company shall pay Parent a fee of $3 million to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by the Company or Parent pursuant to Section 9.2(c), other than in circumstances covered by Section 9.5(b), then Parent shall pay the Company a fee of $3 million to reimburse it for its costs and expenses incurred in connection with this transaction.

     (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.5 and Section 7.13 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.12,

10.13 and 10.14, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement. The Confidentiality Agreements shall survive any termination of this Agreement prior to the Effective Time, and the provisions of the Confidentiality Agreements shall apply to all information and material delivered by any party hereunder.

     SECTION 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     SECTION 10.1  Nonsurvival of Representations, Warranties and
Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Articles 2, 3 and 4 and in Sections 7.12, 7.13, 7.14, 7.15 and 7.16 and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger.

     SECTION 10.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with confirmation of receipt or proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     (a) if to Parent or Merger Sub:

        James R. Crane
        President, Chief Executive Officer and
        Chairman of the Board of Directors
        EGL, Inc.
        15350 Vickery Drive
        Houston, Texas 77032
        Facsimile: (281) 618-3204

         with a copy to:

        Gene J. Oshman, Esq.
        Baker Botts L.L.P.
        One Shell Plaza
        910 Louisiana
        Houston, Texas 77002-4995
        Facsimile: (713) 229-1522

     (b) if to the Company:

        Peter Gibert
        Chairman and Chief Executive Officer
        Circle International Group, Inc.
        260 Townsend Street
        San Francisco, California 94107
        Facsimile: (415) 978-0773
         with a copy to:

        John F. Seegal, Esq.
        Orrick, Herrington & Sutcliffe LLP
        Old Federal Reserve Bank Building
        400 Sansome Street
        San Francisco, California 94111-3143
        Facsimile: (415) 773-5759

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered or three business days after so mailed.

     SECTION 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 3.3, Article 4 and Sections 7.14 (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

     SECTION 10.4 Entire Agreement. This Agreement, the Stock Option Agreements, the Stockholder Agreements, the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. During the term of this Agreement, no party thereto shall terminate the Confidentiality Agreements.

     SECTION 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company or the shareholders of Parent, but after any such stockholder or shareholder approval, no amendment shall be made which by law requires the further approval of stockholders or shareholders without obtaining such further approval. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     SECTION 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     SECTION 10.9  Interpretation. In this Agreement:

          (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of the Company or Parent, as the case may be, shall mean the actual knowledge of its executive officers.

          (c) The phrase "Material Adverse Effect" with respect to Parent or the Company shall mean a material adverse effect on or change in (i) the business, assets, liabilities, condition (financial or otherwise) or results of operations of a party and its Subsidiaries on a consolidated basis, except for such changes or effects (A) in general economic, capital market, regulatory or political conditions or changes that affect generally the respective industries in which Parent and the Company conduct their operations, (B) as a result of the public announcement of the transactions contemplated by this Agreement or (C) in the market price for the Parent Common Stock or the Company Common Stock, as the case may be, or (ii) the ability of a party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Parent Material Adverse Effect" and "Company Material Adverse Effect" mean a Material Adverse Effect with respect to Parent and the Company, respectively.

          (d) The word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

     SECTION 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 10.11 Incorporation of Disclosure Letters. The Company Disclosure Letter and the Parent Disclosure Letter are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 10.14 Obligation of Parent. Whenever this Agreement requires Merger Sub (or its successors) to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action and a guarantee of the performance thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            EGL, INC.

                                            By:    /s/ ELIJIO V. SERRANO
                                              ----------------------------------
                                            Name: Elijio V. Serrano
                                               ---------------------------------
                                            Title: Chief Financial Officer
                                               ---------------------------------

                                            EGL DELAWARE I, INC.

                                            By:    /s/ ELIJIO V. SERRANO
                                              ----------------------------------
                                            Name: Elijio V. Serrano
                                               ---------------------------------
                                            Title: Chief Financial Officer
                                               ---------------------------------

                                            CIRCLE INTERNATIONAL GROUP, INC.

                                            By:      /s/ PETER GIBERT
                                              ----------------------------------
                                            Name: Peter Gibert
                                               ---------------------------------
                                            Title: Interim Chairman and
                                               ---------------------------------
                                                  Chief Executive Officer
                                            ------------------------------------

                                                                         ANNEX B

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                       THE RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT dated as of July 2, 2000 is by and between Circle International Group, Inc., a Delaware corporation ("Issuer"), and EGL, Inc., a Texas corporation ("Grantee").

                                    RECITALS

     The Grantee, the Issuer and EGL Delaware I, Inc., a Delaware corporation ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") pursuant to the Merger Agreement of Merger Sub with and into the Issuer, which shall be the surviving corporation.

     As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

     The Board of Directors of Issuer has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the Merger Agreement by the holders of common stock, par value $1.00 per share, of Issuer ("Issuer Common Stock").

     The Board of Directors of Grantee has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the Merger Agreement by its shareholders.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

     1. Capitalized Terms. Those capitalized terms used but not defined herein that are defined in the Merger Agreement are used herein with the same meanings as ascribed to them therein. Those capitalized terms used in this Agreement that are not defined in the Merger Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

     2. The Option.


     (a) Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option to purchase up to a number of shares of Issuer Common Stock, together with any shares theretofore issued pursuant to the Option, equal to 10.1% of the sum of (i) the number of shares of Issuer Common Stock issued and outstanding as of the Closing Date (as defined below) and (ii) the number of shares of Issuer Common Stock issuable as of the Closing Date pursuant to any options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Issuer to issue such shares (the "Option Shares"), at the Exercise Price.



     (b) Exercise Price. The exercise price (the "Exercise Price") per Option Share of the Option shall be the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of common stock, par value $.001 per share, of Grantee as reported on the Nasdaq National Market during the 20 consecutive trading days ending on (and including) the fifth trading day immediately prior to the Notice Date (as defined below) or, if such shares are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange
Act) on which such shares are traded as reported by a recognized source during such 20 trading day period.



     (c) Term. The Option shall be exercisable at any time and from time to time following the occurrence of an Exercise Event and shall remain in full force and effect until the earliest to occur of (i) the Effective

Time, (ii) April 15, 2001 and (iii) termination of the Merger Agreement in accordance with its terms unless the Issuer is obligated to pay the fee specified in Section 9.5 of the Merger Agreement in connection with such termination (the "Option Term"). If the Option is not theretofore exercised, the rights and obligations set forth in this Agreement shall terminate at the expiration of the Option Term. Issuer shall notify Grantee promptly in writing of the occurrence of any Exercise Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for an Exercise Event to have occurred.


     (d) Exercise of Option.


             (i) Grantee may exercise the Option, in whole or in part, at any time and from time to time during the Option Term. Notwithstanding the expiration of the Option Term, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the expiration of the Option Term.

             (ii) If Grantee wishes to exercise the Option, it shall send a written notice (an "Exercise Notice") (the date of which being herein referred to as the "Notice Date") to Issuer specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and a date (the "Closing Date") not earlier than three Business Days nor later than 15 Business Days from the Notice Date for the closing of the purchase and sale pursuant to the Option (the "Closing").

             (iii) If the Closing cannot be effected by reason of the application of any Law, Regulation or Order (including, without limitation, the HSR Act), the Closing Date shall be extended to the tenth Business Day following the expiration or termination of the restriction imposed by such Law, Regulation or Order. Without limiting the foregoing, if prior notification to, or Authorization of, any Governmental Authority is required in connection with the purchase of such Option Shares by virtue of the application of such Law, Regulation or Order, Grantee and, if applicable, Issuer shall promptly file the required notice or application for Authorization and Grantee, with the cooperation of Issuer, shall expeditiously process the same.

             (iv) Issuer shall at all times maintain, free from preemptive rights, a sufficient number of authorized shares of Issuer Common Stock (and other securities issuable pursuant hereto) so that the Option may be exercised without additional authorization of Issuer Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock (or such other securities).


     (e) Payment and Delivery of Certificates.


             (i) At each Closing, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased on such Closing Date.

             (ii) At each Closing, simultaneously with the delivery of immediately available funds as provided above, Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and Grantee shall deliver to Issuer its written agreement that Grantee will not offer to sell or otherwise dispose of such Option Shares in violation of applicable Law or the provisions of this Agreement.


     (f) Certificates. Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:


         THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 2, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF

         WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST
         THEREFOR.

     A new certificate or certificates evidencing the same number of shares of Issuer Common Stock will be issued to Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.


          (g) Each Option Share purchased pursuant to the Option shall also include rights with terms substantially the same as and at least as favorable to Grantee as those share purchase rights or similar securities that have been issued to other holders of Issuer Common Stock.


          3. Adjustment Upon Changes in Capitalization, Etc.


          (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.



          (b) To the extent any of the provisions of this Agreement apply to the Exercise Price, they shall be deemed to refer to the Exercise Price as adjusted pursuant to this Section 3.


          4. Repurchase at the Option of Grantee.


          (a) At the request of Grantee made at any time and from time to time after the occurrence of an Exercise Event and prior to 120 days after the expiration of the Option Term, Issuer (or any successor thereto) shall, at the election of Grantee (the "Put Right"), repurchase from Grantee (i) that portion of the Option relating to all or any part of the Unexercised Option Shares (or as to which portion the Option has been exercised but the Closing has not occurred) and (ii) all or any portion of the shares of Issuer Common Stock purchased by Grantee pursuant hereto and with respect to which Grantee then has ownership. The date on which Grantee exercises its rights under this Section 4 is referred to as the "Put Date." Subject to Section 7 hereof, such repurchase shall be at an aggregate price (the "Put Consideration") equal to the sum of:


             (i) the aggregate Exercise Price paid by Grantee for any Option Shares which Grantee owns and as to which Grantee is exercising the Put Right; plus

             (ii) (x) the excess, if any, of the Applicable Price over the Exercise Price paid by Grantee for each Option Share as to which Grantee is exercising the Put Right multiplied by (y) the number of such shares; plus

             (iii) (x) the excess, if any, of (1) the Applicable Price over (2) the Exercise Price multiplied by (y) the number of Unexercised Option Shares as to which Grantee is exercising the Put Right.


          (b) If Grantee exercises its rights under this Section 4, Issuer shall, within five Business Days after the Put Date, pay the Put Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option or portion of the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder. Grantee shall warrant to Issuer that, immediately prior to the repurchase thereof pursuant to this Section 4, Grantee had sole record and Beneficial Ownership of the Option or such shares, or both, as the case may be, and that the Option or such shares, or both, as the case may be, were then held free and clear of all Liens.

          (c) If the Option has been exercised, in whole or in part, as to any Option Shares subject to the Put Right but the Closing thereunder has not occurred, the payment of the Put Consideration shall, to that extent, render such exercise null and void.



          (d) Notwithstanding any provision to the contrary in this Agreement, Grantee may not exercise its rights pursuant to this Section 4 in a manner that would result in Total Profit of more than the Profit Cap; provided, however, that nothing in this sentence shall limit Grantee's ability to exercise the Option for the applicable number of Option Shares in accordance with its terms.


          5. Registration Rights.


          (a) Issuer shall, if requested by Grantee at any time and from time to time during the Registration Period, as expeditiously as practicable, prepare, file and cause to be made effective up to two registration statements under the Securities Act if such registration is required in order to permit the offering, sale and delivery of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including, at the sole discretion of Issuer, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. For purposes of determining whether two requests have been made under this Section 5, only requests relating to a registration statement that has become effective under the Securities Act and maintained effective for at least 180 days or such shorter period required to permit Grantee to dispose of all shares covered thereby (excluding any shares covered by an over-allotment option) in the manner contemplated therein shall be counted.



          (b) The Registration Expenses shall be for the account of Issuer; provided, however, that Issuer shall not be required to pay any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of Grantee unless Grantee agrees to forfeit its right to request one registration.



          (c) Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the Registration Period Issuer shall propose to register under the Securities Act the offering, sale and delivery of Issuer Common Stock for cash for its own account or for any other stockholder of Issuer pursuant to a firm underwriting, it shall, in addition to Issuer's other obligations under this Section 5, allow Grantee the right to participate in such registration provided that Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises Issuer in writing that in its opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, Issuer shall, after fully including therein all securities to be sold by Issuer, include the shares requested to be included therein by Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than Issuer.



          (d) In connection with any offering, sale and delivery of Issuer Common Stock pursuant to a registration statement effected pursuant to this
     Section 5, Issuer and Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

     6. First Refusal. Subject to the provisions of Section 4, at any time after the first occurrence of an Exercise Event and prior to the second anniversary of the first purchase of shares of Issuer Common Stock pursuant to the Option, if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option Shares or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted, in whole but not in part, within 20 Business Days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Issuer shall be settled within 10 Business Days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds. If Issuer shall fail or refuse to purchase all the shares or other securities covered by an Offeror's Notice, Grantee may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence shall not limit the rights Grantee may otherwise have if Issuer has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 6 shall not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 4.9% of the outstanding voting power of Issuer, (b) any disposition of Issuer Common Stock or other securities by a Person to whom Grantee has assigned its rights under the Option with the consent of Issuer, (c) any sale by means of a public offering registered under the Securities Act or
(d) any transfer to a wholly owned Subsidiary of Grantee which agrees in writing to be bound by the terms hereof; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of Issuer's Board of Directors.

     7. Profit Limitation.


     (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (ii) pay cash or other consideration to Issuer, (iii) reduce the amount of the fee payable to Grantee under Section 9.5 of the Merger Agreement or (iv) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.



     (b) Notwithstanding any other provision of this Agreement, this Stock Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit of more than the Profit Cap, and, if exercise of the Option otherwise would exceed the Profit Cap, Grantee, at its sole option, may increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the Option otherwise permitted by this Section 7(b) on any subsequent date at the Exercise Price set forth in Section 2(b) if such exercise would not then be restricted under this Section 7(b).


     8. Listing. If Issuer Common Stock or any other securities then subject to the Option are then listed on the Nasdaq National Market, Issuer, upon the occurrence of an Exercise Event, will promptly file an application to list on the Nasdaq National Market the shares of Issuer Common Stock or other securities then subject to the Option and will use all reasonable efforts to cause such listing application to be approved as promptly as practicable.

     9. Replacement of Agreement. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer, in replacement of this Agreement, will execute and deliver a new Agreement of like tenor and date.

          10. Representations and Warranties.

          (a) Representation and Warranty of Issuer; Authorized Stock. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have authorized and reserved for issuance Issuer Common Stock sufficient for Grantee to exercise the Option, and Issuer has taken all necessary corporate action to authorize and reserve for issuance all additional Issuer Common Stock or other securities which may be issued pursuant to Section 2 upon exercise of the Option. The Issuer Common Stock to be issued upon exercise of the Option, and all other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 2, upon issuance pursuant hereto, will be validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens.

          (b) Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, and the Option is not being, acquired by Grantee with a view to the public distribution thereof in violation of any federal or state securities laws. Neither the Option nor any of the Option Shares will be offered, sold, pledged or otherwise transferred except in compliance with, or pursuant to a valid exemption from, the registration requirements of the Securities Act.

          11. Miscellaneous.

          (a) Expenses. Except as otherwise provided in the Merger Agreement or as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Waiver and Amendment. Any provision of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such provision. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (c) Entire Agreement; No Third Party Beneficiary. This Agreement (i) (together with the Merger Agreement and the other documents and instruments referred to herein and therein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (d) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its rules of conflict of law.

          (f) Descriptive Headings. The descriptive headings contained herein are for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices and other communications required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) to the parties at the addresses, or if sent by electronic transmission to the telecopier numbers, set forth in Section 10.2 of the Merger Agreement.

          (h) Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be sold, assigned or otherwise disposed of or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except as otherwise provided herein and except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee; provided, however, that no such assignment shall have the effect of releasing Grantee from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (j) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

          (k) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

          (l) Presence at Meetings. For a period of 18 months from the date of exercise of the Option, so long as Grantee beneficially owns any Option Shares, Grantee agrees to be present, in person or represented by proxy, at all stockholder meetings of Issuer, so that all Option Shares beneficially owned by Grantee may be counted for the purpose of determining the presence of a quorum at such meetings.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                            CIRCLE INTERNATIONAL GROUP, INC.

                                            By:      /s/ PETER GIBERT
                                              ----------------------------------
                                            Name:  Peter Gibert
                                               ---------------------------------
                                            Title: Interim Chairman and Chief
                                                   Executive Officer
                                               ---------------------------------

                                            EGL, INC.

                                            By:    /s/ ELIJIO V. SERRANO
                                              ----------------------------------
                                            Name:  Elijio V. Serrano
                                               ---------------------------------
                                            Title: Chief Financial Officer
                                               ---------------------------------

                                                                         ANNEX A


                           SCHEDULE OF DEFINED TERMS

     The following terms when used in the Stock Option Agreement shall have the meanings set forth below unless the context shall otherwise require:

     "Agreement" shall mean this Stock Option Agreement.

     "Applicable Price" means the highest of (i) the highest purchase price per share paid pursuant to a third party's tender or exchange offer made for shares of Issuer Common Stock after the date hereof and on or prior to the Put Date,
(ii) the price per share to be paid by any third Person for shares of Issuer Common Stock pursuant to an agreement for a Business Combination Transaction entered into on or prior to the Put Date, and (iii) the Current Market Price. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm jointly selected by Grantee and Issuer, which determination shall be conclusive for all purposes of this Agreement.

     "Authorization" shall mean any and all permits, licenses, authorizations, orders certificates, registrations or other approvals granted by any Governmental Authority.

     "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

     "Business Combination Transaction" shall mean (i) a consolidation, exchange of shares or merger of Issuer with any Person, other than Grantee or one of its Subsidiaries, and, in the case of a merger, in which Issuer shall not be the continuing or surviving corporation, (ii) a merger of Issuer with a Person, other than Grantee or one of its Subsidiaries, in which Issuer shall be the continuing or surviving corporation but the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately before such merger shall after such merger represent less than 80% of the shares of common stock and common stock equivalents of Issuer outstanding immediately after the merger or (iii) a sale, lease or other transfer of all or substantially all the assets of Issuer to any Person, other than Grantee or one of its Subsidiaries.

     "Business Day" shall mean a day other than Saturday, Sunday or a federal holiday.

     "Closing" shall have the meaning ascribed to such term in Section 2 herein.

     "Closing Date" shall have the meaning ascribed to such term in Section 2 herein.

     "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

     "Current Market Price" shall mean, as of any date, the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of Issuer Common Stock as reported on the Nasdaq National Market during the 20 consecutive trading days ending on (and including) the fifth trading day immediately prior to such date or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source during such 20 trading day period.

     "Exercise Event" shall mean any of the events giving rise to the obligation of Issuer to pay the $16 million fee under Section 9.5 of the Merger Agreement.

     "Exercise Notice" shall have the meaning ascribed to such term in Section 2(d) herein.

     "Exercise Price" shall have the meaning ascribed to such term in Section 2 herein.

     "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

     "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state, and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

     "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

     "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of the date hereof between Grantee, Merger Sub and Issuer.

     "Notice Date" shall have the meaning ascribed to such term in Section 2 herein.

     "Notional Total Profit" shall mean, with respect to any number of Option Shares as to which Grantee may propose to exercise the Option, the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by Grantee and its Affiliates as of such date, were sold for cash at the closing market price for Issuer Common Stock as of the close of business on the preceding trading day and including all amounts theretofore received or concurrently being paid to Grantee pursuant to clauses (i), (ii) and (iii) of the definition of Total Profit.

     "Option" shall mean the option granted by Issuer to Grantee pursuant to
Section 2 herein.

     "Option Shares" shall have the meaning ascribed to such term in Section 2 herein.

     "Option Term" shall have the meaning ascribed to such term in Section 2 herein.

     "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local, of competent jurisdiction.

     "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     "Profit Cap" shall mean $16 million.

     "Put Consideration" shall have the meaning ascribed to such term in Section 4 herein.

     "Put Date" shall have the meaning ascribed to such term in Section 4 herein.

     "Put Right" shall have the meaning ascribed to such term in Section 4 herein.

     "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 5 herein and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions or brokers' fees in respect to shares to be sold by Grantee and the fees and disbursements of Grantee's counsel.

     "Registration Period" shall mean, subject to Section 5 hereof, the period of two years following the first exercise of the Option by Grantee.

     "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the NYSE.

     "Total Profit" shall mean the aggregate (before income taxes) of the following: (a) the aggregate amount of (i) all amounts received by Grantee or concurrently being paid to Grantee pursuant to Section 4 for the repurchase by Issuer of all or part of the unexercised portion of the Option, (ii) (A) the amounts received by Grantee or concurrently being paid to Grantee pursuant to
Section 4 for the repurchase by Issuer of all or part of the Option Shares owned by Grantee (or any other securities into which such Option Shares are converted or exchanged), less (B) Grantee's purchase price for such Option Shares, (iii)
(A) the amounts received by Grantee or concurrently being paid to Grantee pursuant to the arm's length sale of all or part of the Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, including sale made pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) Grantee's purchase price for such Option Shares and (iv) all amounts received by Grantee from Issuer or concurrently being paid to Grantee pursuant to Section 9.5 of the Merger Agreement; minus (b) the amount of any cash theretofore paid to Issuer pursuant to Section 7 plus the value of any Option Shares theretofore delivered to Issuer for cancellation pursuant to Section 7.

     "Unexercised Option Shares" shall mean, from and after the Exercise Date until the expiration of the Option Term, those Option Shares as to which the Option remains unexercised from time to time.

                                                                         ANNEX C

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                       THE RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT dated as of July 2, 2000 is by and between EGL, Inc., a Texas corporation ("Issuer"), and Circle International Group, Inc., a Delaware corporation ("Grantee").

                                    RECITALS

     The Grantee, the Issuer and EGL Delaware I, Inc., a Delaware corporation ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") pursuant to the Merger Agreement of Merger Sub with and into the Grantee, which shall be the surviving corporation.

     As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

     The Board of Directors of Issuer has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the Merger Agreement by the holders of common stock, par value $.001 per share, of Issuer ("Issuer Common Stock").

     The Board of Directors of Grantee has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the Merger Agreement by its shareholders.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

     1. Capitalized Terms. Those capitalized terms used but not defined herein that are defined in the Merger Agreement are used herein with the same meanings as ascribed to them therein. Those capitalized terms used in this Agreement that are not defined in the Merger Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

     2. The Option.

     (a) Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option to purchase up to a number of shares of Issuer Common Stock, together with any shares theretofore issued pursuant to the Option, equal to 10.1% of the sum of (i) the number of shares of Issuer Common Stock issued and outstanding as of the Closing Date (as defined below) and (ii) the number of shares of Issuer Common Stock issuable as of the Closing Date pursuant to any options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Issuer to issue such shares (the "Option Shares"), at the Exercise Price.

     (b) Exercise Price. The exercise price (the "Exercise Price") per Option Share of the Option shall be the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of common stock, par value $1.00 per share, of Grantee as reported on the Nasdaq National Market during the 20 consecutive trading days ending on (and including) the fifth trading day immediately prior to the Notice Date (as defined below) or, if such shares are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange
Act) on which such shares are traded as reported by a recognized source during such 20 trading day period.

          (c) Term. The Option shall be exercisable at any time and from time to time following the occurrence of an Exercise Event and shall remain in full force and effect until the earliest to occur of

     (i) the Effective Time, (ii) April 15, 2001 and (iii) termination of the Merger Agreement in accordance with its terms unless the Issuer is obligated to pay the fee specified in Section 9.5 of the Merger Agreement in connection with such termination (the "Option Term"). If the Option is not theretofore exercised, the rights and obligations set forth in this Agreement shall terminate at the expiration of the Option Term. Issuer shall notify Grantee promptly in writing of the occurrence of any Exercise Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for an Exercise Event to have occurred.

          (d) Exercise of Option.

             (i) Grantee may exercise the Option, in whole or in part, at any time and from time to time during the Option Term. Notwithstanding the expiration of the Option Term, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the expiration of the Option Term.

             (ii) If Grantee wishes to exercise the Option, it shall send a written notice (an "Exercise Notice") (the date of which being herein referred to as the "Notice Date") to Issuer specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and a date (the "Closing Date") not earlier than three Business Days nor later than 15 Business Days from the Notice Date for the closing of the purchase and sale pursuant to the Option (the "Closing").

             (iii) If the Closing cannot be effected by reason of the application of any Law, Regulation or Order (including, without limitation, the HSR Act), the Closing Date shall be extended to the tenth Business Day following the expiration or termination of the restriction imposed by such Law, Regulation or Order. Without limiting the foregoing, if prior notification to, or Authorization of, any Governmental Authority is required in connection with the purchase of such Option Shares by virtue of the application of such Law, Regulation or Order, Grantee and, if applicable, Issuer shall promptly file the required notice or application for Authorization and Grantee, with the cooperation of Issuer, shall expeditiously process the same.

             (iv) Issuer shall at all times maintain, free from preemptive rights, a sufficient number of authorized shares of Issuer Common Stock (and other securities issuable pursuant hereto) so that the Option may be exercised without additional authorization of Issuer Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock (or such other securities).

          (e) Payment and Delivery of Certificates.

             (i) At each Closing, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased on such Closing Date.

             (ii) At each Closing, simultaneously with the delivery of immediately available funds as provided above, Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and Grantee shall deliver to Issuer its written agreement that Grantee will not offer to sell or otherwise dispose of such Option Shares in violation of applicable Law or the provisions of this Agreement.

          (f) Certificates. Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

             THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 2, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT

        CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

     A new certificate or certificates evidencing the same number of shares of Issuer Common Stock will be issued to Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

        3. Adjustment Upon Changes in Capitalization, Etc.

          (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

          (b) To the extent any of the provisions of this Agreement apply to the Exercise Price, they shall be deemed to refer to the Exercise Price as adjusted pursuant to this Section 3.

        4. Repurchase at the Option of Grantee.

          (a) At the request of Grantee made at any time and from time to time after the occurrence of an Exercise Event and prior to 120 days after the expiration of the Option Term, Issuer (or any successor thereto) shall, at the election of Grantee (the "Put Right"), repurchase from Grantee (i) that portion of the Option relating to all or any part of the Unexercised Option Shares (or as to which portion the Option has been exercised but the Closing has not occurred) and (ii) all or any portion of the shares of Issuer Common Stock purchased by Grantee pursuant hereto and with respect to which Grantee then has ownership. The date on which Grantee exercises its rights under this Section 4 is referred to as the "Put Date." Subject to Section 7 hereof, such repurchase shall be at an aggregate price (the "Put Consideration") equal to the sum of:

             (i) the aggregate Exercise Price paid by Grantee for any Option Shares which Grantee owns and as to which Grantee is exercising the Put Right; plus

             (ii) (x) the excess, if any, of the Applicable Price over the Exercise Price paid by Grantee for each Option Share as to which Grantee is exercising the Put Right multiplied by (y) the number of such shares; plus

             (iii) (x) the excess, if any, of (1) the Applicable Price over (2) the Exercise Price multiplied by (y) the number of Unexercised Option Shares as to which Grantee is exercising the Put Right.

          (b) If Grantee exercises its rights under this Section 4, Issuer shall, within five Business Days after the Put Date, pay the Put Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option or portion of the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder. Grantee shall warrant to Issuer that, immediately prior to the repurchase thereof pursuant to this Section 4, Grantee had sole record and Beneficial Ownership of the Option or such shares, or both, as the case may be, and that the Option or such shares, or both, as the case may be, were then held free and clear of all Liens.

          (c) If the Option has been exercised, in whole or in part, as to any Option Shares subject to the Put Right but the Closing thereunder has not occurred, the payment of the Put Consideration shall, to that extent, render such exercise null and void.

          (d) Notwithstanding any provision to the contrary in this Agreement, Grantee may not exercise its rights pursuant to this Section 4 in a manner that would result in Total Profit of more than the Profit Cap; provided, however, that nothing in this sentence shall limit Grantee's ability to exercise the Option for the applicable number of Option Shares in accordance with its terms.

        5. Registration Rights.

          (a) Issuer shall, if requested by Grantee at any time and from time to time during the Registration Period, as expeditiously as practicable, prepare, file and cause to be made effective up to two registration statements under the Securities Act if such registration is required in order to permit the offering, sale and delivery of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including, at the sole discretion of Issuer, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. For purposes of determining whether two requests have been made under this Section 5, only requests relating to a registration statement that has become effective under the Securities Act and maintained effective for at least 180 days or such shorter period required to permit Grantee to dispose of all shares covered thereby (excluding any shares covered by an over-allotment option) in the manner contemplated therein shall be counted.

          (b) The Registration Expenses shall be for the account of Issuer; provided, however, that Issuer shall not be required to pay any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of Grantee unless Grantee agrees to forfeit its right to request one registration.

          (c) Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the Registration Period Issuer shall propose to register under the Securities Act the offering, sale and delivery of Issuer Common Stock for cash for its own account or for any other stockholder of Issuer pursuant to a firm underwriting, it shall, in addition to Issuer's other obligations under this Section 5, allow Grantee the right to participate in such registration provided that Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises Issuer in writing that in its opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, Issuer shall, after fully including therein all securities to be sold by Issuer, include the shares requested to be included therein by Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than Issuer.

          (d) In connection with any offering, sale and delivery of Issuer Common Stock pursuant to a registration statement effected pursuant to this
     Section 5, Issuer and Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

     6. First Refusal. Subject to the provisions of Section 4, at any time after the first occurrence of an Exercise Event and prior to the second anniversary of the first purchase of shares of Issuer Common Stock pursuant to the Option, if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option Shares or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted, in whole but not in part, within 20 Business Days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Issuer shall be settled within 10 Business Days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds. If Issuer shall fail or refuse to purchase all the shares or other securities covered by an Offeror's Notice, Grantee may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence shall not limit the rights Grantee may otherwise have if Issuer has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 6 shall not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 4.9% of the outstanding voting power of Issuer, (b) any disposition of Issuer Common Stock or other securities by a Person to whom Grantee has assigned its rights under the Option with the consent of Issuer, (c) any sale by means of a public offering registered under the Securities Act or (d) any transfer to a wholly owned Subsidiary of Grantee which agrees in writing to be bound by the terms hereof; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of Issuer's Board of Directors.

     7. Profit Limitation.

        (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (ii) pay cash or other consideration to Issuer, (iii) reduce the amount of the fee payable to Grantee under Section 9.5 of the Merger Agreement or (iv) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

        (b) Notwithstanding any other provision of this Agreement, this Stock Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit of more than the Profit Cap, and, if exercise of the Option otherwise would exceed the Profit Cap, Grantee, at its sole option, may increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the Option otherwise permitted by this Section 7(b) on any subsequent date at the Exercise Price set forth in Section 2(b) if such exercise would not then be restricted under this Section 7(b).

     8. Listing. If Issuer Common Stock or any other securities then subject to the Option are then listed on the Nasdaq National Market, Issuer, upon the occurrence of an Exercise Event, will promptly file an application to list on the Nasdaq National Market the shares of Issuer Common Stock or other securities then subject to the Option and will use all reasonable efforts to cause such listing application to be approved as promptly as practicable.

     9. Replacement of Agreement. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer, in replacement of this Agreement, will execute and deliver a new Agreement of like tenor and date.

     10. Representations and Warranties.

     (a) Representation and Warranty of Issuer; Authorized Stock. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have authorized and reserved for issuance Issuer Common Stock sufficient for Grantee to exercise the Option, and Issuer has taken all necessary corporate action to authorize and reserve for issuance all additional Issuer Common Stock or other securities which may be issued pursuant to Section 2 upon exercise of the Option. The Issuer Common Stock to be issued upon exercise of the Option, and all other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 2, upon issuance pursuant hereto, will be validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens.

     (b) Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, and the Option is not being, acquired by Grantee with a view to the public distribution thereof in violation of any federal or state securities laws. Neither the Option nor any of the Option Shares will be offered, sold, pledged or otherwise transferred except in compliance with, or pursuant to a valid exemption from, the registration requirements of the Securities Act.

     11. Miscellaneous.

     (a) Expenses. Except as otherwise provided in the Merger Agreement or as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such provision. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third Party Beneficiary. This Agreement (i) (together with the Merger Agreement and the other documents and instruments referred to herein and therein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     (d) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its rules of conflict of law.

     (f) Descriptive Headings. The descriptive headings contained herein are for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices and other communications required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) to the parties at the addresses, or if sent by electronic transmission to the telecopier numbers, set forth in Section 10.2 of the Merger Agreement.

     (h) Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be sold, assigned or otherwise disposed of or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except as otherwise provided herein and except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee; provided, however, that no such assignment shall have the effect of releasing Grantee from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (j) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (k) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     (l) Presence at Meetings. For a period of 18 months from the date of exercise of the Option, so long as Grantee beneficially owns any Option Shares, Grantee agrees to be present, in person or represented by proxy, at all stockholder meetings of Issuer, so that all Option Shares beneficially owned by Grantee may be counted for the purpose of determining the presence of a quorum at such meetings.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                            EGL, INC.

                                            By:    /s/ ELIJIO V. SERRANO
                                              ----------------------------------
                                            Name: Elijio V. Serrano
                                               ---------------------------------
                                            Title: Chief Financial Officer
                                               ---------------------------------

                                            CIRCLE INTERNATIONAL GROUP, INC.

                                            By:      /s/ PETER GIBERT
                                              ----------------------------------
                                            Name: Peter Gibert
                                               ---------------------------------
                                            Title: Interim Chairman and Chief
                                                   Executive Officer
                                               ---------------------------------

                                                                         ANNEX A


                           SCHEDULE OF DEFINED TERMS

     The following terms when used in the Stock Option Agreement shall have the meanings set forth below unless the context shall otherwise require:

     "Agreement" shall mean this Stock Option Agreement.

     "Applicable Price" means the highest of (i) the highest purchase price per share paid pursuant to a third party's tender or exchange offer made for shares of Issuer Common Stock after the date hereof and on or prior to the Put Date,
(ii) the price per share to be paid by any third Person for shares of Issuer Common Stock pursuant to an agreement for a Business Combination Transaction entered into on or prior to the Put Date, and (iii) the Current Market Price. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm jointly selected by Grantee and Issuer, which determination shall be conclusive for all purposes of this Agreement.

     "Authorization" shall mean any and all permits, licenses, authorizations, orders certificates, registrations or other approvals granted by any Governmental Authority.

     "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

     "Business Combination Transaction" shall mean (i) a consolidation, exchange of shares or merger of Issuer with any Person, other than Grantee or one of its Subsidiaries, and, in the case of a merger, in which Issuer shall not be the continuing or surviving corporation, (ii) a merger of Issuer with a Person, other than Grantee or one of its Subsidiaries, in which Issuer shall be the continuing or surviving corporation but the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately before such merger shall after such merger represent less than 80% of the shares of common stock and common stock equivalents of Issuer outstanding immediately after the merger or (iii) a sale, lease or other transfer of all or substantially all the assets of Issuer to any Person, other than Grantee or one of its Subsidiaries.

     "Business Day" shall mean a day other than Saturday, Sunday or a federal holiday.

     "Closing" shall have the meaning ascribed to such term in Section 2 herein.

     "Closing Date" shall have the meaning ascribed to such term in Section 2 herein.

     "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

     "Current Market Price" shall mean, as of any date, the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of Issuer Common Stock as reported on the Nasdaq National Market during the 20 consecutive trading days ending on (and including) the fifth trading day immediately prior to such date or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source during such 20 trading day period.

     "Exercise Event" shall mean any of the events giving rise to the obligation of Issuer to pay the $16 million fee under Section 9.5 of the Merger Agreement.

     "Exercise Notice" shall have the meaning ascribed to such term in Section 2(d) herein.

     "Exercise Price" shall have the meaning ascribed to such term in Section 2 herein.

     "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

     "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state, and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

     "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

     "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of the date hereof between Grantee, Merger Sub and Issuer.

     "Notice Date" shall have the meaning ascribed to such term in Section 2 herein.

     "Notional Total Profit" shall mean, with respect to any number of Option Shares as to which Grantee may propose to exercise the Option, the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by Grantee and its Affiliates as of such date, were sold for cash at the closing market price for Issuer Common Stock as of the close of business on the preceding trading day and including all amounts theretofore received or concurrently being paid to Grantee pursuant to clauses (i), (ii) and (iii) of the definition of Total Profit.

     "Option" shall mean the option granted by Issuer to Grantee pursuant to
Section 2 herein.

     "Option Shares" shall have the meaning ascribed to such term in Section 2 herein.

     "Option Term" shall have the meaning ascribed to such term in Section 2 herein.

     "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local, of competent jurisdiction.

     "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     "Profit Cap" shall mean $16 million.

     "Put Consideration" shall have the meaning ascribed to such term in Section 4 herein.

     "Put Date" shall have the meaning ascribed to such term in Section 4 herein.

     "Put Right" shall have the meaning ascribed to such term in Section 4 herein.

     "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 5 herein and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions or brokers' fees in respect to shares to be sold by Grantee and the fees and disbursements of Grantee's counsel.

     "Registration Period" shall mean, subject to Section 5 hereof, the period of two years following the first exercise of the Option by Grantee.

     "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the NYSE.

     "Total Profit" shall mean the aggregate (before income taxes) of the following: (a) the aggregate amount of (i) all amounts received by Grantee or concurrently being paid to Grantee pursuant to Section 4 for the repurchase by Issuer of all or part of the unexercised portion of the Option, (ii) (A) the amounts received by Grantee or concurrently being paid to Grantee pursuant to
Section 4 for the repurchase by Issuer of all or part of the Option Shares owned by Grantee (or any other securities into which such Option Shares are converted or exchanged), less (B) Grantee's purchase price for such Option Shares, (iii)
(A) the amounts received by Grantee or concurrently being paid to Grantee pursuant to the arm's length sale of all or part of the Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, including sale made pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) Grantee's purchase price for such Option Shares and (iv) all amounts received by Grantee from Issuer or concurrently being paid to Grantee pursuant to Section 9.5 of the Merger Agreement; minus (b) the amount of any cash theretofore paid to Issuer pursuant to Section 7 plus the value of any Option Shares theretofore delivered to Issuer for cancellation pursuant to Section 7.

     "Unexercised Option Shares" shall mean, from and after the Exercise Date until the expiration of the Option Term, those Option Shares as to which the Option remains unexercised from time to time.

                                                                         ANNEX D

                             STOCKHOLDER AGREEMENT

     This Stockholder Agreement (this "Agreement") dated as of July 2, 2000 is between EGL, Inc., a Texas corporation ("Parent"), and those persons set forth on Exhibit A (each, a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS

     WHEREAS, Parent, EGL Delaware I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and Circle International Group, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time pursuant thereto, the "Merger Agreement");

     WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Exhibit A (such shares of Company Common Stock, together with any shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as such Stockholder's "Shares");

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement to it to do so, the Stockholder has agreed for the benefit of Parent as set forth in this Agreement; and

     WHEREAS, the Board of Directors of the Company has approved the Stockholder's entering into this Agreement, the form of this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows (terms defined in the Merger Agreement and used but not defined herein having the meanings assigned to such terms in the Merger Agreement):

                                   ARTICLE 1

                         COVENANTS OF THE STOCKHOLDERS

     Each Stockholder hereby covenants as follows:

     SECTION 1.1 Agreement to Vote. At any meeting of the stockholders of the Company held prior to the earlier of (a) the Effective Time of the Merger and
(b) the close of business on the date 45 days after the termination of the Merger Agreement, provided such date shall be extended (but in no event beyond May 15, 2001) if a Company Acquisition Proposal is pending until the close of business on the third business day after any Stockholder gives Parent notice of the consummation, withdrawal or termination of the Company Acquisition Proposal if at such time no other Company Acquisition Proposal is pending (such earlier time being herein referred to as the "Voting Termination Date"), however called, and at every adjournment or postponement thereof prior to the Voting Termination Date, or in connection with any written consent of the stockholders of the Company given prior to the Voting Termination Date, such Stockholder shall vote or cause to be voted such Stockholder's Shares (together with (a) any additional shares of capital stock of the Company or any securities or other property that the Stockholder is or becomes entitled to receive from the Company by reason of being a record holder of such number of Shares, (b) any capital stock, securities or other property into which any such number of Shares shall have been or shall be converted or changed, whether by amendment to the Certificate of Incorporation of the Company, merger, consolidation, reorganization, capital change or otherwise, (c) any additional Company Common Stock acquired by the Stockholder as the result of the Stockholder's exercising an option, warrant or other right to acquire shares of capital stock from the Company issued with respect to such number of Shares (all of the foregoing hereinafter collectively referred to as such Stockholder's "Additional Shares")) in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval and adoption of the Merger Agreement and any actions required in furtherance hereof and thereof. Such Stockholder shall not enter into any agreement or understanding with any person prior to the Voting Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such Stockholder's Shares (and any Additional Shares) in any manner inconsistent with the preceding sentence.

     SECTION 1.2 Proxies and Voting Agreements. Such Stockholder hereby revokes any and all previous proxies granted with respect to matters set forth in
Section 1.1. Prior to the Voting Termination Date, such Stockholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 1.1, deposit any of such Stockholder's Shares (or any Additional Shares) or enter into a voting agreement with respect to any of such shares.

     SECTION 1.3  No Solicitation.

     (a) From and after the date hereof until the Voting Termination Date, such Stockholder will not, and will not authorize or permit any of its officers, directors, employees, agents or representatives (collectively, "Stockholder Representatives") to, or upon becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing material non-public information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to the Company's stockholders) with respect to a Company Acquisition Proposal or cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a Company Acquisition Proposal.

     (b) Such Stockholder shall immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore by such Stockholder or any Stockholder Representatives with respect to any Company Acquisition Proposal.

     (c) Prior to the Voting Termination Date, such Stockholder will promptly notify Parent orally and in writing of any requests for information made to such Stockholder or any Stockholder Representative or the receipt of any Company Acquisition Proposal made to such Stockholder or any Stockholder Representative or any inquiry with respect to (including, without limitation, any inquiry as to the Company's willingness or ability to entertain offers, proposals or engage in discussions or negotiations), or which could reasonably be expected to lead to, a Company Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Company Acquisition Proposal, and the material terms and conditions of any Company Acquisition Proposal.

     (d) Prior to the Voting Termination Date, such Stockholder shall not enter into any agreement with any person or group that provides for, or in any way facilitates, a Company Acquisition Proposal.

     (e) The provisions of this Section 1.3 do not prohibit any Stockholder or Stockholder Representative who also serves in the capacity of officer, director, employee, agent or other representative of the Company from taking actions in such other capacity to the extent permitted by Section 7.3 of the Merger Agreement.

     SECTION 1.4 Other Actions. Prior to the Voting Termination Date, such Stockholder shall not take any action that would in any way restrict, limit, impede or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

                                   ARTICLE 2

              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
                              OF THE STOCKHOLDERS

     Each Stockholder represents, warrants and covenants to Parent that:

     SECTION 2.1 Ownership. Such Stockholder is as of the date hereof the beneficial and record owner of such Stockholder's Shares, such Stockholder has the sole right to vote such Stockholder's Shares and there are no restrictions on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to such Stockholder's Shares. None of such Stockholder's Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the such Stockholder's Shares, and no proxy, power of attorney or other authorization has been granted with respect to any of such Stockholder's Shares.

     SECTION 2.2 Authority and Non-Contravention. Such Stockholder has the right, power and authority, and such Stockholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Stockholder (a) require no action by or in respect of, or filing with, any governmental or regulatory authority with respect to such Stockholder, and (b) do not and will not contravene or constitute default under any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on such Stockholder or result in the imposition of any lien, pledge, security interest, charge or other encumbrance or restriction on any of such Stockholder's Shares (other than as provided in this Agreement with respect to such Stockholder's Shares).

     SECTION 2.3 Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     SECTION 2.4 Total Shares. Such Stockholder's Shares are the only shares of capital stock of the Company owned beneficially or of record as of the date hereof by such Stockholder, and such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company (except for options outstanding under Company Stock Option Plans) and has no other interest in or voting rights with respect to any other securities of the Company.

     SECTION 2.5 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Company, Parent or Merger Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder, except as otherwise provided in the Merger Agreement.

     SECTION 2.6 Reasonable Efforts. Prior to the Voting Termination Date, such Stockholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company and Parent in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and this Agreement.

                                   ARTICLE 3

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

     Parent represents, warrants and covenants to each Stockholder that:

     SECTION 3.1 Corporate Power and Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent.

     SECTION 3.2 Binding Effect. This Agreement has been duly executed and delivered by Parent and is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                   ARTICLE 4

                               GENERAL PROVISIONS

     SECTION 4.1 Expenses; Attorneys' Fees. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

     SECTION 4.2 Further Assurances. From time to time, at the request of any other party, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     SECTION 4.3 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with confirmation of receipt or proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     (a) if to Parent:

        James R. Crane
        President, Chief Executive Officer and
        Chairman of the Board of Directors
        EGL, Inc.
        15350 Vickery Drive
        Houston, Texas 77032
        Facsimile: (281) 618-3204

         with a copy to:

        Gene J. Oshman, Esq.
        Baker Botts L.L.P.
        One Shell Plaza
        910 Louisiana
        Houston, Texas 77002-4995
        Facsimile: (713) 229-1522

     (b) if to any Stockholder, at such address or facsimile number indicated opposite the name of such Stockholder on Exhibit A.

         with a copy to:

        John F. Seegal, Esq.
        Orrick, Herrington & Sutcliffe LLP
        Old Federal Reserve Bank Building
        400 Sansome Street
        San Francisco, California 94111-3143
        Facsimile: (415) 773-5759

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered or three business days after so mailed.

     SECTION 4.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares beneficially owned by such Stockholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

     SECTION 4.5 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

     SECTION 4.6 Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     SECTION 4.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 4.9 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     SECTION 4.10 Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     SECTION 4.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 4.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 4.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                            EGL, INC.

                                            By:    /s/ ELIJIO V. SERRANO
                                              ----------------------------------
                                            Name: Elijio V. Serrano
                                               ---------------------------------
                                            Title: Chief Financial Officer
                                               ---------------------------------

                                            STOCKHOLDERS

                                                    /s/ PETER GIBERT
                                            ------------------------------------
                                            Peter Gibert

                                            RAY AND JO ROBINSON TRUST

                                                /s/ RAY C. ROBINSON, JR.
                                            ------------------------------------
                                            Ray C. Robinson, Jr., as trustee of
                                            the Ray and Jo Robinson Trust

                                                                       EXHIBIT A


                                                                               ADDRESS AND
STOCKHOLDER                               NUMBER OF SHARES OWNED            FACSIMILE NUMBER
-----------                               ----------------------            ----------------
Peter Gibert............................        1,004,500            260 Townsend Street
                                                                     San Francisco, California 94107
                                                                     Facsimile: (415) 978-0773
Ray and Jo Robinson Trust...............        1,673,656            260 Townsend Street
                                                                     San Francisco, California 94107
                                                                     Facsimile: (415) 978-0773

                                                                         ANNEX E

                             STOCKHOLDER AGREEMENT

     This Stockholder Agreement (this "Agreement") dated as of July 2, 2000 is between Circle International Group, Inc., a Delaware corporation (the "Company"), and James R. Crane (the "Stockholder").

                                    RECITALS

     WHEREAS, EGL, Inc., a Texas corporation ("Parent"), EGL Delaware I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and the Company, are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time pursuant thereto, the "Merger Agreement");

     WHEREAS, the Stockholder is the record and beneficial owner of 11,663,638 shares of common stock, par value $.001 per share, of Parent (the "Parent Common Stock," and such shares of Parent Common Stock, together with any shares of capital stock of Parent acquired by such Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as such Stockholder's "Shares");

     WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement to it to do so, the Stockholder has agreed for the benefit of the Company as set forth in this Agreement; and

     WHEREAS, the Board of Directors of Parent has approved the Stockholder's entering into this Agreement, the form of this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows (terms defined in the Merger Agreement and used but not defined herein having the meanings assigned to such terms in the Merger Agreement):

                                   ARTICLE 1

                          COVENANTS OF THE STOCKHOLDER

     The Stockholder hereby covenants as follows:

     SECTION 1.1 Agreement to Vote. At any meeting of the stockholders of Parent held prior to the earlier of (a) the Effective Time of the Merger and (b) the close of business on the date 45 days after the termination of the Merger Agreement, provided such date shall be extended (but in no event beyond May 15, 2001) if a Parent Acquisition Proposal is pending until the close of business on the third business day after the Stockholder gives the Company notice of the consummation, withdrawal or termination of the Parent Acquisition Proposal if at such time no other Parent Acquisition Proposal is pending (such earlier time being herein referred to as the "Voting Termination Date"), however called, and at every adjournment or postponement thereof prior to the Voting Termination Date, or in connection with any written consent of the stockholders of Parent given prior to the Voting Termination Date, such Stockholder shall vote or cause to be voted such Stockholder's Shares (together with (a) any additional shares of capital stock of Parent or any securities or other property that the Stockholder is or becomes entitled to receive from Parent by reason of being a record holder of such number of Shares, (b) any capital stock, securities or other property into which any such number of Shares shall have been or shall be converted or changed, whether by amendment to the Articles of Incorporation of Parent, merger, consolidation, reorganization, capital change or otherwise, (c) any additional Parent Common Stock acquired by the Stockholder as the result of the Stockholder's exercising an option, warrant or other right to acquire shares of capital stock from Parent issued with respect to such number of Shares (all of the foregoing hereinafter collectively referred to as such Stockholder's "Additional Shares")) in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval and adoption of the Merger Agreement and any actions required in furtherance hereof and thereof. Such Stockholder shall not enter into any agreement or understanding with any person prior to the Voting Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of such Stockholder's Shares (and any Additional Shares) in any manner inconsistent with the preceding sentence.

     SECTION 1.2 Proxies and Voting Agreements. Such Stockholder hereby revokes any and all previous proxies granted with respect to matters set forth in
Section 1.1. Prior to the Voting Termination Date, such Stockholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 1.1, deposit any of such Stockholder's Shares (or any Additional Shares) or enter into a voting agreement with respect to any of such shares.

     SECTION 1.3  No Solicitation.

     (a) From and after the date hereof until the Voting Termination Date, such Stockholder will not, and will not authorize or permit any of its officers, directors, employees, agents or representatives (collectively, "Stockholder Representatives") to, or upon becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing material non-public information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to Parent's stockholders) with respect to a Parent Acquisition Proposal or cooperate with or assist, participate or engage in any substantive discussions or negotiations concerning a Parent Acquisition Proposal.

     (b) Such Stockholder shall immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore by such Stockholder or any Stockholder Representatives with respect to any Parent Acquisition Proposal.

     (c) Prior to the Voting Termination Date, such Stockholder will promptly notify the Company orally and in writing of any requests for information made to such Stockholder or any Stockholder Representative or the receipt of any Parent Acquisition Proposal made to such Stockholder or any Stockholder Representative or any inquiry with respect to (including, without limitation, any inquiry as to Parent's willingness or ability to entertain offers, proposals or engage in discussions or negotiations), or which could reasonably be expected to lead to, a Parent Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Parent Acquisition Proposal, and the material terms and conditions of any Parent Acquisition Proposal.

     (d) Prior to the Voting Termination Date, such Stockholder shall not enter into any agreement with any person or group that provides for, or in any way facilitates, a Parent Acquisition Proposal.

     (e) The provisions of this Section 1.3 do not prohibit any Stockholder or Stockholder Representative who also serves in the capacity of officer, director, employee, agent or other representative of Parent from taking actions in such other capacity to the extent permitted by Section 7.4 of the Merger Agreement.

     SECTION 1.4 Other Actions. Prior to the Voting Termination Date, such Stockholder shall not take any action that would in any way restrict, limit, impede or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

                                   ARTICLE 2

              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
                               OF THE STOCKHOLDER

     The Stockholder represents, warrants and covenants to the Company that:

     SECTION 2.1 Ownership. Such Stockholder is as of the date hereof the beneficial and record owner of such Stockholder's Shares, such Stockholder has the sole right to vote such Stockholder's Shares and there are no restrictions on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to such Stockholder's Shares. None of such Stockholder's Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the such Stockholder's

Shares, and no proxy, power of attorney or other authorization has been granted with respect to any of such Stockholder's Shares.

     SECTION 2.2 Authority and Non-Contravention. Such Stockholder has the right, power and authority, and such Stockholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Stockholder (a) require no action by or in respect of, or filing with, any governmental or regulatory authority with respect to such Stockholder, and (b) do not and will not contravene or constitute default under any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on such Stockholder or result in the imposition of any lien, pledge, security interest, charge or other encumbrance or restriction on any of such Stockholder's Shares (other than as provided in this Agreement with respect to such Stockholder's Shares).

     SECTION 2.3 Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     SECTION 2.4 Total Shares. Except for 40,000 shares of Parent Common Stock owned by the James R. Crane Foundation, such Stockholder's Shares are the only shares of capital stock of Parent owned beneficially or of record as of the date hereof by such Stockholder, and such Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of Parent (except for options outstanding under Parent Stock Option Plans) and has no other interest in or voting rights with respect to any other securities of Parent.

     SECTION 2.5 Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Company, Parent or Merger Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder, except as otherwise provided in the Merger Agreement.

     SECTION 2.6 Reasonable Efforts. Prior to the Voting Termination Date, such Stockholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Company and Parent in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and this Agreement.

                                   ARTICLE 3

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     The Company represents, warrants and covenants to the Stockholder that:

     SECTION 3.1 Corporate Power and Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

     SECTION 3.2 Binding Effect. This Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                   ARTICLE 4

                               GENERAL PROVISIONS

     SECTION 4.1 Expenses; Attorneys' Fees. Each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

     SECTION 4.2 Further Assurances. From time to time, at the request of any other party, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     SECTION 4.3 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with confirmation of receipt or proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     (a) if to the Company:

        Peter Gibert
        Chairman and Chief Executive Officer
        Circle International Group, Inc.
        260 Townsend Street
        San Francisco, California 94107
        Facsimile: (415) 978-0773

         with a copy to:

        John F. Seegal, Esq.
        Orrick, Herrington & Sutcliffe LLP
        Old Federal Reserve Bank Building
        400 Sansome Street
        San Francisco, California 94111-3143
        Facsimile: (415) 773-5759

     (b) if to the Stockholder:

        James R. Crane
        1702 North Boulevard
        Houston, Texas 77098

         with a copy to:

        Gene J. Oshman, Esq.
        Baker Botts L.L.P.
        One Shell Plaza
        910 Louisiana
        Houston, Texas 77002-4995
        Facsimile: (713) 229-1522

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered or three business days after so mailed.

     SECTION 4.4 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares beneficially owned by such Stockholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

     SECTION 4.5 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

     SECTION 4.6 Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     SECTION 4.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 4.9 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     SECTION 4.10 Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     SECTION 4.11 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 4.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 4.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                            CIRCLE INTERNATIONAL GROUP, INC.

                                            By:      /s/ PETER GIBERT
                                              ----------------------------------
                                            Name: Peter Gibert
                                               ---------------------------------
                                            Title: Interim Chairman and Chief
                                                   Executive
                                               ---------------------------------
                                               Officer
                                               ---------------------------------

                                            STOCKHOLDER

                                                   /s/ JAMES R. CRANE
                                            ------------------------------------
                                            James R. Crane

                                                                         ANNEX F

                                  July 2, 2000

Board of Directors
Circle International Group, Inc.
260 Townsend Street
San Francisco, CA 94107-1719

Members of the Board:

     We understand that Circle International Group, Inc. (the "Company"), EGL, Inc. ("EGL" or "Buyer") and EGL Delaware I, Inc., a wholly owned subsidiary of EGL ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated July 2, 2000 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of EGL, and each outstanding share of common stock, par value $1.00 per share (the "Company Common Stock"), of the Company, other than shares held in the Company's treasury or owned by EGL, Acquisition Sub or any wholly owned subsidiary of EGL or Acquisition Sub, will be converted into the right to receive one share (the "Exchange Ratio") of common stock, par value $0.001 per share (the "EGL Common Stock"), of EGL, subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company and EGL, respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and EGL, respectively;

          (iii) reviewed certain financial projections prepared by the managements of the Company and EGL, respectively;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company and EGL, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company and EGL, respectively;

          (v) reviewed the pro-forma impact of the Merger on EGL's earnings per share;

          (vi) reviewed the reported prices and trading activity for the Company Common Stock and EGL Common Stock, respectively;

          (vii) compared the financial performance of the Company and EGL and the prices and trading activity of the Company Common Stock and EGL Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (ix) participated in discussions and negotiations among representatives of the Company and EGL and their financial and legal advisors;

          (x) reviewed the draft Merger Agreement and certain related documents; and

          (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections and other operating data and discussions relating to strategic, financial and operational benefits anticipated from the Merger provided by the Company and EGL, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and EGL, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling of interests" business combination in accordance with U.S. generally accepted accounting principles and the Merger will be treated as a tax free reorganization pursuant to the Internal Revenue Code of 1986. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the draft Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and/or financing services for the Company and EGL and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent. In addition, this opinion does not in any manner address the prices at which the EGL common stock will trade following consummation of the Merger and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company and EGL should vote at the shareholders' meetings held in connection with the Merger.

     Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock.

                                            Very truly yours,

                                            MORGAN STANLEY & CO. INCORPORATED

                                            By:     /s/ NELSON S. WALSH
                                              ----------------------------------
                                              Nelson S. Walsh
                                              Managing Director

                                                                         ANNEX G
                                  July 2, 2000

Board of Directors
EGL, Inc.
15350 Vickery Drive
Houston, TX 77032

Dear Sirs and Madam:

     You have requested our opinion as to the fairness from a financial point of view to EGL, Inc. (the "Company") of the Exchange Ratio (as defined below) pursuant to the terms of the Agreement and Plan of Merger, to be dated as of July 2, 2000 (the "Agreement"), among the Company, Mergerco, Inc., a wholly-owned subsidiary of the Company and Circle International Group, Inc. ("Circle") pursuant to which Mergerco, Inc. will be merged (the "Merger") with and into Circle.

     Pursuant to the Agreement, each share of common stock of Circle will be converted into the right to receive 1.000 shares (the "Exchange Ratio") of common stock, $0.001 par value per share of the Company.

     In arriving at our opinion, we have reviewed the draft dated June 23, 2000 of the Agreement, the draft dated June 23, 2000 of the Stock Option Agreement and the draft dated June 26, 2000 of the Stockholder Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Circle, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning April 1, 2000 and ending December 31, 2002 and certain financial projections of Circle for the period beginning April 1, 2000 and ending December 31, 2001 prepared by the management of Circle, as well as guidance from Circle management with respect to trends in Circle's expected operating results for the period beginning January 1, 2002 and ending December 31, 2002, and guidance from the Company's management with respect to trends in the expected operating results of the Company and Circle for the period beginning January 1, 2003 and ending December 31, 2005. In addition, we have compared certain financial and securities data of the Company and Circle with various other companies whose securities are traded in public markets, reviewed prices paid in certain other business combinations, evaluated the relative contribution of certain financial measures of the Company and Circle, reviewed the historical stock prices and trading volumes of the common stock of the Company and Circle, and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company, Circle and its representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger and upon our discussion of such synergies with the management of Circle. With respect to the financial projections supplied to us of the Company and Circle, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company and Circle as to the future operating and financial performance of the Company and Circle. With respect to the financial projections based on guidance from the managements of the Company and Circle, we have relied on representations that they do not materially differ from the best estimates and judgments of the management of the Company and Circle as to the future operating and financial performance of the Company and Circle. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect the conclusion reached in this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion as to the prices at which the Company's common stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the Company from a financial point of view.

                                            Very truly yours,

                                            DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                            By:   /s/ MICHAEL R. NICOLAIS
                                              ----------------------------------
                                              Michael R. Nicolais
                                              Managing Director

                                                                         ANNEX H

                                   EGL, INC.

                            LONG-TERM INCENTIVE PLAN
               (As Amended and Restated Effective July 26, 2000)

     1. OBJECTIVES. The EGL, Inc. Long-Term Incentive Plan (the "Plan") is designed to retain selected employees of EGL, Inc. (the "Company") and its Subsidiaries and reward them for making significant contributions to the success of the Company and its Subsidiaries. These objectives are to be accomplished by making awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     2. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

          "AWARD" means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

          "AWARD AGREEMENT" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

          "BOARD" means the Board of Directors of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means such committee of two or more members of the Board as is designated by the Board to administer the Plan.

          "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company.

          "DIRECTOR" means an individual serving as a member of the Board.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "FAIR MARKET VALUE" means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock on the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc. or (d) if none of the above is applicable, such amount as may be determined by the Board (or an Independent Third Party, should the Board elect in its sole discretion to instead utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

          "INDEPENDENT THIRD PARTY" means an individual or entity independent of the Company (and any transferor or transferee of Common Stock acquired upon the exercise of an option under the Plan, if applicable) with experience in providing investment banking appraisal or valuation services and with expertise generally in the valuation of securities or other property of the type at issue, that is chosen by the Board, in its sole discretion, to value securities or other property for purposes of this Plan. The Company's independent accountants shall be deemed to satisfy the criteria for an Independent Third Party if selected by the Board for that purpose. The Board may utilize one or more Independent Third Parties.

          "PARTICIPANT" means an employee of the Company or any of its Subsidiaries to whom an Award has been made under this Plan.

          "RESTRICTED STOCK" means Common Stock that is restricted or subject to forfeiture provisions.

          "SUBSIDIARY" means (i) with respect to any Awards other than incentive stock options within the meaning of Code Section 422, any corporation, limited liability company, general or limited partnership, or similar entity of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of incentive stock options, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

     3. ELIGIBILITY. All employees consultants and independent contractors of the Company and its Subsidiaries are eligible for Awards under this Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.

     4. COMMON STOCK AVAILABLE FOR AWARDS. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 9,150,000 shares of Common Stock, subject to adjustment as provided in Paragraph 14. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

     5. ADMINISTRATION. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     6. DELEGATION OF AUTHORITY. The Committee may delegate to the President and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     7. AWARDS. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the President or any Vice President of the Company for and on behalf of the Company. An Award Agreement may include provisions for the repurchase by the Company of Common Stock acquired pursuant to the Plan and the repurchase of a Participant's option rights under the Plan. Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (a) under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (b) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding anything herein to the contrary, no Participant may be granted Awards consisting of stock options or stock appreciation rights exercisable for more than 620,000 shares of Common Stock, subject to adjustment as provided in Paragraph 14 (i.e., 20% of the shares of Common Stock originally authorized for Awards under this Plan, as previously adjusted pursuant to Paragraph 14). In the event of an increase in the number of shares authorized under the Plan, the 20% limitation will apply to the number of shares authorized.

          (i) STOCK OPTION. An Award may consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. Notwithstanding the foregoing, no ISO can be granted under the Plan more than ten years following the February 23, 1998 amendment and restatement of the Plan.

          (ii) STOCK APPRECIATION RIGHT. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable Award Agreement.

          (iii) STOCK AWARD. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

          (iv) CASH AWARD. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

     8. PAYMENT OF AWARDS.

     (a) GENERAL. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.

     (b) DEFERRAL. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise. Any such deferral may be in the form of installment payments or a future lump sum payment. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) DIVIDENDS AND INTEREST. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

     (d) SUBSTITUTION OF AWARDS. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     9. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock, including Restricted Stock, that has been held by the Participant for at least six months and that is valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock to exercise a stock option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by (a) loans from the Company or (b) use of the proceeds to be received from the sale by a third party of Common Stock issuable pursuant to an Award in a broker-assisted transaction. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     10. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent and (b) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent such approval is required by applicable laws, regulations, stock exchange or quotation system requirements.

     12. TERMINATION OF EMPLOYMENT. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. Each Award granted pursuant to this Plan which is a stock option shall provide that if the Participant ceases to be employed by the Company or its affiliates for any reason whatsoever, the option shall immediately terminate to the extent the option is not vested (or does not become vested as a result of such termination of employment) on the date the Participant terminates employment.

     13. ASSIGNABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.

     14. ADJUSTMENTS.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. Notwithstanding the foregoing, no adjustment is required for the stock split effected or to be effected shortly before the initial grant of Options under this Plan. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. Additionally, and without limiting the generality of the foregoing, there shall be no adjustment for any dividend or distribution of cash, debt or other property in respect of the Company's earnings or its accumulated adjustments account as defined in Section 1368(e)(1) of the Code (including any estimated amount of such account) in respect of the period in which the Company is an "S" corporation within the meaning of Section 1361 of the Code. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of the options and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

     15. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that, if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

     16. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     17. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

     18. EFFECTIVE DATE OF PLAN. This Plan was originally adopted by the Board of Directors and Shareholders in 1994. The Plan was subsequently amended and restated effective February 23, 1998 and thereafter amended and restated effective July 26, 2000.

                                            Attested to by the Secretary of EGL,
                                            Inc. as adopted by the Board of
                                            Directors of EGL, Inc. effective as
                                            of the 26th day of July, 2000.

                                               /s/  MICHAEL D. SLAUGHTER
                                            ------------------------------------
                                                    Michael D. Slaughter
                                                         Secretary

                                                                         ANNEX I

                     EGL, INC. EMPLOYEE STOCK PURCHASE PLAN

                 (AMENDED AND RESTATED EFFECTIVE JULY 26, 2000)

1. PURPOSE

     The EGL, Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist all employees of EGL, Inc., a Texas corporation ("Eagle") and Subsidiaries (as defined in Section 4) (hereinafter collectively referred to as the "Company"), where permitted by applicable laws and regulations, to acquire an equity interest in Eagle through the purchase of shares of common stock, .001 par value, of Eagle ("Common Stock"). It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ADMINISTRATION OF THE PLAN

     The Plan shall be administered and interpreted by the Compensation Committee (the "Committee") appointed by the Board of Directors of Eagle (the "Board"), which Committee shall consist of at least two (2) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan.

     The Committee may act by decision of a majority of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting.

3. NATURE AND NUMBER OF SHARES

     The Common Stock subject to issuance under the terms of the Plan shall be shares of Eagle's authorized but unissued shares, previously issued shares reacquired and held by Eagle or shares purchased on the open market. The aggregate number of shares which may be issued under the Plan shall not exceed three hundred thousand (300,000) shares of Common Stock. All shares purchased under the Plan, regardless of source, shall be counted against the three hundred thousand (300,000) share limitation.

     In the event of any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of Eagle, the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan, subject to the approval of the Board and in accordance with Section 19.

4. ELIGIBILITY REQUIREMENTS

     Each "Employee" (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first "Enrollment Date" (as defined therein) following employment by the Company. Participation in the Plan is voluntary.

     The following Employees are not eligible to participate in the Plan:

          (i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true);

          (ii) Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and

          (iii) Employees who have not completed at least six (6) months of service with the Company as of an Enrollment Date.

     "Employee" shall mean any individual employed full-time by Eagle or any Subsidiary (as hereinafter defined). "Subsidiary" shall mean Eagle Freight Services, Inc. and any other corporation (a) which is in an unbroken chain of corporations beginning with Eagle if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain and (b) which has adopted the Plan with the approval of the Committee.

5. ENROLLMENT

     Each eligible Employee of Eagle or any Subsidiary as of July 1, 1998 (the "Effective Date" herein) may enroll in the Plan as of the Effective Date. Each other eligible Employee of Eagle or a participating Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first to occur of January 1 or July 1 following the date he first meets the eligibility requirements of Section 4. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan any subsequent January 1 or July 1. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time ("Enrollment Dates"). In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the person designated by the Committee.

6. METHOD OF PAYMENT

     Payment for shares is to be made as of the applicable "Purchase Date" (as defined in Section 9) through payroll deductions on an after-tax basis (with no right of prepayment) over the Plan's designated purchase period (the "Purchase Period"), with the first such deduction commencing with the first payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of six (6) calendar months beginning on each January 1 and ending on the following June 30 and on each July 1 and ending on the following December 31 or such other period as the Committee may prescribe; provided, however, that the Purchase Period beginning on the Effective Date shall commence on the Effective Date and end on December 31, 1998. Each participating Employee (hereinafter referred to as a "Participant") will authorize such deductions from his pay for each month during the Purchase Period and such amounts will be deducted in conformity with his employer's payroll deduction schedule.

     Each Participant may elect to make contributions each pay period in amounts not less than $10, not to exceed an annual contribution equal to $20,000 (or such other dollar amounts as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period). In establishing other dollar amounts of permitted contributions, the Committee may take into account the "Maximum Share Limitation" (as defined in Section 8). The rate of contribution shall be designated by the Participant in the enrollment form.

     A Participant may elect to increase or decrease the rate of contribution effective as of the first day of the Purchase Period by giving prior written notice to the person designated by the Committee on the appropriate form. A Participant may not elect to increase or decrease the rate of contribution during a Purchase Period. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving prior written notice to the person designated by the Committee on the appropriate form. If a Participant elects to suspend his payroll deductions, such Participant's account will continue to accrue interest and will be used to purchase stock at the end of the Purchase Period. A Participant may also elect to withdraw his entire contributions for the current Purchase Period in accordance with Section 8 by giving prior written notice to the person designated by the Committee on the appropriate form. Any Participant who withdraws his contributions will receive, as soon as practicable, his entire account balance, including interest and dividends, if any. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

     Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant's account at the end of the Purchase Period will be applied to the purchase of the shares.

7. CREDITING OF CONTRIBUTIONS, INTEREST AND DIVIDENDS

     Contributions shall be credited to a Participant's account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws and regulations, Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest will be credited to a Participant's account from the first date on which such Participant's contributions are deposited with the investment vehicle until the earlier of (i) the end of the Purchase Period or (ii) in the event of cancellation, death, resignation or other terminating event, the last day of the month prior to the date on which such contributions are returned to the Participant. Dividends on shares held in a Participant's account in the Plan will also be credited to such Participant's account. Any such contributions, interest and dividends shall be deposited in or held by a bank or financial institution designated by the Committee for this purpose (the "Custodian").

8. GRANT OF RIGHT TO PURCHASE SHARES ON ENROLLMENT

     Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not (a) terminated employment, (b) withdrawn his contributions from the Plan, or (c) notified the Company in writing, by such date as the Committee shall establish (which date shall not be later than June 1 or December 1, as applicable), of his election to withdraw his payroll deductions plus interest as of the applicable of June 30 or December 31 will have shares of Common Stock purchased for him on the applicable Purchase Date, and he will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless each Participant notifies the person designated by the Committee on the appropriate form that he elects not to re-enroll.

     Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

          (i) the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of: (A) the completion of the purchase of shares on the Purchase Date occurring in the Purchase Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

          (ii) payment for shares purchased will be made only through payroll withholding and the crediting of interest and dividends, if applicable, in accordance with Sections 6 and 7;

          (iii) purchase of shares will be accomplished only in accordance with
     Section 9;

          (iv) the price per share will be determined as provided in Section 9;

          (v) the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Eagle or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during a calendar year in excess of the number of shares of Common Stock derived by dividing $25,000 by the fair market value of the Common Stock (the "Maximum Share Limitation") on the applicable Grant Date determined in accordance with
     Section 9;

          (vi) shares purchased under this Plan may not be sold within six (6) months of the Purchase Date, unless the Compensation Committee, in its sole discretion, waives this requirement; and

          (vii) the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9. PURCHASE OF SHARES

     The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Common Stock ("Fair Market Value") to be purchased during such Purchase Period will be the final closing sales price per share of the Common Stock on the NASDAQ National Market System on the first trading day of the calendar month of January or July, as applicable, or such other trading date designated by the Committee (the "Grant Date"). The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the calendar month of June or December, as applicable, or such other trading date designated by the Committee (the "Purchase Date"); however, in no event shall the Committee, in the exercise of its discretion, designate a Purchase Date beyond twenty-seven (27) months from the related Enrollment Date or otherwise fail to meet the requirements of Section 423(b)(7) of the Code. These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

     As of the Purchase Date, the Committee shall apply the funds then credited to each Participant's account to the purchase of whole shares of Common Stock. The cost to the Participant for the shares purchased during a Purchase Period shall be the lower of:

          (i) eighty-five percent (85%) of the Fair Market Value of Common Stock on the Grant Date; or

          (ii) eighty-five percent (85%) of the Fair Market Value of Common Stock on the Purchase Date.

     Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or delivered to the Participant (if the Participant has elected by written notice to the Committee to receive the certificate) as soon as administratively feasible after the Purchase Date; however, certificates shall not be delivered to the Participant within six (6) months of the Purchase Date of the underlying shares, except as otherwise provided herein. Notwithstanding the foregoing, Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant's account on the Purchase Date and carried forward in his account for application during the next Purchase Period. Any Participant (i) who purchases stock at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period or (ii) who withdraws his contributions from the Plan prior to the next Purchase Date will receive a certificate for the number of shares held in his account for at least six (6) months as of the most recent Purchase Date and any cash, dividends or interest remaining in his account. Such Participant may elect to receive a certificate for the remaining number of shares held in his account six (6) months after such shares were purchased or, if earlier, upon such Participant's termination of employment. This six-month holding requirement may be waived by the Compensation Committee, in its sole discretion. Until such certificates are distributed to the Participant, the Participant will not be permitted to transfer ownership of the certificates except as contemplated by Section 14 of the Plan. Any Participant who terminates employment will receive a certificate for the number of shares held in his account and a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions, dividends and interest. If for any reason the purchase of shares with a Participant's allocations to the Plan exceeds or would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as practicable after such excess has been determined to exist.

     If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible, including interest determined in accordance with Section 7. The Committee in its discretion may also provide that excess enrollments may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations set forth under Section 423 of the Code.

10. MANNER OF WITHDRAWAL

     A Participant may elect to withdraw at any time (without withdrawing from participation in the Plan) shares which have been held in his account for at least six (6) months by giving notice to the person designated by the Committee on the appropriate form. Upon receipt of such notice from the person designated by the Committee, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of such shares held in the Participant's account as soon as administratively feasible.

11. TERMINATION OF PARTICIPATION

     The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant's employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. As soon as administratively feasible after termination of participation, the Committee shall pay to the Participant or his beneficiary or legal representative all amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, and shall cause a certificate for the number of shares held in his account to be delivered to the Participant, subject to the restrictions in Section 9. For purposes of the Plan, a Participant is not deemed to have terminated his employment if he transfers employment from Eagle to a Subsidiary, or vice versa, or transfers employment between Subsidiaries.

12. UNPAID LEAVE OF ABSENCE

     Unless the Participant has voluntarily withdrawn his contributions from the Plan, shares will be purchased for his account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant's contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions and dividends, if applicable, both determined in accordance with Section 7. If the Participant's unpaid leave of absence both commences and terminates during the same Purchase Period and he has resumed eligible employment prior to the Purchase Date related to that Purchase Period, he may also resume payroll deductions immediately, and shares will be purchased for him on such Purchase Date as otherwise provided in
Section 9.

13. DESIGNATION OF BENEFICIARY

     Each Participant may designate one or more beneficiaries in the event of death and may, in his sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the person designated by the Committee and shall control over any disposition by will or otherwise.

     As soon as administratively feasible after the death of a Participant, amounts credited to his account, including interest and dividends, if applicable, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14. ASSIGNMENT

     Except as provided in Section 13, the rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant, other than by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order," as defined in Section 414(p) of the Code. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever, but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant's election to purchase Common Stock shall terminate, and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant's account. No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant's right to purchase shares under the Plan shall be exercisable only during the Participant's lifetime and only by him.

15. COSTS

     All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

16. REPORTS

     At the end of each Purchase Period, the Company shall provide or cause to be provided to each Participant a report of his contributions, including interest earned, and the number of whole shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

17. EQUAL RIGHTS AND PRIVILEGES

     All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with
Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section
423. This Section 17 shall take precedence over all other provisions in the Plan.

18. RIGHTS AS SHAREHOLDERS

     A Participant will have no rights as a stockholder under the election to purchase until he becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

19. MODIFICATION AND TERMINATION

     The Board may amend or terminate the Plan at any time insofar as permitted by law. No amendment shall be effective unless within one (1) year after it is adopted by the Board it is approved by the holders of Eagle's outstanding shares if and to the extent such amendment is required to be approved by shareholders in order to cause the rights granted under the Plan to purchase shares of Common Stock to meet the requirements of Section 423 of the Code (or any successor provision).

     The Plan shall terminate after all Common Stock issued under the Plan has been purchased, unless terminated earlier by the Board or unless additional Common Stock is issued under the Plan with the approval of the shareholders. In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan which have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, including interest and dividends, if applicable, determined in accordance with Section 7.

20. EFFECTIVE DATE

     This Plan was originally adopted by the Board and the Shareholders on February 23, 1998. This Plan was subsequently amended and restated effective July 26, 2000.

21. GOVERNMENTAL APPROVALS OR CONSENTS

     This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 19, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

22. LISTING OF SHARES AND RELATED MATTERS

     If at any time the Board or the Committee shall determine, based on opinion of legal counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or reporting system or under any state or federal law is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to legal counsel.

23. EMPLOYMENT RIGHTS

     The Plan shall neither impose any obligation on Eagle or on any Subsidiary to continue the employment of any Participant, nor impose any obligation on any Participant to remain in the employ of Eagle or of any Subsidiary.

24. WITHHOLDING OF TAXES

     The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the purchase of Common Stock under the Plan.

25. GOVERNING LAW

     The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the state of Texas.

26. USE OF GENDER

     The gender of words used in the Plan shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

27. OTHER PROVISIONS

     The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

     ADOPTED effective July 26, 2000.

                                            EGL, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer

     - conducted himself in good faith,

     - reasonably believed in the case of conduct in his official capacity, that his conduct was in the corporation's best interests or, in all other cases, that his conduct was at least not opposed to the corporation's best interests, and

     - in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

     Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

     EGL's bylaws provide for the indemnification of EGL's officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. We have also entered into indemnification agreements with each of EGL's directors and some of EGL's officers that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of these benefits. These provisions cover, among other things:

     - specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination,

     - specification of the time periods by which payments or determinations must be made and actions must be taken, and

     - the establishment of presumptions in favor of an indemnitee.

The benefits of some of these provisions are available to an indemnitee only if there has been a change in control. In addition, we may purchase directors' and officers' liability insurance policies for EGL's directors and officers in the future. EGL's bylaws and these agreements with directors and officers provide for indemnification for amounts

     - in respect of the deductibles for these insurance policies,

     - that exceed the liability limits of these insurance policies, and

     - that are available, were available or which become available to us but which EGL's officers or directors determine is inadvisable for us to purchase, given the cost involved.

     This indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the bylaws or such agreements.

     The above discussion of Article 2.02-1 of the Texas Business Corporation Act and of EGL's bylaws is not intended to be exhaustive and is respectively qualified in its entirety by the statute and the bylaws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Agreement and Plan of Merger dated as of July 2, 2000,
                            among EGL, Inc., EGL Delaware I, Inc., and Circle
                            International Group, Inc. (attached as Annex A to the
                            joint proxy statement/prospectus contained in this
                            registration statement).
           3.1           -- Second Amended and Restated Articles of Incorporation of
                            EGL, as amended (filed as Exhibit 3(i) to EGL's Quarterly
                            Report on Form 10-Q for the fiscal quarter ended March
                            31, 1998, and incorporated into this registration
                            statement by reference).
           3.2           -- Amended and Restated Bylaws of EGL, as amended (filed as
                            Exhibit 3(ii) to EGL's Quarterly Report on Form 10-Q for
                            the fiscal quarter ended June 30, 2000, and incorporated
                            into this registration statement by reference).
           5.1           -- Opinion of Baker Botts L.L.P. regarding the legality of the securities being issued.
           8.1           -- Opinion of Baker Botts L.L.P. regarding certain tax
                            issues.
          10.1           -- Stock Option Agreement, dated as of July 2, 2000, between
                            Circle International Group, Inc., as issuer, and EGL,
                            Inc., as grantee (attached as Annex B to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.2           -- Stock Option Agreement, dated as of July 2, 2000, between
                            EGL, Inc., as issuer, and Circle International Group,
                            Inc., as grantee (attached as Annex C to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.3           -- Stockholder Agreement, dated as of July 2, 2000, among
                            EGL, Inc., Peter Gibert and the Ray and Jo Robinson Trust
                            (attached as Annex D to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.4           -- Stockholder Agreement, dated as of July 2, 2000, among
                            Circle International Group, Inc. and James R. Crane
                            (attached as Annex E to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.5           -- EGL Long-Term Incentive Plan, as amended and restated
                            (attached as Annex H to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.6           -- EGL Employee Stock Purchase Plan, as amended (attached as
                            Annex I to the joint proxy statement/prospectus contained
                            in this registration statement).
          23.1           -- Consent of PricewaterhouseCoopers LLP
          23.2           -- Consent of Deloitte & Touche LLP
          23.3           -- Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
          99.1           -- Form of EGL Proxy
          99.2           -- Form of Circle Proxy
          99.3           -- Consent of Morgan Stanley & Co. Incorporated
          99.4           -- Consent of Donaldson, Lufkin & Jenrette Securities
                            Corporation
         +99.5           -- Consent of Person About to Become a Director (Peter
                            Gibert)


---------------


   + Previously filed as an exhibit to EGL, Inc.'s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission on July 27, 2000.



  (b) Financial Statement Schedules


     Not Applicable

  (c) Reports, opinions or appraisals


Opinions of Morgan Stanley & Co. Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (attached as Annexes F and G, respectively, to the joint proxy statement/prospectus filed as part of this registration statement).


ITEM 22. UNDERTAKINGS.

(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Exchange Act of 1934 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of August, 2000.


                                            EGL, INC.


                                            By:   /s/  ELIJIO V. SERRANO


                                            ------------------------------------


                                                     Elijio V. Serrano


                                                  Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on August 8, 2000.



                         SIGNATURE                                             TITLE
                         ---------                                             -----
                             *                               President, Chief Executive Officer and
-----------------------------------------------------------    Chairman of the Board (Principal
                      James R. Crane                           Executive Officer)

                   /s/ ELIJIO V. SERRANO                     Chief Financial Officer and Director
-----------------------------------------------------------    (Principal Financial and Accounting
                     Elijio V. Serrano                         Officer)

                             *                               Director
-----------------------------------------------------------
                     Frank J. Hevrdejs

                             *                               Director
-----------------------------------------------------------
                      Neil E. Kelley

                             *                               Director
-----------------------------------------------------------
               Norwood W. Knight-Richardson

                             *                               Director
-----------------------------------------------------------
                    Rebecca A. McDonald

                             *                               Director
-----------------------------------------------------------
                   William P. O'Connell

                *By: /s/ ELIJIO V. SERRANO
  -------------------------------------------------------
                     Elijio V. Serrano
                     Attorney-in-fact

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
           2.1           -- Agreement and Plan of Merger dated as of July 2, 2000,
                            among EGL, Inc., EGL Delaware I, Inc., and Circle
                            International Group, Inc. (attached as Annex A to the
                            joint proxy statement/prospectus contained in this
                            registration statement).
           3.1           -- Second Amended and Restated Articles of Incorporation of
                            EGL, as amended (filed as Exhibit 3(i) to EGL's Quarterly
                            Report on Form 10-Q for the fiscal quarter ended March
                            31, 1998, and incorporated into this registration
                            statement by reference).
           3.2           -- Amended and Restated Bylaws of EGL, as amended (filed as
                            Exhibit 3(ii) to EGL's Quarterly Report on Form 10-Q for
                            the fiscal quarter ended June 30, 2000, and incorporated
                            into this registration statement by reference).
           5.1           -- Opinion of Baker Botts L.L.P. regarding the legality of the securities being issued.
           8.1           -- Opinion of Baker Botts L.L.P. regarding certain tax
                            issues.
          10.1           -- Stock Option Agreement, dated as of July 2, 2000, between
                            Circle International Group, Inc., as issuer, and EGL,
                            Inc., as grantee (attached as Annex B to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.2           -- Stock Option Agreement, dated as of July 2, 2000, between
                            EGL, Inc., as issuer, and Circle International Group,
                            Inc., as grantee (attached as Annex C to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.3           -- Stockholder Agreement, dated as of July 2, 2000, among
                            EGL, Inc., Peter Gibert and the Ray and Jo Robinson Trust
                            (attached as Annex D to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.4           -- Stockholder Agreement, dated as of July 2, 2000, among
                            Circle International Group, Inc. and James R. Crane
                            (attached as Annex E to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.5           -- EGL Long-Term Incentive Plan, as amended and restated
                            (attached as Annex H to the joint proxy
                            statement/prospectus contained in this registration
                            statement).
          10.6           -- EGL Employee Stock Purchase Plan, as amended (attached as
                            Annex I to the joint proxy statement/prospectus contained
                            in this registration statement).
          23.1           -- Consent of PricewaterhouseCoopers LLP
          23.2           -- Consent of Deloitte & Touche LLP
          23.3           -- Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
          99.1           -- Form of EGL Proxy
          99.2           -- Form of Circle Proxy
          99.3           -- Consent of Morgan Stanley & Co. Incorporated
          99.4           -- Consent of Donaldson, Lufkin & Jenrette Securities
                            Corporation
         +99.5           -- Consent of Person About to Become a Director (Peter
                            Gibert)


---------------


+ Previously filed as an exhibit to EGL, Inc.'s Registration Statement on Form
  S-4 as filed with the Securities and Exchange Commission on July 27, 2000.